As filed with the Securities and Exchange Commission on  January 21,  1998

                                                    Registration No. 333-15411

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                        POST-EFFECTIVE AMENDMENT NO. FIVE

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


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                       CNL AMERICAN PROPERTIES FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                        400 East South Street, Suite 500
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                    (Address of principal executive offices)


                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                        400 East South Street, Suite 500
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                     (Name and Address of Agent for Service)


                                   COPIES TO:

                          THOMAS H. McCORMICK, ESQUIRE
                            EDMUND D. GRAFF, ESQUIRE
                        Shaw, Pittman, Potts & Trowbridge
                               2300 N Street, N.W.
                             Washington, D.C. 20037

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CNL AMERICAN PROPERTIES FUND, INC.

                    Supplement No. 3, dated January 21, 1998

                       to Prospectus, dated April 18, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of December 31, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after December 31, 1997, will be reported in a subsequent Supplement.


                                  THE OFFERING


         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of December 31, 1997, the Company had received subscription proceeds of $211,173,099 (21,117,310 Shares), including $1,872,648 (187,265 Shares) issued pursuant to the Reinvestment Plan, from 9,214 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $190,868,000. As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of aggregate net proceeds from the Initial Offering and this offering in 244 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $50,192,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of December 31, 1997, $9,502,789 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.


                              SUBSEQUENT OFFERING


         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock in a public offering (the "Subsequent Offering") . Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing through the Reinvestment Plan. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for offering expenses, will be the same as those for this offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans.

                                    BUSINESS

GENERAL


         The Company acquires Properties which are leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase fast-food, family-style, and casual dining restaurant Properties. "Triple-net" means that the tenant will be responsible for repairs, maintenance, property taxes, utilities and insurance. The Properties may consist of land and building, the land underlying the restaurant building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company also provides Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers Equipment financing to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases or loans, the Equipment (collectively, the "Secured Equipment Leases.")

         As of December 31, 1997, the Company owned 244 Properties. It is anticipated that the Company will acquire a total of 400 to 450 Properties if the maximum number of Shares is sold in this offering (including 260 to 300 Properties to be acquired with the proceeds of this offering).

         The Properties, which typically are freestanding and are located across the United States, are leased to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan commitment by the Company is subject to the approval of the Board of Directors. Properties purchased by the Company are leased under arrangements requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, and/or percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," in the Prospectus.


         The Company invests in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual dining segment of full-service restaurants sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.


         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $335.3 billion in 1998. Restaurant industry sales for 1997 are projected to be $321.3 billion. Nominal growth, which is comprised of real growth and inflationary growth, is estimated to be 4.7% in 1998. Real growth of the restaurant industry in 1997 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.8% real growth in 1998; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.1% increase over 1997. Sales in this segment of the restaurant industry are projected to be $105.7 billion for 1998.

         The Company invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains posted an average of 4.59% growth in their systemwide sales figures for 1996. Casual-theme dining concepts are the chains showing the strongest growth. In 1996, the family-style segment experienced sales growth of 3.61% over 1995 figures, and, the casual dining segment experienced systemwide sales growth in 1996 of 12.37%, compared to 12.99% in 1995. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.


         The table set forth below provides information with respect to certain Restaurant Chains in which the Company and Affiliates of the Company (consisting of a listed public REIT, 18 public partnerships and 8 private partnerships) have invested, as of September 30, 1997:




                                           AGGREGATE
                  DOLLARS INVESTED BY    PERCENTAGE OF        NUMBER OF
NAME              COMPANY AFFILIATES   DOLLARS INVESTED    PRIOR PROGRAMS

GOLDEN CORRAL       $150,613,000            16.6%                26
BURGER KING          105,659,000            11.7%                25
JACK IN THE BOX       94,041,000            10.4%                15
DENNY'S               91,365,000            10.1%                20
HARDEE'S              58,599,000             6.5%                13
BOSTON MARKET         51,351,000             5.7%                 8
SHONEY'S              37,240,000             4.1%                13
IHOP                  34,165,000             3.8%                 6
LONG JOHN SILVER'S    32,029,000             3.5%                 6
TGI FRIDAY'S          30,228,000             3.3%                 9
WENDY'S               30,011,000             3.3%                16
DARRYL'S              22,296,000             2.5%                 4
CHECKERS              21,263,000             2.3%                 7
PERKINS               16,311,000             1.8%                 9
PIZZA HUT             15,578,000             1.7%                 8
KFC                   14,436,000             1.6%                11
BLACK-EYED PEA        10,602,000             1.2%                 4
POPEYES               10,589,000             1.2%                 9
ARBY'S                10,493,000             1.2%                 6
TACO BELL              7,435,000             0.8%                 8
TUMBLEWEED SOUTHWEST
 MESQUITE GRILL & BAR  6,402,000             0.7%                 1
HOULIHAN'S             4,741,000             0.5%                 1

COMPLETED INVESTMENTS


         As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of the aggregate net proceeds from the Initial Offering and this offering in 244 Properties (179 Properties which consist of land and building, 44 Properties which consist of land only and 21 Properties which consist of building only), in Mortgage Loans to the tenants of the 44 Properties consisting of land only and two additional properties and to pay related Acquisition Fees and Acquisition Expenses. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 9 to 25 years after the date on which each lease commenced.

         The following tables set forth information for the Properties owned by the Company as of December 31, 1997, including the number of Properties by Restaurant Chain and the number of Properties by state.





      RESTAURANT                                  NUMBER OF PROPERTIES
      ----------                                  --------------------
      Applebee's                                             2
      Arby's                                                 8
      Bennigan's                                             1
      Black-eyed Pea                                        18
      Boston Market                                         32
      Burger King                                            9
      Charley's Place                                        2
      Chevy's Fresh Mex                                      4
      `Darryl's                                              15
      Denny's                                                4
      Einstein Bros. Bagels                                  2
      Golden Corral                                         28
      Ground Round                                          13
      Houlihan's                                             3
      IHOP                                                   8
      Jack in the Box                                       29
      Kenny Rogers Roasters                                  1
      KFC                                                    1
      Mr. Fable's                                            1
      On The Border                                          1
      Pizza Hut                                             44
      Popeyes                                                1
      Ruby Tuesday's                                         1
      Ruth's Chris Steakhouse                                1
      Ryan's Family Steak House                              1
      Shoney's                                               3
      T.G.I. Friday's                                        1
      Tumbleweed Southwest Mesquite Grill & Bar              5
      Wendy's                                                5
                                                           ---
           Total                                           244
                                                           ===

      STATE                                       NUMBER OF PROPERTIES
      -----                                       --------------------
      Alabama                                                5
      Arizona                                                8
      California                                            22
      Colorado                                               5
      Connecticut                                            1
      Delaware                                               1
      Florida                                               13
      Georgia                                                2
      Idaho                                                  1
      Illinois                                               5
      Indiana                                                5
      Iowa                                                   4
      Kansas                                                 3
      Kentucky                                               4
      Maryland                                               7
      Michigan                                               8
      Minnesota                                              3
      Missouri                                               7
      Nebraska                                               1
      Nevada                                                 2
      New Jersey                                             2
      New Mexico                                             3
      New York                                               1
      North Carolina                                         9
      Ohio                                                  37
      Oklahoma                                               5
      Oregon                                                 3
      Pennsylvania                                           6
      Tennessee                                             13
      Texas                                                 35
      Utah                                                   1
      Virginia                                               8
      Washington                                             2
      West Virginia                                         10
      Wisconsin                                              2
                                                          -----
           Total                                           244
                                                          =====



PROPERTY ACQUISITIONS


         Between April 3, 1997 and December 31, 1997, the Company acquired 119 Properties, including 104 Properties consisting of land and building, 14 Properties consisting of building only and one Property consisting of land only, with the remaining net offering proceeds of the Initial Offering and the Net Offering Proceeds of this offering. These Properties are six Arby's Properties (one in each of Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston, North Carolina), 15 Boston Market Properties (one in each of Liberty, Missouri; Indianapolis, Indiana; Vacaville, California; Lansing Michigan; Newport News, Virginia; Hoover, Alabama; Arvada and Edgewater, Colorado; San Antonio and Stafford, Texas; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), 13 Black-eyed Pea Properties (one in each of Forestville, Maryland; Wichita, Kansas; Scottsdale, Mesa and Tucson, Arizona; Dallas, Houston, and Waco, Texas; two in Albuquerque, New Mexico; and three in Phoenix, Arizona), 11 Jack in the Box Properties (one in each of Enumclaw, Washington; Florissant, Missouri; Fresno, Woodland , West Sacramento, Folsom and Los Angeles, California; and Bacliff, Corinth, Channelview, and Garland, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), two Shoney's Properties (one in each of Guadalupe, Arizona; and Las Vegas, Nevada), one Pizza Hut Property (in Dover, Ohio), 12 Golden Corral Properties (one in each of

Corpus Christi, Texas; Liberty, Missouri; Mobile, Alabama; Olathe, Kansas; Council Bluffs, Iowa; Enid, Duncan and Muskogee, Oklahoma; Fort Walton Beach and Palatka, Florida; and two in Jacksonville, Florida), eight IHOP Properties (one in each of Stockbridge, Georgia; Elk Grove, California; Loveland, Colorado; Leesburg and Fairfax, Virginia; and Houston, Lake Jackson and Victoria, Texas), one Popeyes Property (in Starke, Florida), one Ruth's Chris Steak House Property (in Tampa, Florida), two Charley's Place Properties (one in each of King of Prussia, Pennsylvania, and McLean, Virginia), 15 Darryl's Properties (one in each of Evansville, Indiana; Louisville, Kentucky; Hampton, Virginia; Winston-Salem, North Carolina; Huntsville, Mobile and Montgomery, Alabama; Knoxville and Nashville, Tennessee; Orlando and Pensacola, Florida; and two in each of Raleigh, North Carolina, and Richmond, Virginia), three Houlihan's Properties (one in each of Bethel Park, Langhorne and Plymouth Meeting, Pennsylvania), one KFC Property (in Putnam, Connecticut), five Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Lawrence, Kansas; Cookeville, Hendersonville, Nashville and Murfreesboro, Tennessee), one Ruby Tuesday's Property (in London, Kentucky) , one T.G.I. Friday's Property (in Superstition Springs, Arizona), 13 Ground Round Properties (one in each of Allentown and Reading, Pennsylvania; Colerain and Parma, Ohio; Dubuque and Waterloo, Iowa; Janesville and Wauwatosa, Wisconsin; Gloucester and Ewing, New Jersey; Crystal, Minnesota; Kalamazoo, Michigan; and Nanuet, New York), one On The Border Property (in San Antonio, Texas), one Wendy's Property (in Westlake Village, California), and four Chevy's Fresh Mex Properties (one in each of Beaverton and Lake Oswego, Oregon; Arapahoe, Colorado; and Greenbelt, Maryland). For information regarding the Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.


         The Jack in the Box Properties in Folsom and Los Angeles, California, and Florissant, Missouri, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $3,674,000, representing the cost of the Properties to the Affiliates (including carrying costs).


         In connection with the purchase of the six Arby's Properties, the 15 Boston Market Properties, the two Einstein Bros. Bagels Properties, the 11 Jack in the Box Properties, the two Shoney's Properties, the 12 Golden Corral Properties, the eight IHOP Properties, the Popeyes Property, the Ruth's Chris Steak House Property, the two Charley's Place Properties, the 15 Darryl's Properties, the three Houlihan's Properties, the KFC Property, the Ruby Tuesday's Property, the T.G.I. Friday's Property, the 13 Ground Round Properties, the Wendy's Property, the four Chevy's Fresh Mex Properties, the Black-eyed Pea Property in Mesa, Arizona, and four of the Tumbleweed Southwest Mesquite Grill & Bar Properties in Lawrence, Kansas; Cookeville, Nashville and Murfreesboro, Tennessee, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."


         The purchase prices for the Shoney's Properties in Guadalupe, Arizona; and Las Vegas, Nevada, and the T.G.I. Friday's Property in Superstition Springs, Arizona, include development fees of $49,500, $73,191 and $17,500, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         In connection with the Black-eyed Pea Properties, one of which is located in each of Scottsdale and Tucson, Arizona; and three of which are located in Phoenix, Arizona, all of which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of the Scottsdale Property, which is to be renovated, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties
- Construction and Renovation." In connection with these acquisitions, the Company has also entered into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.


         In connection with the Tumbleweed Southwest Mesquite Grill & Bar Property in Hendersonville, Tennessee, the On The Border Property in San Antonio, Texas, and the Black-eyed Pea Properties, one of which is located in each of Dallas, Houston, and Waco, Texas; Forestville, Maryland; and Wichita Kansas; and two of which are located in Albuquerque, New Mexico; all of which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of the Hendersonville Property, which is to be renovated, and the San Antonio Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with these acquisitions, the Company has also entered into tri-party agreements with the lessees and the owners of the land. The tri-party agreements provide that the ground lessees are responsible for all obligations under the ground leases and provide certain rights to the Company relating to the maintenance of its interest in the buildings in the event of a default by the lessees under the terms of the ground leases.


         In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company, as described in the section of the Prospectus entitled "Business - Property Acquisitions."


         The following table sets forth the location of the 119 Properties, including 104 Properties consisting of land and building, 14 Properties consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through December 31, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS

                 From April 3, 1997 through  December 31, 1997




                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET                     $629,435    04/16/97   04/2012;        10.38% of Total    for each lease    at any time
(the "Arvada #2 Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Arvada #2 Property is         (3)                                    fifth lease        annual gross
located on the northwest                                                 year and after     sales minus
quadrant of West 55th Avenue                                             every five         (ii) the
and the Wadsworth Bypass, in                                             years              minimum annual
Arvada, Jefferson County,                                                thereafter         rent for such
Colorado, in an area of mixed                                            during the         lease year
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Arvada #2
Property include an
Applebee's, a Ruby Tuesday, an
IHOP, a Fazoli's, a
McDonald's, and several local
restaurants.

BOSTON MARKET                     $456,801     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Liberty #1 Property")       (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 5% of   year
The Liberty #1 Property is        (3)                                    fifth lease        annual gross
located at the southeast                                                 year and after     sales minus
corner of the intersection of                                            every five         (ii) the
North Highway 291 and Landmark                                           years              minimum annual
Avenue, in Liberty, Clay                                                 thereafter         rent for such
County, Missouri, in an area                                             during the         lease year
of mixed retail, commercial,                                             lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty #1
Property include a Ponderosa,
a KFC, a Perkins, and a Pizza
Hut.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------
EINSTEIN BROS. BAGELS (5)         $422,512     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Dearborn Property")         (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Dearborn Property is          (3)                                    fifth lease        annual gross
located on the southeast                                                 year and after     sales minus
corner of Telegraph Road and                                             every five         (ii) the
Sheridan Road, in Dearborn,                                              years              minimum annual
Wayne County, Michigan, in an                                            thereafter         rent for such
area of mixed retail,                                                    during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dearborn Property include a
Boston Market, a Subway
Sandwich Shop, and several
local restaurants.

JACK IN THE BOX (6)               $843,431     04/16/97  04/2015;        $86,452 (7);       for each lease    at any time
(the "Enumclaw Property")         (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be renovated                               year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Enumclaw Property is                                                 after every        (ii) the
located at the northwest                                                 five years         minimum annual
corner of the intersection of                                            thereafter         rent for such
Griffin Avenue and Cedar                                                 during the         lease year (8)
Street, in Enumclaw, King                                                lease term
County, Washington, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger King,
a McDonald's, a Pizza Hut, and
a local restaurant.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

SHONEY'S (9)                      $679,095     04/16/97  04/2017; two    11% of Total       for each lease    at any time
(the "Guadalupe Property")        (excluding             five-year       Cost (4);          year, (i) 6% of   after the
Restaurant to be constructed      development            renewal         increases by       annual gross      seventh
                                  costs)                 options         10% after the      sales minus       lease year
The Guadalupe Property is         (3)                                    fifth lease        (ii) the
located within the southeast                                             year and after     minimum annual
quadrant of Interstate 10 and                                            every five         rent for such
Baseline Road, in Guadalupe,                                             years              lease year
Maricopa County, Arizona, in                                             thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Guadalupe Property include a
Denny's, a Taco Bell, a KFC, a
Jack in the Box, a Waffle
House, and several local
restaurants.

BLACK-EYED PEA (10)               $769,863     04/17/97  02/2011         $105,450 (7);      None              at any time
(the "Scottsdale Property")       (3)(7)                                 increases to                         after the
Restaurant to be renovated                                               $107,511 during                      fifth lease
                                                                         the eleventh                         year
The Scottsdale Property is                                               through
located within the southeast                                             fourteenth
quadrant of Indian Bend Road                                             lease years
and Pima Road, in Scottsdale,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Scottsdale Property include a
KFC, a Denny's, an Arby's, a
Taco Bell, a McDonald's, and a
local restaurant.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

PIZZA HUT (11)(12)                $224,378     04/17/97  03/2017; two    $23,560;           None              at any time
(the "Dover Property")                                   ten-year        increases by                         after the
Land only                                                renewal         10% after the                        seventh
                                                         options         fifth and tenth                      lease year
The Dover Property is located                                            lease years and
on the west side of Boulevard                                            12% after the
Street, in Dover, Tuscarawas                                             fifteenth lease
County, Ohio, in an area of                                              year
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Dover
Property include a Taco Bell,
a Long John Silver's, a
Friendly's, and several local
restaurants.

JACK IN THE BOX (6)               $1,049,420   04/29/97  04/2015;        $107,566 (7);      for each lease    at any time
(the "Bacliff Property")            (3)(7)               four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Bacliff Property is                                                  after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of Texas State Highway                                            thereafter         rent for such
146 and FM 646, in Bacliff,                                              during the         lease year (8)
Galveston County, Texas, in an                                           lease term
area of mixed commercial and
residential development.




                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET (5)                 $860,790     04/29/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Indianapolis Property")     (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Indianapolis Property is      (3)                                    fifth lease        annual gross
located on the west side of                                              year and after     sales minus
U.S. 31 South, in                                                        every five         (ii) the
Indianapolis, Marion County,                                             years              minimum annual
Indiana, in an area of mixed                                             thereafter         rent for such
retail, commercial, and                                                  during the         lease year
residential development.                                                 lease term
Other fast-food and family-
style restaurants located in
proximity to the Indianapolis
Property include a McDonald's,
a Steak N Shake, a Wendy's,
and several local restaurants.

BOSTON MARKET                     $469,369     04/30/97  04/2012;        10.38% of Total    for each lease    at any time
(the "San Antonio #1              (excluding             five five-      Cost (4);          year after the    after the
Property")                        development            year renewal    increases by       fifth lease       fifth lease
Restaurant to be constructed      costs)                 options         10% after the      year, (i) 4% of   year
                                  (3)                                    fifth lease        annual gross
The San Antonio #1 Property is                                           year and after     sales minus
located at the northwest                                                 every five         (ii) the
corner of Tezel Road and                                                 years              minimum annual
Camino Rosa, in San Antonio,                                             thereafter         rent for such
Bexar County, Texas, in an                                               during the         lease year
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
San Antonio #1 Property
include a Burger King, a Taco
Bell, and several local
restaurants.




                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET (5)                 $970,269     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Baltimore Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Baltimore Property is         (3)                                    fifth lease        annual gross
located on the south side of                                             year and after     sales minus
Security Boulevard and the                                               every five         (ii) the
north side of Whitehead Court,                                           years              minimum annual
in Baltimore, Baltimore                                                  thereafter         rent for such
County, Maryland, in an area                                             during the         lease year
of mixed retail, commercial,                                             lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Baltimore
Property include a Wendy's, a
Red Lobster, a Burger King,
two McDonald's, an IHOP, a
Bennigan's, and several local
restaurants.

BOSTON MARKET (5)                 $854,895     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Gambrills Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Gambrills Property is         (3)                                    fifth lease        annual gross
located on the south side of                                             year and after     sales minus
Maryland Route 3, south of its                                           every five         (ii) the
intersection with Waugh Chapel                                           years              minimum annual
Road, in Gambrills, Anne                                                 thereafter         rent for such
Arundel County, Maryland, in                                             during the         lease year
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Gambrills Property include a
Wendy's, a Taco Bell, a
Popeyes, a Pizza Hut, a KFC,
and a McDonald's.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET (5)                 $909,041     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Jessup Property")           (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Jessup Property is located    (3)                                    fifth lease        annual gross
on the southeast quadrant of                                             year and after     sales minus
U.S. Route 1 and Assateague                                              every five         (ii) the
Drive, in Jessup, Howard                                                 years              minimum annual
County, Maryland, in an area                                             thereafter         rent for such
of mixed retail, commercial,                                             during the         lease year
and residential development.                                             lease term
Other fast-food and family-
style restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich Shop,
and several local restaurants.

BOSTON MARKET                     $451,618     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Lansing Property")          (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 5% of   year
The Lansing Property is           (3)                                    fifth lease        annual gross
located on the northeast side                                            year and after     sales minus
of Cedar Street, north of the                                            every five         (ii) the
intersection of American Road                                            years              minimum annual
and Cedar Street, in Lansing,                                            thereafter         rent for such
Ingham County, Michigan, in an                                           during the         lease year
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lansing Property include a
Denny's, a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------
BOSTON MARKET (5)                 $629,929     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Riverdale Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Riverdale Property is         (3)                                    fifth lease        annual gross
located within the southeast                                             year and after     sales minus
corner of the intersection                                               every five         (ii) the
formed by Kenilworth Avenue                                              years              minimum annual
and Patterson Road, in                                                   thereafter         rent for such
Riverdale, Prince George's                                               during the         lease year
County, Maryland, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Riverdale
Property include a Wendy's, a
McDonald's, and an IHOP.

BOSTON MARKET                     $711,882     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Vacaville Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Vacaville Property is         (3)                                    fifth lease        annual gross
located on the southeast                                                 year and after     sales minus
corner of Nut Tree Parkway and                                           every five         (ii) the
Helen Power Drive, in                                                    years              minimum annual
Vacaville, Solana County,                                                thereafter         rent for such
California, in an area of                                                during the         lease year
mixed retail, commercial, and                                            lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Vacaville
Property include an Applebee's
and several local restaurants.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------


BOSTON MARKET (5)                 $961,255     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Waldorf Property")          (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Waldorf Property is           (3)                                    fifth lease        annual gross
located on the northwest                                                 year and after     sales minus
corner of Crain Highway and                                              every five         (ii) the
Plaza Drive, in Waldorf,                                                 years              minimum annual
Charles County, Maryland, in                                             thereafter         rent for such
an area of mixed retail,                                                 during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Waldorf Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno, an
Olive Garden, a Kenny Rogers
Roasters, a Taco Bell, a
Burger King, a Checkers, and
several local restaurants.

EINSTEIN BROS. BAGELS (5)         $601,677     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Springfield Property")      (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Springfield Property is       (3)                                    fifth lease        annual gross
located at the southeast                                                 year and after     sales minus
quadrant of the intersection                                             every five         (ii) the
formed by Old Keene Mill Road                                            years              minimum annual
and Rolling Road, in                                                     thereafter         rent for such
Springfield, Fairfax County,                                             during the         lease year
Virginia, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Springfield
Property include two
McDonald's and several local
restaurants.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

GOLDEN CORRAL (13)                $561,270    05/06/97   05/2012;        10.75% of Total    for each lease   during the
(the "Jacksonville #1             (excluding             four five-      Cost (4)           year, 5% of the  first through
Property")                        development            year renewal                       amount by which  seventh lease
Restaurant to be constructed      costs) (3)             options                            annual gross     years and the
                                                                                            sales exceed     tenth through years
The Jacksonville #1 Property                                                                $2,893,405 (8)   fifteenth lease
is located on the southwest                                                                                  only
corner of Merrill Road and
Jane Street, in Jacksonville,
Duval County, Florida, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jacksonville #1 Property
include a Burger King, a
Hardee's, a Ryan's Family
Steak House, and several local
restaurants.

GOLDEN CORRAL (13)                $558,820    05/21/97   05/2012;        10.75% of Total    for each lease   during the
(the "Corpus Christi              (excluding             four five-      Cost (4)           year, 5% of the  first
Property")                        closing and            year renewal                       amount by which  through
Restaurant to be constructed      development            options                            annual gross     seventh
                                  costs) (3)                                                sales exceed     lease years
The Corpus Christi Property is                                                              $2,708,230 (8)   and the
located on the southwest                                                                                     tenth
corner of South Padre Island                                                                                 through
Drive and Silverberry Drive,                                                                                 fifteenth
in Corpus Christi, Nueces                                                                                    lease years
County, Texas, in an area of                                                                                 only
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Corpus
Christi Property include a
Dairy Queen, a Popeyes Famous
Fried Chicken, a Church's
Fried Chicken, and several
local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


IHOP (14)                         $1,181,818  05/21/97   05/2017;        $119,659;          for each lease   during the
(the "Leesburg Property")                                three five-     increases by       year, (i) 4% of  eleventh
Existing restaurant                                      year renewal    10% after the      annual gross     lease year
                                                         options         fifth lease        sales minus      and at the
The Leesburg Property is                                                 year and after     (ii) the          end of the
located at the northwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such    lease term
of Highway 15 Bypass and                                                 thereafter         lease year
Edwards Ferry Road, in                                                   during the
Leesburg, Loudon County,                                                 lease term
Virginia, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Leesburg
Property include a Ponderosa
Steak House, a Burger King, a
Taco Bell, a McDonald's, an
Applebee's, a Ruby Tuesday,
and a Domino's Pizza.

POPEYES                           $199,354    05/22/97   05/2017; two    11.50% of Total    for each lease    at any time
(the "Starke Property")           (excluding             five year       Cost (4);          year, (i) 6% of   after the
Restaurant to be constructed      development            renewal         increases by       annual gross      seventh
                                  costs)                 options         10% after the      sales minus       lease year
The Starke Property is located    (3)                                    fifth lease        (ii) the
on the east side of U.S.                                                 year and after     minimum annual
Highway 301, just south of                                               every five         rent for such
Alligator Creek, in Starke,                                              years              lease year
Bradford County, Florida, in                                             thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Starke Property include a
Shoney's, a Taco Bell, a
McDonald's, a Captain D's, a
KFC, a Western Steer, a
Checkers, a Burger King, a
Wendy's, and a local
restaurant.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

JACK IN THE BOX (6)               $839,981    05/30/97   05/2015;        $86,098 (7);       for each lease    at any time
(the "Fresno Property")           (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Fresno Property is located                                           after every        (ii) the
within the northwest corner of                                           five years         minimum annual
the intersection of Golden                                               thereafter         rent for such
State Boulevard and Ashlon                                               during the         lease year (8)
Avenue, in Fresno, Fresno                                                lease term
County, California, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Fresno
Property include a Dairy Queen
and several local restaurants.

JACK IN THE BOX (6)               $955,333    06/05/97   06/2015;        $97,922 (7);       for each lease    at any time
(the "Corinth Property")          (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Corinth Property is                                                  after every        (ii) the
located on the northwest                                                 five years         minimum annual
corner of Interstate Highway                                             thereafter         rent for such
35 and FM 2181, in Corinth,                                              during the         lease year (8)
Denton County, Texas, in an                                              lease term
area of mixed retail,
commercial, and residential
development.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

RUTH'S CHRIS STEAK HOUSE          $2,000,000  06/05/97   08/2011; two    $175,000;          for each lease    None
(the "Tampa #2 Property")         (excluding             five-year       increases by       year, 6% of
Existing restaurant               closing                renewal         $25,000 after      annual gross
                                  costs)                 options         the fifth lease    sales in excess
The Tampa #2 Property is                                                 year and after     of $3,400,000,
located at the southwest                                                 every five         but less than
corner of Union Street and                                               years              $4,000,000,
North West Shore Boulevard in                                            thereafter         plus 8% of
Tampa, Hillsborough County,                                              during the         annual gross
Florida, in an area of mixed                                             lease term         sales in excess
retail, commercial, and                                                                   of $4,000,000
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Tampa #2
Property include a Steak and
Ale and a local restaurant.

GOLDEN CORRAL (13)                $527,801    06/06/97   06/2012;        10.75% of Total    for each lease    during the
(the "Jacksonville #2             (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing                year renewal                       amount by which   through
Restaurant to be constructed      and                    options                            annual gross      seventh
                                  development                                               sales exceed      lease years
The Jacksonville #2 Property      costs)                                                    $2,920,205 (8)    and the
is located at the northwest       (3)                                                                         tenth
quadrant of the intersection                                                                                  through
of Southside Boulevard and                                                                                    fifteenth
Touchton Road, in                                                                                             lease years
Jacksonville, Duval County,                                                                                   only
Florida, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Jacksonville
#2 Property include a Burger
King.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
CHARLEY'S PLACE  (15)             $1,435,865  06/11/97   06/2017; two    $150,766;          for each lease    None
(the "King of Prussia                                    five-year       increases by       year (i) 4.50%
Property")                                               renewal         10% after the      of annual gross
Existing restaurant                                      options         fifth lease        sales minus
                                                                         year and after     (ii) the
The King of Prussia Property                                             every five         minimum annual
is located on the northwest                                              years              rent for such
corner of the intersection of                                            thereafter         lease year
North Gulph Road and Goddard                                             during the
Boulevard in King of Prussia,                                            lease term
Upper Merion Township,
Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the King of
Prussia Property include a
Bennigan's, a Denny's, a
Chili's, a Pizzeria Uno, a TGI
Friday's, a Houlihan's, a
McDonald's, a Burger King, a
Lone Star Steakhouse & Saloon,
and several local restaurants.

CHARLEY'S PLACE (15)              $1,549,822  06/11/97   06/2017; two    $162,731;          for each lease    None
(the "McLean Property")                                  five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The McLean Property is located                                           year and after     (ii) the
within the intersection of                                               every five         minimum annual
Dolly Madison Boulevard and                                              years              rent for such
Old Dominion Drive, in McLean,                                           thereafter         lease year
Fairfax County, Virginia, in                                             during the
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
McLean Property include a Roy
Rogers, a McDonald's, a Pizza
Hut, and several local
restaurants



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,458,656  06/11/97   06/2017; two    $153,159;          for each lease    None
(the "Evansville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Evansville Property is                                               year and after     (ii) the
located on the east side of                                              every five         minimum annual
Green River Road, within the                                             years              rent for such
Eastland Place shopping                                                  thereafter         lease year
center, in Evansville,                                                   during the
Vanderburg County, Indiana, in                                           lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Evansville Property include a
Denny's, a Chili's, a
Grandy's, a Chi Chi's, a
Fazoli's, a Lone Star
Steakhouse & Saloon, an Olive
Garden, a Morrison's
Cafeteria, and several local
restaurants.

DARRYL'S (15)                     $1,203,391  06/11/97   06/2017; two    $126,356;          for each lease    None
(the "Hampton Property")                                 five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Hampton Property is                                                  year and after     (ii) the
located on the east side of                                              every five         minimum annual
Coliseum Drive, north of                                                 years              rent for such
Mercury Boulevard, in Hampton,                                           thereafter         lease year
York County, Virginia, in an                                             during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Hampton Property include a
Boston Market, a Bennigan's, a
Steak and Ale, a Piccadilly
Cafeteria, an Applebee's, a
Burger King, a Pizza Hut, a
KFC, a Chili's, a McDonald's,
a Golden Corral, a Chi Chi's,
a Waffle House, a
Schlotzsky's, a Red Lobster, a
Rally's, an Olive Garden, a
Denny's, and several local
restaurants.






                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,367,490  06/11/97   06/2017; two    $143,586;          for each lease    None
(the "Huntsville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Huntsville Property is                                               year and after     (ii) the
located on the south side of                                             every five         minimum annual
University Drive Northwest,                                              years              rent for such
east of Route 53, in                                                     thereafter         lease year
Huntsville, Madison County,                                              during the
Alabama, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Huntsville
Property include a Quincy's, a
Steak and Ale, an Olive
Garden, a McDonald's, a
Wendy's, an Arby's, and
several local restaurants.

DARRYL'S (15)                     $1,231,653  06/11/97   06/2017; two    $129,324;          for each lease    None
(the "Knoxville #2 Property")                            five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Knoxville #2 Property is                                             year and after     (ii) the
located on the northeast side                                            every five         minimum annual
of Merchants Center Boulevard,                                           years              rent for such
north of Merchants Drive, in                                             thereafter         lease year
Knoxville, Knox County,                                                  during the
Tennessee, in an area of mixed                                           lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Knoxville #2
Property include a Red
Lobster, a Bob Evans, a
McDonald's, a Burger King, two
Waffle Houses, a Captain D's,
a Subway Sandwich Shop, a
Cracker Barrel, a Denny's, a
Sonic Drive-In, an Applebee's,
a Ryan's Family Steak House,
and several local restaurants.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,481,448  06/11/97   06/2017; two    $155,552;          for each lease    None
(the "Louisville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Louisville Property is                                               year and after     (ii) the
located on the west side of                                              every five         minimum annual
Bardstown Road and the                                                   years              rent for such
southeast side of Gardiner                                               thereafter         lease year
Lane, in Louisville, Jefferson                                           during the
County, Kentucky, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Louisville
Property include a Boston
Market and a Steak N Shake.

DARRYL'S (15)                     $1,426,748  06/11/97   06/2017; two    $149,809;          for each lease    None
(the "Mobile #1 Property")                               five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Mobile #1 Property is                                                year and after     (ii) the
located on the south side of                                             every five         minimum annual
South Beltline Highway, west                                             years              rent for such
of Airport Boulevard, in                                                 thereafter         lease year
Mobile, Mobile County,                                                   during the
Alabama, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Mobile #1
Property include a Denny's, a
Chili's, an Olive Garden, an
Outback Steakhouse, and
several local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,230,741  06/11/97   06/2017; two      $129,228;          for each lease    None
(the "Montgomery Property")                              five-year         increases by       year (i) 4.50%
Existing restaurant                                      renewal           10% after the      of annual gross
                                                         options           fifth lease        sales minus
The Montgomery Property is                                                 year and after     (ii) the
located on the east side of                                                every five         minimum annual
Eastern Boulevard, north of                                                years              rent for such
Vaughn Road, in Montgomery,                                                thereafter         lease year
Montgomery County, Alabama, in                                             during the
an area of mixed retail,                                                   lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Montgomery Property include an
Olive Garden, a Kenny Rogers
Roasters, a Wendy's, and
several local restaurants.

DARRYL'S (15)                     $1,185,158  06/11/97   06/2017; two        $124,442;          for each lease    None
(the "Nashville #1 Property")                            five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Nashville #1 Property is                                                 year and after     (ii) the
located on the west side of                                                  every five         minimum annual
Sidco Drive, in Nashville,                                                   years              rent for such
Davidson County, Tennessee, in                                               thereafter         lease year
an area of mixed retail,                                                     during the
commercial, and residential                                                  lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Nashville #1 Property include
a Cracker Barrel, a Waffle
House, and several local
restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
DARRYL'S (15)                     $2,142,401  06/11/97   06/2017; two        $224,952;          for each lease    None
(the "Orlando Property")                                 five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Orlando Property is                                                      year and after     (ii) the
located at the southwest                                                     every five         minimum annual
quadrant of the intersection                                                 years              rent for such
of International Drive and                                                   thereafter         lease year
Jamaican Court, in Orlando,                                                  during the
Orange County, Florida, in an                                                lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Orlando Property include a
Pizzeria Uno, a Golden Corral,
a McDonald's, a Perkins, a
Denny's, and several local
restaurants.

DARRYL'S (15)                     $1,057,526   06/11/97  06/2017; two        $111,040;          for each lease    None
(the "Pensacola Property")                               five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Pensacola Property is                                                    year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Plantation Road, west of Davis                                               years              rent for such
Highway, in Pensacola,                                                       thereafter         lease year
Escambia County, Florida, in                                                 during the
an area of mixed retail,                                                     lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Pensacola Property include a
Bennigan's, a Denny's, a
Shoney's, a Steak and Ale, a
Perkins, and a local
restaurant.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,276,324   06/11/97  06/2017; two        $134,014;          for each lease    None
(the "Raleigh #1 Property")                              five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Raleigh #1 Property is                                                   year and after     (ii) the
located on the west side of                                                  every five         minimum annual
Old Wake Forest Road and the                                                 years              rent for such
north side of Ollie Street, in                                               thereafter         lease year
Raleigh, Wake County, North                                                  during the
Carolina, in an area of mixed                                                lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Raleigh #1
Property include a Pizza Hut,
a Boston Market, a Cooker Bar
& Grille, a Red Lobster, a
Lone Star Steakhouse & Saloon,
a TGI Friday's, and a local
restaurant.

DARRYL'S (15)                     $1,754,946   06/11/97  06/2017; two        $184,269;          for each lease    None
(the "Raleigh #2 Property")                              five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Raleigh #2 Property is                                                   year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Glenwood Avenue and the west                                                 years              rent for such
side of Deblyn Avenue, in                                                    thereafter         lease year
Raleigh, Wake County, North                                                  during the
Carolina, in an area of mixed                                                lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Raleigh #2
Property include a Miami Subs,
a Boston Market, a Golden
Corral, a Chili's, a Taco
Bell, and several local
restaurants.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
DARRYL'S (15)                     $1,321,907   06/11/97  06/2017; two        $138,800;          for each lease    None
(the "Richmond #1 Property")                             five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Richmond #1 Property is                                                  year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Midlothian Turnpike, east of                                                 years              rent for such
Fairwood Drive and west                                                      thereafter         lease year
Providence Road, in Richmond,                                                during the
Chesterfield County, Virginia,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Richmond #1 Property include a
Fuddrucker's, a Morrison's
Cafeteria, a Golden Corral, a
Bob Evans, a Chili's, a
Friendly's, a Steak and Ale, a
Red Lobster, and several local
restaurants.

DARRYL'S (15)                     $911,660     06/11/97  06/2017; two        $95,724;           for each lease    None
(the "Richmond #2 Property")                             five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Richmond #2 Property is                                                  year and after     (ii) the
located on the southwest                                                     every five         minimum annual
quadrant of Starling Drive and                                               years              rent for such
Quioccasin Road, in Richmond,                                                thereafter         lease year
Henrico County, Virginia, in                                                 during the
an area of mixed retail,                                                     lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Richmond #2 Property include
an Arby's, a Boston Market, an
Applebee's, a Hardee's, a
McDonald's, a Subway Sandwich
Shop, a KFC, a Pizza Hut, and
several local restaurants.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


DARRYL'S (15)                     $1,185,158   06/11/97  06/2017; two        $124,442;          for each lease    None
(the "Winston-Salem Property")                           five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Winston-Salem Property is                                                year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Brownsboro Road and the east                                                 years              rent for such
side of University Parkway, in                                               thereafter         lease year
Winston-Salem, Forsyth County,                                               during the
North Carolina, in an area of                                                lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Winston-Salem
Property include a Golden
Corral, a Bennigan's, an IHOP,
and several local restaurants.

HOULIHAN'S (15)                   $1,367,490   06/11/97  06/2017; two        $143,586;          for each lease    None
(the "Bethel Park Property")                             five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Bethel Park Property is                                                  year and after     (ii) the
located at the northeast                                                     every five         minimum annual
corner of the intersection of                                                years              rent for such
Washington Road and Fort Couch                                               thereafter         lease year
Road, in Bethel Park,                                                        during the
Allegheny County,                                                            lease term
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Bethel Park
Property include a TGI
Friday's, an Olive Garden, a
Burger King, an Einstein Bros.
Bagels, and a Boston Market.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


HOULIHAN'S (15)                   $1,390,282   06/11/97  06/2017; two       $145,980;          for each lease    None
(the "Langhorne Property")                               five-year          increases by       year (i) 4.50%
Existing restaurant                                      renewal            10% after the      of annual gross
                                                         options            fifth lease        sales minus
The Langhorne Property is                                                   year and after     (ii) the
located on the north side of                                                every five         minimum annual
Old Lincoln Highway, in                                                     years              rent for such
Langhorne, Middletown                                                       thereafter         lease year
Township, Burks County,                                                     during the
Pennsylvania, in an area of                                                 lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Langhorne
Property include a Red
Lobster, an Olive Garden, a
Burger King, a Boston Market,
a Pizzeria Uno, a Taco Bell, a
Chi Chi's, a Macaroni Grill,
and several local restaurants.

HOULIHAN'S (15)                   $1,982,861   06/11/97  06/2017; two       $208,200;          for each lease    None
(the "Plymouth Meeting                                   five-year          increases by       year (i) 4.50%
Property")                                               renewal            10% after the      of annual gross
Existing restaurant                                      options            fifth lease        sales minus
                                                                            year and after     (ii) the
The Plymouth Meeting Property                                               every five         minimum annual
is located at the northwest                                                 years              rent for such
quadrant of the intersection                                                thereafter         lease year
of West Germantown Pike and                                                 during the
Hickory Road, in Plymouth                                                   lease term
Meeting, Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Plymouth
Meeting Property include a
Friendly's, and several local
restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GOLDEN CORRAL (13)                $355,340    06/17/97   06/2012;        10.75% of Total    for each lease    during the
(the "Enid Property")             (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Enid Property is located                                                                sales exceed      lease years
on the southeast corner of                                                                  $2,034,928 (8)    and the
West Garriott Road and West                                                                                   tenth
Brow Road, in Enid, Garfield                                                                                  through
County, Oklahoma, in an area                                                                                  fifteenth
of mixed retail, commercial,                                                                                  lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Enid Property
include an Applebee's, a Red
Lobster, a Grandy's, and
several local restaurants.

IHOP (14)                         $1,709,091  06/18/97   06/2017;        $173,045;          for each lease    during the
(the "Fairfax Property")                                 three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Fairfax Property is                                                  year and after     (ii) the          end of the
located at the southeast                                                 every five         minimum annual    initial
corner of the intersection of                                            years              rent for such     lease term
Lee Highway and Blake Lane, in                                           thereafter         lease year
Fairfax, Fairfax County,                                                 during the
Virginia, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Fairfax
Property include a McDonald's,
a Ruby Tuesday, a Subway
Sandwich Shop, and several
local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $397,339    06/19/97   06/2012;        10.75% of Total    for each lease    during the
(the "Liberty #2 Property")       (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Liberty #2 Property is                                                                  sales exceed      lease years
located within the southwest                                                                $2,349,786 (8)    and the
quadrant of North Church Road                                                                                 tenth
and State Route 152, in                                                                                       through
Liberty, Clay County,                                                                                         fifteenth
Missouri, in an area of mixed                                                                                 lease years
retail, commercial, and                                                                                       only
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty #2
Property include an
Applebee's, a Cracker Barrel,
a McDonald's, and a local
restaurant.

BOSTON MARKET (5)                 $1,077,979  07/02/97   07/2012;        $111,894;          for each lease    at any time
(the "Stafford Property")                                five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Stafford Property is                                                 year and after     annual gross
located at the southwest                                                 every five         sales minus
quadrant of the intersection                                             years              (ii) the
of Southwest Freeway and                                                 thereafter         minimum annual
Airport Boulevard, in                                                    during the         rent for such
Stafford, Fort Bend County,                                              lease term         lease year
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stafford
Property include a Captain
D's, a Jack in the Box, a Taco
Bell, a Macaroni Grill, a
Chuck E. Cheese, and several
local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

JACK IN THE BOX (6)               $1,008,970  07/02/97   07/2015;        $103,419 (7);      for each lease    at any time
(the "Channelview Property")      (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Channelview Property is                                              after every        (ii) the
located on the northeast                                                 five years         minimum annual
corner of Interstate Highway                                             thereafter         rent for such
10 and Magnolia Avenue, in                                               during the         lease year (8)
Channelview, Harris County,                                              lease term
Texas, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (6)               $936,119    07/02/97   07/2015;        $95,952 (7);       for each lease    at any time
(the "Garland Property")          (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Garland Property is                                                  after every        (ii) the
located on the northeast                                                 five years         minimum annual
quadrant of the intersection                                             thereafter         rent for such
of Interstate 30 and Roan                                                during the         lease year (8)
Road, in Garland, Dallas                                                 lease term
County, Texas, in an area of
mixed retail, commercial, and
residential development.

KFC                               $794,700    07/02/97   05/2022;        $89,960;           None              None
(the "Putnam Property")                                  four five-      increases by
Existing restaurant                                      year renewal    10% after the
                                                         options         fifth lease
The Putnam Property is located                                           year and after
on the east side of the                                                  every five
entrance drive to the Putnam                                             years
Parkade shopping center, in                                              thereafter
Putnam, Windham County,                                                  during the
Connecticut, in an area of                                               lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Putnam
Property include a McDonald's,
a Wendy's, a Dunkin Donuts,
and a Subway Sandwich Shop.






                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $742,536    07/15/97   07/2017; two    $74,254;           for each lease    during the
(the "Lexington Property")                               five-year       increases by       year, (i) 4% of   seventh and
Existing restaurant                                      renewal         4.14% after the    annual gross      tenth lease
                                                         options         third lease        sales minus       years only
The Lexington Property is                                                year and after     (ii) the
located on the east side of                                              every three        minimum annual
Cotton Grove Road, north of                                              years              rent for such
Interstate 85, in Lexington,                                             thereafter         lease year
Davidson County, North                                                   during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

BOSTON MARKET (5)                 $1,011,492  07/16/97   07/2012;        $104,993;          for each lease    at any time
(the "Newport News Property")                            five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Newport News Property is                                             year and after     annual gross
located on the southwest                                                 every five         sales minus
corner of the intersection of                                            years              (ii) the
Warwick Boulevard and Prince                                             thereafter         minimum annual
Drew Road, in Newport News,                                              during the         rent for such
Virginia, in an area of mixed                                            lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity, to the Newport News
Property include a Pizza Hut,
a McDonald's, a Hardee's, and
a local restaurant.





                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

IHOP (14)                         $1,424,283  07/16/97   07/2017;        $144,209;          for each lease    during the
(the "Houston #6 Property")                              three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Houston #6 Property is                                               year and after     (ii) the          end of  the
located at the southwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such     lease term
of FM 1960 and U.S. Highway                                              thereafter         lease year
290, in Houston, Harris                                                  during the
County, Texas, in an area of                                             lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston #6
Property include a Kettle's, a
Pizza Inn, a Denny's, a
McDonald's, and a Burger King.

IHOP (14)                         $1,397,047  07/16/97   07/2017;        $141,451;          for each lease    during the
(the "Stockbridge Property")                             three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Stockbridge Property is                                              year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Stockbridge Road, west of                                                years              rent for such     lease term
Interstate 675, in                                                       thereafter         lease year
Stockbridge, Clayton County,                                             during the
Georgia, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stockbridge
Property include a Chick-Fil-
A, an Applebee's, a
McDonald's, a Wendy's, a Long
John Silver's, and several
local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
JACK IN THE BOX  (6)              $963,592    07/16/97   07/2015;        $98,768 (7);       for each lease    at any time
(the "Woodland Property")         (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Woodland Property is                                                 after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of East Main Street and                                           thereafter         rent for such
County Road 102, in Woodland,                                            during the         lease year (8)
Yolo County, California, in an                                           lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Woodland Property include a
Wendy's, a Taco Bell, a Burger
King, a Denny's, a McDonald's,
and a local restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
JACK IN THE BOX  (6)              $1,073,031  07/21/97   07/2015;        $109,986 (7);      for each lease    at any time
(the "West Sacramento             (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Property")                                               year renewal    after the fifth    annual gross      seventh
Restaurant to be constructed                             options         lease year and     sales minus       lease year
                                                                         after every        (ii) the
The West Sacramento Property                                             five years         minimum annual
is located on the southeast                                              thereafter         rent for such
corner of Sheperd Court and                                              during the         lease year (8)
Stillwater Road, in West                                                 lease term
Sacramento, Yolo County,
California, in an area of
mixed retail, commercial, and
residential development.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
TUMBLEWEED SOUTHWEST MESQUITE     $1,471,963  08/01/97   07/2017; two    $161,916 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Cookeville Property")                              renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Cookeville Property is                                               every five         minimum annual
located on the                                                           years              rent for such
northeast corner of the                                                  thereafter         lease year
intersection of South                                                    during the
Jefferson Avenue and Neal                                                lease term
Lane, in Cookeville, Putnam
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Cookeville
Property include a Pizza Hut,
an Arby's, a Wendy's, a
Captain D's, a Shoney's, a
Burger King, a McDonald's, a
Long John Silver's, a
Ponderosa Steak House, a
Cracker Barrel, a Taco Bell, a
Schlotzsky's, a Subway
Sandwich Shop, a Quincy's, a
Ryan's Family Steak House, and
a local restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

TUMBLEWEED SOUTHWEST MESQUITE     $747,664    08/01/97   07/2017; two    $100,935 (18);     for each lease    at any time
  GRILL & BAR (17)(19)            (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Hendersonville                                     renewal         10% after the      annual gross      seventh
Property")                                               options         fifth lease        sales minus       lease year
Restaurant to be renovated                                               year and after     (ii) the
                                                                         every five         minimum annual
The Hendersonville Property is                                           years              rent for such
located on the northeast                                                 thereafter         lease year
quadrant of the intersection                                             during the
of East Main Street and                                                  lease term
Cherokee Road North, in
Hendersonville, Sumner County,
Tennessee, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the
Hendersonville Property
include a Boston Market, a
Wendy's, a Subway Sandwich
Shop, a Shoney's, an
Applebee's, a Pizza Hut, a
Burger King, and a local
restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,448,598  08/01/97   07/2017; two    $159,346 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Lawrence  Property")                               renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Lawrence Property is                                                 every five         minimum annual
located on the                                                           years              rent for such
east side of Iowa Street                                                 thereafter         lease year
between West 24th Street and                                             during the
West 25th Street, in Lawrence,                                           lease term
Douglas County, Kansas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lawrence Property include an
Applebee's, a Chili's, and
several local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,308,411  08/01/97   07/2017; two    $143,925 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Nashville #2 Property")                            renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Nashville #2 Property is                                             every five         minimum annual
located on the west side of                                              years              rent for such
Nolensville Road, in                                                     thereafter         lease year
Nashville, Davidson County,                                              during the
Tennessee, in an area of mixed                                           lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nashville #2
Property include a McDonald's,
a Papa John's Pizza, a Pizza
Hut, and several local
restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
ARBY'S (16)                       $727,273    08/04/97   08/2017; two    $72,727;           for each lease    at any time
(the "Greensboro Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Greensboro Property is                                               year and after     (ii) the
located on the northeast                                                 every three        minimum annual
corner of the intersection of                                            years              rent for such
South Regional Boulevard and                                             thereafter         lease year
Boeing Drive, in Greensboro,                                             during the
Guilford County, North                                                   lease term
Carolina, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greensboro
Property include a Wendy's, a
Hardee's, a McDonald's, a
Shoney's, a Subway Sandwich
Shop, and a local restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $727,273    08/04/97   08/2017; two    $72,727;           for each lease    at any time
(the "Greenville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Greenville Property is                                               year and after     (ii) the
located on the north side of                                             every three        minimum annual
Greenville Boulevard, south of                                           years              rent for such
the Wal-Mart Super Center, in                                            thereafter         lease year
Greenville, Pitt County, North                                           during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenville
Property include a Perkins, a
McDonald's, an Applebee's, and
a Boston Market.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $727,273    08/04/97   08/2017; two    $72,727;           for each lease    at any time
(the "Jonesville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Jonesville Property is                                               year and after     (ii) the
located on the south side of                                             every three        minimum annual
State Highway 67, east of                                                years              rent for such
Interstate 77, in Jonesville,                                            thereafter         lease year
Yadkin County, North Carolina,                                           during the
in an area of mixed retail,                                              lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jonesville Property include a
Cracker Barrel, a McDonald's,
a Wendy's, a Shoney's, and
several local restaurants.

ARBY'S (16)                       $650,000    08/04/97   08/2017; two    $65,000;           for each lease    at any time
(the "Kernersville Property")                            five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Kernersville Property is                                             year and after     (ii) the
located on the south side of                                             every three        minimum annual
South Main Street, west of                                               years              rent for such
Interstate 40, in                                                        thereafter         lease year
Kernersville, Forsyth County,                                            during the
North Carolina, in an area of                                            lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kernersville
Property include a Taco Bell,
and several local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $713,636    08/04/97   08/2017; two    $71,364;           for each lease    at any time
(the "Kinston Property")                                 five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Kinston Property is                                                  year and after     (ii) the
located on the north side of                                             every three        minimum annual
West New Bern Road, west of US                                           years              rent for such
Highway 258, in Kinston,                                                 thereafter         lease year
Lenoir County, North Carolina,                                           during the
in an area of mixed retail,                                              lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kinston Property include a
Subway Sandwich Shop, a
Hardee's, a Golden Corral, and
several local restaurants.

TUMBLEWEED SOUTHWEST MESQUITE     $1,425,234  08/05/97   08/2017; two    $156,776 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Murfreesboro Property")                            renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Murfreesboro Property is                                             every five         minimum annual
located on the southeast                                                 years              rent for such
corner of the intersection of                                            thereafter         lease year
Northwest Broad Street and                                               during the
South Front Street, in                                                   lease term
Murfreesboro, Rutherford
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Murfreesboro
Property include a Shoney's, a
Captain D's, a Burger King, a
KFC, a McDonald's, a Subway
Sandwich Shop, and a local
restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BOSTON MARKET (5)                 $904,691    08/19/97   08/2012;        $93,907;           for each lease    at any time
(the "Edgewater Property")                               five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year,  (i) 4%     year
The Edgewater Property is                                                year and after     of annual gross
located within the Market                                                every five         sales minus
Place Shopping Center on the                                             years              (ii) the
west side of Sheridan                                                    thereafter         minimum annual
Boulevard, in Edgewater,                                                 during the         rent for such
Jefferson County, Colorado, in                                           lease term         lease year
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Edgewater Property include a
Taco Bell, a Fazoli's, an A&W,
a McDonald's, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
GOLDEN CORRAL (13)                $168,813    08/19/97   08/2012;        10.75% of Total    for each lease    during the
(the "Duncan Property")           (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Duncan Property is located                                                               sales exceed      lease years
on the west side of U.S.                                                                 $1,956,403 (8)    and the
Highway 81, south of State                                                                                    tenth
Road 7, in Duncan, Stephens                                                                                   through
County, Oklahoma, in an area                                                                                  fifteenth
of mixed retail, commercial,                                                                                  lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Duncan
Property include a McDonald's,
an Arby's, a Pizza Hut, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $570,497    08/19/97   08/2012;        10.75% of Total    for each lease    during the
(the "Fort Walton Beach           (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing and            year renewal                       amount by which   through
Restaurant to be constructed      development            options                            annual gross      seventh
                                  costs) (3)                                                  sales exceed      lease years
The Fort Walton Beach Property                                                           $2,764,503 (8)    and the
is located on the southeast                                                                                   tenth
corner of Mary Esther                                                                                         through
Boulevard south of Beal                                                                                       fifteenth
Parkway, in Fort Walton Beach,                                                                                lease years
Okaloosa  County, Florida, in                                                                                 only
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Fort Walton Beach Property
include an Applebee's, a
Burger King, a Chili's, a
Blimpie's, a Fazoli's, a
Krystal Burger, a McDonald's,
a Hardee's, a Wendy's, and a
Sonic Drive-in.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
RUBY TUESDAY'S                    $1,123,720  08/19/97   08/2017; two    $123,609 (7);      for each lease    at any time
(the "London Property")           (3)(7)                 five-year       increases by       year, (i) 6% of   after the
Restaurant to be renovated                               renewal         10% after the      annual gross      seventh
                                                         options         fifth lease        sales minus       lease year
The London Property is located                                           year and after     (ii) the
on the east side of Interstate                                           every five         minimum annual
75, on the south side of                                                 years              rent for such
Highway 192 and Park South                                               thereafter         lease year
Road, in London, Laurel                                                  during the
County, Kentucky, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the London
Property include an Arby's, a
Hardee's, a Fazoli's, a
Frisch's Big Boy, a Krystal
Burger, a Burger King, a
Ponderosa Steak House, a Taco
Bell, a Captain D's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

IHOP (14)                         $1,540,356  08/20/97   08/2017;        $155,961;          for each lease    during the
(the "Elk Grove Property")        (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant               closing                year renewal    10% after the      of annual gross   lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Elk Grove Property is                                                year and after     (ii) the          end of the
located on the south side of                                             every five         minimum annual    initial
East Stockton Boulevard, just                                            years              rent for such     lease term
north of Bond Boulevard and                                              thereafter         lease year
east of Route 99, in Elk                                                 during the
Grove, Sacramento County,                                                lease term
California, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Elk Grove
Property include a Taco Bell,
an Applebee's, a McDonald's,
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
IHOP (14)                         $1,196,060   08/20/97  08/2017;        $121,101;          for each lease    during the
(the "Lake Jackson Property")     (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant               closing                year renewal    10% after the      annual gross      lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Lake Jackson Property is                                             year and after     (ii) the          end of the
located on the west side of                                              every five         minimum annual    initial
State Highway 332, in Lake                                               years              rent for such     lease term
Jackson, Brazoria County,                                                thereafter         lease year
Texas, in an area of mixed                                               during the
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lake Jackson
Property include a Boston
Market, a Ryan's Family Steak
House, a Pizza Hut, a Burger
King, a Red Lobster, a
Whataburger, a McDonald's, a
Taco Bell, a Chick-Fil-A, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


IHOP (14)                         $1,376,767  08/20/97   08/2017;        $139,398;          for each lease    during the
(the "Loveland Property")         (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant               closing                year renewal    10% after the      of annual gross   lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Loveland Property is                                                 year and after     (ii) the          end of the
located on the south side of                                             every five         minimum annual    initial
Stone Creek Circle, with                                                 years              rent for such     lease term
visibility from Highway 34 and                                           thereafter         lease year
Interstate 25, in Loveland,                                              during the
Larimer County, Colorado, in                                             lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Loveland Property include a
Lone Star Steak House &
Saloon.

IHOP (14)                         $1,073,262  08/20/97   08/2017;        $108,668;          for each lease    during the
(the "Victoria Property")         (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant               closing                year renewal    10% after the      annual gross      lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Victoria Property is                                                 year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Lentz Parkway west of U.S.                                               years              rent for such     lease term
Highway 77, in Victoria,                                                 thereafter         lease year
Victoria County, Texas, in an                                            during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Victoria Property include a
Denny's, a Red Lobster, a Taco
Bell, a McDonald's, a Ryan's
Family Steak House, a Sonic
Drive-in, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

SHONEY'S (9)                      $799,047    08/20/97   08/2017; two    11% of Total       for each lease    at any time
(the "Las Vegas Property")        (excluding             five-year       Cost (4);          year,  (i) 6%     after the
Restaurant to be constructed      development            renewal         increases by       of annual gross   seventh
                                  costs) (3)             options         10% after the      sales minus       lease year
The Las Vegas Property is                                                fifth lease        (ii) the
located on the west side of                                              year and after     minimum annual
Rock Springs Drive, north of                                             every five         rent for such
Lake Mead Drive, in Las Vegas,                                           years              lease year
Clark County, Nevada, in an                                              thereafter
area of mixed retail,                                                    during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Las Vegas Property include a
Boston Market, a Wendy's, an
Arby's, a Chili's, a Macaroni
Grill, a Tony Roma's, a
McDonald's, and an In and Out
Burgers.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BOSTON MARKET (5)                 $1,062,327  09/05/97   09/2012;        $110,270;          for each lease    at any time
(the "Hoover Property")                                  five  five-     increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Hoover Property is located                                           year and after     annual gross
on the southeast quadrant of                                             every five         sales minus
U.S. Highway 31 and Lorna                                                years              (ii) the
Road, in Hoover, Jefferson                                               thereafter         minimum annual
County, Alabama, in an area of                                           during the         rent for such
mixed retail, commercial, and                                            lease term         lease year
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Hoover
Property include a Taco Bell,
a McDonald's, a Wendy's, and a
Pizza Hut.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

T.G.I. FRIDAY'S                   $872,422    09/05/97   09/2017;        10.75% of Total    for each lease    at any time
(the "Superstition Springs        (excluding             four five-      Cost (4);          year, (i) 6% of   after the
Property")                        development            year renewal    increases by       annual gross      seventh
Restaurant to be constructed      costs) (3)             options         10% after the      sales minus       lease year
                                                                         fifth lease        (ii) the
The Superstition Springs                                                 year and after     minimum annual
Property is located on the                                               every five         rent for such
northwest corner of the                                                  years              lease year
intersection of Superstition                                             thereafter
Springs Boulevard and South                                              during the
Power Road, in Superstition                                              lease term
Springs, Maricopa County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Superstition
Springs Property include a
Burger King, an Outback
Steakhouse, a Jack in the Box,
a Denny's, a McDonald's, a
Wendy's, a Chili's, and
several local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $417,329    09/17/97   03/2013;        10.75% of Total    for each lease    during the
(the "Mobile #2 Property")        (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Mobile #2 Property is                                                                   sales exceed      lease years
located on the southeast side                                                            $2,502,407 (8)    and the
of Halls Mill Road, south of                                                                                  tenth
Range Line Road, in Mobile,                                                                                   through
Mobile County, Alabama, in an                                                                                 fifteenth
area of mixed retail,                                                                                         lease years
commercial, and residential                                                                                   only
development.  Other fast-food
and family-style restaurants
located in proximity to the
Mobile #2 Property include a
KFC, a McDonald's, an Arby's,
a Popeyes, a Checkers, a
Waffle House, a Quincy's
Family Steak House, a
Shoney's, a Pizza Inn, a Taco
Bell, a Burger King, a Pizza
Hut, a Godfather's Pizza, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $319,140    09/17/97   03/2013;        10.75% of Total    for each lease    during the
(the "Palatka Property")          (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Palatka Property is                                                                     sales exceed      lease years
located on the southeast side                                                               $2,191,973 (8)    and the
of Highway 19, south of U.S.                                                                                  tenth
17, in Palatka, Putnam County,                                                                                through
Florida, in an area of mixed                                                                                  fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Palatka
Property include an In and Out
Burgers, a Pizza Hut, and
several local restaurants.

BLACK-EYED PEA (20)               $1,600,000  09/30/97   09/2017; two    $168,000;          for each lease    during the
(the "Mesa Property")                                    five-year       increases  by      year, 6% of the   eighth,
Existing restaurant                                      renewal         11% after the      amount by which   tenth, and
                                                         options         fifth lease        annual gross      twelfth
The Mesa Property is located                                             year and after     sales exceed      lease years
on the northeast corner of the                                           every five         $2,200,000        only
intersection of South Alma                                               years
School Road and West Holmes                                              thereafter
Road, in Mesa, Maricopa                                                  during the
County, Arizona, in an area of                                           lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Mesa Property
include a Chevy's, a
McDonald's, a Denny's, an
Applebee's, an American Grill,
an Olive Garden, a Bennigan's,
a Red Lobster, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (10)(20)           $641,254    09/30/97   11/2006         $109,225           None              at any time
(the "Phoenix #1 Property")                                                                                   after the
Existing restaurant                                                                                           fifth lease
                                                                                                              year
The Phoenix #1 Property is
located on the southeast
quadrant of Peoria Avenue and
35th Avenue, in Phoenix,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Phoenix #1 Property include a
McDonald's, a Jack in the Box,
a Taco Bell, a Wendy's, a
Sizzler, a Whataburger, a
Bennigan's, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (10)(20)           $641,371    09/30/97   06/2008         $100,195;          None              at any time
(the "Phoenix #2 Property")                                              increases  to                        after the
Existing restaurant                                                      $100,583 after                       fifth lease
                                                                         the tenth lease                      year
The Phoenix #2 Property is                                               year
located on the southeast
quadrant of North 75th  Avenue
and Thomas Road, in Phoenix,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Phoenix #2 Property include a
Wendy's, a Fazoli's, a
McDonald's, an Olive Garden, a
Denny's, a Whataburger, a Taco
Bell, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (10)(20)           $645,471    09/30/97   08/2009         $95,149;           None              at any time
(the "Phoenix #3 Property")                                              increases to                         after the
Existing restaurant                                                      $96,112 after                        fifth lease
                                                                         the tenth lease                      year
The Phoenix #3 Property is                                               year
located on the southeast
quadrant of Cactus Road  and
48th Street, in Phoenix,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Phoenix #3 Property include a
Red Lobster, an Olive Garden,
a Don Pablo's, an Outback
Steakhouse, a Denny's, an
IHOP, a McDonald's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (10)(20)           $641,871    09/30/97   08/2010         $91,251;           None              at any time
(the "Tucson Property")                                                  increases to                         after the
Existing restaurant                                                      $92,576 after                        fifth lease
                                                                         the tenth lease                      year
The Tucson Property is located                                           year
on the southwest quadrant of
West River Road and Stone
Road, in Tucson, Pima County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Tucson
Property include a Chili's, an
On The Border, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (19)(21)           $667,290    10/01/97   09/2013         $86,087;           None              at any time
(the "Albuquerque #1                                                     increases to                         after the
Property")                                                               $88,584 after                        seventh
Existing restaurant                                                      the tenth lease                      lease year
                                                                         year
The Albuquerque #1 Property is
located on the northwest
corner of San Mateo Boulevard
Northeast and Lumber Avenue
Northeast, in Albuquerque,
Bernalillo County, New Mexico,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Albuquerque #1 Property
include a Sweet Tomatoes, a
Hooters, a Pizza Hut, a
Grady's, a Chili's, an
Austin's, an Applebee's, an
Olive Garden, and a local
restaurant.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (19)(21)           $666,355    10/01/97   07/2011         $91,517;           None              at any time
(the "Albuquerque #2                                                     increases  to                        after the
Property")                                                               $93,270 after                        seventh
Existing restaurant                                                      the tenth lease                      lease year
                                                                         year
The Albuquerque #2 Property is
located on the northwest
quadrant of Interstate 40 and
Juan Tabo Boulevard Northeast,
in Albuquerque, Bernalillo
County, New Mexico, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Albuquerque
#2 Property include an Olive
Garden, a Village Inn, a
Grandy's, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (19)(21)           $660,748    10/01/97   09/2011         $90,265;           None              at any time
(the "Dallas #3 Property")                                               increases to                         after the
Existing restaurant                                                      $92,064 after                        seventh
                                                                         the tenth lease                      lease year
The Dallas #3 Property is                                                year
located on the south side of
Beltline Road, in Dallas,
Dallas County, Texas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dallas #3 Property include a
Chili's, an On The Border, an
Olive Garden, a Grady's, a
Macaroni Grill, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (19)(21)           $643,925    10/01/97   06/2004         $133,563           None              at any time
(the "Forestville Property")                                                                                  after the
Existing restaurant                                                                                           seventh
                                                                                                              lease year
The Forestville Property is
located on the northeast
quadrant of the intersection
of Silver Hill Road and
Pennsylvania Avenue, in
Forestville, Prince Georges
County, Maryland, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Forestville
Property include a Subway
Sandwich Shop, a Pizza Hut,
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (19)(21)           $648,598    10/01/97   08/2008         $99,659;           None              at any time
(the "Houston #7 Property")                                              increases to                         after the
Existing restaurant                                                      $100,213 after                       seventh
                                                                         the tenth lease                      lease year
The Houston #7 Property is                                               year
located on the corner of
Northwest Freeway and
Deauville Plaza Drive, in
Houston, Harris County, Texas,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Houston #7 Property include a
Ryan's Steakhouse, a Denny's,
an Olive Garden, a Bennigan's,
a Chili's, a Kettle's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (19)(21)           $661,682    10/01/97   03/2012         $89,029;           None              at any time
(the "Waco Property")                                                    increases  to                        after the
Existing restaurant                                                      $91,002 after                        seventh
                                                                         the tenth lease                      lease year
The Waco Property is located                                             year
on the north side of Bosque
Road within the Lake Air Mall,
in Waco, McLennan County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waco Property
include a Piccadilly
Cafeteria, a Chili's, a
Fuddrucker's, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


BLACK-EYED PEA (19)(21)           $660,748    10/01/97   12/2011         $89,571;           None              at any time
(the "Wichita Property")                                                 increases to                         after the
Existing restaurant                                                      $91,456 after                        seventh
                                                                         the tenth lease                      lease year
The Wichita Property is                                                  year
located on the south side of
East Central Avenue within
Dillow's Superstore Shopping
Center, in Wichita, Sedgwick
County, Kansas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Wichita
Property include a Chili's,
and an Olive Garden.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
GOLDEN CORRAL (13)                $529,105    10/02/97   03/2012;        10.75% of Total    for each lease    during the
(the "Olathe Property")           (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Olathe Property is located                                                              sales exceed      lease years
on the west side of Blackbob                                                                $2,886,067 (8)    and the
Road, north of U.S. 169, in                                                                                   tenth
Olathe, Johnson County,                                                                                       through
Kansas, in an area of mixed                                                                                   fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Olathe
Property include a Dairy
Queen, a Fazoli's, a KFC, a
Taco Bell, and an Applebee's.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

JACK IN THE BOX (6)               $1,076,237  10/17/97   09/2015;        $110,243 (7);      for each lease    at any time
(the "Florissant Property")       (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Florissant Property is                                               after every        (ii) the
located on the southern                                                  five years         minimum annual
quadrant of Charbonier Road                                              thereafter         rent for such
and Howdershell Road, in                                                 during the         lease year (8)
Florissant, St. Louis County,                                            lease term
Missouri, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (6)               $1,263,688  10/17/97   09/2015;        $129,482 (7);      for each lease        None
(the "Folsom Property")           (3)(7)                 four five-      increases by 8%    year, (i) 5% of
Restaurant to be constructed                             year renewal    after the fifth    annual gross
                                                         options         lease year and     sales minus
The Folsom Property is located                                           after every        (ii) the
on the eastern quadrant of                                               five years         minimum annual
Blue Ravine Road and East                                                thereafter         rent for such
Bidwell Street, in Folsom,                                               during the         lease year (8)
Sacramento County, California,                                           lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Folsom Property include an
IHOP, an Arby's, a Burger
King, a Boston Market, a
Manhattan Bagel, a Subway
Sandwich Shop, a Taco Bell, a
McDonald's, a KFC, a Pizza Hut
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ON THE BORDER (19)                $292,767    10/17/97   10/2012;        13.64% of Total    for each lease    at any time
(the "San Antonio #2              (excluding             three five-     Cost (4); (22)     year, (i) 4% of   after the
Property")                        development            year renewal                       annual gross      tenth lease
Restaurant to be constructed      costs) (3)             options                            sales minus       year
                                                                                            (ii) the
The San Antonio #2 Property is                                                              minimum annual
located on the east side of                                                                 rent for such
U.S. Highway 281, within the                                                                lease year (8)
Alamo Quarry Market Shopping
Center, in San Antonio, Bexar
County, Texas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the San Antonio
#2 Property include a Ruth's
Chris Steakhouse and several
local restaurants.

GROUND ROUND (23)                 $1,220,761  10/20/97   10/2017;            $125,128             (24)        at any time
(the "Allentown Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Allentown Property is
located on the north side of
Grape Street, in Allentown,
Lehigh County, Pennsylvania,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Allentown Property include a
Pizza Hut, a Lone Star Steak
House & Saloon, a Red Lobster,
a Chili's, a KFC, an Olive
Garden, a Ponderosa
Steakhouse, a Friendly's, a
Wendy's, a Perkins, a Burger
King, a Boston Market and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GROUND ROUND (23)                 $772,727    10/20/97   10/2017;            $79,205              (24)        at any time
(the "Colerain Property")                                five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Colerain Property is
located on the north side of
Springdale Road, in Colerain,
Hamilton County, Ohio, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Colerain Property include a
Red Lobster, an Outback Steak
House, an Applebee's, an Olive
Garden, a White Castle, an
Arby's, a McDonald's, a T.G.I.
Friday's and several local
restaurants.

GROUND ROUND (23)                 $759,091    10/20/97   10/2017;            $77,807              (24)        at any time
(the "Crystal Property")                                 five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Crystal Property is
located on the northeast
corner of Bass Lake Road and
Jersey Street, in Crystal,
Hennepin County, Minnesota, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Crystal Property include a
Dairy Queen, a Taco Bell, a
Subway Sandwich Shop, a KFC
and an Applebee's.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GROUND ROUND (23)                 $1,422,727  10/20/97   10/2017;            $145,830             (24)        at any time
(the "Dubuque Property")                                 five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Dubuque Property is
located on the
west side of John F. Kennedy
Road and Cedar Cross Road, in
Dubuque, Dubuque County, Iowa,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dubuque Property include a
Hardee's, an Olive Garden, a
Wendy's and several local
restaurants.

GROUND ROUND (23)                 $900,000    10/20/97   10/2017;            $92,250              (24)        at any time
(the "Gloucester Property")                              five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Gloucester Property is
located on the
southeast corner of Blackwood-
Clementon Road and Dartmouth
Drive, in Gloucester, Camden
County, New Jersey, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Gloucester
Property include a Friendly's,
a Boston Market, a Chili's, an
Olive Garden, a Red Lobster, a
Denny's, a Burger King, a
McDonald's, a Taco Bell, a
Checkers and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $945,455    10/20/97   10/2017;            $96,909              (24)        at any time
(the "Janesville Property")                              five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Janesville Property is
located on the northwest
corner of Milton Avenue and
Lodge Street, in Janesville,
Rock County, Wisconsin, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Janesville Property include an
Applebee's, a Pizzeria Uno, a
Perkins, a Fazoli's and
several local restaurants.

GROUND ROUND (23)                 $945,455    10/20/97   10/2017;            $96,909              (24)        at any time
(the "Kalamazoo Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Kalamazoo Property is
located on Stadium Drive, east
of the intersection of Seneca
Road, in Kalamazoo, Kalamazoo
County, Michigan, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kalamazoo
Property include an Olive
Garden, an Applebee's, a
Chili's, a McDonald's, a
Burger King and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $1,118,187  10/20/97   10/2017;            $114,614             (24)        at any time
(the "Parma Property")                                   five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Parma Property is located
on the south side of Day
Drive, in Parma, Cuyahoga
County, Ohio, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Parma
Property include an Outback
Steak House, a Red Lobster, an
Olive Garden, an Arby's, a
Denny's and a local
restaurant.

GROUND ROUND (23)                 $1,439,551  10/20/97   10/2017;            $147,554             (24)        at any time
(the "Reading Property")                                 five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Reading Property is
located on the west side of
Fifth Street Highway at the
entrance to the Fairgrounds
Mall, in Reading, Berks
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Reading Property include an
Arby's, a Pizza Hut, a
McDonald's, a Burger King, a
Bojangles, a Taco Bell, a
Ponderosa Steakhouse, a Boston
Market, a Subway Sandwich Shop
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $1,036,364  10/20/97   10/2017;            $106,227             (24)        at any time
(the "Waterloo Property")                                five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Waterloo Property is
located on the southwest
corner of East San Marnan
Drive and Penneys Street, in
Waterloo, Black Hawk County,
Iowa, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waterloo
Property include an Olive
Garden, a Lone Star Steak
House & Saloon, an Applebee's,
a Pizza Hut, a Boston Market,
a Long John Silver's and
several local restaurants.

GROUND ROUND (23)                 $1,354,545  10/20/97   10/2017;            $138,841             (24)        at any time
(the "Wauwatosa Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Wauwatosa Property is
located on the northwest
corner of Mayfair Road and
Blue Mound Road, in Wauwatosa,
Milwaukee County, Wisconsin,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Wauwatosa Property include a
Chili's, an Applebee's, a Taco
Bell, a Pizza Hut and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GROUND ROUND (23)                 $1,000,000  11/18/97   11/2017;            $102,500             (24)        at any time
(the "Ewing Property")                                   five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Ewing Property is located
on the northwest quadrant of
the intersection of North
Olden Avenue and Pennington
Road, in Ewing, Mercer County,
New Jersey, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Ewing
Property include a McDonald's,
an IHOP, an Applebee's, a TGI
Friday's, a Taco Bell, a
Wendy's, a Burger King, and a
Boston Market.

WENDY'S                           $811,350    11/18/97   11/2017; two    10.25% of Total    for each lease    at any time
(the "Westlake Village            (excluding             five-year       Cost (4)           year, (i) 7% of   after the
Property")                        development            renewal                            annual gross      seventh
Restaurant to be constructed      costs) (3)             options                            sales minus       lease year
                                                                                            (ii) the
The Westlake Village Property                                                               minimum annual
is located on the southeast                                                                 rent for such
quadrant of Thousand Oaks                                                                   lease year
Boulevard and Lindero Canyon
Road, in Westlake Village, Los
Angeles County, California, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Westlake Village Property
include a McDonald's, a KFC,
and a local restaurant.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $927,273    12/02/97   12/2017;            $95,045              (24)        at any time
(the "Nanuet Property")                                  five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Nanuet Property is located
on the northwest corner of
Route 59 West and Dykes Road,
in Nanuet, Rockland County,
New York, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nanuet
Property include a Ruby
Tuesday's, a Red Lobster, a
Pizza Hut, and a local
restaurant.

GOLDEN CORRAL (13)                $384,530    12/03/97   06/2013;        10.75% of Total    for each lease    during the
(the "Muskogee Property")         (excluding             four  five-     Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  nt costs) (3)          options                            annual gross      seventh
The Muskogee Property is                                                                    sales exceed      lease years
located on the south side of                                                                $2,212,853 (8)    and the
West Shawnee Avenue, in                                                                                       tenth
Muskogee, Muskogee County,                                                                                    through
Oklahoma, in an area of mixed                                                                                 fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Muskogee
Property include an
Applebee's, a Red Lobster, a
Burger King, a Long John
Silver's, a Western Sizzlin,
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $467,593    12/30/97   06/2013;        10.75% of Total    for each lease    during the
(the "Council Bluffs              (excluding             four  five-     Cost (4)           year, 5% of the   first
Property")                        development            year renewal                       amount by which   through
Restaurant to be constructed      costs) (3)             options                            annual gross      seventh
                                                                                            sales exceed      lease years
The Council Bluffs Property is                                                              $2,713,081 (8)    and the
located on the northeast                                                                                      tenth
quadrant of Dial Drive and                                                                                    through
32nd Avenue, in Council                                                                                       fifteenth
Bluffs, Pottawattamie County,                                                                                 lease years
Iowa, in an area of mixed                                                                                     only
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Council
Bluffs Property include a
Cracker Barrel, a Red Lobster,
a Perkins, a Dairy Queen, a
Burger King, a Long John
Silver's, a Taco Bell, a
McDonald's, a Hardee's, and a
Fazoli's.

JACK IN THE BOX (6)               $1,333,345  12/30/97   04/2015;        $136,668;          for each lease    at any time
(the "Los Angeles #3              (3)                    four  five-     increases by 8%    year, (i) 5% of   after the
Property")                                               year renewal    after the fifth    annual gross      seventh
Existing restaurant                                      options         lease year and     sales minus       lease year
                                                                         after every        (ii) the
The Los Angeles #3 Property is                                           five years         minimum annual
located on the southeast                                                 thereafter         rent for such
corner of Crenshaw Boulevard                                             during the         lease year (8)
and Washington Boulevard, in                                             lease term
Los Angeles, Los Angeles
County, California, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Los Angeles
#3 Property include a Taco
Bell, a McDonald's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

CHEVY'S FRESH MEX (25)            $2,521,428  12/31/97   12/2012; two    $248,075;          for each lease    at any time
(the "Arapahoe Property")                                five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Arapahoe Property is                                                 year and after     sales exceed
located on the south side of                                             every five         $3,213,500
Arapahoe Road, in Arapahoe,                                              years
Arapahoe County, Colorado, in                                            thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Arapahoe Property include a
Bennigan's, a Wendy's, a Ruby
Tuesday's, an Arby's, a
McDonald's, a Denny's, and
several local restaurants.

CHEVY'S FRESH MEX (25)            $2,477,078  12/31/97   12/2012; two    $243,712;          for each lease    at any time
(the "Beaverton Property")                               five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Beaverton Property is                                                year and after     sales exceed
located on the southeast                                                 every five         $2,548,750
quadrant of the intersection                                             years
of Hall Boulevard and Nimbus                                             thereafter
Avenue, in Beaverton,                                                    during the
Washington County, Oregon, in                                            lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Beaverton Property include an
Arby's, and a local
restaurant.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


CHEVY'S FRESH MEX (25)            $2,288,676  12/31/97   12/2012; two    $225,176;          for each lease    at any time
(the "Greenbelt Property")                               five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Greenbelt Property is                                                year and after     sales exceed
located on the southeast                                                 every five         $2,722,250
quadrant of the intersection                                             years
of Greenbelt Road and the                                                thereafter
Baltimore Washington Parkway,                                            during the
in Greenbelt, Prince Georges                                             lease term
County, Maryland, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenbelt
Property include a Denny's, a
Wendy's, a T.G.I Friday's, and
several local restaurants.

CHEVY'S FRESH MEX (25)            $2,334,198  12/31/97   12/2012; two    $229,654;          for each lease    at any time
(the "Lake Oswego Property")                             five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Lake Oswego Property is                                              year and after     sales exceed
located between Interstate                                               every five         $2,983,250
Highway 5 and Bangy Road, in                                             years
Lake Oswego, Clackamas County,                                           thereafter
Oregon, in an area of mixed                                              during the
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lake Oswego
Property include an
Applebee's, an Olive Garden,
and a Taco Bell.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                     Federal Tax Basis       Property                       Federal Tax Basis
         ---------                    -----------------       --------                       -----------------
         Arvada #2 Property                  $  667,000       Nashville #1 Property                 $  734,000
         Liberty #1 Property                    357,000       Orlando Property                         770,000
         Dearborn Property                      266,000       Pensacola Property                       723,000
         Enumclaw Property                      764,000       Raleigh #1 Property                      503,000
         Guadalupe Property                     905,000       Raleigh #2 Property                      717,000
         Scottsdale Property                    810,000       Richmond #1 Property                     773,000
         Bacliff Property                       691,000       Richmond #2 Property                     648,000
         Indianapolis Property                  883,000       Winston-Salem Property                   810,000
         San Antonio #1 Property                336,000       Bethel Park Property                     593,000
         Baltimore Property                     471,000       Langhorne Property                       646,000
         Gambrills Property                     471,000       Plymouth Meeting Property                905,000
         Jessup Property                        435,000       Enid Property                            776,000
         Lansing Property                       651,000       Fairfax Property                         703,000
         Riverdale Property                     474,000       Liberty #2 Property                      925,000
         Vacaville Property                     805,000       Stafford Property                        679,000
         Waldorf Property                       455,000       Channelview Property                     708,000
         Springfield Property                    34,000       Garland Property                         608,000
         Jacksonville #1 Property             1,105,000       Putnam Property                          534,000
         Corpus Christi Property                984,000       Lexington Property                       462,000
         Leesburg Property                      579,000       Newport News Property                    584,000
         Starke Property                        405,000       Houston #6 Property                      888,000
         Fresno Property                        601,000       Stockbridge Property                     705,000

         Property                     Federal Tax Basis       Property                       Federal Tax Basis
         ---------                    -----------------       --------                       -----------------
         Corinth Property                       615,000       Woodland Property                        661,000
         Tampa #2 Property                    1,056,000       West Sacramento Property                 612,000
         Jacksonville #2 Property             1,124,000       Cookeville Property                    1,026,000
         King of Prussia Property               547,000       Hendersonville Property                  779,000
         McLean Property                        687,000       Lawrence Property                      1,019,000
         Evansville Property                    971,000
         Nashville #2 Property                  946,000
         Hampton Property                       536,000       Greensboro Property                      403,000
         Huntsville Property                    661,000       Greenville Property                      488,000


                                      -93-


         Knoxville #2 Property                  706,000       Jonesville Property                      538,000
         Louisville Property                    912,000       Kernersville Property                    411,000
         Mobile #1 Property                   1,005,000       Kinston Property                         483,000
         Montgomery Property                    949,000       Murfreesboro Property                    973,000
         Edgewater Property                  $  625,000       Olathe Property                        1,097,000
         Duncan Property                        931,000       Florissant Property                      723,000
         Fort Walton Beach Property             983,000       Folsom Property                          702,000
         London Property                        828,000       San Antonio #2 Property                1,265,000
         Elk Grove Property                   1,036,000       Allentown Property                       882,000
         Lake Jackson Property                  799,000       Colerain Property                        533,000
         Loveland Property                      960,000       Crystal Property                         188,000
         Victoria Property                      810,000       Dubuque Property                         807,000
         Las Vegas Property                     939,000       Gloucester Property                      527,000
         Hoover Property                        618,000       Janesville Property                      547,000
         Superstition Springs Property        1,269,000       Kalamazoo Property                       710,000
         Mobile #2 Property                     988,000       Parma Property                           791,000
         Palatka Property                       932,000       Reading Property                         790,000
         Mesa Property                          910,000       Waterloo Property                        657,000
         Phoenix #1 Property                    675,000       Wauwatosa Property                       802,000
         Phoenix #2 Property                    675,000       Ewing Property                           683,000
         Phoenix #3 Property                    680,000       Westlake Village Property                759,000
         Tucson Property                        676,000       Nanuet Property                          603,000
         Albuquerque #1 Property                703,000       Muskogee Property                        853,000
         Albuquerque #2 Property                702,000       Council Bluffs Property                1,059,000
         Dallas #  3 Property                   696,000       Los Angeles #2 Property                  585,000
         Forestville Property                   678,000       Arapahoe Property                      1,674,000
         Houston #  7 Property                  683,000       Beaverton Property                     1,675,000
         Waco Property                          697,000       Greenbelt Property                     1,470,000
         Wichita Property                       696,000       Lake Oswego Property                   1,500,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty #1, Dearborn, San Antonio #1, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada #2, Indianapolis, Lansing and Vacaville Properties, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Las Vegas , Superstition Springs and San Antonio #2 Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Starke and Westlake Village Properties, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada #2, Liberty #1, Dearborn, San Antonio #1, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe, Starke, Las Vegas , Superstition Springs, San Antonio #2 and Westlake Village Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land , development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:


      Property                Estimated Maximum Cost     Estimated Final Completion Date
      --------                ----------------------     --------------------------------
      Arvada #2 Property        $1,152,262               Opened for business July 21, 1997
      Liberty #1 Property          764,164               Opened for business August 18, 1997
      Dearborn Property            667,305               Opened for business July 12, 1997
      Enumclaw Property            843,431               Opened for business July 31, 1997
      Guadalupe Property         1,452,517               Opened for business August 27, 1997
      Scottsdale Property          769,863               Opened for business September 30, 1997
      Bacliff Property           1,049,420               Opened for business August 3, 1997
      Indianapolis Property      1,663,194               Opened for business September 2, 1997
      San Antonio #1 Property      757,069               Opened for business September 25, 1997
      Baltimore Property         1,378,051               Opened for business August 19, 1997
      Gambrills Property         1,264,241               Opened for business August 26, 1997
      Jessup Property            1,285,243               Opened for business July 13, 1997
      Lansing Property           1,033,941               Opened for business October 2, 1997
      Riverdale Property         1,041,107               Opened for business October 7, 1997
      Vacaville Property         1,437,474               Opened for business July 13, 1997
      Waldorf Property           1,357,356               Opened for business July 13, 1997
      Springfield Property         633,101               Opened for business July 7, 1997
      Jacksonville #1 Property   1,681,435               Opened for business September 24, 1997
      Corpus Christi Property    1,577,372               Opened for business September 24, 1997
      Starke Property              599,800               Opened for business August 11, 1997
      Fresno Property              839,981               Opened for business August 31, 1997
      Corinth Property             955,333               Opened for business September 16, 1997
      Jacksonville #2 Property   1,696,394               Opened for business September 3, 1997
      Enid Property              1,202,286               Opened for business November 24, 1997
      Liberty #2 Property        1,378,020               Opened for business October 23, 1997
      Channelview Property       1,008,970               Opened for business September 21, 1997
      Garland Property             936,119               Opened for business September 27, 1997
      Woodland Property            963,592               Opened for business October 9, 1997

                                      -95-



      West Sacramento Property   1,073,031               Opened for business September 28, 1997
      Cookeville Property        1,471,963               July 31, 1998
      Hendersonville Property   $  747,664               July 31, 1998
      Lawrence Property          1,448,598               July 31, 1998
      Nashville #2 Property      1,308,411               July 31, 1998
      Murfreesboro Property      1,425,234               August 4, 1998
      Duncan Property            1,158,457               February 15, 1998
      Fort Walton Beach Property 1,609,490               February 15, 1998
      London Property            1,123,720               Opened for business November 4, 1997
      Las Vegas Property         1,577,243               February 16, 1998
      Superstition Springs
        Property                 2,044,922               March 4, 1998
      Mobile #2 Property         1,463,204               March 16, 1998
      Palatka Property           1,289,938               March 16, 1998
      Olathe Property            1,677,340               March 31, 1998
      Florissant Property        1,075,539               March 16, 1998
      Folsom Property            1,263,239               March 4, 1998
      San Antonio #2 Property    1,260,879               April 15, 1998
      Westlake Village Property  1,488,479               March 18, 1998
      Muskogee Property          1,301,592               June 1, 1998
      Council Bluffs Property    1,580,790               June 28, 1998
      Los Angeles #3 Property    1,341,495               Opened for business September 28, 1997


(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Dearborn, Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Springfield, Stafford, Newport News, Edgewater and Hoover Properties is the same unaffiliated lessee.


(6) The lessee of the Enumclaw, Bacliff, Fresno, Corinth, Channelview, Garland, Woodland , West Sacramento, Florissant, Folsom and Los Angeles #3 Properties is the same unaffiliated lessee or group of unaffiliated lessees.


(7) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(8) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(9) The lessee of the Guadalupe and Las Vegas Properties is the same unaffiliated lessee.

(10) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(11)     The lease relating to this Property is a land lease only.

(12) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired. The amounts presented in the table above represent additional amounts due under the Master Lease Agreement, as described in the section of the Prospectus entitled "Business - Property Acquisitions," as a result of the acquisition of the Dover Property.


(13) The lessee of the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties is the same unaffiliated lessee.

(14) The lessee of the Leesburg, Fairfax, Houston # 6, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(15) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville #2, Louisville, Mobile #1, Montgomery, Nashville #1, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

(16) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(17) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville #2 and Murfreesboro Properties is the same unaffiliated lessee.

(18) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change. In accordance with the lease agreement, these Properties are being converted from Barb Wires Steakhouse & Saloon restaurants to Tumbleweed Southwest Mesquite Grill & Bar restaurants. Renovation of the Properties is expected to be completed within 365 days of the effective date of the lease. The Properties are expected to remain operational during renovations.

(19) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(20) The lessee of the Mesa, Phoenix #1, Phoenix #2, Phoenix #3 and Tucson Properties is the same unaffiliated lessee.


(21) The lessee of the Albuquerque #1, Albuquerque #2, Dallas # 3, Forestville, Houston # 7, Waco and Wichita Properties is the same unaffiliated lessee.

(22) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(23) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(24) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales as follows: 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales. Base sales are as follows:


      Property                  Base Sales
      --------                  ----------
      Allentown Property        $2,085,487
      Colerain Property          1,320,076
      Crystal Property           1,296,780

      Dubuque Property           2,430,493
      Gloucester Property        1,537,500
      Janesville Property        1,615,152
      Kalamazoo Property         1,615,152
      Parma Property             1,910,355
      Reading Property           2,459,233
      Waterloo Property          1,770,455
      Wauwatosa Property         2,314,015
      Ewing Property             1,708,333
      Nanuet Property            1,583,777

(25) The lessee of the Arapahoe, Beaverton, Greenbelt and Lake Oswego Properties is the same unaffiliated lessee.

BORROWING

         The Company has entered into a revolving $35,000,000 unsecured Line of Credit with a bank to enable the Company to receive advances to fund Secured Equipment Leases and to purchase and develop Properties and fund Mortgage Loans. The advances will bear interest at a rate of LIBOR plus 1.65%, or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.


         As of December 31, 1997, the Company had used approximately $21,882,000 of the $35,000,000 available under the Line of Credit to fund Secured Equipment Leases. Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. Advances used to purchase and develop Properties and to fund Mortgage Loans will be repaid using additional offering proceeds or refinanced on a long-term basis.

         As of December 31, 1997, the Company had used $19,000,000 of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.


         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of the Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         The Board of Directors does not anticipate that the Company will borrow funds, other than the Line of Credit and any additional financing the Board of Directors may determine to obtain to fund Secured Equipment Leases or to purchase and develop Properties and fund Mortgage Loans. However, the Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs. Any additional financing obtained to fund Secured Equipment Leases may not exceed 10% of aggregate gross proceeds of the Company's Prior Offerings, this offering and any subsequent offering.

PENDING INVESTMENTS


         As of December 31, 1997, the Company had initial commitments to acquire seven properties, including six properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all seven of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."


         In connection with the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.



         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term



Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Dubuque, IA (#2)         five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          lease years
                                                                                                          fifteenth only


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Edmond, OK               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the


Ground  Round            20 years; five      10.25% of the Company's                    (2)               at any time
Maple Shade, NJ          five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year


IHOP (3)                        (4)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year




                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------


Ruby Tuesday's           20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Georgetown, KY           five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year
                                             during the lease term

Shoney's                 20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Phoenix, AZ (#4)         five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
renovated                                    every five years thereafter    rent for such lease year      year
                                             during the lease term

FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

         During the nine months ended September 30, 1997, the Company sold five of its Properties to tenants for a total of approximately $6,301,000. The Company reinvested the net sales proceeds from the sale of Properties in additional Properties. In addition, during the nine months ended September 30, 1997, the Company sold the Equipment relating to four Secured Equipment Leases to the tenants and used the proceeds therefrom to repay amounts previously advanced under its Line of Credit.



                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.



                                                                                                        May 2,
                                                                                                      1994 (Date
                                                                                                     of Inception)
                                           Nine Months Ended                  Year Ended                through
                               September 30, 1997  September 30, 1996         December 31,            December 31,
                                   (Unaudited)        (Unaudited)        1996            1995               1994
                               ------------------  ------------------   ------          ------       -------------
Revenues                            $12,252,450      $3,883,714       $6,206,684    $   659,131        $      -
Net earnings                          9,737,809       2,757,759        4,745,962        368,779               -
Cash distributions declared (1)      10,879,969       3,403,427        5,436,072        638,618               -
Funds from operations (2)            10,834,302       3,080,556        5,257,040        469,097               -
Earnings per Share                         0.48            0.41             0.59           0.19               -
Cash distributions declared per Share      0.55            0.53             0.71           0.34               -
Weighted average number of Shares
   outstanding (3)                   20,368,867       6,771,120        8,071,670      1,898,350               -


                               September 30, 1997  September 30, 1996  December 31,   December 31,     December 31,
                                   (Unaudited)        (Unaudited)         1996            1995             1994
                               ------------------  ------------------  ------------   ------------     ------------
Total assets                       $288,151,045     $97,998,150       $134,825,048    $33,603,084        $929,585
Total equity                        255,603,278      89,528,514        122,867,427     31,980,648         200,000


                                     -113-




         (1)      Approximately eight percent, 12 percent, 13 percent and 42 percent of cash distributions ($0.04, $0.06, $0.06 and $0.14 per Share) for the nine months ended September 30, 1997 and 1996, and the years ended December 31, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


         (2) Funds from operations ( "FFO "), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ( "GAAP "), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike
                  FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B -
                  Financial Information.

         (3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION


         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide
Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer
Secured Equipment Leases to operators of Restaurant Chains.


LIQUIDITY AND CAPITAL RESOURCES


         In April 1995, the Company commenced the Initial Offering of its shares of common stock. During the period April 1, 1995 through February 6, 1997, the Company received subscription proceeds of $150,591,765 (15,059,177 shares) including $591,765 (59,177 shares) pursuant to the Company's Reinvestment Plan, from the Initial Offering, thereby completing such offering. Following the completion of the Initial Offering on February 6, 1997, the Company commenced this offering. As of September 30, 1997, the Company had received subscription proceeds of $137,883,078 (13,788,308 shares) from this offering, including
$1,183,289 (118,329 shares) pursuant to the Reinvestment Plan.

         As of September 30, 1997, net proceeds to the Company from the Initial
Offering and this offering, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses totalled $257,685,387. Approximately $230,368,000 of such amount had been used to invest,


                                     -114-



or committed for investment, in 212 Properties (16 Properties which were under construction as of September 30, 1997), in providing mortgage financing of $17,047,000 and to pay acquisition fees to the Advisor totalling $12,981,368 and certain acquisition expenses. The Company acquired 15 of the 212 Properties from Affiliates for purchase prices totalling approximately $11,000,000. The
Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the 16 Properties under construction at September
30, 1997, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $20,121,000, of which approximately
$13,390,000 had been incurred as of September 30, 1997. The buildings under construction as of September 30, 1997, are expected to be operational by March
1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the nine months ended September 30, 1997, the Company sold five of its Properties and the Equipment relating to four Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,612,000 which was equal to the carrying value of the Properties and the Equipment at the time of the sale. As a result, no gain or loss was recognized for financial reporting purposes. The Company reinvested the proceeds from the sale of Properties in additional Properties. The Company used the net sales proceeds relating to the sale of the Equipment to repay amounts previously advanced under the Line of Credit.

         During the period October 1, 1997 through December 31, 1997, the
Company acquired 32 additional Properties (seven on which restaurants are being constructed ) for cash at a total cost of approximately $34,231,500. Three of the Properties were acquired from an Affiliate for approximately $3,674,000. In connection with the three Properties acquired from an Affiliate, the Affiliate had purchased and temporarily held title to the three Properties in order to facilitate the acquisition of the Properties by the Company. The three
Properties were acquired at a cost no greater than the lesser of the cost of each Property to the Affiliate, including its carrying costs, or the Property's appraised value. In connection with the purchase of each of the 32 Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by August 1998. The Company currently is negotiating to acquire additional Properties, but as of December
31, 1997, had not acquired any such Properties.

         As of December 31, 1997, the Company had received aggregate subscription proceeds of $361,764,864 (36,176,486 shares) from the Initial
Offering and this offering, including $2,464,413 (246,441 shares) through its Reinvestment Plan. As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of aggregate net proceeds from the Initial Offering and this offering in 244 Properties, in providing mortgage financing to the tenants of 44 Properties consisting of land only and two additional Properties through Mortgage Loans and in paying acquisition fees and certain acquisition expenses, leaving approximately $50,192,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

         The Company expects to use the uninvested Net Offering Proceeds, plus any Net Offering Proceeds from the sale of additional Shares, to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company, although the Company is expected to have a total portfolio of 400 to 450 Properties if the maximum number of Shares are sold in this offering. The Company expects to use the proceeds of the Line of Credit to fund the Secured Equipment Lease program. The Company intends to limit the amount of Secured Equipment Leases it enters into to ten percent of gross offering proceeds from its offerings.

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock in the Subsequent
Offering expected to commence in February 1998. Of the 34,500,000



                                     -115-



shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing through the Reinvestment Plan. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for offering expenses, will be the same as those for this offering. Net proceeds from the Subsequent
Offering will be invested in additional Properties and Mortgage Loans.

         The Company has entered into a revolving $35,000,000 unsecured Line of Credit with a bank to fund Secured Equipment Leases and to purchase and develop
Properties or fund Mortgage Loans. The advances will bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only will be repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options. Management believes that during the offering period the Line of Credit will allow the Company to make investments that the Company otherwise would be forced to delay until it raised sufficient offering proceeds. Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. Advances used to purchase and develop
Properties and fund Mortgage Loans will be repaid using additional offering proceeds from this offering or refinanced on a long-term basis. The Company will not encumber Properties in connection with the Line of Credit.

         The Company does not intend to use Net Offering Proceeds to fund
Secured Equipment Leases; however, as of December 31, 1997, the Company had used
$19,000,000 of uninvested Net Offering Proceeds to temporarily reduce the balance outstanding under the Line of Credit pending investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net
Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties or to fund Mortgage Loans at such time as Properties suitable for acquisition and investments in Mortgage Notes are identified.

         At September 30, 1997, the Company had $41,324,755 invested in such short-term investments, as compared to $42,450,088 at December 31, 1996. These funds will be used primarily to purchase and develop or renovate Properties
(directly or indirectly through joint venture arrangements), to make Mortgage
Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Company's Line of Credit pending the investment of Net Offering Proceeds, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the nine months ended September 30, 1997 and 1996, Affiliates of the Company incurred on behalf of the Company $1,794,722 and $615,600, respectively, for certain offering expenses, $428,114 and $136,341, respectively, for certain acquisition expenses, and $291,633 and $208,156 , respectively, for certain operating expenses. As of September 30, 1997, the Company owed the Advisor $689,214 for such amounts, unpaid acquisition fees and accounting and administrative expenses. As of October 31, 1997, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all offering expenses in excess of three percent of the aggregate gross proceeds from the Company's offerings. As of September 30, 1997, the offering expenses had not exceeded this amount.

         During the nine months ended September 30, 1997 and 1996, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $10,800,147 and $3,244,519, respectively. Based on current


                                     -116-




and anticipated future cash from operations, the Company declared Distributions to the stockholders of $10,879,969 and $3,403,427 during the nine months ended
September 30, 1997 and 1996, respectively. In addition, on October 1, 1997,
November 1, 1997, and December 1, 1997, the Company declared Distributions to its stockholders totalling $1,845,170, $1,991,363 and $2,139,006, respectively, payable in December 1997. For the nine months ended September 30, 1997 and 1996, approximately 92 and 88 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately eight and 12 percent, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.


         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's operating expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay operating expenses.

RESULTS OF OPERATIONS


         As of September 30, 1997, the Company and its consolidated joint venture, CNL/Corral South Joint Venture (hereinafter, collectively referred to as the Company) had purchased and entered into long-term, triple-net leases for 217 Properties (including five Properties which were sold in 1997).

         The Property leases provide for minimum base annual rental payments ranging from approximately $34,800 to $467,500, which are payable in monthly installments. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, during the nine months ended September 30, 1997 and 1996, the Company earned
$9,636,626 and $2,667,866, respectively, in rental income from operating leases and earned income from direct financing leases from 217 Properties and 23
Secured Equipment Leases in 1997 (including five Properties and four Secured
Equipment Leases which were sold during the nine months ended September 30,
1997) and from 72 Properties and five Secured Equipment Leases in 1996
($4,671,329 and $963,681 of which was earned during the quarters ended September
30, 1997 and 1996, respectively). Because the Company has not yet acquired all of its Properties and certain Properties were under construction as of September
30, 1997, revenues for the nine months ended September 30, 1997, represent only a portion of revenues which the Company is expected to earn in future periods.

         As of September 30, 1997, the Company had also entered into Mortgage
Loans in the principal sum of $17,047,000, collateralized by mortgages on the buildings relating to 44 Pizza Hut Properties and two additional Pizza Hut buildings. The Mortgage Loans bear interest at rates ranging from 10.5% to 10.75% per annum and are being collected in 240 equal monthly installments in the aggregate amount of $167,455. In connection therewith, the Company earned
$1,252,326 and $796,378 in interest income relating to such Mortgage Loans during the nine months ended September 30, 1997 and 1996, respectively, $437,134 and $330,880 of which was earned during the quarters ended September 30, 1997 and 1996, respectively.

         During the nine months ended September 30, 1997, two affiliated groups of lessees or borrowers, Castle Hill

                                     -117-




and Foodmaker, Inc., each represented more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to 44 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties . Foodmaker, Inc. is the lessee under leases relating to 26 restaurants. In addition, during the nine months ended September 30, 1997, four
Restaurant Chains, Golden Corral Family Steakhouse, Pizza Hut, Jack in the Box, and Boston Market, each accounted for more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage
Loans and Secured Equipment Leases. Because the Company has not completed its investment in Properties and Mortgage Loans, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental, earned and interest income during subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's rental and interest income in the current and future years, any failure of such lessees, borrowers or Restaurants Chains could materially affect the Company's income.

         During the nine months ended September 30, 1997 and 1996, the Company also earned $1,363,498 and $419,470, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income, $428,753 and $207,681 of which was earned during the quarters ended September 30, 1997 and 1996, respectively. As net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $2,491,055 and $1,104,368 for the nine months ended September 30, 1997 and 1996, respectively, of which $1,018,642 and $434,261 were incurred for the quarters ended September 30, 1997 and 1996, respectively. Total operating expenses increased primarily as a result of the Company having invested in additional Properties and Mortgage Loans during the quarter and nine months ended September 30, 1997, as compared to the quarter and nine months ended
September 30, 1996. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         In February 1997, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standard No. 128, "Earnings Per Share." The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company will adopt this standard in 1997 and does not expect a material effect, if any, on the Company's earnings per share.


         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from this offering, the availability of proceeds from the Subsequent Offering, if any, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of tenants and borrowers to make payments under their respective leases or Mortgage Loans.

                             MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
ADVISOR AND ITS AFFILIATES


         The following presents information regarding this offering from commencement on February 7, 1997 through December 31, 1997, unless otherwise noted. For information regarding the Initial Offering for the years ended
December 31, 1995 and 1996, and the period January 1, 1997 through February 6,
1997, see the section of the Prospectus entitled "Certain Transactions."

         Selling Commissions and Marketing Support and Due Diligence Expense
Reimbursement Fee. In


                                     -118-




connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of
$20,625,000 if 27,500,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $1,375,000 if 27,500,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. As of December 31, 1997, the Company had incurred $15,837,982 for Selling Commissions due to the Managing Dealer, a substantial portion of which has been paid as commissions to other Soliciting Dealers. In addition, as of December 31, 1997, the Company had incurred $1,055,865 in marketing support and due diligence expense reimbursement fees due to the Managing Dealer. A portion of these fees has been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Soliciting Dealer Servicing Fee. The Company will incur a Soliciting
Dealer Servicing Fee in the amount of .20% of Invested Capital (a maximum of $550,000 if 27,500,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the related offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. As of December 31, 1997, no such fees had been incurred by the Company.

         Acquisition Fees. The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of Gross Proceeds, payable by the Company as Acquisition Fees. As of December 31, 1997, the Company had incurred $9,502,789 in such acquisition fees payable to the Advisor.

         Other Acquisition Fees to Affiliates of the Advisor. In connection with the financing, development, construction or renovation of a Property by Affiliates, the Company will incur other acquisition fees, payable to Affiliates of the Advisor as Acquisition Fees. Such fees are in addition to 4.5% of Gross
Proceeds payable to the Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. As of December 31, 1997, the Company had incurred $528,920 of such fees in connection with Net Offering Proceeds of this offering.

         Asset Management Fee. For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) and the outstanding principal amount of the Mortgage Loans as of the end of the preceding month. For the nine months ended September 30, 1997, the Company had incurred $558,319 of such fees, $64,398 of which has been capitalized as part of the cost of building for Properties under construction, including amounts incurred relating to Properties acquired with Net Offering Proceeds from the Company's Initial Offering.

         Secured Equipment Lease Servicing Fee. For negotiating Secured
Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured
Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. During the nine months ended
September 30, 1997, the Company had incurred $90,592 of such fees.


         Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more
Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received
Distributions equal to the sum of 100% of the stockholders' aggregate Invested
Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30

                                     -119-



days during which the Shares are traded. As of September 30, 1997, no such fees had been incurred by the Company.

         Subordinated Share of Net Sales Proceeds. A subordinated share of Net
Sales Proceeds will be paid to the Advisor upon the Sale of one or more
Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales
Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return. As of September
30, 1997, no such amounts had been incurred by the Company.

         Administrative and Other Expenses. The Advisor provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Shares) to the Company on a day-to-day basis.
During the nine months ended September 30, 1997, the Company had incurred
$1,259,411 of such costs that are included in stock issuance costs and $389,806 of such costs that are included in general and administrative expenses, including amounts incurred in connection with activities of the Company's
Initial Offering.

         Reimbursement of Out-of-Pocket Expenses. The Advisor and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Offering Expenses, Acquisition Expenses and Operating Expenses. During the nine months ended September 30, 1997, the Advisor and its Affiliates incurred
$1,794,722, $428,114, and $291,633 on behalf of the Company for Offering
Expenses, Acquisition Expenses, and Operating Expenses, respectively, including amounts incurred in connection with activities of the Company's Initial
Offering.


                                   MANAGEMENT

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of Vice Chairman of the Board, director and Treasurer of CNL Fund
Advisors, Inc., the Advisor to the Company.  Mr. Bourne served as President of
CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997.
Mr. Bourne also has served as President and a director of CNL American Realty
Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997.
Mr. Bourne is President and Treasurer of CNL Group, Inc., President, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and Chief
Investment Officer, Vice Chairman of the Board, a director and Treasurer of CNL
Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne also has served as President and a director from July 1992 to February 1996, and has served as Vice Chairman of the Board of Directors, Secretary and Treasurer since February 1996, of Commercial
Net Lease Realty, Inc.  In addition, Mr. Bourne served as President of CNL
Realty Advisors, Inc. from 1991 to February 1996, and has served as a director of CNL Realty Advisors, Inc. since 1991, and as Treasurer and Vice Chairman since February 1996. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July
1982 through January 1987 he was a partner in the accounting firm of Bourne &
Rose, P.A., Certified Public Accountants.  Mr. Bourne, who joined CNL Securities
Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr.
Bourne, directly or through an affiliated entity, serves or has served as a general partner. Mr. Bourne oversaw the acquisition and oversees the management of over 1,500 properties located across 47 states with a total value in excess of $2 billion.


         Lynn E. Rose.  Secretary and Treasurer.  Ms. Rose is also Secretary and
Treasurer of CNL American Realty Fund, Inc. Ms. Rose serves as Secretary and a director of CNL Fund Advisors, Inc., the Advisor to the Company, and CNL Real
Estate Advisors, Inc.  Ms. Rose served as Treasurer of CNL Fund Advisors, Inc.
from the date of its

                                     -120-



inception through June 30, 1997. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of
CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc.
from 1987 until December 1993.  In addition, Ms. Rose has served as Chief
Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL
Corporate Services, Inc. since November 1994.  Ms. Rose also has served as Chief
Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc.
since its inception in 1991, and as a Treasurer of CNL Realty Advisors, Inc.
from 1991 to February 1996.  In addition, Ms. Rose served as Secretary and
Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. Ms.
Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining
CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in
Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The directors and officers of the Advisor are as follows:


James M. Seneff, Jr. .............................   Chairman of the Board, Chief Executive Officer and Director
Robert A. Bourne .................................   Vice Chairman of the Board, Treasurer and Director
Curtis B. McWilliams .............................   President
John T. Walker ...................................   Chief Operating Officer and Executive Vice President
Steven D. Shackelford.............................   Chief Financial Officer
Lynn E. Rose .....................................   Secretary and Director
Jeanne A. Wall ...................................   Executive Vice President

         Curtis B. McWilliams. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as President of the Advisor. In addition, Mr. McWilliams serves as Executive Vice President of CNL Group, Inc. and as President of CNL Institutional Advisors, Inc. and certain other subsidiaries of CNL Group, Inc. From January 1991 to August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's relationships with companies such as AT&T, AT&T Capital, AMR Corporation, J.C. Penney and the Robert M. Bass Group. In addition, from February 1990 to February 1993, he served as co-head of one of the Industrial Banking Groups within Merrill Lynch's investment banking division and had administrative responsibility for 25 bankers overseeing 150 client relationships, including the firm's transportation group. In addition, from September 1996 to March 1997, Mr. McWilliams served as Chairman of Private Advisory Services, Merrill Lynch's high net worth brokerage business. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.

                              CERTAIN TRANSACTIONS


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the period February 7, 1997 (the date this offering commenced) through December 31, 1997, the Company incurred $15,837,982 in such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. During the period February 7, 1997 (the date this offering commenced) through December 31, 1997, the Company incurred $1,055,865 in such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period February 7, 1997 (the date this offering commenced) through December 31, 1997, the Company incurred $9,502,789 in such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the period January 1, 1997 through December 31, 1997, the Company incurred $366,865 in such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 1997, the Company incurred $558,319 of such fees, $64,398 of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 1997, the Company incurred a total of $1,649,217 for these services, $1,259,411 of such costs representing stock issuance costs and $389,806 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission and costs associated with activities from the Initial Offering.

         In connection with the acquisition of four Properties during the period January 1, 1997 through December 31, 1997, that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $369,570. Such fees were included in the purchase price of Properties.


         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 85 and 86 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.


         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. As of June 30, 1997, the 18 partnerships had raised a total of $602,212,212 from a total of 48,461 investors, and had invested in 691 fast-food, family-style or casual dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.

                                                                Date 90% of Net
                                                   Number of    Proceeds Fully
                 Maximum                           Limited      Invested or
 Name of         Offering                          Partnership  Committed to
 Partnership     Amount (1)     Date Closed        Units Sold   Investment (2)
 -----------     ----------     -----------        ----------   ---------------
 CNL Income      $15,000,000   December 31, 1986     30,000      December 1986
 Fund, Ltd.      (30,000 units)


 CNL Income      $25,000,000    August 21, 1987      50,000      November 1987
 Fund II, Ltd.   (50,000 units)


 CNL Income      $25,000,000    April 29, 1988       50,000      June 1988
 Fund III, Ltd.  (50,000 units)


 CNL Income      $30,000,000    December 6, 1988     60,000      February 1989
 Fund IV, Ltd.   (60,000 units)


 CNL Income      $25,000,000    June 7, 1989         50,000      December 1989
 Fund V, Ltd.    (50,000 units)


 CNL Income      $35,000,000    January 19, 1990     70,000      May 1990
 Fund VI, Ltd.   (70,000 units)


 CNL Income      $30,000,000    August 1, 1990   30,000,000      January 1991
 Fund VII, Ltd.  (30,000,000 units)

                                                                Date 90% of Net
                                                   Number of    Proceeds Fully
                 Maximum                           Limited      Invested or
 Name of         Offering                          Partnership  Committed to
 Partnership     Amount (1)     Date Closed        Units Sold   Investment (2)
 -----------     ----------     -----------        ----------   ---------------
 CNL Income      $35,000,000    March 7, 1991      35,000,000   September 1991
 Fund VIII, Ltd. (35,000,000 units)


 CNL Income      $35,000,000    September 6, 1991   3,500,000   November 1991
 Fund IX, Ltd.   (3,500,000 units)


 CNL Income      $40,000,000    March 18, 1992      4,000,000   June 1992
 Fund X, Ltd.    (4,000,000 units)


 CNL Income      $40,000,000    September 28, 1992  4,000,000   September 1992
 Fund XI, Ltd.   (4,000,000 units)


 CNL Income      $45,000,000    March 15, 1993      4,500,000   July 1993
 Fund XII, Ltd.  (4,500,000 units)


 CNL Income      $40,000,000    August 26, 1993     4,000,000   August 1993
 Fund XIII, Ltd. (4,000,000 units)

                                                                Date 90% of Net
                                                   Number of    Proceeds Fully
                 Maximum                           Limited      Invested or
 Name of         Offering                          Partnership  Committed to
 Partnership     Amount (1)     Date Closed        Units Sold   Investment (2)
 -----------     ----------     -----------        ----------   ---------------
 CNL Income      $45,000,000    February 22, 1994   4,500,000   May 1994
 Fund XIV, Ltd.  (4,500,000 units)

 CNL Income      $40,000,000    September 1, 1994   4,000,000   December 1994
 Fund XV, Ltd.   (4,000,000 units)


 CNL Income      $45,000,000    June 12, 1995       4,500,000   August 1995
 Fund XVI, Ltd.  (4,500,000 units)


 CNL Income      $30,000,000    September 19, 1996  3,000,000   December 1996
 Fund XVII, Ltd. (3,000,000 units)


 CNL Income Fund $35,000,000           (3)             (3)           (3)
 XVIII, Ltd.     (3,500,000 units)

----------------
(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these limited partnerships, see the table set forth on the following page.

(3) As of June 30, 1997, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totalling $22,192,212 (2,219,221 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased 17 properties.

         As of June 30, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 67 nonpublic real estate limited partnerships. The offerings of 65 of these 67 nonpublic limited partnerships had terminated as of June 30, 1997. These 65 partnerships raised a total of $166,969,266 from approximately 4,180 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 203 projects as of June 30, 1997. These 203 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 65 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 65 partnerships), 157 fast-food, family-style or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 65 partnerships), one condominium development (comprising
 .5% of the total amount raised by all 65 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 65 partnerships), seven commercial/retail properties (comprising 10% of the total amount raised by all 65 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 65 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,750,000) had raised $9,700,000 from 201 investors (approximately 57.9% of the total offering amount) as of June 30, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 85 real estate limited partnerships whose offerings had closed as of June 30, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 85 real estate limited partnerships).


         The following table sets forth summary information, as of June 30, 1997, regarding property acquisitions by the 18 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------

CNL Income      20 fast-food or   AL, AZ, CA, FL,   All cash         Public
Fund, Ltd.      family-style      GA, LA, MD, OK,
                restaurants       TX, VA

CNL Income      44 fast-food or   AL, AZ, CO, FL,   All cash         Public
Fund II, Ltd.   family-style      GA, IL, IN, LA,
                restaurants       MI, MN, MO, NC,
                                  NM, OH, TX, WY

CNL Income      33 fast-food or   AZ, CA, FL, GA,   All cash         Public
Fund III, Ltd.  family-style      IA, IL, IN, KS,
                restaurants       KY, MD, MI, MN,
                                  MO, NC, NE, OK,
                                  TX

CNL Income      45 fast-food or   AL, DC, FL, GA,   All cash         Public
Fund IV, Ltd.   family-style      IL, IN, KS, MA,
                restaurants       MD, MI, MS, NC,
                                  OH, PA, TN, TX,
                                  VA

CNL Income      30 fast-food or   FL, GA, IL, IN,   All cash         Public
Fund V, Ltd.    family-style      MI, NH, NY, OH,
                restaurants       SC, TN, TX, UT,
                                  WA

CNL Income      48 fast-food or   AR, AZ, FL, GA,   All cash         Public
Fund VI, Ltd.   family-style      IN, MA, MI, MN,
                restaurants       NC, NE, NM, NY,
                                  OH, OK, PA, TN,
                                  TX, VA, WY

CNL Income      47 fast-food or   AZ, CO, FL, GA,   All cash         Public
Fund VII, Ltd.  family-style      IN, LA, MI, MN,
                restaurants       OH, SC, TN, TX,
                                  UT, WA

CNL Income      42 fast-food or   AZ, FL, IN, LA,   All cash         Public
Fund VIII, Ltd. family-style      MI, MN, NC, NY,
                restaurants       OH, TN, TX, VA

CNL Income      42 fast-food or   AL, FL, GA, IL,   All cash         Public
Fund IX, Ltd.   family-style      IN, LA, MI, MN,
                restaurants       MS, NC, NH, NY,
                                  OH, SC, TN, TX

CNL Income      49 fast-food or   AL, CA, CO, FL,   All cash         Public
Fund X, Ltd.    family-style      ID, IL, LA, MI,
                restaurants       MO, MT, NC, NH,
                                  NM, NY, OH, PA,
                                  SC, TN, TX

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------
CNL Income      40 fast-food or   AL, AZ, CA, CO,   All cash         Public
Fund XI, Ltd.   family-style      CT, FL, KS, LA,
                restaurants       MA, MI, MS, NC,
                                  NH, NM, OH, OK,
                                  PA, SC, TX, VA,
                                  WA

CNL Income      49 fast-food or   AL, AZ, CA, FL,   All cash         Public
Fund XII, Ltd.  family-style      GA, LA, MO, MS,
                restaurants       NC, NM, OH, SC,
                                  TN, TX, WA

CNL Income      49 fast-food or   AL, AR, AZ, CA,   All cash         Public
Fund XIII, Ltd. family-style      CO, FL, GA, IN,
                restaurants       KS, LA, MD, NC,
                                  OH, PA, SC, TN,
                                  TX, VA

CNL Income      62 fast-food or   AL, AZ, CO, FL,   All cash         Public
Fund XIV, Ltd.  family-style      GA, KS, LA, MN,
                restaurants       MO, MS, NC, NJ,
                                  NV, OH, SC, TN,
                                  TX, VA

CNL Income      54 fast-food or   AL, CA, FL, GA,   All cash         Public
Fund XV, Ltd.   family-style      KS, KY, MN, MO,
                restaurants       MS, NC, NJ, NM,
                                  OH, OK, PA, SC,
                                  TN, TX, VA

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------

CNL Income      44 fast-food or   AZ, CA, CO, DC,   All cash         Public
Fund XVI, Ltd.  family-style      FL, GA, ID, IN,
                restaurants       KS, MN, MO, NC,
                                  NM, NV, OH, TN,
                                  TX, UT, WI

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------

CNL Income      27 fast-food,     CA, FL, GA, IL,   All cash         Public
Fund XVII, Ltd. family-style or   IN, MI, NC, NV,
                casual dining     OH, SC, TN, TX
                restaurants

CNL Income      17 fast-food,     CA, GA, KY, MD,   All cash         Public
Fund XVIII, Ltd.family-style or   MN, NC, NV, OH,
                casual dining     TN, TX
                restaurants

                    ---------------------------------------

         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1992 and June 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.


                             1995                              1996                               1997
                             ----                              ----                               ----
Month                Total         Per Share            Total       Per Share              Total       Per Share
-----                -----         ---------            -----       ---------              -----       ---------
January           $        -      $       -            $225,354     $0.058300           $  827,978     $0.059375
February                   -              -             255,649      0.058300              884,806      0.059375
March                      -              -             287,805      0.058300              980,573      0.060416
April                      -              -             323,721      0.058300            1,091,142      0.061458
May                        -              -             368,155      0.058300            1,202,718      0.062500
June                    15,148      0.030000            407,803      0.058300            1,295,253      0.062500

July                    30,682      0.030000            458,586      0.059375            1,403,187      0.062500
August                  57,739      0.035000            517,960      0.059375            1,516,980      0.062500
September               84,467      0.050000            568,394      0.059375            1,677,332      0.063540
October                104,733      0.050000            615,914      0.059375            1,845,170      0.063540
November               155,665      0.058300            683,907      0.059375            1,991,289      0.063540
December               190,184      0.058300            731,569      0.059375            2,139,009      0.063540


         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1996 and 1995, the Company declared and made Distributions totalling $5,436,072 and $638,618, respectively, of which 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. For the nine months ended September 30, 1997, the Company declared and made Distributions totalling $10,879,969, 92% of which were characterized as ordinary income and 8% as return of capital for federal income tax purposes. However, no amounts distributed to stockholders as of December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of September 30, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK


         At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation, and effective May 8, 1997, the Company filed with the State of Maryland an amendment, increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 Common Shares, 3,000,000 Preferred Shares and 78,000,000 Excess Shares). The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following the termination of this offering. As of December 31, 1997, the Company had 36,196,487 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of this offering and 246,441 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                                  ADDENDUM TO
                                   EXHIBIT B

                             FINANCIAL INFORMATION

THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT B TO THE ATTACHED PROSPECTUS, DATED APRIL 18, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                               Page
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of September 30, 1997             B-2


   Pro Forma Consolidated Statement of Earnings for the nine months ended
      September 30, 1997                                                     B-3

   Pro Forma Consolidated Statement of Earnings for the year ended
      December 31, 1996                                                      B-4

   Notes to Pro Forma Consolidated Financial Statements for the
      nine months ended September 30, 1997 and the year ended
      December 31, 1996                                                      B-5

Updated Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of September 30, 1997
      and December 31, 1996                                                  B-9

   Condensed Consolidated Statements of Earnings for the nine months
      ended September 30, 1997 and 1996                                      B-10

   Condensed Consolidated Statements of Stockholders' Equity for the
      nine months ended September 30, 1997 and the year ended
      December 31, 1996                                                      B-11

   Condensed Consolidated Statements of Cash Flows for the nine months
      ended September 30, 1997 and 1996                                      B-12

   Notes to Condensed Consolidated Financial Statements for the nine
      months ended September 30, 1997 and 1996                               B-14

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through September 30, 1997, including the receipt of $288,474,843 in gross offering proceeds from the sale of 28,847,485 shares of common stock and the application of such proceeds to purchase 212 properties (including 154 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 13 properties which consist of building only and 44 properties which consist of land only), 16 of which were under construction at September 30, 1997, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $73,290,021 in gross offering proceeds from the sale of 7,329,002 additional shares of common stock during the period October 1, 1997 through December 31, 1997, (iii) the application of such funds to purchase 32 additional properties acquired during the period October 1, 1997 through December 31, 1997 (seven properties which consist of building only and 25 properties which consist of land and building, including seven of which are under construction), to pay additional costs for the 16 properties under construction at September 30, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of September 30, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii), and (iii) above, as if they had occurred on September 30, 1997.

         The Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for eight of the properties that were acquired by the Company during the period January 1, 1996 through December 31, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through December 31, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997



                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                          ----------            -----------           ---------

Land and buildings on operating
  leases, less accumulated
  depreciation                                           $170,249,188          $ 37,074,307 (a)      $207,323,494
Net investment in direct
  financing leases (b)                                     39,344,776             9,818,586 (a)        49,163,362
Cash and cash equivalents                                  41,324,755             6,432,770 (a)        47,757,525
Restricted cash                                            16,014,345                                  16,014,345
Receivables, less allowance for
  doubtful accounts                                           736,931                                     736,931
Mortgage notes receivable                                  17,657,131                                  17,657,131
Organization costs, less
  accumulated amortization                                     10,682                                      10,682
Loan costs, less accumulated
  amortization                                                 46,214                                      46,214
Accrued rental income                                       1,320,957                                   1,320,957
Other assets                                                1,446,066               913,666 (a)         2,359,733
                                                         ------------          ------------           ------------

                                                         $288,151,045          $ 54,239,329          $342,390,374
                                                         ============         =============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                                           $ 17,990,638                                $ 17,990,638
  Accrued interest payable                                     28,456                                      28,456
  Accrued construction costs
    payable                                                11,080,621          $(11,080,621)(a)               -
  Accounts payable and other
    accrued expenses                                          139,471                                     139,471
  Due to related parties                                    1,148,881                                   1,148,881
  Rents paid in advance                                       700,171                                     700,171
  Deferred rental income                                    1,167,099                91,831 (a)         1,258,930
  Other payables                                                6,058                                       6,058
                                                         ------------         --------------          -------------
      Total liabilities                                    32,261,395           (10,988,790)           21,272,605
                                                         ------------         --------------           -------------

Minority interest                                             286,372                                     286,372
                                                         ------------         --------------           ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    28,867,485 shares; issued and
    outstanding, as adjusted,
    36,196,487 shares                                         288,675                73,290 (a)           361,965
  Capital in excess of par value                          257,416,712            65,154,829 (a)       322,571,541
  Accumulated distributions in
    excess of net earnings                                 (2,102,109)                                 (2,102,109)

                                                          255,603,278            65,228,119           320,831,397
                                                         ------------           ------------           ------------

                                                         $288,151,045          $ 54,239,329           $342,390,374
                                                         ============         =============           ============









See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997



                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------

Revenues:
  Rental income from
    operating leases                                         $7,826,671          $    15,697 (1)       $7,842,368
  Earned income from
    direct financing leases (2)                               1,809,955                                 1,809,955
  Interest income from
    mortgage notes receivable                                 1,252,326                                 1,252,326
  Other interest and income                                   1,363,498               (9,063)(3)        1,354,435
                                                             ----------           ----------           ----------
                                                             12,252,450                6,634           12,259,084
                                                             ----------           -----------          ----------

Expenses:
  General operating and
    administrative                                              664,585                                   664,585
  Professional services                                          53,334                                    53,334
  Asset and mortgage management
    fees to related party                                       493,921                  873 (4)          494,794
  State and other taxes                                         173,604                                   173,604
  Depreciation and amortization                               1,105,611                3,456 (6)        1,109,067
                                                             ----------           ----------           ----------
                                                              2,491,055                4,329            2,495,384
                                                             ----------           ----------           ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  9,761,395                2,305            9,763,700

Minority Interest in Income of
  Consolidated Joint Venture                                    (23,586)                                  (23,586)
                                                              ---------          -----------             ---------

Net Earnings                                                 $9,737,809          $     2,305           $9,740,114
                                                             ==========          ===========            ==========

Earnings Per Share of
  Common Stock (7)                                           $     0.48                                $     0.48
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                            20,368,867                                20,368,867
                                                             ==========                                ==========







See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996



                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                         $3,717,886           $   62,167 (1)       $3,780,053
  Earned income from
    direct financing leases (2)                                 625,492               34,282 (1)          659,774
  Contingent rental income                                       13,920                                    13,920
  Interest income from
    mortgage notes receivable                                 1,069,349                                 1,069,349
  Other interest and income                                     780,037              (24,826)(3)          755,211
                                                             ----------           ----------           ----------
                                                              6,206,684               71,623            6,278,307
                                                             ----------           ----------           ----------

Expenses:
  General operating and
    administrative                                              542,564                                   542,564
  Professional services                                          58,976                                    58,976
  Asset and mortgage management
    fees to related party                                       251,200                5,435 (4)          256,635
  State and other taxes                                          56,184                1,218 (5)           57,402
  Depreciation and amortization                                 521,871                6,852 (6)          528,723
                                                             ----------           ----------           ----------
                                                              1,430,795               13,505            1,444,300
                                                             ----------           ----------           ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889               58,118            4,834,007

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)                                  (29,927)
                                                             ----------           ----------            ----------

Net Earnings                                                 $4,745,962           $   58,118           $4,804,080
                                                             ==========           ==========           ==========

Earnings Per Share of
  Common Stock (7)                                           $     0.59                                $     0.60
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                             8,071,670                                 8,071,670
                                                             ==========                                ==========







See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $73,290,021 from the issuance of 7,329,002 shares of common stock during the period October 1, 1997 through December 31, 1997 and the receipt of $91,831 of rental income during construction (capitalized as deferred rental income) used (i) to acquire 32 properties for $38,590,558 of which seven properties consist of building only and 25 properties consist of land and building, (ii) to fund estimated construction costs of $16,998,571 ($11,080,621 of which was accrued as construction costs payable at September 30, 1997) relating to 16 wholly owned properties under construction at September 30, 1997, (iii) to pay acquisition fees of $3,298,051 ($2,384,385 of which was allocated to properties and $913,666 of which was classified as other assets and will be allocated to future properties) and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $8,061,902, which have been netted against capital in excess of par value, leaving $6,432,770 in cash and cash equivalents available for future investment.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------   -----------------       ------
         Black-eyed Pea in Albuquerque, NM (#1)                     667,290               35,748            703,038
         Black-eyed Pea in Albuquerque, NM (#2)                     666,355               35,698            702,053
         Black-eyed Pea in Dallas, TX                               660,748               35,397            696,145
         Black-eyed Pea in Forestville, MD                          643,925               34,496            678,421
         Black-eyed Pea in Houston, TX                              648,599               34,745            683,344
         Black-eyed Pea in Waco, TX                                 661,682               35,447            697,129
         Black-eyed Pea in Wichita, KS                              660,748               35,397            696,145
         Golden Corral in Olathe, KS                              1,557,340               83,429          1,640,769
         Jack in the Box in Florissant, MO                        1,078,237               57,763          1,136,000
         Jack in the Box in Folsom, CA                            1,266,379               67,842          1,334,221
         On the Border in San Antonio, TX                         1,200,597               64,318          1,264,915
         Ground Round in Allentown, PA                            1,220,261               65,372          1,285,633
         Ground Round in Colerain, OH                               772,227               41,369            813,596
         Ground Round in Crystal, MN                                758,591               40,638            799,229
         Ground Round in Dubuque, IA                              1,422,227               76,191          1,498,418
         Ground Round in Gloucester, NJ                             899,500               48,187            947,687
         Ground Round in Janesville, WI                             944,955               50,623            995,578
         Ground Round in Kalamazoo, MI                              944,955               50,623            995,578
         Ground Round in Parma, OH                                1,117,682               59,875          1,177,557
         Ground Round in Reading, PA                              1,439,051               77,092          1,516,143
         Ground Round in Waterloo, IA                             1,035,864               55,493          1,091,357
         Ground Round in Wauwatosa, WI                            1,354,044               72,539          1,426,583
         Ground Round in Ewing, NJ                                  999,500               53,544          1,053,044
         Wendy's in Westlake Village, CA                          1,439,389               77,110          1,516,499
         Ground Round in Nanuet, NY                                 926,773               49,649            976,422
         Ground Round in Muskogee, OK                             1,180,463               63,239          1,243,702
         Golden Corral in Council Bluffs, IA                      1,460,301               78,230          1,538,531
         Jack in the Box in Los Angeles, CA                       1,341,495               71,866          1,413,361
         Chevy's Fresh Mex in Arapahoe, CO                        2,521,428              135,077          2,656,505
         Chevy's Fresh Mex in Beaverton, OR                       2,477,078              132,701          2,609,779
         Chevy's Fresh Mex in Greenbelt, MD                       2,288,676              122,608          2,411,284
         Chevy's Fresh Mex in Lake Oswego, OR                     2,334,198              125,046          2,459,244
         16 wholly owned properties under
           construction at September 30, 1997                     5,917,950              317,033          6,234,983
                                                                -----------          -----------        -----------

                                                                $44,508,508          $ 2,384,385        $46,892,893
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
              Land and buildings on operating leases                                                    $37,074,307
              Net investment in direct financing leases                                                   9,818,586
                                                                                                        -----------
                                                                                                        $46,892,893
                                                                                                        ===========


                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for eight of the properties acquired during the period January 1, 1996 through December 31, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the eight Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.



                                                                                             Date Pro Forma
                                                                 Date Placed                 Property Became
                                                                 in Service                  Operational as
                                                                By the Company               Rental Property
                                                                --------------               ---------------


               Mr. Fable's in Grand
                 Rapids, MI                                       March 1996                 January 1996
               Denny's in McKinney, TX                             June 1996                 January 1996
               Boston Market in Merced, CA                       October 1996                  July 1996
               Boston Market in
                 St. Joseph, MO                                  December 1996                 June 1996
               Burger King in Kent, OH                           February 1997               December 1996
               Golden Corral in
                 Hopkinsville, KY                              February 19, 1997           February 18, 1997
               Jack in the Box in
                 Folsom, CA                                      October 1997               September 1997
               Jack in the Box in
                 Los Angeles, CA                                 December 1997              September 1997



         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Statement of Earnings - Continued:

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the nine months ended September 30, 1997 and the year ended December 31, 1996.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the nine months ended September 30, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $873,000 and $3,509,000 for the Pro Forma Properties for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 1997 and the year ended December 31, 1996.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                               September 30,          December 31,
               ASSETS                                                              1997                   1996
                                                                               -------------          --------

Land and buildings on operating leases,
  less accumulated depreciation                                                 $170,249,188          $ 60,243,146
Net investment in direct financing leases                                         39,344,776            15,204,972
Cash and cash equivalents                                                         41,324,755            42,450,088
Restricted cash                                                                   16,014,345                    -
Receivables, less allowance for doubtful
  accounts of $11,177 and $2,857                                                     736,931               142,389
Mortgage notes receivable                                                         17,657,131            13,389,607
Organization costs, less accumulated
  amortization of $9,318 and $6,318                                                   10,682                13,682
Loan costs, less accumulated amortization
  of $54,420 and $22,034                                                              46,214                32,499
Accrued rental income                                                              1,320,957               422,076
Other assets                                                                       1,446,066             2,926,589
                                                                                ------------          ------------

                                                                                $288,151,045          $134,825,048
                                                                                ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                                                    $ 17,990,638          $  3,521,816
Accrued interest payable                                                              28,456                13,164
Accrued construction costs payable                                                11,080,621             6,587,573
Accounts payable and accrued expenses                                                139,471                79,817
Due to related parties                                                             1,148,881               997,084
Rents paid in advance                                                                700,171               118,900
Deferred rental income                                                             1,167,099               335,849
Other payables                                                                         6,058                15,117
                                                                                ------------          ------------
      Total liabilities                                                           32,261,395            11,669,320
                                                                                ------------          ------------

Minority interest                                                                    286,372               288,301
                                                                                ------------          ------------

Commitments (Note 13)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                                                -                     -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    shares                                                                                -                     -
  Common stock, $0.01 par value per share.
    Authorized 75,000,000 shares, issued
    and outstanding 28,867,485 and
    13,944,715, respectively                                                         288,675               139,447
  Capital in excess of par value                                                 257,416,712           123,687,929
  Accumulated distributions in excess of
    net earnings                                                                  (2,102,109)             (959,949)
                                                                                ------------          ------------
      Total stockholders' equity                                                 255,603,278           122,867,427
                                                                                ------------          ------------

                                                                                $288,151,045          $134,825,048
                                                                                ============          ============






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS



                                                         Quarter Ended                     Nine Months Ended
                                                         September 30,                       September 30,
                                                     1997             1996               1997              1996
                                                  ----------       ----------         ----------        -------


Revenues:
  Rental income from
    operating leases                              $3,819,866       $  724,958         $7,826,671        $2,342,959
  Earned income from
    direct financing
    leases                                           851,463          238,723          1,809,955           324,907
  Interest income from
    mortgage notes
    receivable                                       437,134          330,880          1,252,326           796,378
  Other interest and
    income                                           428,753          207,681          1,363,498           419,470
                                                  ----------       ----------         ----------        ----------
                                                   5,537,216        1,502,242         12,252,450         3,883,714
                                                  ----------       ----------         ----------        ----------

Expenses:
  General operating and
    administrative                                   183,374          176,418            664,585           449,315
  Professional services                                8,655            1,710             53,334            50,101
  Asset and mortgage
    management fees to
    related party                                    234,665           78,100            493,921           175,773
  State and other taxes                               65,741           27,982            173,604            40,366
  Depreciation and
    amortization                                     526,207          150,051          1,105,611           388,813
                                                  ----------       ----------         ----------        ----------
                                                   1,018,642          434,261          2,491,055         1,104,368
                                                  ----------       ----------         ----------        ----------

Earnings Before Minority
  Interest in Loss (Income)
  of Consolidated Joint
  Venture                                          4,518,574        1,067,981          9,761,395         2,779,346

Minority Interest in
  Loss (Income) of
  Consolidated Joint
  Venture                                             (7,860)              736           (23,586)          (21,587)
                                                  ----------        ----------        ----------        ----------

Net Earnings                                      $4,510,714       $1,068,717         $9,737,809        $2,757,759
                                                  ==========       ==========         ==========        ==========

Earnings Per Share of
  Common Stock                                    $     0.18       $     0.12         $     0.48        $     0.41
                                                  ==========       ==========         ==========        ==========

Weighted Average Number
  of Shares of Common
  Stock Outstanding                               25,371,886        8,993,595         20,368,867         6,771,120
                                                  ==========       ==========         ==========        ==========






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    Nine Months Ended September 30, 1997 and
                          Year Ended December 31, 1996



                                                                                   Accumulated
                                                                                  distributions
                                               Common stock      Capital in         in excess
                                   Number         Par            excess of            of net
                                 of shares       value           par value           earnings             Total
                                 -----------    -------         -----------       --------------      ------------

Balance at
  December 31, 1995               3,865,416     $ 38,654       $ 32,211,833       $   (269,839)       $ 31,980,648

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                           10,079,299      100,793        100,692,198                 -          100,792,991

Stock issuance
  costs                                  -            -          (9,216,102)                -           (9,216,102)

Net earnings                             -            -                  -           4,745,962           4,745,962

Distributions
  declared and
  paid ($0.71
  per share)                             -            -                  -          (5,436,072)         (5,436,072)
                                 ----------     --------       ------------       ------------        ------------

Balance at
  December 31, 1996              13,944,715      139,447        123,687,929           (959,949)        122,867,427

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                           14,922,770      149,228        149,078,567                 -          149,227,795

Stock issuance
  costs                                  -            -         (15,349,784)                -          (15,349,784)

Net earnings                             -            -                  -           9,737,809           9,737,809

Distributions
  declared and
  paid ($0.55
  per share)                             -            -                  -         (10,879,969)        (10,879,969)
                                 ----------     --------       ------------       ------------        ------------

Balance at
  September 30, 1997             28,867,485     $288,675       $257,416,712       $ (2,102,109)       $255,603,278
                                 ==========     ========       ============       ============        ============





     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                        Nine Months Ended
                                                                                           September 30,
                                                                                  1997                    1996
                                                                              ------------            --------

Increase (Decrease) in Cash and Cash
  Equivalents:

    Net Cash Provided by Operating
      Activities                                                              $ 10,800,147            $  3,244,519
                                                                              ------------            ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings
        on operating leases                                                   (106,915,605)            (27,023,938)
      Investment in direct financing
        leases                                                                 (28,977,515)             (9,406,953)
      Proceeds from sale of buildings and
        equipment under direct financing
        leases                                                                   7,251,511                      -
      Investment in mortgage notes
        receivable                                                              (4,443,982)            (12,363,000)
      Collection of deferred financing
        income                                                                      42,000                  43,270
      Collection on mortgage notes
        receivable                                                                 186,135                  86,815
      Increase in restricted cash                                              (16,014,345)                     -
      Increase in other assets                                                          -                 (877,463)
                                                                              ------------            ------------
          Net cash used in investing
            activities                                                        (148,871,801)            (49,541,269)
                                                                              ------------            ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition and
        stock issuance costs paid by
        related parties on behalf of
        the Company                                                             (2,244,153)               (765,996)
      Proceeds of borrowing on line
        of credit                                                               16,253,399               2,417,572
      Payment on line of credit                                                 (1,784,577)                (41,337)
      Payment of loan costs                                                        (46,101)                (53,500)
      Contribution from minority
        interest of consolidated
        joint venture                                                                   -                   97,419
      Subscriptions received from
        stockholders                                                           149,227,795              64,506,734
      Distributions to minority interest                                           (25,515)                (30,626)
      Distributions to stockholders                                            (10,879,969)             (3,406,759)
      Payment of stock issuance costs                                          (13,584,558)             (5,680,757)
      Other                                                                         30,000                   2,550
                                                                              ------------            ------------
          Net cash provided by
            financing activities                                               136,946,321              57,045,300
                                                                              ------------            ------------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                                                   (1,125,333)             10,748,550

Cash and Cash Equivalents at Beginning
  of Period                                                                     42,450,088              11,508,445
                                                                              ------------            ------------

Cash and Cash Equivalents at End
  of Period                                                                   $ 41,324,755            $ 22,256,995
                                                                              ============            ============


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                                  1997                    1996
                                                                              ------------            --------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition and stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                                                     $    428,114            $    136,341
        Stock issuance costs                                                     1,794,722                 615,600
                                                                              ------------            ------------

                                                                              $  2,222,836            $    751,941
                                                                              ============            ============



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 1997 and 1996



1.       Organization and Nature of Business:

         CNL American Properties Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, familystyle and casual dining restaurant chains. The Company may provide financing ("Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company may offer furniture, fixtures and equipment financing through leases or loans ("Secured Equipment Leases") to operators of restaurant chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 1997, may not be indicative of the results that may be expected for the year ending December 31, 1997. Amounts as of December 31, 1996, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1996.

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany balances and transactions have been eliminated.

         Certain items in the prior year's financial statements have been reclassified to conform with the 1997 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


2.       Basis of Presentation - Continued:

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company will adopt this Standard in 1997 and does not expect a material effect, if any, on the Company's earnings per share.

3.       Leases:

         The Company leases its land, buildings and equipment subject to Secured Equipment Leases to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 174 of the Company's Properties have been classified as operating leases (including the leases relating to 16 properties under construction as of September 30, 1997) and the leases relating to 40 Properties and 21 Secured Equipment Leases have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portions of 26 of these leases are accounted for as operating leases.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at:

                                        September 30,            December 31,
                                            1997                     1996
                                        -------------            ------------

                  Land                   $ 93,077,670            $ 33,850,436
                  Buildings                71,892,658              24,152,610
                                         ------------            ------------
                                          164,970,328              58,003,046
                  Less accumulated
                    depreciation           (1,707,889)               (611,396)
                                         ------------            ------------
                                          163,262,439              57,391,650
                  Construction in
                    progress                6,986,749               2,851,496
                                         ------------            ------------

                                         $170,249,188            $ 60,243,146
                                         ============            ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


4.       Land and Buildings on Operating Leases - Continued:

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the nine months ended September 30, 1997 and 1996, the Company recognized $1,259,180 and $275,422, respectively, of such rental income, $643,153 and $99,342 of which was earned during the quarters ended September 30, 1997 and 1996, respectively.

         In May 1997, the Company sold four of its Properties and the equipment relating to two Secured Equipment Leases to a tenant. The Company received net proceeds of approximately $6,216,400, which were equal to the carrying value of the Properties and the equipment at the time of the sale. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the equipment to repay amounts previously advanced under its line of credit (see Note 8). The Company intends to reinvest the proceeds from the sale of Properties in additional Properties.

         In July 1997, the Company acquired a Property and then sold it to a tenant. The Company received net proceeds of approximately $1,035,000, which were equal to the carrying value of the Property at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The Company intends to reinvest the proceeds from the sale of this Property in an additional Property.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at September 30, 1997:

                  1997                                      $  3,802,503
                  1998                                        15,515,073
                  1999                                        15,601,068
                  2000                                        15,557,858
                  2001                                        15,777,481
                  Thereafter                                 236,483,012
                                                            ------------

                                                            $302,736,995
                                                            ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


4.       Land and Buildings on Operating Leases - Continued:

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on the percentage of the tenant's gross sales. These amounts do not include minimum lease payments that will become due when Properties under development are completed (See Note 13).

5.       Net Investment in Direct Financing Leases:

         The following lists the components of the net investment in direct financing leases at:

                                              September 30,      December 31,
                                                   1997              1996
                                              ------------       ------------

                  Minimum lease payments
                    receivable                 $ 82,112,142      $ 30,162,465
                  Estimated residual
                    values                        6,465,836         1,346,332
                  Secured equipment lease
                    interest receivable              58,072            18,286
                  Less unearned income          (49,291,274)      (16,322,111)
                                               ------------      ------------

                  Net investment in
                    direct financing
                    leases                     $ 39,344,776      $ 15,204,972
                                               ============      ============

         The following is a schedule of future minimum lease payments to be received on the direct financing leases at September 30, 1997:

                  1997                                 $ 1,400,937
                  1998                                   5,603,745
                  1999                                   5,603,745
                  2000                                   5,603,745
                  2001                                   5,375,677
                  Thereafter                            58,524,293
                                                       -----------

                                                       $82,112,142
                                                       ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


6.       Restricted Cash:

         As of September 30, 1997, the proceeds from amounts advanced under the line of credit (see Note 8) of $11,404,999 plus net offering proceeds of $4,609,346, were being held in an interest-bearing, escrow account pending the release of the funds to provide equipment financing and to purchase seven Properties consisting of building only, respectively (see Note 14).

7.       Mortgage Notes Receivable:

         In March 1997, in connection with the acquisition of land for nine Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $4,200,000, collateralized by a mortgage on the buildings on the nine Pizza Hut Properties and two additional Pizza Hut buildings. The promissory note bears interest at a rate of 10.5% per annum and is being collected in 240 equal monthly installments of $41,943.

         Mortgage notes receivable consisted of the following at:

                                                September 30,    December 31,
                                                    1997            1996
                                                ------------     ------------

                  Outstanding principal           $16,727,015    $12,713,151
                  Accrued interest income              78,705         35,285
                  Deferred financing
                    income                            (86,512)       (46,268)
                  Unamortized loan costs              937,923        687,439
                                                  -----------    -----------

                                                  $17,657,131    $13,389,607
                                                  ===========    ===========

         Management believes that the estimated fair value of mortgage notes receivable at September 30, 1997, approximates the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

8.       Note Payable:

         On August 20, 1997, the Company's $15 million line of credit was amended and restated to enable the Company to receive advances on a revolving $35 million unsecured line of credit (the "Line of Credit") to provide equipment financing and to purchase and develop Properties and fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


8.       Note Payable - Continued:

         bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         As of September 30, 1997, $17,990,638 of principal was outstanding relating to the Line of Credit, plus $28,456 of accrued interest. As of September 30, 1997, the interest rate on amounts outstanding under the Line of Credit was 7.306% (LIBOR plus 1.65%). The Company believes, based on current terms, that the carrying value of the Line of Credit at September 30, 1997, approximates fair value.

         Interest costs (including amortization of loan costs) incurred for the quarter and nine months ended September 30, 1997, were $114,546 and $325,088, respectively, all of which were capitalized as part of the cost of buildings under construction.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of aggregate gross offering proceeds received from the sale of shares of the Company.

         During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company incurred $15,349,784 and $9,216,102, respectively, in stock issuance costs, including $11,938,224 and $8,063,439, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 11). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


10.      Distributions:

         For the nine months ended September 30, 1997 and 1996, approximately 92 and 88 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 8 and 12 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 1997 and 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 1997, may not be indicative of the results that may be expected for the year ending December 31, 1997.

11.      Related Party Transactions:

         During the nine months ended September 30, 1997, the Company incurred $11,192,085 in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of this amount ($10,427,281) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be re-allowed to other broker-dealers. During the nine months ended September 30, 1997, the Company incurred $746,139 of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of these Properties and structuring the terms of the Mortgage Loans. This fee is equal to 4.5% of the total amount raised from the sale of shares. During the nine months ended September 30, 1997, the Company incurred $6,715,251 of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development fees payable to affiliates of

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


11.      Related Party Transactions - Continued:

         the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the nine months ended September 30, 1997, and 1996, the Company incurred $369,570 of such fees relating to six Properties and $159,350 of such fees relating to three Properties, respectively.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time Secured Equipment Lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the nine months ended September 30, 1997 and 1996, the Company incurred $90,592 and $45,430, respectively, in Secured Equipment Lease servicing fees.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the preceding month. The real estate asset value represents the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 1997 and 1996, the Company incurred $558,319 and $181,497, respectively, of such fees, $64,398 and $5,724, respectively, of which was capitalized as part of the cost of the buildings for Properties under construction.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


11.      Related Party Transactions - Continued

         The Advisor and its affiliates provide accounting and administrative services to the Company on a day-to-day basis as well as services in connection with the offerings of shares. For the nine months ended September 30, 1997 and 1996, the expenses incurred for these services were classified as follows:

                                                     1997               1996
                                                  ----------         -------

                  Stock issuance costs            $1,259,411         $ 558,383
                  General operating and
                    administrative expenses          389,806           236,191
                                                  ----------         ---------

                                                  $1,649,217         $ 794,574
                                                  ==========         =========

         For the periods ended September 30, 1997 and 1996, the Company acquired two Properties for approximately $1,773,300 and three Properties for approximately $2,358,000, respectively, from affiliates of the Company. The affiliates had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate, including its carrying costs, or the Property's appraised value.

         The due to related parties consisted of the following at:

                                                    September 30,   December 31,
                                                        1997            1996
                                                    ------------    ------------
                  Due to the Advisor:
                    Expenditures incurred
                      on behalf of the
                      Company and accounting
                      and administrative
                      services                       $  158,971    $  199,068
                    Acquisition fees                    530,243       383,210
                                                     ----------    ----------
                                                        689,214       582,278
                                                     ----------    ----------

                  Due to CNL Securities Corp:
                    Commissions                         427,142       372,227
                    Marketing support and due
                      diligence expense reim-
                      bursement fees                     32,525        42,579
                                                     ----------    ----------
                                                        459,667       414,806
                                                     ----------    ----------

                                                     $1,148,881    $  997,084
                                                     ==========    ==========

                       CNL AMERICAN PROPERTIES FUND, INC
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


12.      Concentration of Credit Risk:

         The following schedule presents total rental, earned, and interest income from individual lessees, or affiliated groups of lessees, each representing more than ten percent of the Company's total rental, earned, and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the nine month periods ended September 30:

                                                      1997           1996
                                                   ----------      -------

                  Castle Hill Holdings V,
                    L.L.C., Castle Hill
                    Holdings VI, L.L.C., and
                    Castle Hill Holdings VII,      $1,950,890     $  442,877
                      L.L.C.
                  Foodmaker, Inc.                   1,181,907        176,582
                  Golden Corral Corporation           641,879        432,210

         In addition, the following schedule presents total rental, earned, and interest income from individual restaurant chains, each representing more than ten percent of the Company's rental, earned, and interest income, for at least one of the nine month periods ended September 30:

                                                      1997            1996
                                                   ----------      -------

                  Pizza Hut                        $1,950,890      $  442,877
                  Golden Corral Family
                    Steakhouse Restaurants          1,767,534         827,289
                  Jack in the Box                   1,162,274         176,582
                  Boston Market                     1,482,990         276,370

         Although the Company's Properties are geographically diverse and the Company's lessees and borrowers operate a variety of restaurant concepts, failure of any one of these restaurant chains or any one of these lessees or borrowers that contributes more than ten percent of the Company's rental, earned and interest income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996

13.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $20,121,000, of which approximately $13,390,000 in land and other costs had been incurred as of September 30, 1997. The buildings currently under construction are expected to be operational by March 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

14.      Subsequent Events:

         During the period October 1, 1997 through October 31, 1997, the Company received subscription proceeds for an additional 2,472,810 shares ($24,728,101) of common stock.

         On October 1, 1997, the Company declared distributions of $1,845,170 or $0.06354 per share of common stock, payable in December 1997 to stockholders of record on October 1, 1997.

         On October 1, 1997, the escrow agent released the $16,014,345 that was held in escrow as of on September 30, 1997 (see Note 6) to provide equipment financing and to purchase seven Properties.

         During the period October 1, 1997 through October 31, 1997, the Company acquired 22 Properties (three on which restaurants are being constructed and two Properties which were acquired from an affiliate for approximately $2,340,000) for cash at a total cost of approximately $19,700,000 (including the seven Properties acquired with proceeds held in escrow at September 30, 1997, as described above). The affiliate had purchased and temporarily held title to the two Properties in order to facilitate the acquisition of the Properties by the Company. The two Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate, including its carrying costs, or the Property's appraised value. In connection with the purchase of each of the 22 Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by April 1998. Additionally, during this period, the Company provided equipment financing with a total cost of approximately $14,200,000.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


14.      Subsequent Events - Continued:

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock (the "Subsequent Offering") in an offering expected to commence immediately following the termination of the Company's current offering of shares. Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the managing dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for offering expenses, will be the same as those for the Company's current offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans.

                                  ADDENDUM TO
                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                     THE FOLLOWING INFORMATION UPDATES AND
                     REPLACES THE CORRESPONDING INFORMATION
                          IN EXHIBIT C TO THE ATTACHED
                        PROSPECTUS, DATED APRIL 18, 1997

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food, family-style and casual dining restaurant chains.

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Partnerships included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1997. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1997, of the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table includes a summary of income or loss of the Prior Public Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed public programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between July 1992 and June 30, 1997.

         This Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS





                                      CNL Income      CNL Income      CNL Income     CNL Income
                                       Fund XI,        Fund XII,      Fund XIII,      Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                      ----------      ----------      ----------     ----------
Dollar amount offered                $40,000,000     $45,000,000     $40,000,000    $45,000,000
                                     ===========     ===========     ===========    ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                        --              --              --             --
                                     -----------     -----------     -----------    -----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Acquisition costs:

  Cash down payment                         83.0%           83.0%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.5            5.5
  Loan costs                                  --              --              --             --
                                     -----------     -----------     -----------     ----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                          --              --              --             --

Date offering began                      3/18/92         9/29/92         3/31/93        8/27/93

Length of offering (in
  months)                                      6               6               5              6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        6              11              10             11


                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                                  (continued)





                                       CNL Income      CNL Income      CNL Income     CNL Income
                                        Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                          Ltd.            Ltd.            Ltd.            Ltd.
                                       ----------      ----------     -----------    ------------
                                                                                        (Note 1)
Dollar amount offered                 $40,000,000     $45,000,000     $30,000,000
                                      ===========     ===========     ===========

Dollar amount raised                        100.0%          100.0%          100.0%
                                      -----------     -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                            (8.5)           (8.5)           (8.5)
  Organizational expenses                    (3.0)           (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                                (0.5)           (0.5)           (0.5)
                                      -----------     -----------     -----------
                                            (12.0)          (12.0)          (12.0)
                                      -----------     -----------     -----------
Reserve for operations                         --              --              --
                                      -----------     -----------     -----------

Percent available for
  investment                                 88.0%           88.0%           88.0%
                                      ===========     ===========     ===========

Acquisition costs:

  Cash down payment                          82.5%           82.5%           83.5%
  Acquisition fees paid
    to affiliates                             5.5             5.5             4.5
  Loan costs                                   --              --              --
                                      -----------     -----------     -----------

Total acquisition costs                      88.0%           88.0%           88.0%
                                      ===========     ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                           --              --              --

Date offering began                       2/23/94         9/02/94         9/02/95

Length of offering (in
  months)                                       6               9              12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        10              11              15


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 and $35,000,000, respectively, of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR



                                  CNL Income    CNL Income    CNL Income    CNL Income
                                   Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                     Ltd.          Ltd.          Ltd.          Ltd.
                                 -----------   -----------   -----------   -----------

Date offering commenced              3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised             $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                 ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                    3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                -             -             -             -
    Acquisition fees               2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)         200,000       225,000       200,000       225,000
                                 -----------   -----------   -----------   -----------
Total amount paid to sponsor       5,600,000     6,300,000     5,800,000     6,525,000
                                 ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                1,841,174     1,981,123     1,708,175     1,856,053
    1996                           3,734,852     4,089,655     3,494,528     3,841,163
    1995                           3,758,271     3,928,473     3,482,461     3,823,939
    1994                           3,574,474     3,933,486     3,232,046     2,897,432
    1993                           3,434,512     3,320,549     1,148,550       329,957
    1992                           1,525,462        63,401             -             -
    1991                                   -             -             -             -
    1990                                   -             -             -             -
    1989                                   -             -             -             -
    1988                                   -             -             -             -
    1987                                   -             -             -             -
    1986                                   -             -             -             -
    1985                                   -             -             -             -
    1984                                   -             -             -             -
    1983                                   -             -             -             -
    1982                                   -             -             -             -
    1981                                   -             -             -             -
    1980                                   -             -             -             -
    1979                                   -             -             -             -
    1978                                   -             -             -             -
Amount paid to sponsor from
   operations (administrative,
   accounting and management
   fees):
    1997 (6 months)                   48,260        49,885        48,767        48,170
    1996                             133,138       137,966       126,947       134,867
    1995                             106,086       109,111       103,083       114,095
    1994                              76,533        84,524        83,046        84,801
    1993                              78,926        73,789        27,003         8,220
    1992                              30,237         2,031             -             -
    1991                                   -             -             -             -
    1990                                   -             -             -             -
    1989                                   -             -             -             -
    1988                                   -             -             -             -
    1987                                   -             -             -             -
    1986                                   -             -             -             -
    1985                                   -             -             -             -
    1984                                   -             -             -             -
    1983                                   -             -             -             -
    1982                                   -             -             -             -
    1981                                   -             -             -             -
    1980                                   -             -             -             -
    1979                                   -             -             -             -
    1978                                   -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                           1,044,750     1,640,000       836,411     3,196,603
    Notes                                  -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                -             -             -             -
   Incentive fees                          -             -             -             -
   Other                                   -             -             -             -


                                    TABLE II
                            COMPENSATION TO SPONSOR
                                  (continued)




                                   CNL Income   CNL Income    CNL Income     CNL Income
                                    Fund XV,     Fund XVI,     Fund XVII,    Fund XVIII,
                                      Ltd.         Ltd.            Ltd.          Ltd.
                                  -----------   -----------   -----------  -------------
                                                                               (Note 1)
Date offering commenced               2/23/94       9/02/94       9/02/95
Dollar amount raised              $40,000,000   $45,000,000   $30,000,000
                                  ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                     3,400,000     3,825,000     2,550,000
    Real estate commissions                 -             -             -
    Acquisition fees                2,200,000     2,475,000     1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)          200,000       225,000       150,000
                                  -----------   -----------   -----------
Total amount paid to sponsor        5,800,000     6,525,000     4,050,000
                                  ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                 1,716,242     1,938,911     1,232,910
    1996                            3,557,073     3,911,609     1,340,159
    1995                            3,361,477     2,619,840        11,671
    1994                            1,154,454       212,171             -
    1993                                    -             -             -
    1992                                    -             -             -
    1991                                    -             -             -
    1990                                    -             -             -
    1989                                    -             -             -
    1988                                    -             -             -
    1987                                    -             -             -
    1986                                    -             -             -
    1985                                    -             -             -
    1984                                    -             -             -
    1983                                    -             -             -
    1982                                    -             -             -
    1981                                    -             -             -
    1980                                    -             -             -
    1979                                    -             -             -
    1978                                    -             -             -
Amount paid to sponsor from
   operations (administrative,
   accounting and management
   fees):
    1997 (6 months)                    42,619        50,756        53,768
    1996                              122,391       157,883       107,211
    1995                              122,107       138,445         2,659
    1994                               37,620         7,023             -
    1993                                    -             -             -
    1992                                    -             -             -
    1991                                    -             -             -
    1990                                    -             -             -
    1989                                    -             -             -
    1988                                    -             -             -
    1987                                    -             -             -
    1986                                    -             -             -
    1985                                    -             -             -
    1984                                    -             -             -
    1983                                    -             -             -
    1982                                    -             -             -
    1981                                    -             -             -
    1980                                    -             -             -
    1979                                    -             -             -
    1978                                    -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                            3,312,297     1,385,384             -
    Notes                                   -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                 -             -             -
   Incentive fees                           -             -             -
   Other                                    -             -             -


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 and $35,000, respectively, of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of June 30, 1997, CNL Income Fund
         XVIII, Ltd. had sold 2,219,221 Units, representing $22,192,212 of capital contributed by limited partners, and 17 properties had been acquired. From commencement of the offering through June 30, 1997, total selling commissions and discounts were $1,886,338, due diligence expense reimbursement fees were $110,961, and acquisition fees were $998,650, for a total amount paid to sponsor of $2,995,949. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through June 30, 1997, of $490,897. CNL Income Fund XVIII, Ltd. made payments of $33,405 to the sponsor from operations for this period.

                                    TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XI, LTD.



                                                         1991
                                                       (Note 1)        1992            1993              1994
                                                     ------------    ------------    ------------    -----------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059         119,370
Profit from sale of properties (Note 5)                         0               0               0               0
Interest income                                                 0         150,535          24,258          30,894
Less: Operating expenses                                        0         (63,390)       (206,987)       (179,717)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)        (68,936)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452       3,272,492
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026       2,947,445
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586       3,497,941
Cash generated from sales (Note 5)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)     (3,400,001)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Minority interests' capital
      contributions                                             0         426,367               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (3,922,875)              0               0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)              0
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)              0
    Increase in restricted cash                                 0               0               0               0
    Decrease in restricted cash                                 0               0               0               0
    Investment in joint ventures                                0      (1,658,925)           (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)              0
    Increase in other assets                                    0        (122,024)              0               0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)        (57,641)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987          40,299
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XI, LTD.
                                  (continued)




                                                                                      6 months
                                                         1995            1996           1997
                                                     ------------    ------------   ------------
Gross revenue                                        $  3,820,990    $  3,877,311   $  1,847,371
Equity in earnings of unconsolidated
  joint ventures                                          118,384         118,211        105,163
Profit from sale of properties (Note 5)                         0         213,685              0
Interest income                                            51,192          51,381         21,104
Less: Operating expenses                                 (237,126)       (247,569)      (136,290)
      Interest expense                                          0               0              0
      Depreciation and amortization                      (481,226)       (478,198)      (229,919)
      Minority interests in income of
        consolidated joint ventures                       (70,038)        (70,116)       (34,598)
                                                     ------------    ------------   ------------
Net income - GAAP basis                                 3,202,176       3,464,705      1,572,831
                                                     ============    ============   ============
Taxable income
  - from operations                                     2,985,221       2,965,514      1,447,710
                                                     ============    ============   ============
  - from gain on sale                                           0               0              0
                                                     ============    ============   ============
Cash generated from operations
  (Notes 2 and 4)                                       3,652,185       3,601,714      1,792,914
Cash generated from sales (Note 5)                              0       1,044,750              0
Cash generated from refinancing                                 0               0              0
                                                     ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                       3,652,185       4,646,464      1,792,914
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                         (3,500,023)     (3,540,024)    (1,790,012)
    - from sale of properties                                   0               0              0
    - from cash flow from prior period                          0               0              0
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                           152,162       1,106,440          2,902
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0              0
    General partners' capital
      contributions                                             0               0              0
    Minority interests' capital
      contributions                                             0               0              0
    Organization costs                                          0               0              0
    Syndication costs                                           0               0              0
    Acquisition of land and buildings                           0               0              0
    Investment in direct financing
      leases                                                    0               0              0
    Increase in restricted cash                                 0      (1,044,750)             0
    Decrease in restricted cash                                 0               0      1,044,750
    Investment in joint ventures                                0               0     (1,044,750)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0               0              0
    Increase in other assets                                    0               0              0
    Distributions to holders of minority
      interests                                           (54,227)        (58,718)       (29,095)
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                          97,935           2,972        (26,193)
                                                     ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            74              73             36
                                                     ============    ============   ============
  - from recapture                                              0               0              0
                                                     ============    ============   ============
Capital gain (loss)                                             0               0              0
                                                     ============    ============   ============




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%            100%






                                                                                    6 months
                                                       1995            1996           1997
                                                   ------------    ------------   -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   79              81             39
  - from capital gain                                         0               5              0
  - from investment income from
      prior period                                            9               3              2
  - from return of capital (Note 3)                           0               0              4
                                                   ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                   88              89             45
                                                   ============    ============   ============
    Source (on cash basis)
    - from sales                                              0               0              0
    - from refinancing    0                                   0               0              0
    - from operations                                        88              89             45
    - from cash flow from prior
        period                                                0               0              0
                                                   ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                   88              89             45
                                                   ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                               8.85%           8.85%          8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                      277             366            411
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                      100%             97%           100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750, resulting in a gain of $213,685 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
        1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XII, LTD.



                                                           1991
                                                          (Note 1)         1992            1993            1994
                                                        ------------   ------------    ------------    -----------
Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (Loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XII, LTD.
                                  (continued)



                                                                                       6 months
                                                          1995            1996           1997
                                                      ------------    ------------   ------------
Gross revenue                                         $  4,404,792    $  4,264,273   $  2,058,864
Equity in earnings of joint ventures                        81,582         200,499        141,356
Profit (Loss) from sale of properties
  (Note 7)                                                       0         (15,355)             0
Interest income                                             84,197          88,286         37,968
Less: Operating expenses                                  (228,404)       (279,341)      (132,808)
      Interest expense                                           0               0              0
      Depreciation and amortization                       (327,795)       (315,319)      (159,551)
                                                      ------------    ------------   ------------
Net income - GAAP basis                                  4,014,372       3,943,043      1,945,829
                                                      ============    ============   ============
Taxable income
  - from operations                                      3,262,046       3,275,495      1,617,525
                                                      ============    ============   ============
  - from gain (loss) on sale                                     0         (41,506)             0
                                                      ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                        3,819,362       3,951,689      1,931,238
Cash generated from sales (Note 7)                               0       1,640,000              0
Cash generated from refinancing                                  0               0              0
                                                      ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                        3,819,362       5,591,689      1,931,238
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                          (3,819,362)     (3,870,008)    (1,912,504)
    - from sale of properties                                    0               0              0
    - from return of capital (Note 4)                            0               0              0
    - from cash flow from prior period                      (5,645)              0              0
                                                      ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                             (5,645)      1,721,681         18,734
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                              0               0              0
    General partners' capital
      contributions                                              0               0              0
    Organization costs                                           0               0              0
    Syndication costs                                            0               0              0
    Acquisition of land and buildings                            0               0        (55,000)
    Investment in direct financing
      leases                                                     0               0              0
    Loan to tenant of joint venture,
      net of repayments                                      7,008           7,741          4,171
    Investment in joint ventures                                 0      (1,645,024)             0
    Payment of lease costs                                       0               0        (24,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                            0               0              0
    Increase in other assets                                     0               0              0
    Other                                                        0               0              0
                                                      ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                            1,363          84,398        (56,147)
                                                      ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             72              72             36
                                                      ============    ============   ============
  - from recapture                                               0               0              0
                                                      ============    ============   ============
Capital gain (loss)                                              0              (1)             0
                                                      ============    ============   ============



                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 4)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A             100%            100%            100%



                                                                                     6 months
                                                        1995            1996           1997
                                                    ------------    ------------   -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    85              86             43
  - from capital gain                                          0               0              0
  - from investment income from
      prior period                                             0               0              0
  - from return of capital (Note 3)                            0               0              0
                                                    ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                    85              86             43
                                                    ============    ============   ============
    Source (on cash basis)
    - from sales                                               0               0              0
    - from refinancing                                         0               0              0
    - from operations                                         85              86             43
    - from return of capital (Note 4)                          0               0              0
    - from cash flow from prior period                         0               0              0
                                                    ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                    85              86             43
                                                    ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                8.60%           8.50%          8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                       227             313            356
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                       100%            100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.


Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIII, LTD.




                                                            1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------  ------------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                               0               0               0         (29,560)
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                                      0               0               0               0
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4 and 5)                       0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Decrease (increase) in restricted cash                      0               0               0               0
    Loan to tenant                                              0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIII, LTD.
                                  (continued)


                                                                6 months
                                                  1996            1997
                                              ------------    -------------

Gross revenue                                 $  3,685,280    $  1,796,451
Equity in earnings of joint ventures                60,654          70,503
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                   82,855               0
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                               0         (41,202)
Interest income                                     49,820          18,246
Less: Operating expenses                          (253,360)       (128,593)
      Interest expense                                   0               0
      Depreciation and amortization               (393,434)       (197,265)
                                               -----------     -----------
Net income - GAAP basis                          3,231,815       1,518,140
                                               ===========     ===========
Taxable income
  - from operations                              2,972,159       1,387,838
                                               ===========     ===========
  - from gain (loss) on sale                             0               0
                                               ===========     ===========
Cash generated from operations
  (Notes 2 and 3)                                3,367,581       1,659,408
Cash generated from sales (Notes 4 and 5)          550,000               0
Cash generated from refinancing                          0               0
                                              ------------    ------------
Cash generated from operations, sales
  and refinancing                                3,917,581       1,659,408
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                  (3,367,581)     (1,659,408)
    - from sale of properties                            0               0
    - from cash flow from prior period             (32,427)        (40,596)
                                              ------------    ------------
Cash generated (deficiency) after                  517,573         (40,596)
  cash distributions
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                      0               0
    General partners' capital
      contributions                                      0               0
    Syndication costs                                    0               0
    Acquisition of land and buildings                    0               0
    Investment in direct financing leases                0               0
    Investment in joint ventures                         0        (550,000)
    Decrease (increase) in restricted cash        (550,000)        550,000
    Loan to tenant                                       0        (190,997)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                      0               0
    Increase in other assets                             0               0
    Other                                                0               0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  (32,427)       (231,593)
                                              ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     74              34
                                              ============    ============
  - from recapture                                       0               0
                                              ============    ============
Capital gain (loss) (Notes 4 and 5)                      0               0
                                              ============    ============


                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                      0              18              70              84
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%



                                                                       6 months
                                                         1996            1997
                                                     ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     78              38
  - from capital gain                                           2               0
  - from investment income from prior
      period                                                    5               5
                                                     ------------    ------------
Total distributions on GAAP basis (Note 6)                     85              43
                                                     ============    ============
  Source (on cash basis)
  - from sales                                                  0               0
  - from refinancing                                            0               0
  - from operations                                            84              42
  - from cash flow from prior period                            1               1
                                                     ------------    ------------
Total distributions on cash basis (Note 6)                     85              43
                                                     ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     8.50%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                            257             300
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 99%            100%




Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: During the six months ended June 30, 1997, the partnership recorded an allowance for loss on land and net investment in the direct financing lease of $41,202, for financial reporting purposes, relating to one of its properties. The loss represents the difference between the property's land carrying value and the carrying value of the net investment in the direct financing lease, as compared to the estimated net realizable value, based on the anticipated sales price of this property from a third party.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIV, LTD.



                                                           1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------ -----------    ------------    --------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIV, LTD.
                                  (continued)



                                                                     6 months
                                                       1996            1997
                                                   ------------    ------------
Gross revenue                                      $  3,999,813    $  1,964,870
Equity in earnings of joint ventures                    459,137         152,823
Profit (Loss) from sale of properties
  (Note 4)                                                    0               0
Interest income                                          44,089          23,015
Less: Operating expenses                               (246,621)       (148,962)
      Interest expense                                        0               0
      Depreciation and amortization                    (340,089)       (170,055)
                                                   ------------     -----------
Net income - GAAP basis                               3,916,329       1,821,691
                                                   ============     ===========
Taxable income
  - from operations                                   3,236,329       1,594,605
                                                   ============     ===========
  - from gain on sale                                         0          47,256
                                                   ============     ===========
Cash generated from operations
  (Notes 2 and 3)                                     3,706,296       1,807,883
Cash generated from sales (Note 4)                            0               0
Cash generated from refinancing                               0               0
                                                   ------------     -----------
Cash generated from operations, sales
  and refinancing                                     3,706,296       1,807,883
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       (3,706,296)     (1,807,883)
    - from sale of properties                                 0               0
    - from cash flow from prior period                   (6,226)        (48,377)
                                                   ------------     -----------
Cash generated (deficiency) after cash
  distributions                                          (6,226)        (48,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0

    General partners' capital
      contributions                                           0               0
    Syndication costs                                         0               0
    Acquisition of land and buildings                         0               0
    Investment in direct financing leases                     0               0
    Investment in joint ventures                         (7,500)              0
    Return of capital from joint venture                      0          51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                            0               0
    Increase in other assets                                  0               0
    Other                                                     0               0
                                                   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       (13,726)          3,573
                                                   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          71              35
                                                   ============    ============
  - from recapture                                            0               0
                                                   ============    ============
Capital gain (loss) (Note 4)                                  0               1
                                                   ============    ============




                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%




                                                                     6 months
                                                       1996            1997
                                                   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   83              40
  - from capital gain                                         0               0
  - from return of capital                                    0               0
  - from investment income from prior
      period                                                  0               1
                                                   ------------    ------------
Total distributions on GAAP basis (Note 5)                   83              41
                                                   ============    ============
  Source (on cash basis)
  - from sales                                                0               0
  - from refinancing                                          0               0
  - from operations                                          83              40
  - from cash flow from prior period                          0               1
                                                   ------------    ------------
Total distributions on cash basis (Note 5)                   83              41
                                                   ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                   8.25%           8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                      214             255
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XV, LTD.



                                                         1993                                                         6 months
                                                       (Note 1)          1994            1995            1996           1997
                                                     ------------    ------------    ------------    ------------    -----------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699   $  1,799,379
Equity in earnings of joint ventures                            0           8,372         280,606         392,862        117,311
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0              0
Interest income                                                 0         167,734          88,059          43,049         24,263
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)      (123,377)
      Interest expense                                          0               0               0               0              0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)      (124,149)
                                                     ------------    ------------    ------------    ------------   ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059      1,693,427
                                                     ============    ============    ============    ============   ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318      1,430,120
                                                     ============    ============    ============    ============   ============
  - from gain on sale                                           0               0               0               0         47,256
                                                     ============    ============    ============    ============   ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682      1,673,623
Cash generated from sales (Note 4)                              0               0         811,706               0              0
Cash generated from refinancing                                 0               0               0               0              0
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682      1,673,623
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)    (1,673,623)
    - from sale of properties                                   0               0               0               0              0
    - from cash flow from prior period                                                                                    (6,377)
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682         (6,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0              0
    General partners' capital contra-
      bunions                                               1,000               0               0               0              0
    Syndication costs                                           0      (3,892,003)              0               0              0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)             0
    Return of capital from joint venture                        0               0               0               0         51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0              0
    Increase in other assets                                    0        (187,757)              0               0              0
    Other                                                     (38)         (6,118)         25,150               0              0
                                                     ------------    ------------    ------------    ------------    -----------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743         45,573
                                                     ============    ============    ============    ============    ===========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73             35
                                                     ============    ============    ============    ============    ===========
  - from recapture                                              0               0               0               0              0
                                                     ============    ============    ============    ============    ===========
Capital gain (loss) (Note 4)                                    0               0               0               0              1
                                                     ============    ============    ============    ============    ===========



                                                         1993                                                        6 months
                                                       (Note 1)          1994            1995            1996          1997
                                                     ------------  --------------    ------------    -------------   -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80         42
  - from capital gain                                           0               0               0               0          0
                                                     ------------    ------------    ------------    ------------    -------
Total distributions on GAAP basis (Note 5)                      0              21              66              80         42
                                                     ============    ============    ============    ============    =======
  Source (on cash basis)
  - from sales                                                  0               0               0               0          0
  - from refinancing                                            0               0               0               0          0
  - from operations                                             0              21              66              80         42
                                                     ------------    ------------    ------------    ------------    -------
Total distributions on cash basis (Note 5)                      0              21              66              80         42
                                                     ============    ============    ============    ============    =======
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                       0            5.00%           7.25%           8.20%      8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             167        209
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%       100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.


                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XVI, LTD.



                                                         1993                                                        6 months
                                                       (Note 1)          1994            1995            1996          1997
                                                     ------------    ------------    ------------    -----------   -----------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390  $  2,145,424
Equity in earnings from joint venture                           0               0               0          19,668        36,620
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305        41,148
Interest income                                                 0          21,478         321,137          75,160        34,155
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)     (134,647)
      Interest expense                                          0               0               0               0             0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)     (282,050)
                                                     ------------    ------------    ------------    ------------  ------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198     1,840,650
                                                     ============    ============    ============    ============  ============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830     1,598,010
                                                     ============    ============    ============    ============  ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0        41,148
                                                     ============    ============    ============    ============  ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726     1,888,155
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000       610,384
Cash generated from refinancing                                 0               0               0               0             0
                                                     ------------    ------------    ------------    ------------  ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726     2,498,539
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)   (1,800,000)
    - from sale of properties                                   0               0               0               0             0
                                                     ------------    ------------    ------------    ------------  ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475       698,539
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0             0
    General partners' capital contri-
      butions                                               1,000               0               0               0             0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0             0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)            0
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)      (29,257)
    Investment in joint venture                                 0               0               0        (775,000)            0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)            0
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0             0
    Increase in other assets                                    0        (443,625)        (58,720)              0             0
    Other                                                     (36)        (20,714)         20,714               0             0
                                                     ------------    ------------    ------------    ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)      669,282
                                                     ============    ============    ============    ============  ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71            35
                                                     ============    ============    ============    ============  ============
  - from recapture                                              0               0               0               0             0
                                                     ============    ============    ============    ============  ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0             1
                                                     ============    ============    ============    ============  ============



                                                         1993                                                      6 months
                                                       (Note 1)          1994            1995            1996        1997
                                                     ------------    ------------    ------------    ------------  --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76        39
  - from capital gain                                           0               0               0               0         1
  - from investment income from
      prior period                                              0               0               0               0         0
                                                     ------------    ------------    ------------    ------------  --------
Total distributions on GAAP basis (Note 6)                      0               1              45              76        40
                                                     ============    ============    ============    ============  ========
  Source (on cash basis)
  - from sales                                                  0               0               0               0         0
  - from refinancing                                            0               0               0               0         0
  - from operations                                             0               1              45              76        40
                                                     ------------    ------------    ------------    ------------  --------
Total distributions on cash basis (Note 6)                      0               1              45              76        40
                                                     ============    ============    ============    ============  ========
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           4.50%           6.00%           7.88%     8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122       162
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%       99%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. The partnership intends to reinvest the net sales proceeds in a replacement property.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    ------------
Gross revenue                                        $          0    $  1,195,263    $  1,237,898
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834          45,358
Interest income                                            12,153         244,406          48,537
Less: Operating expenses                                   (3,493)       (169,536)       (103,397)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (188,038)
      Minority interest in income of
        consolidated joint venture                                              0         (10,432)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       1,029,926
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       1,138,900
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       1,179,142
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       1,179,142
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (1,015,084)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         164,058
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,978,419)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,009,775)
    Investment in joint ventures                                0        (201,501)       (934,196)
    Increase in restricted cash                                 0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (26,068)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0         (16,943)
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,523,173)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              38
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============



                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              34
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              34
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              34
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              34
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%           7.25%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27              61
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by
  original total acquisition cost of all
  properties in program)                                      N/A              98%            100%




Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and June 30, 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===============================================================================================

                                                                Selling Price, Net of
                                                          Closing Costs and GAAP Adjustments
                                                         ----------------------------------


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0         0           0 $1,169,021
  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0         0           0  1,018,490

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0         0           0    746,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0         0           0    261,628
  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0         0           0    626,582
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0         0           0    620,800
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0    42,000           0    665,882

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  06/02/88  01/10/97    496,418         0         0           0    496,418
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0         0           0  1,310,001
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0         0           0    673,159
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0   685,000           0    942,981

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0         0           0    712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0         0           0    518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0         0           0  1,049,550

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0         0           0    960,741



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


=====================================================================================
                                          Cost of Properties
                                        Including Closing and
                                            Soft Costs
                                        ----------------------
                                                                        Excess
                                              Total                  (deficiency)
                                          acquisition              of property
                                          cost, capital            operating cash
                                Original  improvements             receipts over
                                mortgage  closing and                  cash
       Property                 financing soft costs (1)   Total   expenditures
=====================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                       0      $955,000   $955,000      $214,021
  Wendy's -
    Fairfield, CA                       0       861,500    861,500       156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                       0       642,800    642,800       104,000
  Pizza Hut -
    Graham, TX                          0       205,500    205,500        56,128
  Golden Corral -
    Medina, OH                          0       743,000    743,000      (116,418)
  Denny's -
    Show Low, AZ (8)                    0       484,185    484,185       136,615
  KFC -
    Eagan, MN                           0       601,100    601,100        64,782

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                         0       591,362    591,362       (94,944)
  Perkins -
    Bradenton, FL                       0     1,080,500  1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                       0       474,755    474,755       198,404
  Burger King -
    Roswell, GA                         0       775,226    775,226       167,755

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                            0       616,501    616,501        95,499
  Burger King -
    Hastings, MI                        0       419,936    419,936        98,714
  Wendy's -
    Tampa, FL                           0       828,350    828,350       221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)                0       986,418    986,418        53,582
  Ponderosa -
    St. Cloud, FL (6)                   0       996,769    996,769       134,243
  Franklin National Bank -
    Franklin, TN                        0     1,138,164  1,138,164      (177,423)


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===========================================================================================================

                                                               Selling Price, Net of
                                                        Closing Costs and GAAP Adjustments
                                                        ----------------------------------


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
===========================================================================================================
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0         0           0    636,788

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0         0           0    791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0         0           0    638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0         0           0    899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0         0           0    982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0         0           0    349,200

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0         0           0    700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0         0           0    869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0   240,000           0    240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0         0           0  1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0         0           0    617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0         0           0    223,590

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0         0           0  1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0   240,000           0    240,000
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0   220,000           0    220,000
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0  1,353,775



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)



===================================================================================
                                         Cost of Properties
                                        Including Closing and
                                            Soft Costs
                                        ---------------------

                                                                      Excess
                                               Total                (deficiency)
                                           acquisition              of property
                                           cost, capital            operating cash
                                 Original  improvements             receipts over
                                 mortgage  closing and                  cash
       Property                  financing soft costs (1)   Total   expenditures
===================================================================================
  Shoney's -
    Smyrna, TN                           0       554,200    554,200        82,588

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                       0       605,500    605,500       185,711
  Hardee's -
    Heber Springs, AR                    0       532,893    532,893       105,377
  Hardee's -
    Little Canada, MN                    0       821,692    821,692        77,811
  Jack in the Box -
    Dallas, TX                           0       964,437    964,437        18,543
  Denny's -
    Show Low, AZ (8)                     0       272,354    272,354        76,846

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                           0       560,202    560,202       139,798
  Hardee's -
    St. Paul, MN                         0       742,333    742,333       126,703
  Perkins -
    Florence, SC (3)                     0     1,084,905  1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       233,728    233,728         6,272
  Shoney's -
    Colorado Springs, CO                 0       893,739    893,739       151,170
  Hardee's -
    Hartland, MI                         0       841,642    841,642      (224,607)
  Hardee's -
    Columbus, IN                         0       219,676    219,676         3,914

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                            0       949,199    949,199       235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       238,153    238,153         1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)                 0       215,845    215,845         4,155
  Ponderosa -
    Orlando, FL (6)                      0     1,179,210  1,179,210       174,565


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===========================================================================================================

                                                           Selling Price, Net of
                                                     Closing Costs and GAAP Adjustments
                                                     ----------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
===========================================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0    918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0  1,053,571

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0    550,000

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


=====================================================================================
                                        Cost of Properties
                                      Including Closing and
                                           Soft Costs
                                      ---------------------
                                                                     Excess
                                              Total               (deficiency)
                                          acquisition              of property
                                          cost, capital            operating cash
                                Original  improvements             receipts over
                                mortgage  closing and                  cash
       Property                 financing soft costs (1)   Total   expenditures
=====================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                        0       918,445    918,445             0
  Burger King -
    Alpharetta, GA                      0       713,866    713,866       339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                          0       987,679    987,679        62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                    0       818,850    818,850       225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                         0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                         0       286,411    286,411             0
  Checkers -
    Richmond, VA                        0       413,288    413,288       136,712

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                       0       339,031    339,031             0
  Checkers -
    Dallas, TX                          0       356,981    356,981             0
  TGI Friday's -
    Woodridge, NJ (7)                   0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                   0       672,746    672,746        74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                       0       263,221    263,221             0
  Checkers -
    Leavenworth, KS                     0       259,600    259,600             0
  Checkers -
    Knoxville, TN                       0       288,885    288,885             0
  TGI Friday's -
    Woodridge, NJ (7)                   0     1,510,245  1,510,245       243,288



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

==========================================================================================================

                                                           Selling Price, Net of
                                                     Closing Costs and GAAP Adjustments
                                                     ----------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0    610,384




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)

========================================================================================
                                         Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                        ---------------------
                                                                         Excess
                                                 Total                  (deficiency)
                                             acquisition              of property
                                             cost, capital            operating cash
                                   Original  improvements             receipts over
                                   mortgage  closing and                  cash
       Property                    financing soft costs (1)   Total   expenditures
========================================================================================
  Wendy's -
    Woodridge, NJ (7)                      0       672,746   672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                           0       613,838   613,838        161,162
  Checker's -
    Oviedo, FL                             0       506,311   506,311        104,073


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for each of CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the properties owned by Show Low Joint Venture.

                                   ADDENDUM TO
                                    EXHIBIT E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES AND REPLACES EXHIBIT E TO THE ATTACHED PROSPECTUS, DATED APRIL 18, 1997.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM JANUARY 1, 1997

                            THROUGH DECEMBER 31, 1997
                For the Year Ended December 31, 1996 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from January 1, 1997 through December 31, 1997. The statement presents estimated operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1996 through December 31, 1996. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.



                                       Jack in the Box           Jack in the Box         Jack in the Box       Jack in the Box
                                    Los Angeles #2, CA (8)     Las Vegas #1, NV (8)       Moscow, ID (8)       Kent #1, WA (8)
                                    ----------------------     --------------------      ---------------       ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 (7)                      (7)                       (7)                    (7)
Interest Income (2)                            -                        -                         -                      -
   Total Revenues                             (7)                      (7)                       (7)                    (7)

Asset Management Fees (3)                     (7)                      (7)                       (7)                    (7)
Mortgage Management Fee (4)                    -                        -                         -                      -
General and Administrative
  Expenses (5)                                (7)                      (7)                       (7)                    (7)
    Total Operating Expenses                  (7)                      (7)                       (7)                    (7)

Estimated Cash Available from
  Operations                                  (7)                      (7)                       (7)                    (7)

Depreciation and Amortization
  Expense (6)                                 (7)                      (7)                       (7)                    (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              (7)                      (7)                       (7)                    (7)







                                  See Footnotes


                                                Jack in the Box         Jack in the Box                Shoney's
                                               Hollister, CA (8)       Kingsburg, CA (8)      Indian Harbour Beach, FL
                                               -----------------       -----------------      ------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                        (7)                     (7)                         (7)
Interest Income (2)                                   -                       -                           -
   Total Revenues                                    (7)                     (7)                         (7)

Asset Management Fees (3)                            (7)                     (7)                         (7)
Mortgage Management Fee (4)                           -                       -                           -
General and Administrative
  Expenses (5)                                       (7)                     (7)                         (7)
    Total Operating Expenses                         (7)                     (7)                         (7)

Estimated Cash Available from
  Operations                                         (7)                     (7)                         (7)

Depreciation and Amortization
  Expense (6)                                        (7)                     (7)                         (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                     (7)                     (7)                         (7)



                                  See Footnotes

                                             Jack in the Box      Jack in the Box      Golden Corral           Burger King
                                            Murrieta, CA (8)       Humble, TX (8)    Winchester, KY (9)        Kent #2, OH
                                            ----------------      ---------------    ------------------        -----------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                     (7)                  $100,061              (7)                 $ 89,688
Interest Income (2)                                -                         -                -                        -
                                                                       --------                                  -------
    Total Revenues                                (7)                   100,061              (7)                   89,688
                                                                       --------                                  --------

Asset Management Fees (3)                         (7)                    (5,603)             (7)                  (5,237)
Mortgage Management Fee (4)                        -                         -                -                        -
General and Administrative
  Expenses (5)                                    (7)                    (6,204)             (7)                   (5,561)
                                                                        -------                                  --------
    Total Operating Expenses                      (7)                   (11,807)             (7)                  (10,798)
                                                                        -------                                  --------

Estimated Cash Available from
  Operations                                      (7)                    88,254              (7)                   78,890

Depreciation and Amortization
  Expense (6)                                     (7)                   (15,646)             (7)                  (17,602)
                                                                        -------                                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                  (7)                  $ 72,608              (7)                 $ 61,288
                                                                       ========                                  ========




                                  See Footnotes


                                             Burger King               Denny's           Jack in the Box      Jack in the Box
                                          Chattanooga, TN (10)     Tampa #2, FL (11)     Palmdale, CA (8)    Houston #4, TX (8)
                                          --------------------     -----------------     ----------------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                      (7)                     (7)                  (7)                  (7)
Interest Income (2)                                 -                       -                    -                    -
   Total Revenues                                  (7)                     (7)                  (7)                  (7)

Asset Management Fees (3)                          (7)                     (7)                  (7)                  (7)
Mortgage Management Fee (4)                         -                       -                    -                    -
General and Administrative
  Expenses (5)                                     (7)                     (7)                  (7)                  (7)
    Total Operating Expenses                       (7)                     (7)                  (7)                  (7)

Estimated Cash Available from
  Operations                                       (7)                     (7)                  (7)                  (7)

Depreciation and Amortization
  Expense (6)                                      (7)                     (7)                  (7)                  (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                   (7)                     (7)                  (7)                  (7)


                                 See Footnotes

                                            Golden Corral        Jack in the Box        Black-eyed Pea      Black-eyed Pea
                                           Hopkinsville, KY     Houston #5, TX (8)     Bedford, TX (12)    Dallas #2, TX (12)
                                           ----------------     ------------------     ----------------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 $  141,912                 (7)               $  79,560           $  75,182
Interest Income (2)                                   -                  -                        -                   -
                                              ----------                                   ---------           --------
   Total Revenues                                141,912                 (7)                  79,560              75,182
                                              ----------                                   ---------           ---------

Asset Management Fees (3)                         (7,518)                (7)                  (3,716)             (3,716)
Mortgage Management Fee (4)                           -                  -                        -                   -
General and Administrative
  Expenses (5)                                    (8,799)                (7)                  (4,933)             (4,661)
                                              ----------                                   ---------           ---------
    Total Operating Expenses                     (16,317)                (7)                  (8,649)             (8,377)
                                              ----------                                   ---------           ---------

Estimated Cash Available from
  Operations                                     125,595                 (7)                  70,911              66,805

Depreciation and Amortization
  Expense (6)                                    (22,573)                (7)                 (16,731)            (16,731)
                                              ----------                                   ---------           ---------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              $  103,022                 (7)               $  54,180           $  50,074
                                              ==========                                   =========           =========



                                  See Footnotes


                                                Black-eyed Pea         Black-eyed Pea        Eight Pizza Hut     Jack in the Box
                                             Fort Worth, TX (12)   Oklahoma City, OK (13)       Properties       Oxnard, CA (8)
                                             -------------------   ----------------------       ----------       --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                      $  84,305             $  81,660              $ 165,440                 (7)
Interest Income (2)                                       -                     -                 437,918                 -
                                                   ---------             ---------               --------
   Total Revenues                                     84,305                81,660                603,358                 (7)
                                                   ---------             ---------               --------

Asset Management Fees (3)                             (3,716)               (3,696)                (9,454)                (7)
Mortgage Management Fee (4)                               -                     -                 (25,200)                -
General and Administrative
 Expenses (5)                                         (5,227)               (5,063)               (37,408)                (7)
                                                   ---------             ---------               --------
    Total Operating Expenses                          (8,943)               (8,759)               (72,062)                (7)
                                                   ---------             ---------               --------

Estimated Cash Available from
  Operations                                          75,362                72,901                531,296                 (7)

Depreciation and Amortization
  Expense (6)                                        (16,731)              (16,642)               (11,340)                (7)
                                                   ---------             ---------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                   $  58,631             $  56,259               $519,956                 (7)
                                                   =========             =========               ========





                                  See Footnotes


                                            Bennigan's         Boston Market           Boston Market            Boston Market
                                          Arvada #1, CO     Cedar Park, TX(14)     Collinsville, IL (15)    Taylorsville, UT (16)
                                          -------------     ------------------     ---------------------    ---------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              $  198,076               (7)                     (7)                       (7)
Interest Income (2)                                -                -                       -                         -
                                           ----------
  Total Revenues                              198,076               (7)                     (7)                       (7)
                                           ----------

Asset Management Fees (3)                     (11,442)              (7)                     (7)                       (7)
Mortgage Management Fee (4)                        -                -                       -                         -
General and Administrative
  Expenses (5)                                (12,281)              (7)                     (7)                       (7)
                                           ----------
    Total Operating Expenses                  (23,723)              (7)                     (7)                       (7)
                                           ----------

Estimated Cash Available from
  Operations                                  174,353               (7)                     (7)                       (7)

Depreciation and Amortization
  Expense (6)                                 (33,275)              (7)                     (7)                       (7)
                                           ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           $  141,078               (7)                     (7)                       (7)
                                           ==========


                                 See Footnotes


                                            Burger King       Boston Market         Boston Market       Einstein Bros. Bagels
                                         Ooltewah, TN (10)  Arvada #2, CO (16)  Liberty #1, MO (15)        Dearborn, MI (17)
                                         -----------------  ------------------  -------------------        -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 (7)                 (7)                    (7)                    (7)
Interest Income (2)                           -                   -                      -                      -
   Total Revenues                             (7)                 (7)                    (7)                    (7)

Asset Management Fees (3)                     (7)                 (7)                    (7)                    (7)
Mortgage Management Fee (4)                   -                   -                      -                      -
General and Administrative
  Expenses (5)                                (7)                 (7)                    (7)                    (7)
    Total Operating Expenses                  (7)                 (7)                    (7)                    (7)

Estimated Cash Available from
  Operations                                  (7)                 (7)                    (7)                    (7)

Depreciation and Amortization
  Expense (6)                                 (7)                 (7)                    (7)                    (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              (7)                 (7)                    (7)                    (7)




                                  See Footnotes


                                          Jack in the Box          Shoney's            Black-eyed Pea         Pizza Hut
                                            Enumclaw (8)      Guadalupe, AZ (18)    Scottsdale, AZ (11)       Dover, OH
                                          ---------------     ------------------    -------------------       ---------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (7)                  (7)                   (7)                 $23,560
Interest Income (2)                            -                    -                     -                         -
                                                                                                               ------
    Total Revenues                             (7)                  (7)                   (7)                  23,560
                                                                                                              -------

Asset Management Fees (3)                      (7)                  (7)                   (7)                  (1,346)
Mortgage Management Fee (4)                    -                    -                     -                        -
General and Administrative
  Expenses (5)                                 (7)                  (7)                   (7)                  (1,461)
                                                                                                               -------
    Total Operating Expenses                   (7)                  (7)                   (7)                  (2,807)
                                                                                                               -------

Estimated Cash Available from
  Operations                                   (7)                  (7)                   (7)                  20,753

Depreciation and Amortization
  Expense (6)                                  (7)                  (7)                   (7)                     -
                                                                                                               -------


Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (7)                  (7)                   (7)                 $20,753
                                                                                                              =======





                                  See Footnotes


                                         Jack in the Box         Boston Market               Boston Market          Boston Market
                                         Bacliff, TX (8)     Indianapolis, IN (17)     San Antonio #1, TX (14)    Baltimore, MD (17)
                                         ---------------     ---------------------     -----------------------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (7)                     (7)                        (7)                      (7)
Interest Income (2)                            -                       -                          -                        -
     Total Revenues                            (7)                     (7)                        (7)                      (7)

Asset Management Fees (3)                      (7)                     (7)                        (7)                      (7)
Mortgage Management Fee (4)                    -                       -                          -                        -
General and Administrative
  Expenses (5)                                 (7)                     (7)                        (7)                      (7)
    Total Operating Expenses                   (7)                     (7)                        (7)                      (7)

Estimated Cash Available from
  Operations                                   (7)                     (7)                        (7)                      (7)

Depreciation and Amortization
  Expense (6)                                  (7)                     (7)                        (7)                      (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (7)                     (7)                        (7)                      (7)




                                  See Footnotes



                                             Boston Market       Boston Market   Boston Market       Boston Market
                                          Gambrills, MD (17)    Jessup, MD (17)   Lansing, MI     Riverdale, MD (17)
                                          ------------------    ---------------  --------------   ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (7)                 (7)              (7)                  (7)
Interest Income (2)                             -                   -                -                    -
    Total Revenues                             (7)                 (7)              (7)                  (7)

Asset Management Fees (3)                      (7)                 (7)              (7)                  (7)
Mortgage Management Fee (4)                     -                   -                -                    -
General and Administrative
  Expenses (5)                                 (7)                 (7)              (7)                  (7)
    Total Operating Expenses                   (7)                 (7)              (7)                  (7)

Estimated Cash Available from
  Operations                                   (7)                 (7)               (7)                 (7)

Depreciation and Amortization
  Expense (6)                                  (7)                 (7)              (7)                  (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (7)                 (7)              (7)                  (7)






                                  See Footnotes






                                       Boston Market       Boston Market      Einstein Bros. Bagels        Golden Corral
                                       Vacaville, CA      Waldorf, MD (17)    Springfield, VA (17)    Jacksonville #1. FL (9)
                                       -------------      ----------------    ---------------------   -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                               (7)                 (7)                (7)                      (7)
Interest Income (2)                          -                   -                  -                        -
   Total Revenues                           (7)                 (7)                (7)                      (7)

Asset Management Fees (3)                   (7)                 (7)                (7)                      (7)
Mortgage Management Fee (4)                  -                   -                  -                        -
General and Administrative
  Expenses (5)                              (7)                 (7)                (7)                      (7)
    Total Operating Expenses                (7)                 (7)                (7)                      (7)

Estimated Cash Available from
  Operations                                (7)                 (7)                (7)                      (7)

Depreciation and Amortization
  Expense (6)                               (7)                 (7)                (7)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                            (7)                 (7)                (7)                      (7)




                                  See Footnotes





                                         Golden Corral                   IHOP                  Popeyes      Jack in the Box
                                      Corpus Christi, TX (9)       Leesburg, VA (19)          Starke, FL      Fresno, CA (8)
                                      ----------------------       -----------------          ----------     ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 (7)                      $119,659                  (7)               (7)
Interest Income (2)                            -                              -                   -                 -
                                                                       --------
   Total Revenues                             (7)                       119,659                  (7)               (7)
                                                                       --------

Asset Management Fees (3)                     (7)                        (7,068)                 (7)               (7)
Mortgage Management Fee (4)                    -                        -                         -                 -
General and Administrative
  Expenses (5)                                (7)                        (7,419)                 (7)               (7)
                                                                       --------
    Total Operating Expenses                  (7)                       (14,487)                 (7)               (7)
                                                                       --------

Estimated Cash Available from
  Operations                                  (7)                        105,172
Depreciation and Amortization
  Expense (6)                                 (7)                        (14,835)                (7)               (7)
                                                                         --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              (7)                       $ 90,337                 (7)               (7)
                                                                        ========





                                  See Footnotes



                                     Jack in the Box   Ruth's Chris Steak House                Golden Corral
                                     Corinth, TX (8)         Tampa #3, FL                  Jacksonville #2, FL (9)
                                     ---------------   ------------------------            -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             (7)                  $175,000                           (7)
Interest Income (2)                        -                       -                               -
                                                               --------
    Total Revenues                        (7)                   175,000                           (7)
                                                               --------

Asset Management Fees (3)                 (7)                   (12,127)                          (7)
Mortgage Management Fee (4)                -                       -                               -
General and Administrative Expenses (5)   (7)                   (10,850)                          (7)
                                                               --------
Total Operating Expenses                  (7)                   (22,977)                          (7)
                                                               --------

Estimated Cash Available from
  Operations                              (7)                   152,023                           (7)

Depreciation and Amortization
  Expense (6)                             (7)                   (27,123)                          (7)
                                                               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (7)                  $124,900                           (7)
                                                               ========





                                  See Footnotes



                                               Charley's Place             Charley's Place          Darryl's           Darryl's
                                          King of Prussia, PA (20)         McLean, VA (20)    Evansville, IN (20)  Hampton, VA (20)
                                          ------------------------         ---------------    -------------------  ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                    $150,766                     $162,731           $153,159             $126,356
Interest Income (2)                                   -                             -                  -                    -
                                                --------                       --------           --------             -------
    Total Revenues                               150,766                       162,731            153,159              126,356
                                                --------                       --------           --------             --------

Asset Management Fees (3)                         (8,593)                       (9,269)            (8,724)              (7,198)
Mortgage Management Fee (4)                           -                             -                  -                    -
General and Administrative
  Expenses (5)                                    (9,347)                      (10,089)            (9,496)              (7,834)
                                                --------                       --------           --------             --------
    Total Operating Expenses                     (17,940)                      (19,358)           (18,220)             (15,032)
                                                --------                       --------           --------             --------

Estimated Cash Available from
  Operations                                     132,826                       143,373            134,939              111,324

Depreciation and Amortization
  Expense (6)                                    (14,036)                      (17,608)            24,887)             (13,745)
                                                 --------                      --------           --------             --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                 $118,790                      $125,765           $110,052             $ 97,579
                                                 ========                      ========           ========             ========








                                  See Footnotes

                                         Darryl's                  Darryl's                Darryl's              Darryl's
                                    Huntsville, AL (20)     Knoxville #2, TN (20)    Louisville, KY (20)  Mobile #1, AL (20)
                                    -------------------     ---------------------    -------------------  ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $143,586                   $129,324                $155,552              $149,809
Interest Income (2)                         -                         -                        -                  -
                                      --------                  --------                 --------               -------
    Total Revenues                     143,586                   129,324                  155,552               149,809
                                      --------                  --------                 --------              --------

Asset Management Fees (3)               (8,179)                   (7,367)                  (8,865)               (8,534)
Mortgage Management Fee (4)                  -                         -                        -                 -
General and Administrative
  Expenses (5)                          (8,902)                   (8,018)                  (9,644)                (9,288)
                                      --------                  --------                 --------               --------
    Total Operating Expenses           (17,081)                  (15,385)                 (18,509)               (17,822)
                                      --------                  --------                  --------               --------

Estimated Cash Available from
  Operations                           126,505                   113,939                  137,043                131,987

Depreciation and Amortization
  Expense (6)                          (16,960)                  (18,112)               (23,376)                 (25,774)
                                      --------                  --------                 --------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $109,545                  $ 95,827                $113,667                 $106,213
                                      ========                  ========                 ========                ========




                                  See Footnotes


                                      Darryl's                Darryl's             Darryl's           Darryl's
                                 Montgomery, AL (20)   Nashville #1, TN (20)   Orlando, FL (20)  Pensacola, FL (20)
                                 -------------------   ---------------------   ----------------  ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $129,228                $124,442             $224,952            $111,040
Interest Income (2)                        -                       -                    -                   -
                                     --------                --------             --------            --------
    Total Revenues                    129,228                 124,442              224,952             111,040
                                     --------                --------             --------            --------

Asset Management Fees (3)              (7,368)                 (7,089)            (12,813)            (6,326)
Mortgage Management Fee (4)                -                       -                    -                   -
General and Administrative
  Expenses (5)                         (8,012)                 (7,715)             (13,947)             (6,884)
                                     --------                --------             --------            --------
    Total Operating Expenses          (15,380)                (14,804)             (26,760)            (13,210)
                                     --------                --------             --------            --------

Estimated Cash Available from
  Operations                          113,848                 109,638              198,192              97,830

Depreciation and Amortization
  Expense (6)                         (24,326)                (18,809)             (19,739)            (18,536)
                                      --------               ---------             --------           --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $ 89,522                $ 90,829             $178,453            $ 79,294
                                      ========                ========             ========            ========




                                  See Footnotes


                                           Darryl's              Darryl's                 Darryl's               Darryl's
                                       Raleigh #1, NC (20)   Raleigh #2, NC (20)     Richmond #1, VA (20)   Richmond #2, VA (20)
                                       -------------------   -------------------     --------------------   --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $134,014                 $184,269                $138,800              $ 95,724
Interest Income (2)                            -                        -                       -                   -
                                         --------                 --------                --------               --------
    Total Revenues                        134,014                  184,269                 138,800                95,724
                                         --------                 --------                --------               --------

Asset Management Fees (3)                  (7,634)                 (10,496)                 (7,907)               (5,454)
Mortgage Management Fee (4)                    -                        -                       -                   -
General and Administrative
  Expenses (5)                             (8,309)                 (11,425)                 (8,606)               (5,935)
                                         --------                 --------                --------               --------
    Total Operating Expenses              (15,943)                 (21,921)                (16,513)              (11,389)
                                         --------                 --------                --------               --------

Estimated Cash Available from
  Operations                              118,071                  162,348                 122,287                84,335

Depreciation and Amortization
  Expense (6)                             (12,905)                 (18,379)                 (19,813)            (16,607)
                                          --------                 --------                --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          $105,166                 $143,969                $102,474            $ 67,728
                                          ========                 ========                ========            ========


                                  See Footnotes


                                      Darryl's                Houlihan's              Houlihan's              Houlihan's
                                Winston-Salem, NC (20)    Bethel Park, PA (20)     Langhorne, PA (20)    Plymouth Meeting, PA (20)
                                ----------------------    --------------------     ------------------    -------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $124,442                  $143,586                $145,980               $208,200
Interest Income (2)                          -                        -                       -                       -
                                      --------                 --------                --------                -------
    Total Revenues                     124,442                  143,586                 145,980                 208,200
                                      --------                 --------                --------                --------

Asset Management Fees (3)               (7,089)                  (8,179)                 (8,316)                (11,859)
Mortgage Management Fee (4)                  -                        -                       -                       -
General and Administrative
  Expenses (5)                          (7,715)                  (8,902)                 (9,051)                (12,908)
                                       --------                 --------                --------                --------
    Total Operating Expenses           (14,804)                 (17,081)                (17,367)                (24,767)
                                       --------                 --------                --------                --------

Estimated Cash Available from
  Operations                           109,638                  126,505                 128,613                 183,433

Depreciation and Amortization
  Expense (6)                          (20,758)                 (15,213)               (16,572)                 (23,213)
                                       --------                 --------               --------                 -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $ 88,880                 $111,292                $112,041                $160,220
                                       ========                ========                ========                ========




                                  See Footnotes


                                    Golden Corral            IHOP          Golden Corral       Boston Market
                                     Enid, OK (9)      Fairfax, VA (19)  Liberty #2, MO (9)   Stafford, TX (17)
                                    --------------     ----------------  ------------------   -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                          (7)                $173,045             (7)              $111,894
Interest Income (2)                    -                        -              -                      -
                                                          --------                              -------
    Total Revenues                     (7)                 173,045             (7)               111,894
                                                          --------                              --------

Asset Management Fees (3)              (7)                 (10,223)            (7)                (6,409)
Mortgage Management Fee (4)            -                        -              -                      -
General and Administrative
  Expenses (5)                         (7)                 (10,729)            (7)                (6,937)
                                                          --------                              --------
    Total Operating Expenses           (7)                 (20,952)            (7)               (13,346)
                                                          --------                              --------

Estimated Cash Available from
  Operations                           (7)                 152,093             (7)                98,548

Depreciation and Amortization
  Expense (6)                          (7)                 (18,015)            (7)               (17,411)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       (7)                $134,078             (7)              $ 81,137
                                                          ========                              ========


                                  See Footnotes



                                        Jack in the Box      Jack in the Box         KFC             Arby's
                                      Channelview, TX (8)    Garland, TX (8)     Putnam, CT    Lexington, NC (21)
                                      -------------------    ---------------     ----------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              (7)                  (7)              $ 89,960          $ 74,254
Interest Income (2)                         -                    -                      -                -
                                                                                  --------         -------
    Total Revenues                         (7)                  (7)                89,960           74,254
                                                                                  --------         --------

Asset Management Fees (3)                  (7)                  (7)                (4,768)          (4,449)
Mortgage Management Fee (4)                 -                    -                      -                -
General and Administrative
  Expenses (5)                             (7)                  (7)                (5,578)          (4,604)
                                                                                   -------         --------
    Total Operating Expenses               (7)                  (7)               (10,346)          (9,053)
                                                                                   -------         --------

Estimated Cash Available from
  Operations                               (7)                  (7)                79,614           65,201

Depreciation and Amortization
  Expense (6)                              (7)                  (7)               (13,688)         (11,835)
                                                                                   -------         --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (7)                  (7)               $ 65,926         $ 53,366
                                                                                  ========         ========







                                  See Footnotes


                                       Boston Market                IHOP                   IHOP                  Jack in the Box
                                  Newport News, VA (17)     Houston #6, TX (19)    Stockbridge, GA (19)          Woodland, CA (8)
                                  ---------------------     -------------------    --------------------          ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                          $104,993                 $144,209               $141,451                       (7)
Interest Income (2)                          -                        -                     -                         -
                                       --------                 --------              --------
    Total Revenues                      104,993                  144,209               141,451                        (7)
                                       --------                 --------              --------

Asset Management Fees (3)                 (6,013)                 (8,519)              (8,356)                        (7)
Mortgage Management Fee (4)                  -                        -                     -                         -
General and Administrative
  Expenses (5)                            (6,510)                 (8,941)              (8,770)                        (7)
                                        --------                --------              --------
    Total Operating Expenses             (12,523)                (17,460)             (17,126)                        (7)
                                        --------                --------              --------

Estimated Cash Available from
  Operations                             92,470                  126,749               124,325                        (7)

Depreciation and Amortization
  Expense (6)                           (14,977)                 (22,764)              (18,066)                             (7)
                                       --------                  --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $ 77,493                 $103,985              $106,259                        (7)
                                       ========                 ========               ========






                                  See Footnotes


                                                          Tumbleweed Southwest    Tumbleweed Southwest       Tumbleweed Southwest
                                      Jack in the Box     Mesquite Grill & Bar    Mesquite Grill & Bar      Mesquite Grill & Bar
                                 West Sacramento, CA (8)   Cookeville, TN (22)   Hendersonville, TN (22)      Lawrence, KS (22)
                                 -----------------------  --------------------   -----------------------    --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             (7)                     (7)                     (7)                      (7)
Interest Income (2)                       -                       -                       -                        -
    Total Revenues                        (7)                     (7)                     (7)                      (7)

Asset Management Fees (3)                 (7)                     (7)                     (7)                      (7)
Mortgage Management Fee (4)               -                       -                       -                        -
General and Administrative
  Expenses (5)                            (7)                     (7)                     (7)                      (7)
    Total Operating Expenses              (7)                     (7)                     (7)                      (7)

Estimated Cash Available from
  Operations                              (7)                     (7)                     (7)                      (7)

Depreciation and Amortization
  Expense (6)                             (7)                     (7)                     (7)                      (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (7)                     (7)                     (7)                      (7)






                                  See Footnotes



                                   Tumbleweed Southwest
                                   Mesquite Grill & Bar           Arby's                 Arby's                  Arby's
                                   Nashville #2, TN (22)   Greensboro, NC (21)    Greenville, NC (21)     Jonesville, NC (21)
                                   ---------------------   -------------------    -------------------     -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             (7)                 $ 72,727                 $ 72,727              $ 72,727
Interest Income (2)                       -                         -                        -                     -
                                                              --------                 --------              -------
    Total Revenues                        (7)                   72,727                   72,727                72,727
                                                              --------                 --------              --------

Asset Management Fees (3)                 (7)                   (4,358)                  (4,358)               (4,358)
Mortgage Management Fee (4)               -                         -                        -                     -
General and Administrative
  Expenses (5)                            (7)                   (4,509)                  (4,509)               (4,509)
                                                              --------                 --------              --------
    Total Operating Expenses              (7)                   (8,867)                  (8,867)               (8,867)
                                                              --------                 --------              --------

Estimated Cash Available from
  Operations                              (7)                   63,860                   63,860                63,860

Depreciation and Amortization
  Expense (6)                             (7)                  (10,335)                 (12,519)              (13,786)
                                                               --------                 --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (7)                  $ 53,525                 $ 51,341              $ 50,074
                                                               ========                 ========              ========





                                  See Footnotes


                                                                                                         Tumbleweed Southwest
                                          Arby's                Arby's           Mesquite Grill & Bar       Boston Market
                                  Kernersville, NC (21)    Kinston, NC (21)      Murfreesboro, TN (22)   Edgewater, CO (17)
                                  ---------------------    ----------------      ---------------------   ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $ 65,000                $ 71,364                   (7)                $ 93,907
Interest Income (2)                        -                       -                     -                       -
                                     --------                --------                                       -------
    Total Revenues                     65,000                  71,364                   (7)                  93,907
                                     --------                --------                                       --------

Asset Management Fees (3)              (3,894)                 (4,276)                  (7)                  (5,377)
Mortgage Management Fee (4)                -                       -                     -                       -
General and Administrative
  Expenses (5)                         (4,030)                 (4,425)                  (7)                  (5,822)
                                      --------                --------                                       --------
    Total Operating Expenses           (7,924)                 (8,701)                  (7)                 (11,199)
                                      --------                --------                                       --------

Estimated Cash Available from
  Operations                           57,076                   62,663                  (7)                  82,708

Depreciation and Amortization
  Expense (6)                         (10,550)                 (12,393)                  (7)                 (16,024)
                                      --------                --------                                      --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $ 46,526                $ 50,270                    (7)                $ 66,684
                                     ========                ========                                       ========








                                  See Footnotes




                                    Golden Corral              Golden Corral         Ruby Tuesday's                  IHOP
                                    Duncan, OK (9)      Fort Walton Beach, FL (9)     London, KY            Elk Grove, CA (19)
                                    --------------      -------------------------    --------------         ------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                (7)                      (7)                 (7)                $155,961
Interest Income (2)                           -                        -                  -                        -
                                                                                                             -------
    Total Revenues                           (7)                      (7)                 (7)                 155,961
                                                                                                             --------

Asset Management Fees (3)                    (7)                      (7)                 (7)                  (9,215)
Mortgage Management Fee (4)                   -                        -                  -                        -
General and Administrative
  Expenses (5)                               (7)                      (7)                 (7)                  (9,670)
                                                                                                              --------
    Total Operating Expenses                 (7)                      (7)                 (7)                 (18,885)
                                                                                                              --------

Estimated Cash Available from
  Operations                                 (7)                      (7)                 (7)                 137,076

Depreciation and Amortization
  Expense (6)                                (7)                      (7)                 (7)                 (26,552)
                                                                                                              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                             (7)                      (7)                 (7)                $110,524
                                                                                                             ========





                                  See Footnotes


                                            IHOP                 IHOP                  IHOP                    Shoney's
                                   Lake Jackson, TX (19)   Loveland, CO (19)     Victoria, TX (19)        Las Vegas #2, NV (18)
                                   ---------------------   -----------------     -----------------        ---------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                           $121,101                $139,398             $108,668                    (7)
Interest Income (2)                           -                       -                    -                      -
                                        --------                --------              --------
    Total Revenues                       121,101                 139,398              108,668                    (7)
                                        --------                --------             -------

Asset Management Fees (3)                (7,155)                  (8,236)              (6,420)                   (7)
Mortgage Management Fee (4)                   -                       -                    -                      -
General and Administrative
  Expenses (5)                           (7,508)                  (8,643)              (6,737)                   (7)
                                         --------               --------              --------
    Total Operating Expenses            (14,663)                 (16,879)             (13,157)                   (7)
                                         --------               --------              --------

Estimated Cash Available from
  Operations                             106,438                 122,519               95,511                    (7)

Depreciation and Amortization
  Expense (6)                            (20,476)                (24,613)             (20,763)                   (7)
                                          -------               --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                        $ 85,962                $ 97,906              $74,748                    (7)
                                        ========                ========              =======





                                  See Footnotes




                                       Boston Market              T.G.I. Friday's            Golden Corral       Golden Corral
                                      Hoover, AL (17)         Superstition Springs, AZ     Mobile #2, AL (9)    Palatka, FL (9)
                                      ---------------         ------------------------     -----------------    ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $110,270                    (7)                          (7)                 (7)
Interest Income (2)                            -                     -                            -                   -
                                         --------
    Total Revenues                        110,270                    (7)                          (7)                 (7)
                                         --------

Asset Management Fees (3)                  (6,316)                   (7)                          (7)                 (7)
Mortgage Management Fee (4)                    -                     -                            -                   -
General and Administrative
  Expenses (5)                             (6,837)                   (7)                          (7)                 (7)
                                          --------
    Total Operating Expenses              (13,153)                   (7)                          (7)                 (7)
                                          --------

Estimated Cash Available from
  Operations                               97,117                    (7)                          (7)                 (7)

Depreciation and Amortization
  Expense (6)                             (15,840)                   (7)                          (7)                 (7)
                                          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 81,277                    (7)                          (7)                 (7)
                                         ========






                                  See Footnotes




                                   Black-eyed Pea        Black-eyed Pea         Black-eyed Pea                Black-eyed Pea
                                    Mesa, AZ (13)     Phoenix #1, AZ (13)    Phoenix #2, AZ (13)           Phoenix #3, AZ (13)
                                  ---------------     -------------------   --------------------           -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $168,000               $109,225              $100,195                  $ 95,149
Interest Income (2)                         -                      -                     -                         -
                                      --------               --------              --------                  -------
    Total Revenues                     168,000                109,225               100,195                    95,149
                                      --------               --------              --------                  --------

Asset Management Fees (3)               (9,597)                (3,845)               (3,845)                   (3,870)
Mortgage Management Fee (4)                 -                      -                     -                          -
General and Administrative
  Expenses (5)                         (10,416)                (6,772)               (6,212)                   (5,899)
                                      ---------              --------               --------                  --------
    Total Operating Expenses           (20,013)               (10,617)              (10,057)                   (9,769)
                                      ---------              --------               --------                  --------

Estimated Cash Available from
  Operations                           147,987                 98,608                90,138                    85,380

Depreciation and Amortization
  Expense (6)                          (23,333)               (17,310)              (17,313)                  (17,424)
                                       -------               --------               --------                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $124,654               $ 81,298               $72,825                  $ 67,956
                                      ========               ========               =======                   ========




                                  See Footnotes





                                     Black-eyed Pea          Black-eyed Pea            Black-eyed Pea             Black-eyed Pea
                                     Tucson, AZ (13)    Albuquerque #1, NM (11)   Albuquerque #2, NM (11)       Dallas #3, TX (11)
                                  ---------------     -------------------   --------------------           -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                          $ 91,248               $ 86,087                $ 91,517                       $ 90,265
Interest Income (2)                          -                      -                     -                            -
                                       --------               --------                --------                        -------
    Total Revenues                       91,248                 86,087                  91,517                         90,265
                                       --------               --------                --------                        --------
Asset Management Fees (3)                (3,848)                (4,004)                 (3,998)                        (3,964)
Mortgage Management Fee (4)                  -                      -                       -                            -
General and Administrative
  Expenses (5)                           (5,657)                (5,337)                 (5,674)                        (5,596)
                                        --------              --------                --------                       --------
    Total Operating Expenses             (9,505)                (9,341)                 (9,672)                        (9,560)
                                        --------              --------                --------                       --------

Estimated Cash Available from
  Operations                             81,743                 76,746                  81,845                         80,705

Depreciation and Amortization
  Expense (6)                           (17,326)               (18,027)                (18,001)                       (17,850)
                                        -------                --------               --------                       --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $ 64,417               $ 58,719                 $63,844                       $ 62,855
                                        ========               ========                =======                       ========



                                  See Footnotes




                                        Black-eyed Pea          Black-eyed Pea          Black-eyed Pea       Black-eyed Pea
                                    Forestville, MD (11)      Houston #7, TX (11)        Waco, TX (11)      Wichita, KS (11)
                                    --------------------      -------------------       ---------------     ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                           $133,563                    $ 99,657               $ 89,029            $ 89,571
Interest Income (2)                           -                          -                       -                   -
                                        --------                    --------                --------            -------
    Total Revenues                       133,563                      99,657                 89,029              89,571
                                        --------                    --------                --------            --------

Asset Management Fees (3)                 (3,864)                     (3,892)                (3,970)             (3,964)
Mortgage Management Fee (4)                   -                          -                       -                   -
General and Administrative
  Expenses (5)                            (8,281)                     (6,179)                (5,520)             (5,553)
                                         --------                   --------                 --------            --------
    Total Operating Expenses             (12,145)                    (10,071)                (9,490)             (9,517)
                                         --------                   --------                 --------            --------

Estimated Cash Available from
  Operations                             121,418                      89,586                  79,539              80,054

Depreciation and Amortization
  Expense (6)                           (17,395)                     (17,522)                (17,875)            (17,850)
                                        --------                     --------                 --------          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $104,023                     $ 72,064                 $ 61,664           $ 62,204
                                       ========                     ========                 ========           ========





                                  See Footnotes




                                       Golden Corral      Jack in the Box         Jack in the Box           On The Border
                                       Olathe, KS (9)    Florissant, MO (8)      Folsom, CA (8)        San Antonio #2, TX
                                       -------------     ------------------      ---------------      ---------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                               (7)                (7)                      (7)                     (7)
Interest Income (2)                         -                   -                       -                       -
    Total Revenues                          (7)                (7)                      (7)                     (7)

Asset Management Fees (3)                   (7)                (7)                      (7)                     (7)
Mortgage Management Fee (4)                 -                   -                       -                       -
General and Administrative
  Expenses (5)                              (7)                (7)                      (7)                     (7)
    Total Operating Expenses                (7)                (7)                      (7)                     (7)

Estimated Cash Available from
  Operations                                (7)                (7)                      (7)                     (7)

Depreciation and Amortization
  Expense (6)                               (7)                (7)                      (7)                     (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                            (7)                (7)                      (7)                     (7)






                                  See Footnotes




                                       Ground Round         Ground Round         Ground Round                  Ground Round
                                   Allentown, PA (23)     Colerain, OH (23)    Crystal, MN (23)            Dubuque, IA (23)
                                   ------------------     -----------------    ----------------            -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $125,128                $ 79,205                $ 77,807                 $145,830
Interest Income (2)                        -                       -                      -                      -
                                     --------                --------               --------                  -------
    Total Revenues                    125,128                  79,205                 77,807                   145,830
                                     --------                --------               --------                  --------

Asset Management Fees (3)             (7,322)                  (4,633)                (4,552)                   (8,533)
Mortgage Management Fee (4)                -                       -                      -                         -
General and Administrative
  Expenses (5)                        (7,758)                  (4,911)                (4,824)                   (9,041)
                                     --------                --------                --------                  --------
    Total Operating Expenses         (15,080)                  (9,544)                (9,376)                  (17,574)
                                     --------                --------                --------                  --------

Estimated Cash Available from
  Operations                         110,048                   69,661                 68,431                   128,256

Depreciation and Amortization
  Expense (6)                        (22,607)                 (13,658)                (4,824)                  (20,701)
                                     --------                 --------               --------                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $ 87,441                 $ 56,003               $ 63,607                  $107,555
                                     ========                ========               ========                  ========



                                  See Footnotes


                                      Ground Round             Ground Round            Ground Round             Ground Round
                                     Gloucester, NJ (23)      Janesville, WI (23)      Kalamazoo, MI (23)       Parma, OH (23)
                                     -------------------      -------------------      ------------------      ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $ 92,250                 $ 96,909                  $ 96,909           $114,614
Interest Income (2)                           -                        -                          -                  -
                                         --------                 --------                   --------           -------
    Total Revenues                         92,250                   96,909                    96,909            114,614
                                         --------                 --------                   --------           --------

Asset Management Fees (3)                  (5,397)                 (5,670)                    (5,670)            (6,706)
Mortgage Management Fee (4)                   -                        -                          -                  -
General and Administrative
  Expenses (5)                             (5,720)                 (6,008)                    (6,008)            (7,106)
                                          --------                --------                    --------          --------
    Total Operating Expenses              (11,117)                (11,678)                   (11,678)           (13,812)
                                          --------                --------                    --------          --------

Estimated Cash Available from
  Operations                               81,133                   85,231                    85,231            100,802

Depreciation and Amortization
  Expense (6)                             (13,511)                 (14,015)                  (18,201)           (20,290)
                                          --------                 --------                   --------          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 67,622                 $ 71,216                  $ 67,030           $ 80,512
                                         ========                  ========                  ========           ========





                                  See Footnotes




                                    Ground Round          Ground Round             Ground Round           Ground Round
                                  Reading, PA (23)      Waterloo, IA (23)       Wauwatosa, WI (23)       Ewing, NJ (23)
                                  ----------------      -----------------       ------------------       --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $147,554                $106,227                $138,841          $ 102,500
Interest Income (2)                         -                        -                       -                  -
                                      --------                --------                --------           -------
    Total Revenues                     147,554                 106,227                 138,841            102,500
                                      --------                --------                --------           --------

Asset Management Fees (3)              (8,634)                  (6,215)                 (8,124)            (5,997)
Mortgage Management Fee (4)                -                        -                       -                  -
General and Administrative
  Expenses (5)                         (9,148)                  (6,586)                 (8,608)            (6,355)
                                       --------               --------                --------           --------
    Total Operating Expenses          (17,782)                 (12,801)                (16,732)           (12,352)
                                       --------               --------                --------           --------

Estimated Cash Available from
  Operations                          129,772                   93,426                 122,109             90,148

Depreciation and Amortization
  Expense (6)                         (20,254)                 (16,846)                (20,557)           (17,518)
                                      --------                 --------               --------           --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $109,518                 $ 76,580                $101,552           $ 72,630
                                     ========                 ========                ========           ========




                                  See Footnotes





                                       Wendy's            Ground Round          Golden Corral                Golden Corral
                                Westlake Village, CA     Nanuet, NY (23)       Muskogee, OK (9)         Council Bluffs, IA (9)
                                --------------------     ---------------       ----------------         ----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              (7)               $ 95,045                (7)                            (7)
Interest Income (2)                        -                       -                  -                               -
                                                             --------
    Total Revenues                         (7)                 95,045                 (7)                           (7)
                                                             --------

Asset Management Fees (3)                  (7)                 (5,561)                (7)                           (7)
Mortgage Management Fee (4)                -                       -                  -                              -
General and Administrative
  Expenses (5)                             (7)                 (5,893)                (7)                           (7)
                                                             --------
    Total Operating Expenses               (7)                (11,454)                (7)                           (7)
                                                             --------

Estimated Cash Available from
  Operations                               (7)                 83,591                 (7)                           (7)

Depreciation and Amortization
  Expense (6)                              (7)                (15,455)                (7)                           (7)
                                                             --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (7)               $ 68,136                 (7)                           (7)
                                                             ========






                                  See Footnotes




                                          Jack in the Box       Chevy's Fresh Mex       Chevy's Fresh Mex     Chevy's Fresh Mex
                                     Los Angeles #3, CA (8)     Arapahoe, CO (24)      Beaverton, OR (24)    Greenbelt, MD (24)
                                     ----------------------     -----------------      -------------------   ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                     (7)              $248,075                   $243,712           $ 225,176
Interest Income (2)                               -                      -                          -                   -
                                                                   --------                   --------            -------
    Total Revenues                                (7)               248,075                    243,712             225,176
                                                                   --------                   --------            --------

Asset Management Fees (3)                         (7)               (15,129)                   (14,862)           (13,732)
Mortgage Management Fee (4)                       -                      -                          -                   -
General and Administrative
  Expenses (5)                                    (7)               (15,381)                   (15,110)           (13,961)
                                                                   --------                   --------            --------
    Total Operating Expenses                      (7)               (30,510)                   (29,972)           (27,693)
                                                                   --------                   --------            --------

Estimated Cash Available from
  Operations                                      (7)               217,565                    213,740            197,483

Depreciation and Amortization
  Expense (6)                                     (7)               (42,922)                   (42,955)           (37,682)
                                                                    --------                   --------           --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                  (7)              $174,643                    $170,785           $159,801
                                                                   ========                    ========           ========




                                  See Footnotes

                                 Chevy's Fresh Mex
                               Lake Oswego, OR (24)        Total
                               --------------------        -----

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                       $229,654                $ 9,802,661
Interest Income (2)                      -                      437,918
                                    --------                -----------
    Total Revenues                  229,654                  10,240,579
                                   --------                 -----------

Asset Management Fees (3)           (14,005)                   (548,001)
Mortgage Management Fee (4)               -                     (25,200)
General and Administrative
  Expenses (5)                      (14,239)                   (634,915)
                                    --------                  ----------
    Total Operating Expenses        (28,244)                 (1,208,116)
                                    --------                  ----------

Estimated Cash Available from
  Operations                        201,410                   9,032,463

Depreciation and Amortization
  Expense (6)                       (38,458)                 (1,486,884)
                                    --------                 ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                   $162,952                  $7,545,,579
                                   ========                  ==========




FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $4,200,000, collateralized by building improvements located on the Eight Pizza Hut Properties and three additional Pizza Hut properties. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997. Amount does not include $21,000 of loan commitment fees and $21,000 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. Acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The Property is either currently under construction or renovation or was under construction or renovation during, or subsequent to, the period presented, and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:



         Property          Estimated Final Completion Date
         --------          -------------------------------
         Los Angeles #2 Property          Opened for business May 5, 1997
         Las Vegas #1 Property            Opened for business April 18, 1997
         Moscow Property                  Opened for business April 10, 1997
         Kent #1 Property                 Opened for business April 14, 1997
         Hollister Property               Opened for business April 8, 1997
         Kingsburg Property               Opened for business April 10, 1997
         Indian Harbour Beach Property    Opened for business March 11, 1997
         Murrieta Property                Opened for business April 13, 1997
         Winchester Property              Opened for business June 5, 1997
         Chattanooga Property             Opened for business May 29, 1997
         Tampa #2 Property                Opened for business August 11, 1997
         Palmdale Property                Opened for business May 19, 1997
         Houston #4 Property              Opened for business May 18, 1997
         Houston #5 Property              Opened for business June 13, 1997
         Oxnard Property                  Opened for business July 3, 1997
         Cedar Park Property              Opened for business July 28, 1997
         Collinsville Property            Opened for business July 13, 1997
         Taylorsville Property            Opened for business June 9, 1997
         Ooltewah Property                Opened for business July 31, 1997
         Arvada #2 Property               Opened for business July 21, 1997
         Liberty #1 Property              Opened for business August 18, 1997
         Dearborn Property                Opened for business July 12, 1997
         Enumclaw Property                Opened for business July 31, 1997
         Guadalupe Property               Opened for business August 27, 1997
         Scottsdale Property              Opened for business September 30, 1997
         Bacliff Property                 Opened for business August 3, 1997
         Indianapolis Property            Opened for business September 2, 1997
         San Antonio #1 Property          Opened for business September 25, 1997
         Baltimore Property               Opened for business August 19, 1997

         Property          Estimated Final Completion Date
         --------          -------------------------------

         Gambrills Property               Opened for business August 26, 1997
         Jessup Property                  Opened for business July 13, 1997
         Lansing Property                 Opened for business October 2, 1997
         Riverdale Property               Opened for business October 7, 1997
         Vacaville Property               Opened for business July 13, 1997
         Waldorf Property                 Opened for business July 13, 1997
         Springfield Property             Opened for business July 7, 1997
         Jacksonville #1 Property         Opened for business September 24, 1997
         Corpus Christi Property          Opened for business September 24, 1997
         Starke Property                  Opened for business August 11, 1997
         Fresno Property                  Opened for business August 31, 1997
         Corinth Property                 Opened for business September 16, 1997
         Jacksonville #2 Property         Opened for business September 3, 1997
         Enid Property                    Opened for business November 24, 1997
         Liberty #2 Property              Opened for business October 23, 1997
         Channelview Property             Opened for business September 21, 1997
         Garland Property                 Opened for business September 27, 1997
         Woodland Property                Opened for business October 9, 1997
         West Sacramento Property         Opened for business September 28, 1997
         Cookeville Property              July 31, 1998
         Hendersonville Property          July 31, 1998
         Lawrence Property                July 31, 1998
         Nashville #2 Property            July 31, 1998
         Murfreesboro Property            August 4, 1998
         Duncan Property                  February 15, 1998
         Fort Walton Beach Property       February 15, 1998
         London Property                  Opened for business November 4, 1997
         Las Vegas #2 Property            February 16, 1998
         Superstition Springs Property    March 4, 1998
         Mobile #2 Property               March 16, 1998
         Palatka Property                 March 16, 1998
         Olathe Property                  March 31, 1998
         Florissant Property              March 16, 1998
         Westlake Village Property        March 18, 1998
         Muskogee Property                June 1, 1998
         Council Bluffs Property          June 28, 1998
         Los Angeles #3 Property          Opened for business September 28, 1997

(8) The lessee of the Los Angeles #2, Las Vegas #1, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale, Houston #4, Houston #5, and Oxnard, Enumclaw, Bacliff, Fresno, Corinth, Channelview, Garland, Woodland, West Sacramento, Florissant, Folsom and Los Angeles #3 Properties is the same unaffiliated lessee.

(9) The lessee of the Winchester, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties is the same unaffiliated lessee.

(10) The lessee of the Chattanooga and Ooltewah Properties is the same unaffiliated lessee.

(11) The lessee of the Tampa, Scottsdale, Albuquerque #1, Albuquerque #2, Dallas #3, Forestville, Houston #7, Waco and Wichita Properties is the same unaffiliated lessee.

(12) The lessee of the Bedford, Dallas #2, and Fort Worth Properties is the same unaffiliated lessee.

(13) The lessee of the Oklahoma City, Mesa, Phoenix #1, Phoenix #2, Phoenix #3 and Tucson Properties is the same unaffiliated lessee.

(14) The lessee of the Cedar Park and San Antonio #1 Properties is the same unaffiliated lessee.

(15) The lessee of the Collinsville and Liberty #1 Properties is the same unaffiliated lessee.

(16) The lessee of the Taylorsville and Arvada #2 Properties is the same unaffiliated lessee.

(17) The lessee of the Dearborn, Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Springfield, Stafford, Newport News, Edgewater and Hoover Properties is the same unaffiliated lessee or group of unaffiliated lessees.

(18) The lessee of the Guadalupe and Las Vegas #2 Properties is the same unaffiliated lessee.

(19) The lessee of the Leesburg, Fairfax, Houston #6, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(20) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville #2, Louisville, Mobile #1, Montgomery, Nashville #1, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

(21) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville, and Kinston Properties is the same unaffiliated lessee.

(22) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville #2 and Murfreesboro Properties is the same unaffiliated lessee.

(23) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(24) The lessee of the Arapahoe, Beaverton, Greenbelt and Lake Oswego Properties is the same unaffiliated lessee.

                                                                     PROSPECTUS

                       CNL AMERICAN PROPERTIES FUND, INC.
                             SHARES OF COMMON STOCK

                    Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans
               (MINIMUM PURCHASE MAY BE HIGHER IN CERTAIN STATES)


         CNL AMERICAN PROPERTIES FUND, INC. (the "Company") is a Maryland corporation which operates for federal income tax purposes as a real estate investment trust (a "REIT"). THE COMPANY MAY SELL UP TO 27,500,000 SHARES IN THIS OFFERING FOR A MAXIMUM OF $275,000,000. The Company invests in restaurant properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional fast-food, family-style, and casual dining restaurant chains (the "Restaurant Chains"). As of April 2, 1997, the Company owned a portfolio of 129 Properties, all of which were acquired with the proceeds of its initial public offering (the "Initial Offering") which commenced in April 1995 and was completed on February 6, 1997, at which time this offering commenced. The Company is expected to have a total portfolio of approximately 400 to 450 Properties, if the maximum number of shares of common stock (the "Shares") of the Company is sold in this offering. Under the Company's triple-net leases, the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities, and insurance. In addition, the leases are structured to require the tenant to pay base annual rent with (i) automatic increases in the base rent and/or (ii) percentage rent based on certain restaurant sales above a specified level. The Company also provides financing (the "Mortgage Loans") on a limited basis for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Restaurant Chains. The Company is not a mutual fund or other type of investment company within the meaning of the Investment Company Act of 1940, and is not subject to regulation thereunder. The Company is not affiliated with the United States Government.


THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY (SEE "RISK FACTORS"), INCLUDING THE FOLLOWING:

o The Company will rely on CNL Fund Advisors, Inc. (the "Advisor") with respect to all investment decisions subject to approval by the Board of Directors in certain circumstances. The experience of the Advisor and Directors of the Company with mortgage financing and equipment leasing is limited.

o The Advisor and its Affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor will provide to the Company.


o The Company owned, as of April 2, 1997, 129 Properties of the anticipated total of 400 to 450 Properties, and investors therefore will not have the opportunity to evaluate all of the Properties that the Company will acquire.


o There is currently no public trading market for the Shares, and there is no assurance that one will develop.

o If the Shares are not listed on a national securities exchange or over-the-counter market ("Listing") by December 31, 2005, as to which there can be no assurance, the Company will commence orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.

o Market and economic conditions that the Company cannot control will have an effect (either positive or negative) on the value of the Company's investments and the amount of cash that the Company receives from tenants and lessees.

o Prior to meeting certain conditions, the Company may incur debt, including debt to make Distributions to stockholders in order to maintain its status as a REIT, but will not encumber Properties.

         THE COMPANY'S PRIMARY INVESTMENT OBJECTIVES are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within three to eight years after commencement of this offering, either in whole or in part, through (a) Listing, or (b) the commencement of orderly sales of the Company's assets and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT). There can be no assurance that these investment objectives will be met.


         This Prospectus describes an investment in the Shares of the Company. The Company will use stockholders' funds to purchase additional Properties and make additional Mortgage Loans. No stockholder may hold more than 9.8% of the total Shares. Of the proceeds from the sale of Shares in this offering, approximately 84% will be used to acquire Properties and make Mortgage Loans, and approximately 9% will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Offering Expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. The Company has registered an offering of 27,500,000 Shares, with 2,500,000 of such Shares available only to stockholders who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan") and who purchase Shares in this offering and receive a copy of this Prospectus, or who purchased Shares in the Initial Offering of the Company and who received a copy of this Prospectus. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering or the Initial Offering must be made pursuant to a solicitation under a separate prospectus. See "Summary of Reinvestment Plan." All subscription funds for Shares will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A., which will act as the escrow agent for this offering.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                           PRICE TO          SELLING            PROCEEDS TO
                            PUBLIC         COMMISSIONS(1)      PARTNERSHIP(2)
--------------------------------------------------------------------------------
Per Unit ..............  $       10.00     $        0.75        $        9.25
--------------------------------------------------------------------------------
Total Maximum..........  $ 275,000,000     $  20,625,000 (3)    $ 254,375,000(3)
================================================================================

                                               (footnotes on following page)

                              CNL SECURITIES CORP.


                                 April 18, 1997

(1) CNL Securities Corp. (the "Managing Dealer ") will receive Selling Commissions of 7.5% on sales of Shares, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the Company, may engage other broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers ") to sell Shares and reallow to them commissions of up to 7% with respect to Shares which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Shares and do not include a 0.5% marketing support and due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to certain Soliciting Dealers. Such amounts also do not include a Soliciting Dealer Servicing Fee payable to the Managing Dealer by the Company (see "Management Compensation "), all or a portion of which may be reallowed to certain Soliciting Dealers. See "The Offering-- Plan of Distribution" for a discussion of the circumstances under which reduced Selling Commissions may be paid and a description of the marketing support and due diligence expense reimbursement fee payable to the Managing Dealer.

(2) Before deducting (i) Offering Expenses of the Company estimated to be 3% of gross offering proceeds computed at $10.00 per Share sold ( "Gross Proceeds ") on the sale of 27,500,000 Shares and (ii) the marketing support and due diligence expense reimbursement fee. Offering Expenses exclude Selling Commissions and the marketing support and due diligence reimbursement fee. The Advisor will pay all Offering Expenses which exceed 3% of the Gross Proceeds.

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             -----------------------------------------------------

         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY
REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS PROHIBITED.

                               TABLE OF CONTENTS

                                                                            Page

SUMMARY OF THE OFFERING........................................................1
RISK FACTORS...................................................................9

     Investment Risks..........................................................9
         Possible Inability to Further Diversify Investments...................9
         Risk of Reliance on Management........................................9
         Risk of Reliance on Advisor...........................................9
         Risk Associated with Leverage.........................................9
         Conflicts of Interest.................................................9
         Lack of Liquidity of Shares..........................................10
         Risk Associated With Management of Joint Ventures....................10
         Lack of Control of Property Management...............................10
         Risks Associated With Mortgage Loans.................................11
         Risks Associated With Secured Equipment Leases.......................11
         Binding Nature of Majority Stockholder Vote..........................11
         Risks Relating to the Authority of the Board of Directors............11
         Restrictions on Transfer Relating to REIT Status.....................11
         Limited Liability of Officers and Directors..........................11
         Risks for Retirement Plan Stockholders...............................11
         Ability to Use of Leverage to Make Distributions.....................12
     Real Estate and Financing Risks .........................................12
         Risks Relating to an Unspecified Property Offering...................12
         Possible Delays in Investment........................................12
         Risks Associated With Acquiring Properties Under Construction........12
         Risks of Joint Investment in Properties..............................13
         Limitations on the Ability of the Company to Liquidate...............13
         Risks Relating to Tenant Purchase Rights.............................13
         Risks of Real Property Investments...................................13
         Adverse Trends in Restaurant Industry................................14
         Risks Resulting From Competition.....................................14
         Possible Environmental Liabilities...................................14
         Risks Relating to Unspecified Secured Equipment Leases...............15
     Tax Risks ...............................................................15
         Failure to Qualify as a REIT.........................................15
         Risks Relating to Leases of Properties...............................15
         Risks Relating to the Secured Equipment Leases.......................15
         Risk of REIT Disqualification........................................16
         Risk Associated With Distribution Requirements.......................16
         Restrictions on Maximum Share Ownership..............................16
         Other Tax Liabilities............................................... 16
         Changes in Tax Laws..................................................16
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE ...................................17
ESTIMATED USE OF PROCEEDS ....................................................19
MANAGEMENT COMPENSATION ......................................................20
CONFLICTS OF INTEREST ........................................................25

     Prior and Future Programs ...............................................25
     Acquisition of Properties ...............................................26
     Sales of Properties .....................................................26
     Joint Investment With An Affiliated Program .............................26
     Competition for Management Time .........................................27
     Compensation of the Advisor .............................................27
     Relationship with Managing Dealer .......................................27
     Legal Representation ....................................................27
     Certain Conflict Resolution Procedures ..................................27

SUMMARY OF REINVESTMENT PLAN .................................................29
REDEMPTION OF SHARES .........................................................32
BUSINESS .....................................................................33

     General .................................................................33
     Completed Investments....................................................35
     Investment of Offering Proceeds..........................................37
     Property Acquisitions....................................................37
     Pending Investments......................................................58
     Site Selection and Acquisition of Properties ............................63
     Standards for Investment in Properties ..................................66
     Description of Properties................................................67
     Description of Property Leases ..........................................67
     Joint Venture Arrangements ..............................................71
     Mortgage Loans...........................................................72
     Management Services .....................................................73
     Borrowing ...............................................................73
     Sale of Properties, Mortgage Loans, and Secured Equipment Leases.........74
     Franchise Regulation ....................................................75
     Competition .............................................................75
     Regulation of Mortgage Loans and Secured Equipment Leases ...............75
SELECTED FINANCIAL DATA.......................................................76
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    OF THE COMPANY ...........................................................77
MANAGEMENT....................................................................81
     General .................................................................81
     Fiduciary Responsibility of the Board of Directors ......................82
     Directors and Executive Officers.........................................83
     Independent Directors ...................................................85
     Committees of the Board of Directors ....................................85
     Compensation of Directors and Executive Officers ........................86
     Management Compensation .................................................86
THE ADVISOR AND THE ADVISORY AGREEMENT .......................................86
     The Advisor .............................................................86
     The Advisory Agreement ..................................................86
CERTAIN TRANSACTIONS..........................................................89
PRIOR PERFORMANCE INFORMATION ................................................90
INVESTMENT OBJECTIVES AND POLICIES ...........................................94
     General .................................................................94
     Certain Investment Limitations ..........................................95
DISTRIBUTION POLICY ..........................................................97
     General .................................................................97
     Distributions ...........................................................97
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS ..........................98
     General .................................................................98
     Description of Capital Stock ............................................99
     Board of Directors .....................................................100
     Stockholder Meetings ...................................................100
     Advance Notice for Stockholder Nominations for
       Directors and Proposals of New Business ..............................100
     Amendments to the Articles of Incorporation ............................100
     Mergers, Combinations, and Sale of Assets ..............................101
     Termination of the Company and REIT Status .............................101
     Restriction of Ownership ...............................................101
     Responsibility of Directors ............................................102
     Limitation of Liability and Indemnification ............................102
     Removal of Directors ...................................................103
     Inspection of Books and Records ........................................103
     Restrictions on "Roll-Up" Transactions .................................104
FEDERAL INCOME TAX CONSIDERATIONS ...........................................105
     Introduction ...........................................................105
     Taxation of the Company ................................................105

     Taxation of Stockholders ...............................................110
     State and Local Taxes ..................................................113
     Characterization of Property Leases ....................................113
     Characterization of Secured Equipment Leases ...........................114
     Investment in Joint Ventures ...........................................114
REPORTS TO STOCKHOLDERS .....................................................115
THE OFFERING ................................................................116
     General ................................................................116
     Plan of Distribution ...................................................117
     Subscription Procedures ................................................119
     Escrow Arrangements ....................................................121
     ERISA Considerations ...................................................121
     Determination of Offering Price ........................................122
SUPPLEMENTAL SALES MATERIAL .................................................122
LEGAL OPINIONS ..............................................................123
EXPERTS .....................................................................123
ADDITIONAL INFORMATION ......................................................123
DEFINITIONS .................................................................124



Form of Amended Reinvestment Plan .....................................Exhibit A
Financial Information .................................................Exhibit B
Prior Performance Tables ..............................................Exhibit C
Subscription Agreement ................................................Exhibit D
Pro Forma Estimate of Taxable Income...................................Exhibit E

                                    SUMMARY

         THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

CNL AMERICAN PROPERTIES FUND, INC.

         CNL American Properties Fund, Inc. (the "Company") is a Maryland corporation which operates for federal income tax purposes as a real estate investment trust (a "REIT"). The Company's address is 400 East South Street, Suite 500, Orlando, Florida 32801, telephone (407) 422-1574 or toll free (800) 522-3863.


         The Company was formed primarily to acquire properties (the "Properties") to be leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis, which means that the tenant will be responsible for repairs, maintenance, property taxes, utilities, and insurance. As of April 2, 1997, the Company owned a portfolio of 129 Properties located across the United States and leased to operators of selected national and regional fast-food, family-style and casual-dining restaurant chains (the "Restaurant Chains"). The Company is expected to have a total portfolio of approximately 400 to 450 Properties, if the maximum number of Shares of Common Stock of the Company (the "Shares") is sold in this offering. The Company structures the leases of its Properties to provide for payment of base annual rent with (i) automatic increases in base rent and/or (ii) percentage rent based on gross sales above a certain level. The Company also offers financing for the purchase of buildings, generally by tenants that lease the underlying land from the Company (the "Mortgage Loans"). Mortgage Loans are expected to constitute from 5% to 10% of the Company's total investments if the maximum number of Shares is sold in this offering. The Company expects that the interest rates and terms (generally 10 to 20 years) of the Mortgage Loans will be similar to those of its leases. To a lesser extent, the Company offers furniture, fixtures and equipment ("Equipment") financing to operators of Restaurant Chains pursuant to which the Company provides, through direct financing leases, the Equipment (collectively, the "Secured Equipment Leases"). The Company has obtained a $15,000,000 line of credit (the "Loan") to be used by the Company to fund Secured Equipment Leases. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offerings. See "Business" for information regarding the Company's existing Properties, a description of the types of Properties in which the Company invests, the Property selection and acquisition processes, the nature of the Mortgage Loans and Secured Equipment Leases and a description of the Loan.


         Under the Company's Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2005 unless the Shares of the Company, including the Shares offered hereby, are listed on a national securities exchange or over-the-counter market ("Listing"), in which event the Company automatically will become a perpetual life entity. If Listing does not occur by December 31, 2005, the Company will undertake, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of Net Sales Proceeds of such Sales to stockholders and the limitation of its activities to those related to its orderly liquidation, unless the stockholders owning a majority of the Shares elect to amend the Articles of Incorporation to extend the duration of the Company. See "Risk Factors -- Real Estate and Financing Risks" for a complete discussion of risks relating to future disposition of the Company's assets. Until such time, if any, as Listing occurs, the Company may not encumber Properties, although it may incur debt. If Listing occurs (which is not assured), then the Board of Directors may elect to cause the Company to encumber any or all of the Company's Properties in connection with any borrowing. The Board of Directors anticipates that such borrowing, in the aggregate, will not exceed 50% of Real Estate Asset Value, although the maximum amount the Company may borrow is 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). In general, Net Assets are the Company's total assets (other than intangibles), calculated at cost, less total liabilities. As a perpetual life entity following Listing, the Company would not be required to dissolve and return capital to stockholders. If Listing occurs, in order to liquidate their investment stockholders would have to sell their Shares in the market on which the Shares are traded. Listing is no assurance of liquidity. See "Risk Factors -- Investment Risks" for a discussion of risks associated with the lack of liquidity of the Shares and with borrowing. In addition, following Listing the Company intends to reinvest proceeds from Sales of Properties rather than distribute such proceeds to stockholders.

RISK FACTORS

         The "Risk Factors" section discusses in detail the more important risks associated with an investment in the Company, including risks associated with an investment in a real estate investment trust such as the Company, risks associated with an investment in real estate such as the Properties, risks associated with the Mortgage Loans, risks associated with Secured Equipment Leases, and tax risks. These risks include:

o Risks of reliance on CNL Fund Advisors, Inc. (the "Advisor"), a Florida corporation organized to provide management, advisory and administrative services, and the Board of Directors, which together will have responsibility for the management of the Company and its investments, subject to the ability of the stockholders to elect the Directors.

o Risks relating to the fact that the services to be performed by the Advisor and its Affiliates for the Company in connection with the offering, the selection and acquisition of the Properties, the making of Mortgage Loans and Secured Equipment Leases and the general operation of the Company will result in conflicts of interest.


o Risks related to the fact that, as of April 2, 1997, the Company owned 129 Properties of the anticipated total of 400 to 450 Properties, and stockholders will not have the opportunity to evaluate all of the Properties that the Company will acquire.

o Risks that the Board of Directors will have significant flexibility regarding the Company's operations.

o Risks that the Company will make investments that will not appreciate in value over time, such as building only Properties, with the land owned by a third-party, and Mortgage Loans.

o Risks that stockholders who must sell their Shares will not be able to sell them quickly because it is not anticipated that there will be a public market for the Shares in the near term, and there can be no assurance that the Listing will occur.

o Market risks associated with investments in real estate, which means that the amount of cash the Company will receive from tenants, lessees or borrowers cannot be predicted.

o Risks that the Company, prior to meeting certain conditions, may incur debt, including debt to make Distributions in order to maintain its status as a REIT, but will not encumber Properties.

o Risks of defaults by tenants, lessees or borrowers resulting in decreased income.

o Risks relating to the fact that the vote of stockholders owning at least a majority but less than all of the Shares will bind all of the stockholders as to matters such as the election of Directors and amendment of the Company's governing documents.

o Risks that restrictions on ownership of more than 9.8% of the shares of the Company's Common Stock (the "Common Stock") by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company even if such a change is in the interest of a majority of the stockholders.

o Risks that the Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates and, in turn, thereby reducing the amount of funds available for paying Distributions to stockholders.

ESTIMATED USE OF PROCEEDS

         The Company is using the proceeds of the sale of the Shares to acquire Properties, to make Mortgage Loans, generally in connection with such acquisitions, and to pay expenses relating to the sale of the Shares. Management of the Company and the Advisor have estimated an average purchase price of $800,000 to $900,000 per Property based on their past experience in acquiring similar properties and in light of current market conditions, although prices of Properties may be lower or higher. Assuming the maximum of 27,500,000 Shares ($275,000,000) are sold, the Company will acquire approximately 260 to 300 additional Properties with the proceeds of this offering. See "Estimated Use of Proceeds" and "Business -- General" for a more detailed description of the anticipated use of offering proceeds. Secured Equipment Leases will be funded solely from the proceeds of the Loan and the number of Secured Equipment Leases will not depend on the amount raised in this offering.

CONFLICTS OF INTEREST


         Certain officers and Directors of the Company who are also officers or directors of the Advisor will experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that will conflict with those of the Company and include matters related to (i) allocation of new investments and management time and services between the Company and various partnerships and other entities, (ii) the timing and terms of the investment in or sale of a Property, Mortgage Loan or Secured Equipment Lease, (iii) development of Company Properties by Affiliates, (iv) investments with Affiliates of the Advisor, (v) compensation of the Advisor, (vi) the Company's relationship with the Managing Dealer, which is an Affiliate of the Company and the Advisor, and (vii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company, and that neither the Company nor the stockholders will have separate counsel.



         The Directors of the Company who are independent of the Advisor (the "Independent Directors") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Articles of Incorporation. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.


         The Company has established certain conflict resolution procedures relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of investments among certain affiliated entities. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."


MANAGEMENT

         The Company has retained the Advisor, pursuant to an advisory agreement, to handle the day-to-day operations of the Company, to select the Company's real estate investments, and to administer its Secured Equipment Lease program. The five members of the Board of Directors will oversee the management of the Company. Three of the Directors of the Company are independent of the Advisor and have responsibility for reviewing its performance. The Directors are elected to the Board of Directors annually by the stockholders.

         All of the officers and directors of the Advisor also are officers or Directors of the Company. The Advisor will have responsibility for (i) selecting the Properties that the Company will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Company, (ii) identifying potential lessees for the Properties and potential borrowers for the Mortgage Loans, and formulating, evaluating, and negotiating the terms of each lease of a Property and each Mortgage Loan, (iii) locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Secured Equipment Lease, and (iv) negotiating the terms of any borrowing. All of the foregoing actions are subject to approval by the Board of Directors. The Advisor also will have the authority, subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, to select Properties for Sale in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the Property being considered for Sale.

         See "Management" and "The Advisor and the Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services that the Advisor will provide.

MANAGEMENT COMPENSATION

         The Advisor, the Managing Dealer, and other Affiliates of the Advisor will receive compensation for services they will perform for the Company and also will receive expense reimbursements from the Company for expenses they pay on behalf of the Company. See "Management Compensation" for a complete description. See also "Certain Transactions" for a description of compensation paid to the Advisor, Managing Dealer and other Affiliates of the Company since its inception. The following paragraphs summarize the more significant items of compensation.

         In connection with this offering, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $20,625,000 if 27,500,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $1,375,000 if 27,500,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. In addition, the Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (as defined below) (a maximum of $550,000 if 27,500,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the related offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. In general, the stockholders' investment in the Company ("Invested Capital") is the number of Shares they own, multiplied by $10.00 per Share, reduced by the portion of all prior Distributions received by stockholders from the Sale of one or more Properties and by any amounts paid by the Company to repurchase Shares pursuant to the redemption plan.

         For identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans, the Advisor will receive Acquisition Fees equal to 4.5% of Gross Proceeds (a maximum of $12,375,000 if 27,500,000 Shares are sold) from the sale of Shares.

         For managing the Properties and the Mortgage Loans, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) plus the total outstanding amount of the Mortgage Loans as of the end of the preceding month.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease.

         Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, excluding Distributions attributable to proceeds of the Sale of a Property (the "Stockholders' 8% Return") plus 100% of the stockholders' aggregate Invested Capital. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the total number of Shares outstanding multiplied by the average closing price of the Shares over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing. See "The Advisor and The Advisory Agreement -- The Advisory Agreement."

         A deferred, subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of one or more Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return.

         Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and its Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

SUMMARY OF REINVESTMENT PLAN

         The Company has established the Reinvestment Plan pursuant to which stockholders may elect to have their cash Distributions from the Company automatically reinvested in Shares. See "Summary of Reinvestment Plan," "Federal Income Tax Considerations -- Taxation of Stockholders," and the form of Reinvestment Plan accompanying this Prospectus as Exhibit A for more specific information about the Reinvestment Plan. Expenses incurred in connection with the Reinvestment Plan, including Selling Commissions and marketing support and due diligence expense reimbursement fees, will be paid by the Company. A person who becomes a stockholder otherwise than by participating in this offering or the Initial Offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

BUSINESS


         As of April 2, 1997, the Company owned 129 Properties. It is anticipated that the Company will acquire a total of 400 to 450 Properties if the maximum number of Shares is sold in this offering (including 260 to 300 Properties to be acquired with the proceeds of this offering ). A description of the types of Properties which the Company purchases and leases to third parties appears in the section entitled "Business." The Company invests in Properties of selected national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains, the most rapidly growing segments of the restaurant industry in recent years. Management structures the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Properties, which typically are freestanding and are located across the United States, are leased on a "triple-net" basis to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. The Properties consist of both land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party.


         The Company has undertaken to supplement this Prospectus during the offering period to describe the acquisition of Properties at such time as the Company believes that a reasonable probability exists that a Property will be acquired by the Company. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and
(iii) a satisfactory site inspection has been completed.

         As of April 2, 1997, the Company had provided Mortgage Loans to the tenants of the 43 Properties that are land only to purchase the buildings on these Properties and the buildings on three additional properties. It is expected that Mortgage Loans will constitute from 5% to 10% of the Company's total investments, if the maximum number of Shares is sold in this offering. In general, the Company offers Mortgage Loans in circumstances in which the Company owns the land underlying the building to be financed and the borrower under the Mortgage Loan also enters into a long-term ground lease for the underlying land. Management believes that this combined leasing and financing structure provides the benefit of allowing the Company to receive the return of its initial investment plus interest on each financed building, which is generally a depreciating asset, while retaining the ownership of the underlying land, which is generally an appreciating asset.

         The Company plans to obtain short-term financing (the "Line of Credit") in an amount up to $20,000,000, the proceeds of which will be used to acquire Properties. Management believes that, during the offering period, the Line of Credit will allow the Company to take advantage of investment opportunities that might otherwise be lost if the Company was forced to delay making the investments until it had raised a sufficient amount of offering proceeds. In addition, management believes that the use of the Line of Credit will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs as a result of an Affiliate of the Advisor purchasing Properties, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunity for the Company, and the Company subsequently purchasing the Properties from the Affiliate. The Line of Credit will be repaid from the proceeds of this offering. No Properties will be encumbered in connection with the Line of Credit. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit and may not be able to obtain the Line of Credit on satisfactory terms.


         As of April 2, 1997, the Company had 13 Secured Equipment Leases and in connection with these leases had received advances under the Loan of approximately $5,665,000. The Secured Equipment Leases are funded solely from the proceeds of the Loan. The Company structures Secured Equipment Leases so that they will be treated as loans secured by personal property for federal income tax purposes.

         See "Business" for a description of the types of Properties in which the Company invests, the Property selection and acquisition processes, the Mortgage Loans, the Secured Equipment Leases, the proposed Line of Credit and the Loan.

INVESTMENT OBJECTIVES AND POLICIES

         The Company's primary investment objectives are:

         o        to preserve, protect, and enhance the Company's assets.

         o        to make quarterly Distributions.

         o to obtain fixed income through the receipt of base rent, as well as to increase the Company's income (and Distributions) and provide protection against inflation through automatic increases in base rent and receipt of percentage rent, and to obtain fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases.

         o to qualify and remain qualified as a REIT for federal income tax purposes.

         o to provide stockholders of the Company with liquidity of their investment within three to eight years after commencement of this offering, although liquidity cannot be assured thereby, either through (i) Listing or (ii) outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the commencement of orderly Sales of the Company's assets and distribution of the proceeds thereof.

         The Company intends to meet these objectives by following certain investment policies discussed herein, as summarized on the preceding pages. See "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Company's business will facilitate the Company's ability to meet its investment objectives. There can be no assurance that these objectives will be met. The Company's investment objectives are subject to review by the Independent Directors and may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock.

DESCRIPTION OF SHARES

         A stockholder's investment will be recorded on the books of the Company. The Company will provide, upon the request of any stockholder wishing to transfer his or her Shares, a transfer form to be completed and executed by the stockholder and returned to the Company. The Company will not issue share certificates other than to stockholders who make a written request to the Company.


         During any period in which the Company is not making a public offering of Shares, any stockholder may request that the Company redeem for cash all or a significant portion of such stockholder's Shares. The sole source of funds for any such requested redemption will be the net proceeds available from the sale of Shares pursuant to the Reinvestment Plan. There can be no assurance that such net proceeds will be sufficient to permit the Company to redeem all such Shares presented for redemption. See "Redemption of Shares." Under applicable law, the Company is not permitted to make redemptions during an offering, including the offering described herein.


         An annual meeting of stockholders will be held each year for the election of the Directors. Other business matters may be presented at the annual meeting or at special stockholder meetings. Each Share is entitled to one vote on each matter to be voted on by stockholders, including the election of the Directors. Stockholders who do not vote with the majority of Shares entitled to vote on questions presented nonetheless will be bound by the majority vote.

         Stockholder approval is required under Maryland law and the Company's Articles of Incorporation and Bylaws for certain types of transactions. Generally, the Articles of Incorporation and Bylaws may be amended upon a majority vote of stockholders. Stockholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Stockholders objecting to the terms of a merger, sale, or other disposition of substantially all of the Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. The affirmative vote of a majority of the Shares outstanding and entitled to vote is required to approve the voluntary dissolution of the Company.

         In order to facilitate compliance with certain restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code"), the Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding shares of Common Stock by one Person, as defined in the Articles of Incorporation. See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership."

         For a more complete description of the Shares and the capital structure of the Company, please refer to the "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" section of the Prospectus.

DISTRIBUTION POLICY

         The following table reflects total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.

                      Total          Distributions
Month             Distributions        Per Share
-----             -------------      -------------
June 1995         $   15,148            $0.030000
July 1995             30,682             0.030000
August 1995           57,739             0.035000
September 1995        84,467             0.050000
October 1995         104,733             0.050000
November 1995        155,665             0.058300
December 1995        190,184             0.058300
January 1996         225,354             0.058300
February 1996        255,649             0.058300
March 1996           287,805             0.058300
April 1996           323,721             0.058300
May 1996             368,155             0.058300
June 1996            407,803             0.058300
July 1996            458,586             0.059375
August 1996          517,960             0.059375
September 1996       559,599             0.059375
October 1996         615,914             0.059375
November 1996        683,907             0.059375
December 1996        731,569             0.059375
January 1997         827,967             0.059375
February 1997        884,794             0.059375
March 1997           980,571             0.060416
April 1997         1,091,133             0.061458

         Consistent with the Company's objective of qualifying as a REIT, the Company expects to continue to calculate and declare Distributions monthly during the offering period, and quarterly thereafter, and make Distributions quarterly. The Board of Directors, in its discretion, will determine the amount of the Distributions made by the Company, which amount will depend primarily on net cash from operations. The Company intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Company's objective of qualifying as a REIT, the Company expects to distribute at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Company is insufficient to make Distributions, the Company may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Company could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1996 and 1995, the Company declared and made Distributions totalling $5,436,072 and $638,618, respectively (90.25% and 59.82%, respectively, of which were characterized as ordinary income and 9.75% and 40.18%, respectively, as return of capital for federal income tax purposes). Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1996, the characterization of Distributions for federal income tax purposes is not considered by management to be necessarily representative of the characterization of Distributions in future years.

PRIOR PERFORMANCE OF AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate limited partnerships sponsored by Affiliates of the Company and of the Advisor during the past ten years, including 18 public limited partnerships formed to invest in restaurants leased on a "triple-net" basis to operators of national and regional fast-food and family-style restaurant chains. As of December 31, 1996, these partnerships, which purchase properties similar to those to be acquired by the Company, had purchased 668 fast-food and family-style restaurant properties. Based on an analysis of the operating results of the 86 real estate limited partnerships in which principals of the Company have served, individually or with others, as general partners, the Company believes that each of such partnerships has met, or currently is in the process of meeting, its principal investment objectives. Certain statistical data relating to the public limited partnerships with investment objectives similar to those of the Company, and the offerings of which became fully subscribed within the last five years, are contained in Exhibit C--Prior Performance Tables.


TAX STATUS OF THE COMPANY

         The Company has made the election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1995. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. See "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations." Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state, and local taxes on its income and property and to federal income and excise taxes on its undistributed income. See "Federal Income Tax Considerations."

THE OFFERING


         A maximum of 27,500,000 Shares ($275,000,000) in the Company are being offered at a price of $10.00 per Share. Of the Shares offered hereby, 2,500,000 will be available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus, or to stockholders who purchased Shares in the initial public offering (the "Initial Offering") of the Company and who received a copy of this Prospectus, and who elect to participate in the Reinvestment Plan. Any participation in such plan subsequent to this offering must be made pursuant to solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

         The Shares are being offered by the Managing Dealer and other broker-dealers that are members of the National Association of Securities Dealers, Inc. or exempt from broker-dealer registration (the "Soliciting Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. Both the Company and the Advisor are Affiliates of the Managing Dealer. See "The Offering -- Plan of Distribution."

         All subscription funds for Shares of the Company will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. See "The Offering" for a description of the current status of the offering.

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt stockholders who must make a minimum investment of 250 Shares ($2,500). For Minnesota stockholders only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina stockholders must make a minimum investment of 500 Shares ($5,000). Following an initial subscription for at least the required minimum investment, any stockholder may make additional purchases in increments of one Share. Maine stockholders, however, may not purchase additional Shares in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

DEFINITIONS

         This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and definitions do not include all of the details of the terms, however, and stockholders therefore should review the "Definitions" section for a more complete understanding.


                                  RISK FACTORS

         The purchase of Shares involves significant risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Company and who are able to bear the risk of loss of their investment. Prospective stockholders should consider the following risks in addition to other information describing an investment in the Shares set forth elsewhere in this Prospectus.

INVESTMENT RISKS


         POSSIBLE INABILITY TO FURTHER DIVERSIFY INVESTMENTS. There can be no assurance that the Company will sell the maximum number of Shares. The potential ability of the Company to further diversify its investments, both geographically and by type of restaurant Properties purchased, will be limited by the amount of funds at its disposal.

         RISK OF RELIANCE ON MANAGEMENT. Stockholders will be relying entirely on the management ability of the Advisor and on the oversight of the Board of Directors. Stockholders have no right or power to take part in the management of the Company, except through the exercise of their stockholder voting rights. Thus, no prospective stockholder should purchase any of the Shares offered hereby unless the prospective stockholder is willing to entrust all aspects of the management of the Company to the Advisor and the Board of Directors. See "Conflicts of Interests" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.

         RISK OF RELIANCE ON ADVISOR. The Advisor, with approval from the Board of Directors, will be responsible for the daily management of the Company, including all acquisitions, dispositions, and financings. The Advisor may be terminated by the Board of Directors, with or without cause, but only subject to payment and release from all guarantees and other obligations incurred in connection with its role as Advisor. See "Management Compensation." Also, see "Conflicts of Interest" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.

         RISK ASSOCIATED WITH LEVERAGE. Other than the Loan, the Line of Credit or to preserve its status as a REIT, the Company does not intend to borrow money and until Listing occurs, the Company will not encumber Properties in connection with any borrowing. At all times, the maximum amount the Company may borrow is 300% of the Company's Net Assets, although the Board of Directors anticipates that the aggregate amount of any borrowing by the Company will not exceed 50% of Real Estate Asset Value. The use of borrowing may present an element of risk in the event that the cash flow from lease payments on its Properties and payments on Secured Equipment Leases are insufficient to meet its debt obligations. In addition, lenders to the Company may seek to impose restrictions on future borrowings, Distributions and operating policies of the Company.

         CONFLICTS OF INTEREST. The Company will be subject to conflicts of interest arising out of its relationship to the Advisor and its Affiliates, including the material conflicts discussed below. See "Conflicts of Interest" for a further discussion of the conflicts of interest between the Company and the Advisor and its Affiliates and the Company's policies to reduce or eliminate certain potential conflicts.

                  COMPETING DEMANDS ON OFFICERS AND DIRECTORS. Officers and Directors of the Company and officers and directors of the Advisor have management responsibilities for other entities, including entities that invest in the same types of assets in which the Company will invest. For this reason, the officers and Directors will share their management time and services among those entities and the Company, will not devote all of their attention to the Company, and could take actions that are more favorable to such other entities than to the Company.

                  TIMING OF SALES AND ACQUISITIONS IMPACT. Investment or Sale of a Property, Mortgage Loan or Secured Equipment Lease by the Company may result in the immediate realization by the Advisor of substantial commissions, fees and other compensation. The Board of Directors of the Company must approve such transactions, but the Advisor's recommendation to the Board may be affected by the impact of the transaction on the Advisor's compensation. None of the agreements between the Company and the Advisor pursuant to which the Advisor will perform services and receive compensation was the result of arms-length negotiations.

                  PROPERTY DEVELOPMENT. Properties acquired by the Company may require development prior to use of the Property by a tenant. Affiliates of the Company may serve as developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the Independent Directors, must approve employing an Affiliate of the Company to serve as a developer. There is a risk, however, that the Company would acquire Properties that require development so that an Affiliate would receive the development fee.

                  THE COMPANY MAY INVEST WITH AFFILIATES OF THE ADVISOR. The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates. The Board of Directors, including the Independent Directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers.

                  NO INDEPENDENT REVIEW OF THE COMPANY OR THE PROSPECTUS BY MANAGING DEALER. The Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, investors do not have the benefit of such independent review.

                  NO SEPARATE COUNSEL FOR THE COMPANY, AFFILIATES AND INVESTORS. Each of the Company, its Affiliates and investors may have interests which conflict with one another, but none of them currently has the benefit of separate counsel.


         For a description of the types and amounts of fees and other compensation to be paid to Affiliates see "Management Compensation." For a description of the types and amounts of fees previously paid to Affiliates of the Company see "Exhibit B -- Financial Information -- Notes to Consolidated Financial Statements." See also "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         LACK OF LIQUIDITY OF SHARES. Stockholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the stockholders, may apply for Listing if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the stockholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop. If Listing occurs, the business of the Company may continue indefinitely without any specific time limitation by which the Company must distribute Net Sales Proceeds to the stockholders. In that case, the stockholders would be dependent upon the sale of their Shares for the return of their investment in the Company. There can be no assurance that the price a stockholder would receive in a sale on an exchange or in the over-the-counter market will be representative of the value of the assets owned by the Company or that it will equal or exceed the amount a stockholder paid for the Shares. In the event Listing occurs, Shares may be sold only through the national securities exchange or the over-the-counter market on which the Shares are listed.

         RISK ASSOCIATED WITH MANAGEMENT OF JOINT VENTURES. The Independent Directors of the Company must approve all Joint Venture or general partnership arrangements to which the Company is a party. Subject to such approval, the Company may enter into a Joint Venture with an unaffiliated party to purchase a Property, and the Joint Venture or general partnership agreement relating to that Joint Venture or partnership may provide that the Company will share management control of the Joint Venture with the unaffiliated party. In the event the Joint Venture or general partnership agreement provides that the Company will have sole management control of the Joint Venture, such agreement may be ineffective as to a third party who has no notice of the agreement, and the Company therefore may be unable to control fully the activities of such Joint Venture. In the event that the Company enters into a Joint Venture with another program sponsored by an Affiliate, it is anticipated that the Company will not have sole management control of the Joint Venture.


         LACK OF CONTROL OF PROPERTY MANAGEMENT. The Company uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. In general, the Company intends to enter into leasing agreements only with tenants having substantial prior experience in the restaurant industry, but there can be no assurance that the Company will be able to make such arrangements because, as of April 2, 1997, the Company had purchased only 129 Properties.

         RISKS ASSOCIATED WITH MORTGAGE LOANS. The experience of the Advisor and Directors of the Company with mortgage financing is limited. In the event that a borrower defaults on a Mortgage Loan, the Company may not be able to sell the real property which it holds as security for the Mortgage Loan at a price that would enable the Company to recover the balance of the Mortgage Loan. The Mortgage Loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. See "Business -- Mortgage Loans." See also " -- Real Estate and Financing Risks."


         RISKS ASSOCIATED WITH SECURED EQUIPMENT LEASES. The experience of the Advisor and Directors of the Company with Equipment leasing is limited. In the event that a lessee defaults on a Secured Equipment Lease, the Company may not be able to sell the subject Equipment at a price that would enable the Company to recover its costs associated with such Equipment. The Secured Equipment Lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to operate the Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. In addition, there are certain federal income tax risks associated with the Secured Equipment Lease program. See " -- Tax Risks."

         BINDING NATURE OF MAJORITY STOCKHOLDER VOTE. Stockholders may take certain actions, including approving most amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares outstanding and entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares, would be binding on all stockholders. Certain of these provisions may discourage or make it more difficult for another party to acquire control of the Company or to effect a change in the operation of the Company.


         RISKS RELATING TO THE AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors has overall authority to conduct the Company's operations. This authority includes significant flexibility. For example, the Board of Directors can (i) prevent the ownership, transfer, and/or accumulation of Shares in order to protect the status of the Company as a REIT, or, as otherwise deemed by the Board of Directors, to be in the best interests of the stockholders (see

"Summary of the Articles of Incorporation and Bylaws - Restriction of Ownership"); (ii) issue additional Shares without obtaining stockholder approval, which could result in dilution to existing stockholders; (iii) change the compensation of the Advisor, and employ and compensate Affiliates; (iv) direct the Company's investments toward investments that will not appreciate over time, such as building only Properties, with the land owned by a third-party, and Mortgage Loans, and (v) change minimum creditworthiness standards with respect to tenants.


         RESTRICTIONS ON TRANSFER RELATING TO REIT STATUS. The Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock by one Person (as defined in the Articles of Incorporation). See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         LIMITED LIABILITY OF OFFICERS AND DIRECTORS. The Articles of Incorporation and Bylaws provide that an officer or Director's liability to the Company, its stockholders, or third parties for monetary damages may be limited. Generally, the Company is obligated under the Articles of Incorporation and the Bylaws to indemnify its officers and Directors against certain liabilities incurred in connection with their services in such capacities. The Company has executed indemnification agreements with each officer and Director which will indemnify the officer or Director for any such liabilities that he or she incurs. Such indemnification agreements could limit the legal remedies available to the Company and the stockholders against the Directors and Officers of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

         RISKS FOR RETIREMENT PLAN STOCKHOLDERS. The Company believes that the assets of the Company will not be deemed, under ERISA, to be "plan assets" of any Plan that invests in the Shares, although it has not requested an opinion of Counsel to that effect. If the assets of the Company were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for the Company's transactions, and (ii) the prudence standards of ERISA would apply to investments made by the Company (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions.

         ABILITY TO USE LEVERAGE TO MAKE DISTRIBUTIONS. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its real estate investment trust taxable income or otherwise, as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. In such an event, it is possible that the Company could make Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

REAL ESTATE AND FINANCING RISKS


         RISKS RELATING TO AN UNSPECIFIED PROPERTY OFFERING. The Company has established certain criteria for evaluating Restaurant Chains, particular Properties, and the operators of the Properties proposed for investment by the Company. See "Business -- Standards for Investment" and "Business -- General" for a description of these criteria and the types of Properties in which the Company intends to invest. The Company has not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. Prospective investors have no information to assist them in evaluating the merits of the 260 to 300 Properties expected to be acquired by the Company with the proceeds of this offering or additional Properties to be acquired with the proceeds of the Initial Offering. There is no limit on the number of restaurant Properties of a particular Restaurant Chain which the Company may acquire, although the Board of Directors currently does not anticipate that the Company will invest more than 25% of its Gross Proceeds in Properties of any one Restaurant Chain.


         No assurance can be given that the Company will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Company will be achieved. There also can be no assurance that all of the Properties will operate profitably or that defaults will not occur. See "Management" and "Prior Performance Information," however, for a description of the prior real estate experience of the Affiliates of the Company and the Advisor.

         POSSIBLE DELAYS IN INVESTMENT. To the extent consistent with the Company's objective of qualifying as a REIT, the offering proceeds may remain uninvested for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering, although it is expected that substantially all net offering proceeds will be invested prior to the end of such period. See "Prior Performance Information" for a summary description of the investment experience of Affiliates and the Advisor in prior CNL programs, which is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         An extended offering period, the inability of the Advisor to find suitable Properties, or the fact that a program formed by Affiliates of the Advisor currently is in the process of acquiring fast-food and family-style restaurant properties to substantially complete its acquisition program prior to the time that the Company has funds available to invest in Properties may result in delays in investment of Company funds in Properties and in the receipt of a return from real property investments.

         Revenues received by the Company pending investment in Properties or making Mortgage Loans will be limited to the rates of return available on short-term, highly liquid investments with appropriate safety of principal. These rates of return, which affect the amount of cash available to make Distributions to the stockholders, are expected to be lower than the Company would receive under its Property leases or Mortgage Loans. Further, to the extent consistent with the Company's objective of qualifying as a REIT, any funds of the Company required to be invested in Properties and not so invested or reserved for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, will be distributed PRO RATA to the then stockholders of the Company in accordance with the Articles of Incorporation.

         RISKS ASSOCIATED WITH ACQUIRING PROPERTIES UNDER CONSTRUCTION. The Company intends to acquire sites on which a particular restaurant to be owned by the Company is to be built as well as existing restaurants (including restaurants which require renovation). To the extent that the Company acquires property on which improvements are to be constructed or completed or renovations are to be made, the Company may be subject to certain risks in connection with the developer's ability to control construction costs, and the timing of completion of construction, or to build in conformity with plans, specifications, and timetables. The Company's agreements with the developer will provide certain safeguards designed to minimize these risks. Further, in the event of a default by a developer, the Company generally will have the right to require the tenant to repurchase the Property that is under development at a pre-established price designed to reimburse the Company for all costs incurred by the Company in connection with the acquisition and development of the Property. There can be no assurance, however, that under such circumstances, the tenant will have sufficient funds to fulfill its obligations. See "Business -- Site Selection and Acquisition Properties."

         RISKS OF JOINT INVESTMENT IN PROPERTIES. In the event that the Company enters into a Joint Venture with another program formed by Affiliates of the Advisor, there will be a potential risk of impasse in certain joint venture decisions since the approval of the Company and of each co-venturer is required for certain decisions. In any Joint Venture with an affiliated program, however, the Company will have the right to buy the other co-venturer's interest or to sell its own interest on specified terms and conditions in the event of an impasse regarding a Sale. Under such circumstances, it is possible that neither party will have the funds necessary to consummate the transaction. See "Business -- Joint Venture Arrangements." In addition, the Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sale price for such Joint Venture interest.

         Investments in Joint Ventures may involve the risk that the Company's co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with the interests or goals of the Company, that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives, or that such co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the Joint Venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences.

         LIMITATIONS ON THE ABILITY OF THE COMPANY TO LIQUIDATE. For the first three to eight years after commencement of this offering, the Company intends to use any proceeds from the Sale of Properties or Mortgage Loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT for federal income tax purposes to acquire additional Properties, make additional Mortgage Loans and repay outstanding indebtedness on the Line of Credit. The proceeds from the Sale of Secured Equipment Leases will be used to fund additional Secured Equipment Leases, or to reduce the Company's outstanding indebtedness on the Loan. If Listing occurs, the proceeds from Sales may be reinvested in other Properties, Mortgage Loans, or Secured Equipment Leases for an indefinite period of time. Unless Listing occurs within eight years after commencement of the offering, the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of the Net Sales Proceeds of such Sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. Neither the Advisor nor the Board of Directors may be able to control the timing of Sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, to generate a profit for the stockholders, or to fully satisfy its debt obligations. Invested Capital, in the aggregate, will be returned to stockholders upon disposition of the Properties only if the Properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following Sales of Properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Further, entering into Mortgage Loans with terms of 15 to 20 years and Secured Equipment Leases with terms of seven years may cause any intended liquidation of the Company to be delayed beyond the time of disposition of the Properties and until such time as the Mortgage Loans and Secured Equipment Leases expire or are sold.

         RISKS RELATING TO TENANT PURCHASE RIGHTS. Certain tenants are expected to have the right to purchase the Property from the Company, commencing a specified number of years after the date of the lease, which may lessen the ability of the Advisor and the Board of Directors to freely control the Sale of the Property. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. See "Business -- Description of Leases -- Right of Tenant to Purchase." A tenant will have no obligation to purchase the restaurant it leases.

         RISKS OF REAL PROPERTY INVESTMENTS. The value of leased Properties such as those to be acquired by the Company, the ability of the tenants to pay rent on a timely basis, and the amount of the rent, may be adversely affected by certain changes in general or local economic or market conditions, increased costs of energy or food products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of restaurant management, the ability of a Restaurant Chain to fulfill any obligations to operators of its restaurants, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded restaurants as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, and other factors. Neither the Company nor the Board of Directors can control these factors.

         Each Property will have a single tenant, and tenants may lease more than one Property. Events such as the default or financial failure of a tenant therefore could cause one or more Properties to become vacant under certain circumstances. Vacancies would reduce the cash receipts of the Company and, at least until the Company is able to re-lease any such Properties, could decrease their ultimate resale value. The value of the Company's Properties will depend principally upon the value of the leases of the Properties. Minor defaults by a tenant may continue for some time before the Advisor or Board of Directors determines that it is in the interest of the Company to evict that tenant.

         If a Property becomes vacant, the Company may be unable either to re-lease the Property for the rent due under the prior lease or to re-lease the Property without incurring additional expenditures relating to the Property. The Company could experience delays in enforcing its rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting tenant.

         The Company will not be a party to any franchise agreement between a Restaurant Chain and a tenant, and such agreement could therefore be modified or canceled without notice to, or the prior consent of, the Company. In that event, the tenant could be required to cease its operations at a Property, although the tenant's obligation to pay rent to the Company would continue. Before operations at the Property could resume, however, the Company would be required to locate a new tenant acceptable to a Restaurant Chain.

         The inability of tenants to make lease payments or of borrowers to make Mortgage Loan payments as a result of any of these factors could result in a decrease in the amount of cash available to make Distributions to the stockholders.

         If the Company, as lessor, incurs any liability which is not fully covered by insurance, the Company would be liable for such amounts, and returns to the stockholders could be reduced. See "Business -- Description of Leases - Insurance, Taxes, Maintenance, and Repairs" for a description of the types of insurance that the leases of the Properties will require the tenant to obtain.

         ADVERSE TRENDS IN RESTAURANT INDUSTRY. The Properties in which the Company intends to invest are expected to be operated by Restaurant Chains within the fast-food, family-style, or casual dining segments of the restaurant industry, and the Company does not intend to invest in other segments of the restaurant industry. The success of the future operations of fast-food, family-style, and casual dining segments will depend largely on their ability to adapt to dominant trends in the restaurant industry, including greater competitive pressures, increased consolidation of the leading fast-food chains, industry overbuilding, dependence on consumer spending and dining patterns and changing demographics, the introduction of new concepts and menu items, availability of labor, levels of food prices, and general economic conditions. See "Business -- General" for a description of the size and nature of the restaurant industry and current trends in the industry. The success of a particular Restaurant Chain concept, the Restaurant Chain's ability to fulfill any obligations to operators of its restaurants, and trends in the fast-food, family-style, and casual dining segments of the restaurant industry will affect the income that the Company derives from restaurants which are part of such Restaurant Chain.

         RISKS RESULTING FROM COMPETITION. The Company will compete with other entities, including Affiliates, for the acquisition of restaurant sites and completed restaurants. See "Conflicts of Interest -- Prior and Future Programs." In addition, the restaurant business is highly competitive, and it is anticipated that any restaurant Property acquired by the Company will compete with other restaurants in the vicinity. The extent to which the Company will be entitled to receive rent, in the form of percentage rent, in excess of the base rent (including automatic increases in the base rent) for the Properties will depend in part on the ability of the tenants to compete successfully with other restaurants in the vicinity. In addition, the Company will compete with other financing sources for suitable tenants and properties.

         POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.

         All of the Properties will be acquired by the Company subject to satisfactory Phase I environmental assessments or satisfactory Phase II environmental assessments. A Phase I or Phase II environmental assessment may be determined by the Board of Directors or the Advisor to be satisfactory if a problem exists and has not been resolved at the time the Property is acquired provided that the seller has agreed in writing to indemnify the Company. There can be no assurance, however, that any seller will be able to pay under an indemnity obtained by the Company. Further, no assurances can be given that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the Company. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

         RISKS RELATING TO UNSPECIFIED SECURED EQUIPMENT LEASES. Prospective stockholders have no information to assist them in evaluating the merits of any Secured Equipment Lease entered into after the date of this Prospectus. No assurance can be given that the Company will be successful in identifying additional operators or negotiating additional Secured Equipment Leases on financially attractive terms or that lessees will fulfill their obligations under Secured Equipment Leases.

TAX RISKS

         FAILURE TO QUALIFY AS A REIT. The Company operates as a REIT for federal income tax purposes. A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders, so long as it distributes at least 95% of its real estate investment trust taxable income. See "Federal Income Tax Considerations -- Taxation of the Company." The Company expects to have qualified as a REIT in its taxable years ending through December 31, 1996, but no assurance can be given that it did so qualify or that it will continue to qualify in the future. In this regard, based on certain representations and assumptions, the Company has received an opinion of tax counsel to the Company ("Counsel") to the effect that the Company qualified as a REIT for the taxable years ending through December 31, 1996, that the Company is organized in conformity with the requirements for qualification as a REIT, and that the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify on an ongoing basis as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. The opinion of Counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

         RISKS RELATING TO LEASES OF PROPERTIES. Counsel is of the opinion, based upon certain assumptions, that the leases of Properties where the Company owns the underlying land constitute leases for federal income tax purposes. However, with respect to the Properties where the Company does not own the underlying land, Counsel is unable to render this opinion. If the lease of a Property does not constitute a lease for federal income tax purposes, it would be treated as a financing arrangement. In the opinion of Counsel, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on an obligation secured by an interest in real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for the Company, in particular that the Company would not be entitled to claim depreciation deductions with respect to such Property (although the Company would be entitled to treat part of the payments it would receive under the arrangement as the repayment of principal). In such event, in certain taxable years the Company's taxable income, and the corresponding obligation to distribute 95% of such income, would be increased.

         RISKS RELATING TO THE SECURED EQUIPMENT LEASES. In order to qualify as a REIT for federal income tax purposes, not more than 25% of the Company's total assets may be represented by personal property, or loans secured by personal property on certain testing dates. In addition, loans secured by personal property made to each borrower must represent less than 5% of the Company's total assets on such testing dates. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. The Company believes that the value of the Secured Equipment Leases together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular lessee will represent less than 5% of the Company's total assets. Counsel has relied on the representations of the Company regarding such values in rendering its opinion as to the qualification of the Company as a REIT. If the Company fails to satisfy the 25% test or the 5% test either at the time of the offering or on any subsequent testing date, the Company will fail to qualify (or cease to qualify, as the case may be) as a REIT for federal income tax purposes. In addition, if, contrary to the opinion of Counsel, the Secured Equipment Leases are not treated as loans, but are instead treated as leases for federal income tax purposes, income from the Secured Equipment Leases will generally not satisfy either the 95% or the 75% gross income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company,"and "-- Characterization of the Secured Equipment Leases."

         RISK OF REIT DISQUALIFICATION. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for dividends to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which REIT qualification is lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available to make Distributions to stockholders. Distributions to stockholders generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction. Although the Company intends to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax, or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Considerations -- Taxation of the Company."

         RISK ASSOCIATED WITH DISTRIBUTION REQUIREMENTS. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the Service. In any such event, the Company could have taxable income in excess of cash available for distribution. If the Company has taxable income in excess of cash available for distribution, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements."

         RESTRICTIONS ON MAXIMUM SHARE OWNERSHIP. In order for the Company to qualify as a REIT, no more than 50% of the value of the outstanding equity securities may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities) at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Articles of Incorporation include certain provisions restricting the accumulation of Shares. These restrictions may (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to stockholders; or (iii) limit the opportunity for stockholders to receive a premium for their Shares in the event a stockholder is making purchases of Shares in order to acquire a block of Shares.

         OTHER TAX LIABILITIES. Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations -- State and Local Taxes."

         CHANGES IN TAX LAWS. The discussions of the federal income tax aspects of the offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof, and court decisions. Consequently, future events that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the

Company and the stockholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The Shares offered hereby are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See "Summary of the Articles of Incorporation and Bylaws -- Restrictions on Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

         Iowa, Maine, Massachusetts, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         IOWA, MASSACHUSETTS, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

         OHIO -- The investor's investment in the Shares shall not exceed 10% of the investor's net worth (exclusive of home, furnishings, and personal automobiles).

         PENNSYLVANIA -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restrictions of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. See "Federal Income Tax Considerations -- Retirement Plan Stockholders." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to insure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in one of the forms attached hereto as Exhibit D. In addition, Soliciting Dealers who sell Shares have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina investors must make a minimum investment of 500 Shares ($5,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                           ESTIMATED USE OF PROCEEDS


         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 27,500,000 Shares are sold (2,753,568 Shares had been sold as of April 2, 1997, including 26,939 Shares issued pursuant to the Reinvestment Plan). The Company estimates that 84% of Gross Proceeds will be available for the purchase of Properties and the making of Mortgage Loans, and approximately 9% of Gross Proceeds will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Offering Expenses incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.



                                                      Maximum of
                                                27,500,000 Shares (1)
                                                ---------------------
                                                 Amount        Percent
                                                 ------        -------

GROSS PROCEEDS TO THE COMPANY  (2)..........   $275,000,000     100.0%
Less:

   Selling Commissions to CNL
      Securities Corp.  (2).................     20,625,000       7.5%
   Marketing Support and Due Diligence
      Expense Reimbursement Fee to
      CNL Securities Corp.  (2).............      1,375,000       0.5%
   Offering Expenses  (3)...................      8,250,000       3.0%
                                               ------------     ------
NET PROCEEDS TO THE COMPANY.................    244,750,000      89.0%
Less:
   Acquisition Fees to the Advisor  (4).....     12,375,000       4.5%
   Acquisition Expenses  (5)................      1,375,000       0.5%
   Initial Working Capital Reserve..........         (6)
                                               ------------     ------
CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND THE MAKING OF MORTGAGE LOANS
   BY THE COMPANY  (7)......................   $231,000,000      84.0%
                                               ============     ======



--------------------------------------------

FOOTNOTES:


(1) Includes 2,500,000 Shares that may be sold only pursuant to the Reinvestment Plan.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in Selling Commissions. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain Directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and reallowed Selling Commissions of up to 7% with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for BONA FIDE expenses incurred in connection with due diligence activities. See "The Offering -- Plan of Distribution" for a more complete description of this fee.

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Offering Expenses which exceed 3% of Gross Proceeds.

(4) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the purchase, development or construction of any Property or investing in any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any Sales.

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

                            MANAGEMENT COMPENSATION


         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements, and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see"Certain Transactions." For information concerning compensation to the Directors, see "Management."


         A maximum of 27,500,000 Shares ($275,000,000) may be sold. This amount includes 2,500,000 Shares that may be sold only pursuant to the Reinvestment Plan.


         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

 Type of
Compensation
  and                                                      Estimated
Recipient            Method of Computation               Maximum Amount
-------------------------------------------------------------------------------
                         Offering Stage
-------------------------------------------------------------------------------

Selling Com-   Selling Commissions of 7.5% per Share on   $20,625,000 if
missions to    all Shares sold, subject to reduction      27,500,000 Shares
Managing       under certain circumstances as described   are sold.
Dealer and     in ``The Offering Plan of Distribution."
Soliciting     Soliciting  Dealers may be reallowed
Dealers        Selling Commissions of up to 7% with
               respect to Shares they sell.
-------------------------------------------------------------------------------
Marketing      Expense  allowance of 0.5%  of Gross       $1,375,000 if
support and    Proceeds to the Managing Dealer, all or a  27,500,000 Shares
due diligence  portion of which may be reallowed to       are sold.
expense        Soliciting Dealers. The Managing Dealer
reimbursement  will pay all sums attributable to bona
fee to         fide due diligence expenses from this fee.
Managing
Dealer and
Soliciting
Dealers
-------------------------------------------------------------------------------
Reimbursement  Actual expenses incurred, except that the   Amount is not
to the         Advisor will  pay  all such  expenses  in   determinable at this
Advisor and    excess of 3% of Gross Proceeds.             time but will not
its Affiliates                                             exceed 3% of Gross
for Offering                                               Proceeds, $8,250,000
Expenses                                                   if 27,500,000 Shares
                                                           are sold.
-------------------------------------------------------------------------------
                      Acquisition Stage
-------------------------------------------------------------------------------
Acquisition    4.5% of Gross Proceeds payable to the       $12,375,000 if
Fee to the     Advisor as Acquisition Fees.                27,500,000 Shares
Advisor                                                    are sold.

Other          Any fees paid to Affiliates of the          Amount is not
Acquisition    Advisor in connection with the financing,   determinable at this
Fees to        development, construction or renovation     time.
Affiliates of  of a Property. Such fees are in
the Advisor    addition to 4.5%  of Gross Proceeds
               payable to the Advisor as Acquisition
               Fees, and payment of such fees will be
               subject to approval by the Board of
               Directors, including a majority of the
               Independent Directors, not otherwise
               interested in the transaction.

-------------------------------------------------------------------------------
Reimburse-     Reimbursement to the Advisor and its        Acquisition
ment of        Affiliates for expenses actually incurred.  Expenses, which  are
Acquisition                                                based on a number of
Expenses to                                                factors, including
the Advisor                                                the purchase price
and its                                                    of the Properties,
Affiliates                                                 are not determinable
                                                           at this time.

-------------------------------------------------------------------------------
 Type of
Compensation
  and                                                      Estimated
Recipient            Method of Computation               Maximum Amount

               The total of all Acquisition Fees and any Acquisition Expenses payable to the
               Advisor and its Affiliates shall be
               reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset
               Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. Acquisition
               Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

-------------------------------------------------------------------------------
 Type of
Compensation
  and                                                      Estimated
Recipient            Method of Computation               Maximum Amount
-------------------------------------------------------------------------------
                       Operational Stage
-------------------------------------------------------------------------------
Asset          A monthly Asset Management Fee in  an       Amount is not
Management     amount equal to one-twelfth of .60% of      determinable at this
Fee to the     the Company's Real Estate Asset Value and   time. The amount of
Advisor        the outstanding principal amount of the     the Asset Management
               Mortgage Loans as of the end of the         Fee will depend
               preceding month. Specifically, Real         upon, among other
               Estate Asset Value equals the amount        things, the cost of
               invested in the Properties wholly owned     the Properties and
               by the Company, determined on the basis     the amount invested
               of cost, plus, in the case of Properties    in Mortgage Loans.
               owned by any Joint Venture or partnership
               in  which the Company is a co-venturer or
               partner, the portion of the cost of such
               Properties paid by the Company, exclusive
               of Acquisition Fees and Expenses. The
               Asset Management Fee, which will not
               exceed fees which are competitive for
               similar services in the same geographic
               area, may or may not be taken, in whole
               or in part as to any year, in the sole
               discretion of the Advisor. All or any
               portion of the Asset Management  Fee not
               taken as to any fiscal year shall be
               deferred without interest and may be
               taken in such other fiscal year as the
               Advisor shall determine.
-------------------------------------------------------------------------------
Reimburse-     Operating Expenses (which, in general,      Amount is not
ment to the    are those expenses relating to              determinable at this
Advisor and    administration of the Company on an         time.
Affiliates for Advisor ongoing basis) will be reimbursed
operating      by the Company. To the extent that Operating
expenses       Expenses payable or reimbursable by  the
               Company, in any four consecutive fiscal
               quarters (the ``Expense Year''), exceed
               (the ``Excess Amount'') the greater of 2%
               of Average Invested Assets or 25% of Net
               Income (the ``2%/25% Guidelines'') and
               the Independent Directors determine that
               the Excess Amount was justified based on
               unusual nonrecurring factors which they
               deem sufficient, the Excess Amount may be
               carried over and included in Operating
               Expenses in subsequent Expense Years, and
               reimbursed to the Advisor in one or more
               of such years, but only to the extent
               such reimbursement would not cause the
               Company's Operating Expenses to exceed
               the 2%/25%  Guidelines in any Expense
               Year. Within 60 days after the end of
               any fiscal quarter of the Company for
               which total Operating Expenses (for the
               Expense Year) exceed the 2%/25%
               Guidelines and the Independent Directors
               determine that the Excess Amount was
               justified, there shall be sent to the
               stockholders a written disclosure of such
               fact, together with an explanation of
               the factors the Independent Directors
               considered in determining that such
               Excess Amount was justified. In the
               event the Independent Directors do not
               determine that such Excess Amount was
               justified, the Advisor shall reimburse
               the Company at the end of the Expense
               Year the amount by which the total
               Operating Expenses paid or incurred by
               the Company exceed the limitations herein
               provided.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Type of
Compensation
  and                                                           Estimated
Recipient            Method of Computation                   Maximum Amount
-------------------------------------------------------------------------------

Soliciting     An annual fee of .20% of Invested Capital   Amount is not
Dealer         on December 31 of each year, commencing     determinable at this
Servicing Fee  on December 31 of the year following the    time. Until such
to Managing    year in which the related offering time as  assets are
Dealer         terminates, generally payable to the sold,  the estimated
               Managing Dealer, which in turn may amounts  payable to
               reallow all or a portion of such fee to     the Managing Dealer
               Soliciting Dealers whose clients hold       for each of the
               Shares on such date. In general, years      following the
               Invested Capital is the amount of cash      year of termination
               paid by the stockholders to the Company     of the offering  are
               for their Shares, reduced by certain        expected to be
               prior Distributions to the stockholders     $550,000 if
               from the Sale of one or more Properties,    27,500,000 Shares
               Mortgage Loans or Secured Equipment         are sold. The
               Leases. The Soliciting Dealer Servicing     maximum total amount
               Fee will terminate as of the beginning of   payable to the
               any year in which the Company is            Managing Dealer
               liquidated or in which Listing occurs,      through December 31,
               provided, however, that any previously      2005 is $3,300,000
               accrued but unpaid portion of the           if 27,500,000 Shares
               Soliciting Dealer Servicing Fee may be      are sold.
               paid in such year or any subsequent year.
               Accordingly, the Soliciting Dealer
               Servicing Fee will not be paid after
               December 31, 2005.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Type of
Compensation
  and                                                           Estimated
Recipient            Method of Computation                   Maximum Amount
-------------------------------------------------------------------------------
Deferred,      A deferred, subordinated real estate        Amount is not
subordinated   disposition fee, payable upon Sale of one   determinable at this
real estate    or more Properties, in an amount equal to   time. The amount of
disposition    the lesser of (i) one-half of a             this fee, if it
fee payable    Competitive Real Estate Commission, or      becomes payable,
to the Advisor (ii) 3% of the sales price of such          will depend upon the
from a Sale    Property or Properties. Payment of such     price at which
or Sales of    fee shall be made only if the Advisor       Properties are sold.
a Property     provides a substantial amount of services
not in         in connection with the Sale of a Property
liquidation    or Properties and shall be subordinated
of the         to receipt by the stockholders of
Company        Distributions equal to the sum of (i)
               their aggregate Stockholders' 8% Return
               and (ii) their aggregate Invested
               Capital. If, at the time of a Sale,
               payment of the disposition fee is
               deferred because the subordination
               conditions have not been satisfied, then
               the disposition fee shall be paid at such
               later time as the subordination
               conditions are satisfied. Upon Listing,
               if the Advisor has accrued but not been
               paid such real estate disposition fee,
               then for purposes of determining whether
               the subordination conditions have been
               satisfied, stockholders will be deemed to
               have received a Distribution in the
               amount equal to the product of the total
               number of Shares outstanding and the
               average closing price of the Shares over
               a period, beginning 180 days after
               Listing, of 30 days during which the
               Shares are traded.
-------------------------------------------------------------------------------
Subordinated   At such time, if any, as Listing occurs,    Amount is not
Incentive Fee  the Advisor shall be paid the               determinable at this
payable to     Subordinated Incentive Fee in an amount     time.
the Advisor at equal to  10% of the amount  by which (i)
such time, if  the market value of the Company (as
any, as        defined below) plus the total
Listing        Distributions made to stockholders from
occurs         the Company's inception until the date of
               Listing exceeds (ii) the sum of (A) 100%
               of Invested Capital and (B) the total
               Distributions required to be made to the
               stockholders in order to pay the Stock-
               holders' 8% Return from inception through
               the date the market value is determined.
               For purposes of calculating the
               Subordinated Incentive Fee, the market
               value of the Company shall be the average
               closing price or average of bid and asked
               price, as the case may be, over a period
               of 30 days during which the Shares are
               traded with such period beginning 180
               days after Listing. The Subordinated
               Incentive Fee will be reduced by the
               amount of any prior payment to the
               Advisor of a deferred, subordinated share
               of Net Sales Proceeds from Sales of
               assets of the Company.
-------------------------------------------------------------------------------
Deferred,      A deferred, subordinated share equal to     Amount is not
subordinated   10% of Net Sales Proceeds from Sales of a   determinable at  this
share of Net   Property or Secured Equipment Lease         time.
Sales          remaining after receipt by the
Proceeds       stockholders of Distributions equal to
from a Sale    the sum of (i) the Stockholders' 8%
or Sales of    Return and (ii) 100% of Invested Capital.
a Property     Following Listing, no share of  Net Sales
or Secured     Proceeds will be paid to the Advisor.
Equipment
Lease not in
liquidation
of the
Company
payable to
the Advisor
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

 Type of
Compensation
  and                                                           Estimated
Recipient            Method of Computation                   Maximum Amount
-------------------------------------------------------------------------------
Secured        A fee paid to the Advisor out of the        Amount is not
Equipment      proceeds of the Loan for negotiating        determinable at this
ment           Secured Equipment Leases and supervising    time.
Lease Ser-     the Secured Equipment Lease program equal
vicing Fee to  to 2% of the purchase price of the
the Advisor    Equipment subject to each Secured
               Equipment Lease and paid upon entering
               into such lease. No other fees will be
               payable in connection with the Secured
               Equipment Lease program.
-------------------------------------------------------------------------------
Reimburse-     Repayment by the Company of actual          Amount not
ment to the    expenses incurred.                          determinable at this
Advisor and                                                time.
Affiliats for
Secured
Equipment
Lease
servicing ex-
penses
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Type of
Compensation
  and                                                           Estimated
Recipient            Method of Computation                   Maximum Amount
-------------------------------------------------------------------------------
                      Liquidation Stage
-------------------------------------------------------------------------------
Deferred,      A deferred, subordinated real estate        Amount is not
subordinated   disposition fee, payable upon Sale of one   determinable at  this
real estate    or more Properties, in an amount equal to   time. The amount of
disposition    the lesser of (i) one-half of a             this fee, if it
fee payable    Competitive Real Estate Commission, or      becomes payable,
to the Advisor (ii) 3% of the sales price of such          will depend upon the
from a Sale    Property or Properties. Payment of such     price at which
or Sales in    fee shall be made only if the Advisor       Properties are sold.
liquidation    provides a substantial amount of services
of the         in connection with the Sale of a Property
Company        or Properties and shall be subordinated
               to receipt by the stockholders of
               Distributions equal to the sum of (i)
               their aggregate Stockholders' 8% Return
               and (ii) their aggregate Invested
               Capital. If, at the time of a Sale,
               payment of the disposition fee is
               deferred because the subordination
               conditions have not been satisfied, then
               the disposition fee shall be paid at such
               later time as the subordination
               conditions are satisfied.
-------------------------------------------------------------------------------
Deferred,      A deferred, subordinated share equal  to    Amount is not
subordinated   10% of Net Sales Proceeds from Sales of a   determinable at this
share of Net   Property or Secured Equipment Lease         time.
Sales          remaining payable after receipt by the
Proceeds       stockholders of Distributions equal to
from a Sale    the sum of (i) the  Stockholders' 8%
or Sales of    Return and (ii) 100% of Invested Capital.
a Property     Following Listing, no share of Net Sales
or Secured     Proceeds will be paid to the Advisor.
Equipment
Lease in
liquidation
of the Company
Secured
payable to the
Advisor
-------------------------------------------------------------------------------

                             CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.




---------------------------                 ---------------------
| CNL AMERICAN PROPERTIES |                 |                   |
|         FUND, INC.      |                 |   CNL Group, Inc. |
|      (THE COMPANY)      |                 |                   |
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         (Advisory Agreement)                    | 100%
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      |  CNL FUND ADVISORS, INC.  |              |   CNL Securities Corp. |
      |   (Advisor to Company)    |              |    (Managing Dealer)   |
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PRIOR AND FUTURE PROGRAMS

         Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Some of these (including 18 public partnerships) involve and will involve Affiliates of the Advisor in the ownership, operation, leasing, and management of fast-food, family-style and casual dining, including restaurants that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs invest or may invest solely in fast-food, casual dining, and family-style restaurants, may purchase properties concurrently with the Company and may lease fast-food, casual dining, and family-style restaurant properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan and Secured Equipment Lease programs. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

         An Affiliate of the Advisor currently is purchasing properties for a private program that was organized to purchase, lease and/or finance fast-food and family-style restaurant facilities, including furniture, fixtures, equipment and start-up costs associated therewith. Such program generally will purchase restaurant properties or an interest therein only when furniture, fixtures, equipment and start-up costs also will be supplied by the program. It is not expected that the financing offered by such program will be segregable and, therefore, the program will not compete with the Company for lessees. If the equipment arrangement offered by such program becomes segregable, a conflict could arise between such program and the Company for lessees.

ACQUISITION OF PROPERTIES

         Affiliates of the Advisor regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various fast-food, family-style and casual dining restaurant chains and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition.

         In an effort to address these situations and preserve the acquisition opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor maintain lines of credit which enable them to acquire restaurant properties on an interim basis. Typically, no more than ten to 15 restaurant properties are temporarily owned by Affiliates of the Advisor on this interim basis at any particular time. These restaurant properties generally will be purchased from Affiliates of the Advisor, at their cost, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property, due to its relationship with its Affiliates and the ongoing business relationship of its Affiliates with operators of Restaurant Chains.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the stockholders in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." In addition, the Company has developed procedures to resolve potential conflicts of interest in the allocation of properties between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below. The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which
(i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed and (iii) a satisfactory site inspection has been completed.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property. In the unlikely event that the Company and another CNL program attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. In order to resolve this potential conflict, the Advisor has agreed not to approve the sale of any of the Company's Properties contemporaneously with the sale of a property owned by another CNL program if the two properties are part of the same Restaurant Chain and are within a three-mile radius of each other, unless the Advisor and the principals of the other CNL program are able to locate a suitable purchaser for each property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers.

COMPETITION FOR MANAGEMENT TIME

         The officers and directors of the Advisor and the officers and Directors of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and Directors of the Company and officers and directors of the Advisor may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been and will be engaged to perform various services for the Company and has and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, and sale of any Property, or the entering into or sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw, Pittman, Potts & Trowbridge, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw, Pittman, Potts & Trowbridge have invested as limited partners in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of restaurant properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation which provides that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions must approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make any loans to Affiliates. The Advisor and its Affiliates will not make loans to the Company, or to Joint Ventures in which the Company is a co-venturer, for the purchase of Properties. Any loans to the Company by the Advisor or its Affiliates for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of restaurant properties (either existing properties or properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains, and (ii) offer Secured Equipment Leases. The Advisor and its Affiliates also will not purchase property or offer a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of restaurant properties (either existing properties or properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) Affiliates of the Advisor are currently purchasing restaurant facilities, including furniture, fixtures and equipment, and incurring related costs for public and private programs, which have investment objectives that are not identical, and a structure not similar to, those of the Company, but which make investments that include "triple-net" leases of fast-food, family-style, and casual dining restaurant properties. The Advisor or its Affiliates currently and in the future may offer interests in one or more public or private programs organized to purchase and lease fast-food, family-style, and casual dining restaurants on a "triple-net" basis.


         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates , to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. The Advisor and certain other Affiliates of the Company are affiliated with CNL Income Fund XVIII, Ltd., a public program, and CNL Income & Growth Fund VIII, Ltd., a private program, offerings of securities for both of which are ongoing. As of April 2, 1997, CNL Income Fund XVIII, Ltd. and CNL Income & Growth Fund VIII, Ltd. had approximately $3,700,000 and $5,073,000, respectively, available for investment. In the future, other public and private programs affiliated with the Advisor and other Affiliates of the Company are expected to engage in offerings of securities and have offering proceeds available for investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.


                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Exhibit A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Escrow and Transfer Agency, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). For any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing restaurant properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 2,500,000 Shares registered with the Securities and Exchange Commission (the "Commission") in connection with this offering, provided, that until such time, if any, as the stockholders approve an increase in the number of authorized Shares, 100,000 Shares will be available for purchase. See "The Offering -- Plan of Distribution" and "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         After the termination of the offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. The Company is unable to predict the effect which such a proposed listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support and due diligence fee of .5%, and Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

         Tax information for income earned on Shares under the Reinvestment Plan for the calendar year will be sent to each participant by the Company or the Reinvestment Agent.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering ten days' written notice to the Board of Directors.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the record books of the Company will be revised to reflect the ownership of records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES


         At any time during which the Company is not engaged in a public offering and prior to such time, if any, as Listing occurs, any stockholder who purchases Shares in this offering or otherwise from the Company or who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such stockholder's Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient net proceeds ("Reinvestment Proceeds") from the sale of Shares under the Reinvestment Plan. There is no assurance that there will be Reinvestment Proceeds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. The full amount of Reinvestment Proceeds attributable to any quarter will be used to redeem Shares presented for redemption during such quarter. If the full amount of Reinvestment Proceeds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture). In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, or to make one or more additional Mortgage Loans, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties, or enter into such Mortgage Loan or Mortgage Loans, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares. If the full amount of Reinvestment Proceeds for any given quarter is insufficient to fund all of the requested redemptions, the Company will redeem the Shares presented for redemption in order of receipt.

         Under applicable law, the Company is not permitted to make redemptions during an offering, including the offering described herein.


         A stockholder (other than a resident of Nebraska) who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the Company. Nebraska stockholders must deliver the same type of request to a broker-dealer registered in Nebraska and must have his or her Shares redeemed through such broker-dealer, who will communicate directly with the Company. Within 30 days following the Company's receipt of the stockholder's request, the Company will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company may require. The Company will effect such redemption for the calendar quarter provided that the Company receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient Reinvestment Proceeds to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Company receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient Reinvestment Proceeds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of Reinvestment Proceeds.

         Upon the Company's receipt of notice for redemption of Shares, the redemption price will be on such other terms as the Reinvestment Agent shall determine. It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Investment Risks -- Lack of Liquidity of Shares." Accordingly, in determining the "market price" of the Shares for this purpose, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Reinvestment Agent: (i) the price at which Shares have been purchased from stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).


         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) such other reasons as the Directors, in their sole discretion, deem to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders."

                                    BUSINESS

GENERAL

         The Company purchases existing fast-food, family-style, and casual dining restaurant Properties, including land and buildings, as well as Properties upon which such restaurants are to be constructed, the land underlying the restaurant building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers furniture, fixture and equipment ("Equipment") financing to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases, the Equipment (collectively, the "Secured Equipment Leases.")


         As of April 2, 1997, the Company owned 129 Properties. It is anticipated that the Company will acquire a total of 400 to 450 Properties if the maximum number of Shares is sold in this offering (including 260 to 300 Properties to be acquired with the proceeds of this offering.


         The Properties, which typically are freestanding and are located across the United States, are leased on a "triple-net" basis to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan commitment by the Company is subject to the approval of the Board of Directors. Properties purchased by the Company are leased under arrangements requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, and/or percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," below.

         The Company invests in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of RESTAURANTS AND INSTITUTIONS, it is projected that the casual dining segment of full-service restaurants sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $320 billion in 1997. Restaurant industry sales for 1996 are projected to be $307.6 billion. In 1996, nominal growth, which is comprised of real growth and inflationary growth, was 4.6% and is estimated to be 4.2% in 1997. Real growth of the restaurant industry in 1996 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.4% real growth in 1997; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.5% increase over 1996. Sales in this segment of the restaurant industry are projected to be $103.5 billion for 1997.

         The Company invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in RESTAURANT BUSINESS indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to THE WALL STREET JOURNAL (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to NATION'S RESTAURANT NEWS, the 100 largest restaurant chains are posting an average of 7.2% growth in their systemwide sales figures for 1995. Casual-theme dining concepts are among the chains showing the strongest growth. In 1995, the sandwich segment experienced sales growth of 6.98% over 1994 figures, and, the casual dining segment experienced systemwide sales growth in 1995 of 12.99%, compared to 14.6% in 1994. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which the Company and Affiliates of the Company (consisting of a listed public REIT, 18 public partnerships and 8 private partnerships) have invested, as of September 30, 1996:


                                              Aggregate
                     Dollars Invested by     Percentage of      Number of
Name                 Company Affiliates    Dollars Invested  Prior Programs
----                 -------------------   ----------------  --------------
Golden Corral            $119,305,000            16.8%             25
Burger King                96,468,000            13.6%             24
Denny's                    90,327,000            12.7%             20
Jack in the Box            67,501,000             9.5%             14
Hardee's                   58,599,000             8.2%             13

Shoney's                   33,517,000             4.7%             12
Long John Silver's         32,029,000             4.5%              6

Wendy's                    28,705,000             4.0%             15
TGI Friday's               21,508,000             3.0%              8
Checkers                   21,263,000             3.0%              7
Perkins                    16,311,000             2.3%              9
Boston Market              16,164,000             2.3%              3
Pizza Hut                  13,916,000             2.0%              8
KFC                        13,642,000             1.9%             10
Popeyes                     9,990,000             1.4%              8
Taco Bell                   6,428,000             0.9%              5
Arby's                      4,765,000             0.7%              5
Ponderosa                   3,210,000             0.5%              3

         Management structures the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Company therefore generally structures its leases with percentage rent requirements which are based on gross sales of the particular restaurant. Gross sales may increase even absent real growth because increases in the restaurant's costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company generally structures its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross sales at a particular Property. The Company also endeavors to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate; and acquisition of properties which will not be encumbered prior to Listing. See "Standards for Investment" below for a description of the standards which the Board of Directors employs in selecting Restaurant Chains and particular restaurant Properties within a Restaurant Chain for investment.

         Management acquires Properties in part with a view to diversification among Restaurant Chains and the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located.

         Management believes that freestanding, "triple-net" leased restaurant properties of the type in which the Company invests are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conductive to customer name recognition.

COMPLETED INVESTMENTS


         As of April 2, 1997, the Company had invested or committed for investment approximately $127,900,000 of the net proceeds from the Initial Offering in 129 Properties (75 Properties which consist of land and building, 43 Properties which consist of land only and 11 Properties which consist of building only), in Mortgage Loans to the tenants of the 43 Properties consisting of land only and to pay related Acquisition Fees and Acquisition Expense. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 12 to 20 years after the date on which each lease commenced.

         The following tables set forth the number of Properties by Restaurant Chain and by state owned by the Company as of April 2, 1997:


         RESTAURANT                                    NUMBER OF PROPERTIES
         ----------                                    --------------------
         Applebee's                                               2
         Arby's                                                   2
         Bennigan's                                               1
         Black-eyed Pea                                           5
         Boston Market                                           17
         Burger King                                              9
         Denny's                                                  5
         Golden Corral                                           16
         Jack in the Box                                         18
         Kenny Rogers Roasters                                    1
         Pizza Hut                                               43
         Ryan's Family Steak House                                1
         Shoney's                                                 1
         TGI Friday's                                             4
         Wendy's                                                  4
                                                               ----
               Total                                            129

         STATE                                         NUMBER OF PROPERTIES
         -----                                         --------------------

         California                                              14
         Colorado                                                 1
         Connecticut                                              2
         Delaware                                                 1
         Florida                                                  5
         Georgia                                                  1
         Idaho                                                    1
         Illinois                                                 5
         Indiana                                                  3
         Iowa                                                     1
         Kentucky                                                 2
         Michigan                                                 5
         Minnesota                                                2
         Missouri                                                 4
         Nebraska                                                 1
         Nevada                                                   1
         New Jersey                                               2
         New Mexico                                               1
         Ohio                                                    34
         Oklahoma                                                 2
         Oregon                                                   1
         Tennessee                                                7
         Texas                                                   21
         Utah                                                     1
         Washington                                               1
         West Virginia                                           10
                                                                ---
               Total                                            129


INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of the proceeds of this offering to acquire Properties at such time as the Board of Directors believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing.

         Acquisition of a restaurant Property generally involves an investment in land and building of approximately $400,000 to $1,250,000, although higher or lower figures for individual Properties are possible. The Company estimates that it will acquire 260 to 300 additional Properties, based on an estimated average purchase price of $800,000 to $900,000 per Property, if the maximum of 27,500,000 Shares is sold. Management has estimated the average purchase price of a Property based on its past experience in acquiring similar properties and in light of current market conditions. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. Management estimates that approximately 30% to 50% of the Company's investment in a Property generally is for the cost of land, and 50% to 70% generally is for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Investment Risks -- Possible Inability to Further Diversify Investments."

         Although management cannot estimate the number of additional Mortgage Loans that may be entered into, management currently expects to invest approximately 5% to 10% of Gross Proceeds of this offering, assuming the maximum of 27,500,000 Shares is sold, in Mortgage Loans.

         Additional Secured Equipment Leases will be funded with the proceeds of the Loan. No portion of Gross Proceeds of this offering will be used to fund Secured Equipment Leases. Although management cannot estimate the number of additional Secured Equipment Leases that may be entered into, it expects to limit to $15,000,000 the amount used to fund Secured Equipment Leases, including the approximately $5,665,000 advanced under the Loan as of April 2, 1997. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offering. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.


PROPERTY ACQUISITIONS


         Between January 1, 1997 and April 2, 1997, the Company acquired 35 Properties (20 of which are under construction and consist of land and building , three Properties which consist of land and building, four Properties which consist of building only and eight Properties which consist of land only). The Properties are 12 Jack in the Box Properties (one in each of Las Vegas, Nevada; Moscow, Idaho; Kent, Washington; Los Angeles, Hollister, Kingsburg, Murrieta, Oxnard and Palmdale, California; and Humble, Texas; and two in Houston, Texas), a Shoney's Property (in Indian Harbour Beach, Florida), three Burger King Properties (one in each of Kent, Ohio; and Chattanooga and Ooltewah, Tennessee), two Golden Corral Properties (one in each of Winchester and Hopkinsville, Kentucky) , four Black-eyed Pea Properties (one in each of Bedford, Dallas and Fort Worth, Texas; and Oklahoma City, Oklahoma), a Bennigan's Property (in Arvada, Colorado), three Boston Market Properties (one in each of Cedar Park, Texas; Collinsville, Illinois; and Taylorsville, Utah), a Denny's Property (in Tampa, Florida) and eight Pizza Hut Properties (one in each of Wellsburg, West Virginia; Bolivar, Carrollton, Millersburg, Steubenville and Uhrichsville, Ohio; and two in New Philadelphia, Ohio) (hereinafter referred to as the "Eight Pizza Hut Properties").


         The Burger King Property in Kent, Ohio, and the Golden Corral Property in Hopkinsville, Kentucky, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of $1,768,185, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that these amounts were less than each Property's appraised value.


         In connection with the purchase of the 12 Jack in the Box Properties, the Shoney's Property, the three Burger King Properties, the two Golden Corral Properties, the Bennigan's Property, and the three Boston Market Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the Black-eyed Pea Properties in Bedford, Dallas and Fort Worth, Texas; and Oklahoma City, Oklahoma, which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in "Business - Description of Property Leases." In addition, the Company has entered into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         The purchase prices for the Burger King Properties in Chattanooga and Ooltewah, Tennessee, and the Golden Corral Property in Hopkinsville, Kentucky, include development fees of $100,000, $100,000 and $29,379, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         In connection with the Eight Pizza Hut Properties, which are land only, the Company acquired the land and is leasing these eight parcels to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Eight Pizza Hut Properties to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Eight Pizza Hut Properties. In addition, the Company provided mortgage financing of $4,200,000 to the lessee of the Eight Pizza Hut Properties pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Eight Pizza Hut Properties and three additional properties. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Eight Pizza Hut Properties and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

         The following table sets forth the location of the 35 Properties, including 23 Properties consisting of land and building, four Properties consisting of building only and eight Properties consisting of land only, acquired by the Company, from January 1, 1997 through April 2, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                  From January 1, 1997 through  April 2, 1997



                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Jack in the Box (10)                          $1,397,771        01/07/97       01/2015; four
         (the ``Los Angeles  Property'')               (3)(6)                           five-year renewal
         Restaurant to be constructed                                                   options

         The Los Angeles Property is located at the northwest corner of the intersection of Wilshire Boulevard and Sycamore Avenue, in
         Los Angeles, Los Angeles County,
         California, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the Los
         Angeles Property include several
         McDonald's, a KFC, several Burger Kings, a
         Numero Uno Pizza, a Subway Sandwich Shop, an El Pollo Loco, a Denny's, a Pizza Hut, a
         Taco Bell, and several local restaurants.

         Jack in the Box (10)                          $1,248,333        01/07/97        01/2015; four
         (the ``Las Vegas  Property'')                 (3)(6)                            five-year renewal
         Restaurant to be constructed                                                    options

         The Las Vegas Property is located at the northeast corner of the intersection of Sunset Road and Pecos Road, in Las Vegas,
         Clark County, Nevada, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Las Vegas Property include an Arby's, a Burger King, a KFC, two Del Tacos, a
         McDonald's, a Subway Sandwich Shop, an
         Olive Garden, an Outback Steakhouse, two
         Taco Bells, a Wendy's, a Dairy Queen, and several local restaurants.





                                                                Minimum                                         Option
         Property Location and Competition                  Annual Rent (2)        Percentage Rent           To Purchase
         Jack in the Box (10)                            $143,272 (6);             for each lease year,      None
         (the ``Los Angeles  Property'')                 increases by 8% after     (i) 5% of annual
         Restaurant to be constructed                    the fifth lease year      gross sales minus
                                                         and after every five      (ii) the minimum
         The Los Angeles Property is located at the      years thereafter          annual rent for such
         northwest corner of the intersection of         during the lease term     lease year (5)
         Wilshire Boulevard and Sycamore Avenue, in
         Los Angeles, Los Angeles County,
         California, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the Los
         Angeles Property include several
         McDonald's, a KFC, several Burger Kings, a
         Numero Uno Pizza, a Subway Sandwich Shop,
         an El Pollo Loco, a Denny's, a Pizza Hut, a
         Taco Bell, and several local restaurants.

         Jack in the Box (10)                            $127,954 (6);             for each lease year,      None
         (the ``Las Vegas  Property'')                   increases by 8% after     (i) 5% of annual
         Restaurant to be constructed                    the fifth lease year      gross sales minus
                                                         and after every five      (ii) the minimum
         The Las Vegas Property is located at the        years thereafter          annual rent for such
         northeast corner of the intersection of         during the lease term     lease year (5)
         Sunset Road and Pecos Road, in Las Vegas,
         Clark County, Nevada, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Las Vegas Property include an Arby's, a
         Burger King, a KFC, two Del Tacos, a
         McDonald's, a Subway Sandwich Shop, an
         Olive Garden, an Outback Steakhouse, two
         Taco Bells, a Wendy's, a Dairy Queen, and
         several local restaurants.


                                      -42-



                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Jack in the Box (10)                          $910,814          01/22/97       01/2015; four
         (the ``Moscow Property'')                     (3)(6)                          five-year renewal
         Restaurant to be constructed                                                    options

         The Moscow Property is located on the north side of West Pullman Road and the south side of A Street in Moscow, Latah County,
         Idaho, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Moscow Property include an Arby's, a
         McDonald's, and several local restaurants.

         Jack in the Box (10)                          $1,259,871        01/22/97       01/2015; four
         (the ``Kent #1 Property'')                    (3)(6)                          five-year renewal
         Restaurant to be constructed                                                    options

         The Kent #1 Property is located at the
         southeast corner of the intersection of
         Southeast 272nd Street and Southeast 168th
         Place, in Kent, King County, Washington, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Kent #1 Property include a KFC/Taco Bell, a Dairy Queen, an Arby's, a
         Burger King, and a local restaurant.





                                                                Minimum                                         Option
         Property Location and Competition                      Annual Rent (2)        Percentage Rent         To Purchase
         Jack in the Box (10)                              $93,358 (6); increases    for each lease year,      at any time after
         (the ``Moscow Property'')                         by 8% after the fifth     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                      lease year and after      gross sales minus         year
                                                           every five years          (ii) the minimum
         The Moscow Property is located on the north       thereafter during the     annual rent for such
         side of West Pullman Road and the south           lease term                lease year (5)
         side of A Street in Moscow, Latah County,
         Idaho, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Moscow Property include an Arby's, a
         McDonald's, and several local restaurants.

         Jack in the Box (10)                               $129,137 (6);             for each lease year,      at any time after
         (the ``Kent #1 Property'')                        increases by 8% after     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                        the fifth lease year      gross sales minus         year
                                                             and after every five      (ii) the minimum
         The Kent #1 Property is located at the              years thereafter          annual rent for such
         southeast corner of the intersection of             during the lease term     lease year (5)
         Southeast 272nd Street and Southeast 168th
         Place, in Kent, King County, Washington, in
         an area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Kent #1 Property include a
         KFC/Taco Bell, a Dairy Queen, an Arby's, a
         Burger King, and a local restaurant.


                                   -43-



                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Jack in the Box (10)                          $1,061,819        01/22/97      01/2015; four
         (the ``Hollister Property'')                  (3)(6)                          five-year renewal
         Restaurant to be constructed                                                  options

         The Hollister Property is located at the northeast corner of the intersection of McCray Street and Meridian Street, in
         Hollister, San Benito County, California, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Hollister Property include a Burger King, a McDonald's, and a local restaurant.

         Jack in the Box (10)                          $1,001,073        01/22/97       01/2015; four
         (the ``Kingsburg Property'')                  (3)(6)                           five-year renewal
         Restaurant to be constructed                                                   options

         The Kingsburg Property is located at the southwest quadrant of the intersection of Sierra Street and Sixth Street, in
         Kingsburg, Fresno County, California, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Kingsburg Property include a McDonald's, a Taco Bell, a Denny's, a Burger King, a Subway Sandwich Shop, and several local restaurants.





                                                                   Minimum                                         Option
         Property Location and Competition                     Annual Rent (2)        Percentage Rent           To Purchase
         Jack in the Box (10)                             $108,836 (6);              for each lease year,      at any time after
         (the ``Hollister Property'')                     increases by 8% after      (i) 5% of annual          the seventh lease
         Restaurant to be constructed                     the fifth lease year       gross sales minus         year
                                                          and after every five       (ii) the minimum
         The Hollister Property is located at the         years thereafter           annual rent for such
         northeast corner of the intersection of          during the lease term      lease year (5)
         McCray Street and Meridian Street, in
         Hollister, San Benito County, California,
         in an area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Hollister Property include
         a Burger King, a McDonald's, and a local
         restaurant.

         Jack in the Box (10)                              $102,610 (6);             for each lease year,      at any time after
         (the ``Kingsburg Property'')                      increases by 8% after     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                      the fifth lease year      gross sales minus         year
                                                           and after every five      (ii) the minimum
         The Kingsburg Property is located at the          years thereafter          annual rent for such
         southwest quadrant of the intersection of         during the lease term     lease year (5)
         Sierra Street and Sixth Street, in
         Kingsburg, Fresno County, California, in an
         area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Kingsburg Property include
         a McDonald's, a Taco Bell, a Denny's, a
         Burger King, a Subway Sandwich Shop, and
         several local restaurants.


                                     -44-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Shoney's                                       $563,040          01/24/97       01/2017; two
         (the ``Indian Harbour Beach  Property'')       (excluding                      five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Indian Harbour Beach Property is
         located within the northeast quadrant of
         South Patrick Drive and Eau Gallie
         Boulevard, in Indian Harbour Beach, Brevard
         County, Florida, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Indian Harbour Beach Property include a
         Wendy's, a Krystal, a Miami Subs, a
         McDonald's, an Italian Oven, a Friendly's,
         and several local restaurants.

         Jack in the Box (10)                          $952,485          01/31/97       01/2015; four
         (the ``Murrieta Property'')                    (3)(6)                          five-year renewal
         Restaurant to be constructed                                                    options

         The Murrieta Property is located within the southeast quadrant of Madison Avenue and Kalmia Street, in Murrieta, Riverside
         County, California, in an area of mixed
         retail, commercial, and residential
         development. Other fast-food and family-style restaurants located in proximity to the Murrieta Property include a KFC and a McDonald's.

         Jack in the Box (10)                           $296,034          02/03/97       02/2015; four
         (the ``Humble Property'')                      (excluding                       five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Humble Property is located on the north
         side of Beltway 8 east of Old Humble Road,
         in Houston, Harris County, Texas, in an
         area of mixed retail, commercial, and
         residential development.






                                                              Minimum                                         Option
         Property Location and Competition                Annual Rent (2)        Percentage Rent           To Purchase
         Shoney's                                      11% of Total Cost (4);    for each lease year,      at any time after
         (the ``Indian Harbour Beach  Property'')      increases by 10% after    6% of the amount by       the seventh lease
         Restaurant to be constructed                  the fifth lease year      which annual gross        year
                                                       and after every five      sales exceed
         The Indian Harbour Beach Property is          years thereafter          $1,500,000, but are
         located within the northeast quadrant of      during the lease term     less than or equal to
         South Patrick Drive and Eau Gallie                                      $1,750,000, plus 4%
         Boulevard, in Indian Harbour Beach, Brevard                             of the amount by
         County, Florida, in an area of mixed                                    which annual gross
         retail, commercial, and residential                                     sales exceed
         development.  Other fast-food and family-                               $1,750,000
         style restaurants located in proximity to
         the Indian Harbour Beach Property include a
         Wendy's, a Krystal, a Miami Subs, a
         McDonald's, an Italian Oven, a Friendly's,
         and several local restaurants.

         Jack in the Box (10)                         $97,630 (6); increases    for each lease year,      at any time after
         (the ``Murrieta Property'')                  by 8% after the fifth     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                 lease year and after      gross sales minus         year
                                                      every five years          (ii) the minimum
         The Murrieta Property is located within the  thereafter during the     annual rent for such
         southeast quadrant of Madison Avenue and     lease term                lease year (5)
         Kalmia Street, in Murrieta, Riverside
         County, California, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Murrieta Property include a KFC and a
         McDonald's.

         Jack in the Box (10)                          10.75% of Total Cost      for each lease year,      None
         (the ``Humble Property'')                     (4); increases by 8%      (i) 5% of annual
         Restaurant to be constructed                  after the fifth lease     gross sales minus
                                                       year and after every      (ii) the minimum
         The Humble Property is located on the north   five years thereafter     annual rent for such
         side of Beltway 8 east of Old Humble Road,    during the lease term     lease year (5)
         in Houston, Harris County, Texas, in an
         area of mixed retail, commercial, and
         residential development.



                                     -45-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Golden Corral                                  $302,363          02/03/97       02/2012; four
         (the ``Winchester Property'')                  (excluding                       five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Winchester Property is located on the
         west side of the Winchester Bypass, in
         Winchester, Clark County, Kentucky, in an
         area of mixed, retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Winchester Property
         include a Sonic Drive-In, a Papa John's,
         and several local restaurants.

         Burger King                                    $872,861          02/03/97      02/2017; four
         (the ``Kent #2 Property'')                                                      five-year renewal
         Existing restaurant                                                             options

         The Kent #2 Property is located on the east side of South Water Street, in Kent,
         Portage County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Kent #2 Property include a Wendy's, a Papa John's, two McDonald's, a Dairy Queen, and a local restaurant.




                                                                Minimum                                         Option
         Property Location and Competition                  Annual Rent (2)        Percentage Rent           To Purchase
         Golden Corral                                   10.75% of Total Cost      for each lease year,      during the first
         (the ``Winchester Property'')                   (4)                       5% of the amount by       through seventh
         Restaurant to be constructed                                              which annual gross        lease years and
                                                                                   sales exceed              the tenth through
         The Winchester Property is located on the                                 $2,161,048 (5)            fifteenth lease
         west side of the Winchester Bypass, in                                                              years only
         Winchester, Clark County, Kentucky, in an
         area of mixed, retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Winchester Property
         include a Sonic Drive-In, a Papa John's,
         and several local restaurants.

         Burger King                                     $89,688; increases by     for each lease year,      during the
         (the ``Kent #2 Property'')                      5% after the fifth        (i) 6% of annual          eighth, ninth,
         Existing restaurant                             lease year and by 10%     gross sales minus         tenth, eleventh
                                                         after the tenth lease     (ii) the minimum          and twelfth lease
         The Kent #2 Property is located on the east     year and after every      annual rent for such      years only
         side of South Water Street, in Kent,            five years thereafter     lease year
         Portage County, Ohio, in an area of mixed       during the lease term
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Kent #2 Property include a Wendy's, a
         Papa John's, two McDonald's, a Dairy Queen,
         and a local restaurant.



                                     -46-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Burger King (11)                               $791,984          02/10/97       02/2017; two
         (the ``Chattanooga Property'')                 (excluding                       five-year renewal
         Restaurant to be renovated                     development                      options
                                                        costs) (3)
         The Chattanooga Property is located on the
         southwest corner of Hamilton Place
         Boulevard and Bams Drive, in Chattanooga,
         Hamilton County, Tennessee, in an area of
         mixed retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Chattanooga Property include a
         Krystal's, an Arby's, a Taco Bell, an Olive
         Garden, a Wendy's, a McDonald's, and
         several local restaurants.

         Denny's                                        $1,038,037        02/11/97       02/2017; two
         (the ``Tampa Property'')                       (3)(6)                          five-year renewal
         Restaurant to be renovated                                                      options

         The Tampa Property is located at the
         southeast quadrant of the intersection of U.S. Highway 301 and Interstate 4, in
         Tampa, Hillsborough County, Florida, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Tampa Property include a Waffle House and a Subway Sandwich Shop.






                                                           Minimum                                         Option
         Property Location and Competition             Annual Rent (2)        Percentage Rent           To Purchase
         Burger King (11)                            11% of Total Cost (4)    for each lease year,      None
         (the ``Chattanooga Property'')                                       (i) 8.5% of annual
         Restaurant to be renovated                                           gross sales minus
                                                                              (ii) the minimum
         The Chattanooga Property is located on the                           annual rent for such
         southwest corner of Hamilton Place                                   lease year
         Boulevard and Bams Drive, in Chattanooga,
         Hamilton County, Tennessee, in an area of
         mixed retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Chattanooga Property include a
         Krystal's, an Arby's, a Taco Bell, an Olive
         Garden, a Wendy's, a McDonald's, and
         several local restaurants.

         Denny's                                     $110,291 (6);             for each lease year,      during the
         (the ``Tampa Property'')                    increases by 11% after    (i) 5% of annual          eighth, tenth,
         Restaurant to be renovated                  the fifth lease year      gross sales minus         and twelfth lease
                                                     and after every five      (ii) the minimum          years only
         The Tampa Property is located at the        years thereafter          annual rent for such
         southeast quadrant of the intersection of   during the lease term     lease year
         U.S. Highway 301 and Interstate 4, in
         Tampa, Hillsborough County, Florida, in an
         area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Tampa Property include a
         Waffle House and a Subway Sandwich Shop.


                                     -47-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Jack in the Box (10)                          $1,125,244        02/11/97       02/2015; four
         (the ``Palmdale Property'')                    (3)(6)                          five-year renewal
         Restaurant to be constructed                                                    options

         The Palmdale Property is located at the
         southeast corner of Avenue P and Antelope
         Valley Freeway 14, in Palmdale, Los Angeles
         County, California, in an area of mixed
         retail, commercial, and residential
         development. Other fast-food and family-style restaurants located in proximity to the Palmdale Property include a McDonald's, a Taco Bell, an Applebee's, a Boston
         Market, a Chili's, and several local
         restaurants.

         Jack in the Box (10)                          $861,735          02/11/97       02/2015; four
         (the ``Houston #3 Property'')                  (3)(6)                          five-year renewal
         Restaurant to be constructed                                                    options

         The Houston #3 Property is located on the northwest corner of Airport Boulevard and Ruthby Street, in Houston, Harris County,
         Texas, in an area of mixed retail,
         commercial, and residential development.

         Golden Corral                                  $895,324          02/19/97      09/2016; two
         (the ``Hopkinsville Property'')                                                 five-year renewal
         Existing restaurant                                                             options

         The Hopkinsville Property is located on the west side of Clinic Drive within the quadrant formed by nearby Pennyrile Parkway and U.S. Route 41A, in Hopkinsville,
         Christian County, Kentucky, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Hopkinsville Property include several local restaurants.





                                                             Minimum                                         Option
         Property Location and Competition               Annual Rent (2)        Percentage Rent           To Purchase
         Jack in the Box (10)                         $115,337 (6);             for each lease year,      at any time after
         (the ``Palmdale Property'')                  increases by 8% after     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                 the fifth lease year      gross sales minus         year
                                                      and after every five      (ii) the minimum
         The Palmdale Property is located at the      years thereafter          annual rent for such
         southeast corner of Avenue P and Antelope    during the lease term     lease year (5)
         Valley Freeway 14, in Palmdale, Los Angeles
         County, California, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Palmdale Property include a McDonald's,
         a Taco Bell, an Applebee's, a Boston
         Market, a Chili's, and several local
         restaurants.

         Jack in the Box (10)                         $88,328 (6); increases    for each lease year,      at any time after
         (the ``Houston #3 Property'')                by 8% after the fifth     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                 lease year and after      gross sales minus         year
                                                      every five years          (ii) the minimum
         The Houston #3 Property is located on the    thereafter during the     annual rent for such
         northwest corner of Airport Boulevard and    lease term                lease year (5)
         Ruthby Street, in Houston, Harris County,
         Texas, in an area of mixed retail,
         commercial, and residential development.

         Golden Corral                                $141,912; increases by    for each lease year,      at any time after
         (the ``Hopkinsville Property'')              12% after the fifth       (i) 6% of annual          the seventh lease
         Existing restaurant                          lease year and after      gross sales minus         year
                                                      every five years          (ii) the minimum
         The Hopkinsville Property is located on the  thereafter during the     annual rent for such
         west side of Clinic Drive within the         lease term                lease year
         quadrant formed by nearby Pennyrile Parkway
         and U.S. Route 41A, in Hopkinsville,
         Christian County, Kentucky, in an area of
         mixed retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Hopkinsville Property include several
         local restaurants.





                                     -48-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Jack in the Box (10)                           $905,945          03/18/97       03/2015; four
         (the ``Houston #4 Property'')                  (3)(6)                           five-year renewal
         Restaurant to be constructed                                                    options

         The Houston #4 Property is located on the southeast corner of Hempstead Highway and 34th Street, in Houston, Harris County,
         Texas, in an area of mixed commercial and residential development.

         Black-eyed Pea (7)(12)                         $620,336          03/26/97       06/2013
         (the ``Bedford Property'')
         Existing restaurant

         The Bedford Property is located within the northeast quadrant of State Highway 121 and Parkwood Drive, in Bedford, Tarrant County,
         Texas, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Bedford Property include several local
         restaurants.




                                                              Minimum                                         Option
         Property Location and Competition                Annual Rent (2)        Percentage Rent           To Purchase
         Jack in the Box (10)                          $92,859 (6); increases    for each lease year,      at any time after
         (the ``Houston #4 Property'')                 by 8% after the fifth     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                  lease year and after      gross sales minus         year
                                                       every five years          (ii) the minimum
         The Houston #4 Property is located on the     thereafter during the     annual rent for such
         southeast corner of Hempstead Highway and     lease term                lease year (5)
         34th Street, in Houston, Harris County,
         Texas, in an area of mixed commercial and
         residential development.

         Black-eyed Pea (7)(12)                        $79,560; increases to     None                      at any time after
         (the ``Bedford Property'')                    $81,950 during the                                  the fifth lease
         Existing restaurant                           eleventh through                                    year
                                                       sixteenth lease years
         The Bedford Property is located within the
         northeast quadrant of State Highway 121 and
         Parkwood Drive, in Bedford, Tarrant County,
         Texas, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Bedford Property include several local
         restaurants.



                                     -49-



                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Black-eyed Pea (7)(12)                         $620,320          03/26/97       05/2016
         (the ``Dallas Property'')
         Existing restaurant

         The Dallas Property is located on the south side of West Northwest Highway between Loop
         12 and Interstate Highway 35E, in Dallas,
         Dallas County, Texas, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Dallas Property include an Olive
         Garden, a Red Lobster, a Chili's, a Tony
         Roma's, and several local restaurants.

         Black-eyed Pea (7)(12)                         $620,323          03/26/97       04/2011
         (the ``Fort Worth Property'')
         Existing restaurant

         The Fort Worth Property is located on the south side of Camp Bowie Boulevard between Hillsdale Road and Bernie Anderson Avenue, in Fort Worth, Tarrant County, Texas, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Fort Worth Property include a McDonald's, a Boston Market, and several local restaurants.







                                                                Minimum                                         Option
         Property Location and Competition                  Annual Rent (2)        Percentage Rent           To Purchase
         Black-eyed Pea (7)(12)                          $75,182; increases to     None                      at any time after
         (the ``Dallas Property'')                       $78,294 during the                                  the fifth lease
         Existing restaurant                             eleventh through                                    year
                                                         nineteenth lease years
         The Dallas Property is located on the south
         side of West Northwest Highway between Loop
         12 and Interstate Highway 35E, in Dallas,
         Dallas County, Texas, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Dallas Property include an Olive
         Garden, a Red Lobster, a Chili's, a Tony
         Roma's, and several local restaurants.

         Black-eyed Pea (7)(12)                          $84,305; increases to     None                      at any time after
         (the ``Fort Worth Property'')                   $86,048 during the                                  the fifth lease
         Existing restaurant                             eleventh through                                    year
                                                         fourteenth lease years
         The Fort Worth Property is located on the
         south side of Camp Bowie Boulevard between
         Hillsdale Road and Bernie Anderson Avenue,
         in Fort Worth, Tarrant County, Texas, in an
         area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Fort Worth Property
         include a McDonald's, a Boston Market, and
         several local restaurants.




                                     -50-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Black-eyed Pea (7)                             $617,022          03/26/97       04/2012
         (the ``Oklahoma City Property'')
         Existing restaurant

         The Oklahoma City Property is located on the south side of Interstate Highway 240, east of South Pennsylvania Avenue, in Oklahoma City, Oklahoma County, Oklahoma, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Oklahoma City Property include a Hardee's, a Denny's, a Ryan's
         Family Steak House, a Wendy's, a Western
         Sizzlin, a Golden Corral, and several local restaurants.

         Eight Pizza Hut Properties - Land only -       $1,575,622        03/27/97       03/2017; two ten-
         (8)(9) located in Bolivar, Ohio (the                                            year renewal
         ``Bolivar Property''), Carrollton, Ohio                                         options
         (the ``Carrollton Property''), Millersburg,
         Ohio (the ``Millersburg Property''), New
         Philadelphia, Ohio (the ``New Philadelphia
         #1 Property''), New Philadelphia, Ohio (the
         ``New Philadelphia #2 Property''),
         Steubenville, Ohio (the ``Steubenville
         Property''), Uhrichsville, Ohio (the
         ``Uhrichsville Property'') and Wellsburg,
         West Virginia (the ``Wellsburg Property'')




                                                             Minimum                                         Option
         Property Location and Competition               Annual Rent (2)        Percentage Rent           To Purchase
         Black-eyed Pea (7)                           $81,660; increases to     None                      at any time after
         (the ``Oklahoma City Property'')             $83,680 during the                                  the fifth lease
         Existing restaurant                          eleventh through                                    year
                                                      fifteenth lease years
         The Oklahoma City Property is located on
         the south side of Interstate Highway 240,
         east of South Pennsylvania Avenue, in
         Oklahoma City, Oklahoma County, Oklahoma,
         in an area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Oklahoma City Property
         include a Hardee's, a Denny's, a Ryan's
         Family Steak House, a Wendy's, a Western
         Sizzlin, a Golden Corral, and several local
         restaurants.

         Eight Pizza Hut Properties - Land only -     $165,440; increases by    None                      at any time after
         (8)(9) located in Bolivar, Ohio (the         10% after the fifth                                 the seventh lease
         ``Bolivar Property''), Carrollton, Ohio      and tenth lease years                               year
         (the ``Carrollton Property''), Millersburg,  and 12% after the
         Ohio (the ``Millersburg Property''), New     fifteenth lease year
         Philadelphia, Ohio (the ``New Philadelphia
         #1 Property''), New Philadelphia, Ohio (the
         ``New Philadelphia #2 Property''),
         Steubenville, Ohio (the ``Steubenville
         Property''), Uhrichsville, Ohio (the
         ``Uhrichsville Property'') and Wellsburg,
         West Virginia (the ``Wellsburg Property'')




                                     -51-



                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         The Bolivar Property is located on the
         north side of Edgebrook Boulevard just west
         of State Road 212 and east of Wilkshire
         Boulevard, in Bolivar, Tuscarawas County,
         Ohio, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Bolivar Property include a McDonald's, a
         Wendy's, and several local restaurants.

         The Carrollton Property is located on the east side of Canton Road Northwest, in Carrollton, Carroll County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Carrollton Property include a Dairy Queen, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

         The Millersburg Property is located on the east side of State Road 83 just south of Country Road 58, in Millersburg, Holmes
         County, Ohio, in an area of mixed retail, commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Millersburg Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants.



                                                             Minimum                                         Option
         Property Location and Competition               Annual Rent (2)        Percentage Rent           To Purchase
         The Bolivar Property is located on the
         north side of Edgebrook Boulevard just west
         of State Road 212 and east of Wilkshire
         Boulevard, in Bolivar, Tuscarawas County,
         Ohio, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Bolivar Property include a McDonald's, a
         Wendy's, and several local restaurants.

         The Carrollton Property is located on the east side of Canton Road Northwest, in Carrollton, Carroll County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Carrollton Property include a Dairy Queen, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

         The Millersburg Property is located on the east side of State Road 83 just south of Country Road 58, in Millersburg, Holmes
         County, Ohio, in an area of mixed retail, commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Millersburg Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants.



                                     -52-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         The New Philadelphia #1 Property is located
         on the north side of West High Avenue east
         of its intersection with 12th Street, in
         New Philadelphia, Tuscarawas County, Ohio,
         in an area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the New Philadelphia #1
         Property include a Burger King, a Long John
         Silver's, a Taco Bell, a Denny's, an Elby's
         Big Boy, a Hardee's, McDonald's, and
         several local restaurants.

         The New Philadelphia #2 Property is located on the east side of Fourth Street
         Northwest, in New Philadelphia, Tuscarawas
         County, Ohio, in an area of mixed retail, commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the New
         Philadelphia Property include a Burger
         King, a McDonald's, an Arby's, a Wendy's, and a Papa John's.




                                                             Minimum                                         Option
         Property Location and Competition               Annual Rent (2)        Percentage Rent           To Purchase
         The New Philadelphia #1 Property is located
         on the north side of West High Avenue east
         of its intersection with 12th Street, in
         New Philadelphia, Tuscarawas County, Ohio,
         in an area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the New Philadelphia #1
         Property include a Burger King, a Long John
         Silver's, a Taco Bell, a Denny's, an Elby's
         Big Boy, a Hardee's, McDonald's, and
         several local restaurants.

         The New Philadelphia #2 Property is located on the east side of Fourth Street
         Northwest, in New Philadelphia, Tuscarawas
         County, Ohio, in an area of mixed retail, commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the New
         Philadelphia Property include a Burger
         King, a McDonald's, an Arby's, a Wendy's, and a Papa John's.



                                     -53-

                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         The Steubenville Property is located on the
         north side of Sunset Boulevard, west of
         U.S. 22, in Steubenville, Jefferson County,
         Ohio, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Steubenville Property include a McDonald's,
         a Burger King, a Taco Bell, and a Bob
         Evans.

         The Uhrichsville Property is located on the west side of Commerce Drive, and also has frontage along the easterly right-of-way of U.S. 250, in Uhrichsville, Tuscarawas
         County, Ohio, in an area of mixed retail, commercial, and residential development.
         Other fast-food and family- style
         restaurants located in proximity to the
         Uhrichsville Property include an Arby's, a KFC, a McDonald's, and several local restaurants.

         The Wellsburg Property is located on the west side of Commerce Street, in Wellsburg, Brooke County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Wellsburg Property include a Dairy
         Queen and a Wendy's.




                                                               Minimum                                         Option
         Property Location and Competition                 Annual Rent (2)        Percentage Rent           To Purchase
         The Steubenville Property is located on the
         north side of Sunset Boulevard, west of
         U.S. 22, in Steubenville, Jefferson County,
         Ohio, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Steubenville Property include a McDonald's,
         a Burger King, a Taco Bell, and a Bob
         Evans.

         The Uhrichsville Property is located on the west side of Commerce Drive, and also has frontage along the easterly right-of-way of U.S. 250, in Uhrichsville, Tuscarawas
         County, Ohio, in an area of mixed retail, commercial, and residential development.
         Other fast-food and family- style
         restaurants located in proximity to the
         Uhrichsville Property include an Arby's, a KFC, a McDonald's, and several local restaurants.

         The Wellsburg Property is located on the west side of Commerce Street, in Wellsburg, Brooke County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Wellsburg Property include a Dairy
         Queen and a Wendy's.



                                     -54-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Jack in the Box (10)                           $1,245,340        04/01/97       03/2015; four
         (the ``Oxnard Property'')                      (3)(6)                           five-year renewal
         Restaurant to be constructed                                                    options

         The Oxnard Property is located at the
         southeast quadrant of the intersection of Victoria Avenue and Fifth Street, in
         Oxnard, Ventura County, California, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Oxnard Property include several local restaurants.

         Bennigan's                                     $1,909,167        04/01/97       03/2012; three
         (the ``Arvada #1 Property'')                                                    five-year renewal
         Existing restaurant                                                             options

         The Arvada Property is located on the east side of Wadsworth Bypass on the northeast quadrant of 53rd Avenue and Wadsworth
         Bypass, in Arvada, Jefferson County,
         Colorado, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Arvada Property include an Applebee's, a Ruby Tuesday, an IHOP, a Fazoli's, and several local restaurants.





                                                                 Minimum                                         Option
         Property Location and Competition                   Annual Rent (2)        Percentage Rent           To Purchase
         Jack in the Box (10)                             $127,647 (6);             for each lease year,      at any time after
         (the ``Oxnard Property'')                        increases by 8% after     (i) 5% of annual          the seventh lease
         Restaurant to be constructed                     the fifth lease year      gross sales minus         year
                                                          and after every five      (ii) the minimum
         The Oxnard Property is located at the            years thereafter          annual rent for such
         southeast quadrant of the intersection of        during the lease term     lease year (5)
         Victoria Avenue and Fifth Street, in
         Oxnard, Ventura County, California, in an
         area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Oxnard Property include
         several local restaurants.

         Bennigan's                                       $198,076; increases by    for each lease year,      at any time after
         (the ``Arvada #1 Property'')                     10% after the fifth       (i) 6% of annual          the fifth lease
         Existing restaurant                              lease year and after      gross sales minus         year
                                                          every five years          (ii) the minimum
         The Arvada Property is located on the east       thereafter during the     annual rent for such
         side of Wadsworth Bypass on the northeast        lease term                lease year
         quadrant of 53rd Avenue and Wadsworth
         Bypass, in Arvada, Jefferson County,
         Colorado, in an area of mixed retail,
         commercial, and residential development.
         Other fast-food and family-style
         restaurants located in proximity to the
         Arvada Property include an Applebee's, a
         Ruby Tuesday, an IHOP, a Fazoli's, and
         several local restaurants.





                                     -55-


                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Boston Market                                  $558,127          04/02/97       04/2012; five
         (the ``Cedar Park Property'')                  (excluding                       five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Cedar Park Property is located within
         the northwest corner of the intersection of
         FM 1431 and U.S. Highway 183, in Cedar
         Park, Williamson County, Texas, in an area
         of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Cedar Park Property
         include a McDonald's, a Taco Bell, a KFC, a
         Pizza Hut, a Mr. Gatti's, a Wendy's, and a
         Burger King.

         Boston Market                                  $474,700          04/02/97       04/2012; five
         (the ``Collinsville  Property'')               (excluding                       five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Collinsville  Property is located on
         the southeast corner of Collinsport Drive
         and State Highway 157, in Collinsville,
         Madison County, Illinois, in an area of
         mixed retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Collinsville Property include a Steak n
         Shake, a Dairy Queen, a Burger King, a Bob
         Evans, a Shoney's, an Arby's, a White
         Castle, a Ponderosa, a McDonald's, a Waffle
         House, a Denny's, a Wendy's, a Long John
         Silver's, a Hardee's, a Pizza Hut and
         several local restaurants.





                                                               Minimum                                         Option
         Property Location and Competition                 Annual Rent (2)        Percentage Rent           To Purchase
         Boston Market                                  10.38% of Total Cost      for each lease year       at any time after
         (the ``Cedar Park Property'')                  (4); increases by 10%     after the fifth lease     the fifth lease
         Restaurant to be constructed                   after the fifth lease     year (i) 4% of annual     year
                                                        year and after every      gross sales minus
         The Cedar Park Property is located within      five years thereafter     (ii) the minimum
         the northwest corner of the intersection of    during the lease term     annual rent for such
         FM 1431 and U.S. Highway 183, in Cedar                                   lease year
         Park, Williamson County, Texas, in an area
         of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Cedar Park Property
         include a McDonald's, a Taco Bell, a KFC, a
         Pizza Hut, a Mr. Gatti's, a Wendy's, and a
         Burger King.

         Boston Market                                  10.38% of Total Cost      for each lease year       at any time after
         (the ``Collinsville  Property'')               (4); increases by 10%     after the fifth lease     the fifth lease
         Restaurant to be constructed                   after the fifth lease     year (i) 5% of annual     year
                                                        year and after every      gross sales minus
         The Collinsville  Property is located on       five years thereafter     (ii) the minimum
         the southeast corner of Collinsport Drive      during the lease term     annual rent for such
         and State Highway 157, in Collinsville,                                  lease year
         Madison County, Illinois, in an area of
         mixed retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Collinsville Property include a Steak n
         Shake, a Dairy Queen, a Burger King, a Bob
         Evans, a Shoney's, an Arby's, a White
         Castle, a Ponderosa, a McDonald's, a Waffle
         House, a Denny's, a Wendy's, a Long John
         Silver's, a Hardee's, a Pizza Hut and
         several local restaurants.



                                     -56-



                                                                                           Lease Expira-
                                                          Purchase           Date             tion and
         Property Location and Competition                Price (1)       Acquired       Renewal Options
         Boston Market                                  $861,015          04/02/97       04/2012; five
         (the ``Taylorsville Property'')                (excluding                       five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Taylorsville Property is located on the
         east side of South Redwood Road within the
         Walmart shopping center, in Taylorsville,
         Salt Lake County, Utah, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Taylorsville Property include a
         McDonald's, an Arby's, a Fuddruckers, an
         Applebee's, a Burger King, a Kenny Rogers
         Roasters, and several local restaurants.

         Burger King (11)                               $652,350          04/02/97       04/2017; two
         (the ``Ooltewah Property'')                    (excluding                       five-year renewal
         Restaurant to be constructed                   development                      options
                                                        costs) (3)
         The Ooltewah Property is located at the
         southwest quadrant of Lee Highway and
         Collegedale-Ooltewah Connector Road, in
         Ooltewah, Hamilton County, Tennessee, in an
         area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Ooltewah Property include
         a Wendy's, a Subway Sandwich Shop, a Little
         Caesar's, a Taco Bell, a McDonald's, an
         Arby's, a Hardee's, and a Waffle House.




                                                                Minimum                                         Option
         Property Location and Competition                  Annual Rent (2)        Percentage Rent           To Purchase
         Boston Market                                   10.38% of Total Cost      for each lease year       at any time after
         (the ``Taylorsville Property'')                 (4); increases by 10%     after the fifth lease     the fifth lease
         Restaurant to be constructed                    after the fifth lease     year (i) 5% of annual     year
                                                         year and after every      gross sales minus
         The Taylorsville Property is located on the     five years thereafter     (ii) the minimum
         east side of South Redwood Road within the      during the lease term     annual rent for such
         Walmart shopping center, in Taylorsville,                                 lease year
         Salt Lake County, Utah, in an area of mixed
         retail, commercial, and residential
         development.  Other fast-food and family-
         style restaurants located in proximity to
         the Taylorsville Property include a
         McDonald's, an Arby's, a Fuddruckers, an
         Applebee's, a Burger King, a Kenny Rogers
         Roasters, and several local restaurants.

         Burger King (11)                                11% of Total Cost (4)     for each lease year,      None
         (the ``Ooltewah Property'')                                               (i) 8.5% of annual
         Restaurant to be constructed                                              gross sales minus
                                                                                   (ii) the minimum
         The Ooltewah Property is located at the                                   annual rent for such
         southwest quadrant of Lee Highway and                                     lease
         Collegedale-Ooltewah Connector Road, in
         Ooltewah, Hamilton County, Tennessee, in an
         area of mixed retail, commercial, and
         residential development.  Other fast-food
         and family-style restaurants located in
         proximity to the Ooltewah Property include
         a Wendy's, a Subway Sandwich Shop, a Little
         Caesar's, a Taco Bell, a McDonald's, an
         Arby's, a Hardee's, and a Waffle House.

------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                          Federal Tax Basis             Property                          Federal Tax Basis
         Los Angeles Property                 $  567,000                 Houston #3 Property                  $  543,000
         Las Vegas Property                      592,000                 Hopkinsville Property                   880,000
         Moscow Property                         744,000                 Houston #4 Property                     539,000
         Kent #1 Property                        596,000                 Bedford Property                        653,000
         Hollister Property                      586,000                 Dallas Property                         652,000
         Kingsburg Property                      642,000                 Fort Worth Property                     653,000
         Indian Harbour Beach Property           474,000                 Oklahoma City Property                  649,000
         Murrieta Property                       617,000                 Oxnard Property                         633,000
         Humble Property                         627,000                 Arvada #1 Property                    1,298,000
         Winchester Property                     910,000                 Cedar Park Property                     323,000
         Kent #2 Property                        686,000                 Collinsville Property                   372,000
         Chattanooga Property                    473,000                 Taylorsville Property                   508,000
         Tampa Property                          695,000                 Ooltewah Property                       727,000
         Palmdale Property                       559,000



(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Humble Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the restaurant opens for business to the public. For the Winchester Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. For the Chattanooga and Ooltewah Properties, minimum annual rent will become due and payable on the possession date, which is June 24, 1997 and July 31, 1997, respectively (the ``Possession Date''). For the Cedar Park, Collinsville and Taylorsville Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Humble , Cedar Park, Collinsville and Taylorsville Properties, as described above, the tenant shall pay monthly ``interim rent'' equal to a specified rate per annum (ranging from 10.38% to 10.75%) of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Winchester Property, as described above, ``interim rent'' equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later thanthe dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), andclosing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:




         Property                          Estimated Maximum Cost                Estimated Final Completion Date
         Los Angeles Property                     $1,397,771                     July 6, 1997
         Las Vegas Property                        1,248,333                     July 6, 1997
         Moscow Property                             910,814                     July 21, 1997
         Kent #1 Property                          1,259,871                     July 21, 1997
         Hollister Property                        1,061,819                     July 21, 1997
         Kingsburg Property                        1,001,073                     July 21, 1997
         Indian Harbour Beach Property               676,041                     July 23, 1997

         Murrieta Property                           952,485                     July 30, 1997
         Humble Property                             912,409                     August 2, 1997
         Winchester Property                       1,272,678                     August 2, 1997
         Chattanooga Property                      1,202,224                     June 24, 1997
         Tampa Property                            1,038,037                     August 10, 1997
         Palmdale Property                         1,125,244                     August 10, 1997
         Houston #3 Property                         861,735                     August 10, 1997
         Houston #4 Property                         905,945                     September 14, 1997
         Oxnard Property                           1,245,340                     September 28, 1997
         Cedar Park Property                         829,172                     September 29, 1997
         Collinsville Property                       795,476                     September 29, 1997
         Taylorsville Property                     1,309,574                     September 29, 1997
         Ooltewah Property                         1,253,115                     July 31, 1997


(4) The ``Total Cost'' is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $4,200,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997.

(9) The Company entered into a Master Lease Agreement for the Bolivar, Carrollton, Millersburg, New Philadelphia #1, New Philadelphia #2, Steubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia Properties.

(10) The lessee of the Los Angeles, Las Vegas, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale , Houston #3, Houston #4 and Oxnard Properties isthe same unaffiliated lessee.

(11) The lessee of the Chattanooga and Ooltewah Properties is the same unaffiliated lessee.

(12) The lessee of the Bedford, Dallas, and Forth Worth Properties is the same unaffiliated lessee.

PENDING INVESTMENTS

     As of April 2, 1997, the Company had initial commitments to acquire 20 properties, including 18 properties consisting of land and building, one property consisting of building only and one property consisting of land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 20 of these properties are expected to be entered into on substantially the same terms described in ``Business - Description of Property Leases,'' except as described below.

     In connection with the one Pizza Hut property consisting of land only, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to a Master Lease Agreement for the Eight Pizza Hut Properties acquired on March 27, 1997.

     In connection with the Black-eyed Pea  property in  Scottsdale,
Arizona, the Company anticipates owning only the   building and not the
underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

     Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                            Lease Term and
      Property              Renewal Options    Minimum Annual Rent   Percentage Rent     Option to Purchase

      Black-eyed Pea     14 years               13.66% of Total      None                at any time
      (3)                                       Cost (1)                                 after the fifth
      Scottsdale, AZ                                                                     lease year
      Restaurant to be
      renovated

      Boston Market      15 years;  five        10.38% of Total      for each lease      at any time
      Arvada #2, CO      five-year renewal      Cost (1);            year after the      after the fifth
      Restaurant to be   options                increases by 10%     fifth lease year,   lease year
      constructed                               after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term

      Boston Market      15 years;  five        10.38% of Total      for each lease      at any time
      Houston, TX        five-year renewal      Cost (1);            year after the      after the fifth
      Restaurant to be   options                increases by 10%     fifth lease year,   lease year
      constructed                               after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term



     Boston Market       15 years; five five-   10.38% of Total      for each lease      at any time
     Indianapolis, IN    year renewal options   Cost (1);            year after the      after the fifth
     Restaurant to be                           increases by 10%     fifth lease year,   lease year
     constructed                                after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term


     Boston Market       15 years; five five-   10.38% of Total      for each lease      at any time
     Lansing, MI         year renewal options   Cost (1);            year after the      after the fifth
     Restaurant to be                           increases by 10%     fifth lease year,   lease year
     constructed                                after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term

     Boston Market       15 years; five five-   10.38% of Total      for each lease      at any time
     Lewisville, TX      year renewal options   Cost (1);            year after the      after the fifth
     Restaurant to be                           increases by 10%     fifth lease year,   lease year
     constructed                                after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term

     Boston Market       15 years; five five-   10.38% of Total      for each lease      at any time
     Liberty, MO         year renewal options   Cost (1);            year after the      after the fifth
     Restaurant to be                           increases by 10%     fifth lease year,   lease year
     constructed                                after the fifth      (i) 5% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term


                                        -62-




                            Lease Term and
      Property              Renewal Options    Minimum Annual Rent   Percentage Rent     Option to Purchase

     Boston Market       15 years; five five-   10.38% of Total      for each lease      at any time
     San Antonio, TX     year renewal options   Cost (1);            year after the      after the fifth
     Restaurant to be                           increases by 10%     fifth lease year,   lease year
     constructed                                after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term

     Boston Market       15 years; five five-   10.38% of Total      for each lease      at any time
     Vacaville, CA       year renewal options   Cost (1);            year after the      after the fifth
     Restaurant to be                           increases by 10%     fifth lease year,   lease year
     constructed                                after the fifth      (i) 4% of annual
                                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term

     Einstein Bros.      15 years; five five-   10.38% of Total      for each lease      at any time
     Bagels              year renewal options   Cost (1);            year after the      after the fifth
     Dearborn, MI                               increases by 10%     fifth lease year,   lease year
     Restaurant to be                           after the fifth      (i) 5% of annual
     constructed                                lease year and       gross sales minus
                                                after every five     (ii) the minimum
                                                years thereafter     annual rent for
                                                during the lease     such lease year
                                                term

     Golden Corral       15 years; four five-   10.75% of Total      for each lease      during the first
     Jacksonville, FL    year renewal options   Cost (1)             year, 5% of the     through seventh
     Restaurant to be                                                amount by which     lease years and
     constructed                                                     annual gross        the tenth
                                                                     sales exceed a to   through
                                                                     be determined       fifteenth lease
                                                                     breakpoint          years only


     IHOP                20 years; three        10.125% of the       for each lease      during the
     Fairfax, VA         five-year renewal      Company's total      year, (i) 4% of     eleventh lease
     Existing            options                cost to purchase     annual gross        year and at the
     restaurant                                 the property;        sales minus (ii)    end of the
                                                increases by 10%     the minimum         initial lease
                                                after the fifth      annual rent for     term
                                                lease year and       such lease year
                                                after every five
                                                years thereafter
                                                during the lease
                                                term

     IHOP                20 years; three        10.125% of the       for each lease      during the
     Hollywood, CA       five-year renewal      Company's total      year, (i) 4% of     eleventh lease
     Existing            options                cost to purchase     annual gross        year and at the
     restaurant                                 the property;        sales minus (ii)    end of the
                                                increases by 10%     the minimum         initial lease
                                                after the fifth      annual rent for     term
                                                lease year and       such lease year
                                                after every five
                                                years thereafter
                                                during the lease
                                                term



                                        -63-




                            Lease Term and
      Property              Renewal Options    Minimum Annual Rent   Percentage Rent     Option to Purchase

     IHOP                20 years; three        10.125% of the       for each lease      during the
     Leesburg, VA        five-year renewal      Company's total      year, (i) 4% of     eleventh lease
     Existing            options                cost to purchase     annual gross        year and at the
     restaurant                                 the property;        sales minus (ii)    end of the
                                                increases by 10%     the minimum         initial lease
                                                after the fifth      annual rent for     term
                                                lease year and       such lease year
                                                after every five
                                                years thereafter
                                                during the lease
                                                term

     Jack in the Box     18 years; four five-   10.25% of Total      for each lease      at any time
     Bacliff, TX         year renewal options   Cost (1);            year, (i) 5% of     after the
     Restaurant to be                           increases by 8%      annual gross        seventh lease
     constructed                                after the fifth      sales minus (ii)    year (2)
                                                lease year and       the minimum
                                                after every five     annual rent for
                                                years thereafter     such lease year
                                                during the lease
                                                term

     Jack in the Box     18 years; four five-   10.25% of Total      for each lease      at any time
     Enunclaw, WA        year renewal options   Cost (1);            year, (i) 5% of     after the
     Restaurant to be                           increases by 8%      annual gross        seventh lease
     constructed                                after the fifth      sales minus (ii)    year (2)
                                                lease year and       the minimum
                                                after every five     annual rent for
                                                years thereafter     such lease year
                                                during the lease
                                                term

     Jack in the Box     18 years; four five-   10.25% of Total      for each lease      at any time
     Fresno, CA          year renewal options   Cost (1);            year, (i) 5% of     after the
     Restaurant to be                           increases by 8%      annual gross        seventh lease
     constructed                                after the fifth      sales minus (ii)    year (2)
                                                lease year and       the minimum
                                                after every five     annual rent for
                                                years thereafter     such lease year
                                                during the lease
                                                term

     Jack in the Box   18 years; four five-     10.25% of Total      for each lease      at any time
     Los Angeles, CA   year renewal options     Cost (1);            year, (i) 5% of     after the
     Restaurant        to be                    increases by 8%      annual gross        seventh lease
     constructed                                after the fifth      sales minus (ii)    year (2)
                                                lease year and       the minimum
                                                after every five     annual rent for
                                                years thereafter     such lease year
                                                during the lease
                                                term

      Pizza Hut         20 years; two ten-      10.50% of the        None                at any time
      (4)(5)            year renewal options    Company's total                          after the
      Dover, OH                                 cost to purchase                         seventh lease
      Land only                                 the land;                                year
                                                increases by 10%
                                                after the fifth
                                                and tenth lease
                                                years and 12%
                                                after the
                                                fifteenth lease
                                                year

     Shoney's            20 years; two five-    11% of Total Cost    for each lease      at any time
     Phoenix, AZ         year renewal options   (1); increases by    year, (i) 6% of     after the
     Restaurant to be                           10% after the        annual gross        seventh lease
     constructed                                fifth lease year     sales minus (ii)    year
                                                and after every      the minimum
                                                five years           annual rent for
                                                thereafter during    such lease year
                                                the lease term


-----------------------------
FOOTNOTES:


(1) The ``Total Cost'' is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease relating to this property is a land lease only. The Company has entered into a master mortgage note receivable collateralized by the Dover building improvements and the building improvements of the Eight Pizza Hut Properties acquired by the Company on March 27, 1997.

(5) The Company has entered into a master lease agreement for this property and the Eight Pizza Hut Properties acquired by the Company on March 27, 1997.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         GENERAL. The Restaurant Chains selected by the Advisor, and as approved by the Board of Directors, have full-time staffs engaged in site selection and evaluation. All new sites must be approved by the Restaurant Chains. The Restaurant Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Restaurant Chains also review and approve all proposed tenants and restaurant sites. The Restaurant Chains or the operators generally make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, elects to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the restaurant Property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the restaurant. In addition, the potential tenant must meet at least the minimum standards established by a Restaurant Chain for its operators. The Advisor also performs an independent break-even analysis of the potential profitability of a restaurant property using historical data and other data developed by the Company and provided by the Restaurant Chains.

         Although the Restaurant Chains that are selected by the Advisor approve each tenant and each Property, the Board of Directors exercise(s) its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties approved by a Restaurant Chain may not be purchased by the Company.


         In each Property acquisition, the Advisor negotiates the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term "triple-net" lease agreements, which provide for monthly rental payments and automatic increases in base rent at specified times during the lease terms, plus a percentage of gross restaurant sales over specified levels, will increase the value of the Properties and provide an inflation hedge. See "Description of Leases" below for a discussion of the terms of the Company's leases. In connection with a Property acquisition, in the event the tenant does not enter into a Secured Equipment Lease with the Company, the tenant provides at its own expense all Equipment (such as deep fryers, grills, refrigerators, and freezers) necessary to operate the Company's Property as a restaurant. Generally, a tenant either pays cash or obtains a loan from a third party to purchase such items. If the tenant obtains such a loan, the tenant will own this personal property subject to the tenant's obligations under its loan. In the experience of the Affiliates of the Company and the Advisor, there may be rare circumstances in which a tenant defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable as a restaurant until new Equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the Company may elect (but only to the extent consistent with the Company's objective of qualifying as a REIT) to use Company reserves to purchase this personal property from the lender, generally at a discount for the remaining unpaid balance under the tenant's loan. The Company then would expect, consistent with the Company's objective of qualifying as a REIT, to resell the personal property to a new tenant in connection with the transfer of the lease to that tenant.


         Some lease agreements provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans, and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Leases."

         The purchase of each Property is supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, relies on its own independent analysis and not on such appraisals in determining whether or not to recommend the Company to acquire a particular Property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, may not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.


         CONSTRUCTION AND RENOVATION. In some cases, construction or renovation is required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally enters into a development agreement with the tenant pursuant to which the Company advances funds to the tenant to meet construction or renovation costs as they are incurred. The tenant acts as the developer although in certain instances an Affiliate of the Company, if approved by a majority of the Directors, including a majority of the Independent Directors, will serve as the developer. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the restaurant improvements. The developer is responsible for the construction or renovation of the restaurant improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such restaurant improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation must be performed or supervised by persons or entities acceptable to the Advisor and the Board of Directors. The Company is obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally advances its funds on a monthly basis to meet construction draw requests of the developer. The Company, in general, only advances its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally does not exceed the maximum amount specified in the development agreement. Such maximum amount is based on the Company's estimate of the costs of such construction or renovation.


         In certain cases in which the Company intends to purchase a Property upon completion of construction or renovation of that Property, the Company permits the proposed tenant to arrange for a bank or another lender to provide construction financing to the tenant. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the tenant the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the tenant under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason.


         Under the development agreement, the developer generally is obligated to complete the construction or renovation of the restaurant improvements within 120 to 150 days from the date of the development agreement. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company has the option to grant the developer additional time to complete the construction, to take over construction or renovation of the restaurant improvements, or to terminate the development agreement and require the tenant to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the restaurant improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally enters into an indemnification and put agreement (the "Indemnity Agreement") with the tenant and any guarantor of the obligations of the tenant under the lease in connection with the acquisition of Properties to be constructed or renovated. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the tenant's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the restaurant within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the restaurant as evidenced by the issuance of a certificate of occupancy, within a specified period of time (generally, 120 to 150 days) after the date of the Indemnity Agreement. If such conditions are not met, the Company has the right to grant the tenant additional time to satisfy the conditions or to require the tenant to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the tenant to purchase the Property from the Company upon demand by the Company under the circumstances specified above entitles the Company to declare the tenant in default under the lease and to declare each guarantor in default under any guarantee of the tenant's obligations to the Company.

         In certain situations where construction or renovation is required for a restaurant Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the tenant, with such amount to be based on the tenant's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been developed, constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a restaurant Property is required, the Company also has the right to review the tenant's books, records, and agreements during and following completion of construction to verify actual costs.

         INTERIM ACQUISITIONS. The Affiliates of the Company and the Advisor regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various Restaurant Chains and restaurant operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other entities with which the Company is affiliated), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         ACQUISITION SERVICES. Acquisition services performed by the Advisor include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.


         The Company will pay the Advisor an Acquisition Fee not to exceed 4.5% of the Gross Proceeds from the sale of Shares. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable property.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         SELECTION OF RESTAURANT CHAINS. The selection of Restaurant Chains by the Advisor, as approved by the Board of Directors, is based on an evaluation of the operations of restaurants in the Restaurant Chain, the number of restaurants operated throughout the Restaurant Chain's system, the relationship of average restaurant gross sales to the average capital costs of a restaurant, the Restaurant Chain's relative competitive position among the same type of restaurants offering similar types of food, name recognition, and market penetration. The Restaurant Chains may not be affiliated with the Advisor, the Company or an Affiliate.

         SELECTION OF PROPERTIES AND TENANTS. In making investments in Properties, the Advisor considers relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Restaurant Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant. The Company obtains an independent appraisal for each Property it purchases. In selecting tenants, the Advisor will consider the prior experience of the tenant in the restaurant industry, the net worth of the tenant, past operating results of other restaurants currently or previously operated by the tenant, and the tenant's prior experience in managing restaurants within a particular Restaurant Chain.

         In selecting specific Properties within a particular Restaurant Chain and in selecting lessees for the Company's Properties, the Advisor, as approved by the Board of Directors, applies the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease typically also will provide for automatic increases in base rent at specified times during the lease term and for payment of percentage rent based on gross restaurant sales over specified levels.

         3.   The initial lease term typically will be at least 15 to 20 years.

         4. The Company will reserve the right to approve or reject any tenant and restaurant site selected by a Restaurant Chain.

         5. In evaluating prospective tenants, the Company will examine, among other factors, the tenant's ranking in its market segment, trends in per store sales, overall changes in consumer preferences, and the tenant's ability to adapt to changes in market and competitive conditions, the tenant's historical financial performance, and its current financial condition.

         6. In general, the Company will not acquire a Property, if, as a result, more than 25% of its Gross Proceeds would be invested in Properties of a single Restaurant Chain or if more than 30% of its Gross Proceeds would be invested in Properties in a single state.

DESCRIPTION OF PROPERTIES


         The 129 Properties owned by the Company as of April 2, 1997 conform generally to the following specifications of size, cost, and type of land and buildings and based on these Properties and on past experience and knowledge of the fast-food, family-style, and casual dining restaurant industry, the Advisor expects that the Properties purchased by the Company with the remaining proceeds of the Initial Offering and with the proceeds of this offering will also conform generally to the following specifications. These specifications may vary substantially if the Company invests in any full-service restaurant Properties.

         LAND. Lot sizes generally range from 25,000 to 60,000 square feet depending upon building size and local demographic factors. Restaurants located on land within shopping centers will be freestanding and may be located on smaller parcels if sufficient common parking is available. Restaurant sites purchased by the Company are in locations zoned for commercial use which have been reviewed for traffic patterns and volume of traffic. There is substantial competition for quality sites; accordingly, land costs may be high and generally range from $150,000 to $500,000, although the cost of the land for particular Properties may be higher or lower in some cases.

         BUILDINGS. Either before or after construction or renovation, the restaurant Properties acquired by the Company are one of a Restaurant Chain's approved designs. Prior to purchase of all restaurant Properties, other than those purchased prior to completion of construction, the Company receives a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a restaurant, and receives a certificate from the Restaurant Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the Restaurant Chain's requirements, including, but not limited to, building plans and specifications approved by the Restaurant Chain. The Company also receives a certificate of occupancy for each restaurant for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the restaurant Property.

         The restaurant buildings generally are rectangular and constructed from various combinations of stucco, steel, wood, brick, and tile. Building sizes generally range from 2,500 to 6,000 square feet, with the larger restaurants having greater seating and equipment areas. Building and site preparation costs vary depending upon the size of the building and the site and the area in which the restaurant Property is located. It is estimated that building and site preparation costs generally range from $250,000 to $750,000 for each restaurant Property.

         Generally, Properties acquired by the Company consist of both land and building, although in a number of cases the Company may acquire only the land underlying the restaurant building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties are freestanding and surrounded by paved parking areas. Buildings are suitable for conversion to various uses, although modifications will be required prior to use for other than restaurant operations.

         A tenant generally is required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish restaurant buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Restaurant Chain. These capital expenditures are paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         THE TERMS AND CONDITIONS OF ANY LEASE ENTERED INTO BY THE COMPANY WITH REGARD TO A RESTAURANT PROPERTY MAY VARY FROM THOSE DESCRIBED BELOW. The Advisor in all cases uses its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor considers such factors as the type and location of the restaurant, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with a Restaurant Chain or restaurant operator.

         GENERAL. In general, the leases are "triple-net" leases, which means that the tenants are required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also are required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Joint Venture Arrangements" below.

         TERM OF LEASES. Properties are generally leased on a "triple-net" basis for an initial term of either 15 or 20 years with up to five, five-year renewal options. The minimum rental payment under the renewal option generally is greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the land underlying the building, the tenant may in certain cases retain ownership of the building.

         COMPUTATION OF LEASE PAYMENTS. During the initial term of the lease, the tenant pays the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases provide for automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of restaurant improvements. See "Site Selection and Acquisition of Properties -- Construction and Renovation" above.

         In addition to minimum annual rent, the tenant pays the Company "percentage rent." Percentage rent is computed as a percentage of the restaurant gross sales at a particular Property. The leases generally provide that percentage rent will commence in the first lease year in which gross sales exceed a specified amount. Certain leases, however, provide that percentage rent is to be paid quarterly beginning at the end of the first two years of the lease and each succeeding quarter thereafter to the extent the restaurant gross sales in that quarter exceed the average quarterly gross sales during the first two lease years. The leases also generally provide that the tenant will receive a credit against percentage rent for the amount of the escalations in the minimum annual rent due under the lease. Gross sales include sales of all products and services of the restaurant, excluding sales taxes, tips paid to serving people, and sales from vending machines.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to have recovered its investment in the building by the expiration of the lease.

         ASSIGNMENT AND SUBLEASE. In general, leases may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or, in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of restaurant on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         ALTERATIONS TO PREMISES. A tenant generally has the right, without the prior consent of the Company and at the tenant's own expense, to make certain immaterial structural modifications to the restaurant building and improvements (with a cost of up to $10,000) or, with the Company's prior written consent and at the tenant's own expense, to make material structural modifications that may include demolishing and rebuilding the restaurant. Under certain leases, the tenant, at its own expense, may make any type of alterations to the leased premises without the Company's consent but must provide the Company with plans of any proposed structural modifications at least 30 days before construction of the alterations commences. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a certain amount.

         RIGHT OF TENANT TO PURCHASE. Generally, if the Company wishes at any time to sell a Property pursuant to a BONA FIDE offer from a third party, the tenant of that Property has the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also has a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or
(ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price.

         SUBSTITUTION OF PROPERTIES. Under certain leases, the tenant, at its own expense, is entitled to operate another form of approved restaurant on the Property as long as such approved restaurant has an operating history which reflects an ability to generate gross sales and potential sales growth equal to or greater than that experienced by the tenant in operating the original restaurant.

         In addition, certain leases provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another national or regional fast-food, family-style, or casual dining restaurant property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another national or regional fast-food, family-style, or casual dining restaurant property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for the number of five-year lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for up to 35 years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a restaurant of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         SPECIAL CONDITIONS. Certain leases provide that the lessee is not permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         INSURANCE, TAXES, MAINTENANCE, AND REPAIRS. All of the leases require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain all Properties in good order and repair.

         Tenants generally are required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, casualty insurance in an amount not less than the full replacement value of the building and other permanent improvements (or a percent of such value in the case of certain leases, but in no case less than 90%), as well as liability insurance, generally in an amount not less than $2,000,000 for each location and event. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease is entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenants generally are required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         EVENTS OF DEFAULT. The leases generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure, (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) a default under or termination of the franchise agreement between the tenant and its franchisor, (v) in cases where the Company enters into a development agreement relating to the construction or renovation of a restaurant, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, and (vi) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit (which it is anticipated normally would be equal to two months' base rent), the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement restaurant operator acceptable to the Restaurant Chain involved or will discontinue operation of the restaurant. In lieu of obtaining a replacement restaurant operator, some Restaurant Chains may have the option and may elect to operate the restaurants themselves. The Company will have no obligation to operate the restaurants, and no Restaurant Chain will be obligated to permit the Company or a replacement restaurant operator to operate the restaurants.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Financing Risks -- Risks of Joint Investment in Properties."

         Under the terms of each Joint Venture agreement, the Company and each joint venture partner will be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner will have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 15 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

MORTGAGE LOANS

         The Company provides Mortgage Loans to operators of the Restaurant Chains, or their affiliates, to enable them to acquire the building and improvements on real property. Generally in these cases, the Company acquires the underlying land and enters into a long-term ground lease for the Property with the borrower as the tenant. The Mortgage Loan is secured by the building and improvements on the land. Management believes that the criteria for investing in the Mortgage Loans are substantially the same as those involved in the Company's investments in Properties consisting of buildings only; therefore, the Company uses the same underwriting criteria as described above in "Business Standards for Investment in Properties."


         Generally, management believes the interest rate and terms of these transactions are substantially the same as those of the leases. The borrower is responsible for all of the expenses of owning the building and improvements, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. The Mortgage Loans are fully amortizing loans, generally over a period of 15 to 20 years (the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, the interest rates charged under the terms of the Mortgage Loans are fixed over the term of the loan and generally are comparable to, or slightly lower than, lease rates charged to tenants for the Properties.


         Management also believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which is generally an appreciating asset, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a

Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

MANAGEMENT SERVICES

         The Advisor provides management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans, and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Loan and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties, the Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of .60% of Real Estate Asset Value as of the end of the preceding month. For supervision of the Mortgage Loans, the Advisor will receive the Mortgage Management Fee, which is payable monthly in an amount equal to one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor receives, upon entering into each lease, a Secured Equipment Lease Servicing Fee, payable out of the proceeds of the Loan, equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company plans to obtain a Line of Credit in an amount up to $20,000,000, the proceeds of which will be used to acquire Properties. The Line of Credit will provide short-term financing which the Company anticipates will be repaid using additional offering proceeds or refinanced on a long-term basis. The Company will not encumber Properties in connection with the Line of Credit. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit and there is no assurance that the Company will obtain the Line of Credit on satisfactory terms.

         Management believes that during the offering period the Line of Credit, if obtained, will allow the Company to make investments in Properties that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.


         On March 5, 1996, the Company entered into a line of credit and security agreement with a bank to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60 day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or
(ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In the past, the Company generally has entered into agreements to effectively convert the interest rate for the advance from a variable to a fixed rate. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of approximately $53,500 relating to the Loan. As of April 2, 1997, approximately $5,719,000 had been advanced under the Loan to fund the Secured Equipment Leases, the commitment fee, legal fees and closing costs related to the Loan. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offering.


         The Company, or Joint Venture in which the Company becomes a joint venturer, will initially acquire Properties without borrowing. The Board of Directors does not anticipate that the Company will borrow funds, other than the Loan, the Line of Credit or for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES, MORTGAGE LOANS, AND SECURED EQUIPMENT LEASES

         For the first three to eight years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the Loan. At or prior to the end of such eight-year period, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing orderly sales of the Company's assets. If Listing occurs, the Company intends to reinvest in additional Properties, Mortgage Loans, and Secured Equipment Leases any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT. If Listing does not occur within ten years after the commencement of the offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its assets.

FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee and a Restaurant Chain. The Company will not be an Affiliate of any Restaurant Chain, and is not currently aware of any states in which the relationship between the Company as lessor and the tenant will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Restaurant Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The fast-food, family-style, and casual dining restaurant business is characterized by intense competition. The operators of the restaurants located on the Properties will compete with independently owned restaurants, restaurants which are part of local or regional chains, and restaurants in other well-known national chains, including those offering different types of food and service.

         Many successful fast-food, family-style, and casual dining restaurants are located in "eating islands," which are areas to which people tend to return frequently and within which they can diversify their eating habits, because in many cases local competition may enhance the restaurant's success instead of detracting from it. Fast-food, family-style, and casual dining restaurants frequently experience better operating results when there are other restaurants in the same area.

         The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants, and Equipment tenants.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loans and Secured Equipment Lease program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession, claims handling procedures and other trade practices. In addition, certain states may have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loans and Secured Equipment Lease program. Commencement of operations into these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or operate Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.



                                                                                      May 2,
                                                                                    1994 (Date
                                                                                   of Inception)
                                                              Year Ended              through
                                                              December 31,           December 31,
                                                      1996             1995            1994
                                                  ------------     ------------   ---------------
         Revenues                                   $6,206,684      $   659,131     $          -
         Net earnings                                4,745,962          368,779                -
         Cash distributions declared (1)             5,436,072          638,618                -
         Funds from operations (2)                   5,257,040          469,097                -
         Earnings per Share                               0.59             0.19                -
         Cash distributions declared per Share            0.71             0.34                -
         Weighted average number of Shares
            outstanding (3)                          8,071,670        1,898,350                -


                                                   December 31,     December 31,      December 31,
                                                      1996             1995              1994
                                                   ------------     ------------      ------------
         Total assets                             $134,825,048     $ 33,603,084      $    929,585
         Total equity                              122,867,427       31,980,648           200,000


         (1)      Approximately   13 percent and   42 percent of cash
                  distributions ($0.06 and $0.14 per Share) for the years ended December 31, 1996 and 1995, respectively, represents a return of capital in accordance with generally accepted accounting principles ( "GAAP "). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating the stockholders' Invested Capital and the Stockholders' 8% Return, as described in the Prospectus.

         (2) Funds from operations ( "FFO "), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ( "GAAP "), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B - Financial Information.


         (3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer Secured Equipment Leases to operators of Restaurant Chains.

LIQUIDITY AND CAPITAL RESOURCES

         The Company was formed in May 1994, at which time the Company received initial capital contributions of $200,000 for 20,000 shares of common stock from the Advisor. In April 1995, the Company commenced the Initial Offering of its shares of common stock, the net proceeds of which are used to invest in Properties and Mortgage Loans. The Company also registered 1,500,000 shares ($15,000,000) to be available for stockholders who elect to participate in the Company's Reinvestment Plan. As of December 31, 1996, the Company had received subscription proceeds of $139,247,149 (13,924,715 shares) from the Initial Offering, including $591,765 (59,177 shares) through the Reinvestment Plan.

         As of December 31, 1996, net proceeds to the Company from its Initial Offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses, totalled $123,807,376. Approximately $93,000,000 of such amount had been used to invest, or committed for investment, in 94 Properties (nine of which were under construction as of December 31, 1996), in providing mortgage financing of $12,847,000 and to pay acquisition fees to the Advisor totalling $6,266,122 and certain acquisition expenses as of December 31, 1996. The Company acquired 13 of the 94 Properties from Affiliates, for purchase prices totalling approximately $9,230,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the nine Properties under construction at December 31, 1996, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company had agreed to pay was approximately $11,749,700, of which approximately $7,495,200 in land and other costs had been incurred as of December 31, 1996. The buildings under construction as of December 31, 1996, are expected to be operational by August 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.


         Following completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. Of the 27,500,000 Shares being offered, 2,500,000 are available only to stockholders purchasing through the Reinvestment Plan. Net proceeds from this offering will also be invested in Properties and Mortgage Loans. The Company is expected to have a total portfolio of approximates 400 to 450 Properties if the maximum number of Shares are sold. Management believes that the increase in the amount of assets of the Company that will result from this offering will increase the diversification of the Company's assets and the likelihood of listing the Company's shares of common stock on a national securities exchange or over-the-counter market, although there is no assurance that Listing will occur.

         As of April 2, 1997, the Company had received aggregate subscription proceeds of $27,535,682 (2,753,568 Shares), including $269,388 (26,939 Shares)
issued pursuant to the Reinvestment Plan. Net proceeds to the Company, after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses, totalled approximately $24,900,000. As of April 2, 1997, $1,239,106 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of April 2, 1997, the Company had invested or committed for investment approximately $127,900,000 of net proceeds from the Initial Offering in 129 Properties, in providing mortgage financing to the tenants of the 43 Properties consisting of land only through

Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $6,200,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to purchase additional Properties, to fund construction costs relating to the Properties under construction, and to make Mortgage Loans.

         The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company. The Company presently is negotiating to acquire additional Properties, but as of April 2 , 1997, had not acquired any such Properties.


         The Company plans to obtain short-term financing (the "Line of Credit") in an amount up to $20,000,000, the proceeds of which will be used to acquire Properties. Management believes that, during the offering period, the Line of Credit will allow the Company to take advantage of investment opportunities that might otherwise be lost if the Company was forced to delay making the investments until it had raised a sufficient amount of offering proceeds. In addition, management believes that the use of the Line of Credit will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs as a result of an affiliate of the Advisor purchasing Properties, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunity for the Company, and the Company subsequently purchasing the Properties from the affiliate. The Line of Credit will be repaid from the proceeds of the Company's offerings. No Properties will be encumbered in connection with the Line of Credit. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit and may not be able to obtain the Line of Credit on satisfactory terms.

         In March 1996, the Company entered into the Loan with a bank, the proceeds of which are used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances limited to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $53,533 relating to the Loan.

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. These agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparty.


         As of December 31, 1996, the Company had obtained advances totalling $3,666,896 under the Loan, the proceeds of which were used to fund nine Secured Equipment Leases (including three partially funded Secured Equipment Leases as of December 31, 1996) and to pay loan costs. As of April 2, 1997, the Company had a total of 13 Secured Equipment Leases and in connection therewith had received advances under the Loan, including amounts to fund loan costs, totalling approximately $5,719,000. The Company intends to limit the amount of Secured Equipment Leases it enters into to $15,000,000 available under the Loan. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offering.


         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, net offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1996, the Company had $42,450,088 invested in such short-term investments as compared to $11,508,445 at December 31, 1995. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of shares through the Initial Offering during the year ended December 31, 1996. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1996 and 1995, and the period May 2, 1994 (date of inception) through December 31, 1994, Affiliates of the Company incurred on behalf of the Company $804,617, $2,084,145 and $461,866, respectively, for certain offering expenses in connection with its Initial Offering. In addition, during the years ended December 31, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $206,103 and $131,629 for certain acquisition expenses and $243,402 and $54,234 for certain operating expenses. As of December 31, 1996, the Company owed the Advisor and its Affiliates $997,084 for such amounts, unpaid fees, and accounting and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses in excess of three percent of gross offering proceeds.


         During the years ended December 31, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $5,482,540 and $498,459, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to the stockholders of $5,436,072 and $638,618 during 1996 and 1995, respectively. On January 1, 1997,
February 1, 1997, and March 1, 1997, the Company declared Distributions to its stockholders totalling $827,967, $884,794 and $980,571, respectively, payable in March 1997. In addition, on April 1, 1997, the Company declared Distributions totalling $1,091,133 payable in June 1997. For the years ended December 31, 1996 and 1995, 90.25% and 59.82%, respectively, of the Distributions received by stockholders were considered to be ordinary income and 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of April 2, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.


         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses. During the operational stage, management believes that the leases will continued to generate cash flow in excess of Operating Expenses. Since the leases are expected generally to have an initial term of 15 to 20 years, with two or more five-year renewal options, and provide for specified percentage rent in addition to the annual base rent and, in certain cases, increases in the base rent at specified times during the terms of the leases, it is anticipated that rental income will increase over time.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of December 31, 1996, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, had purchased and entered into long-term, triple-net leases for 94 Properties. The leases provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $61,700 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, the Company earned a total of $4,357,298 and $539,776, in rental income from operating leases, earned income from the direct financing leases and contingent rental income from 85 Properties and six Secured Equipment Leases in 1996 and from 16 Properties in 1995, respectively. Because the Company did not commence significant operations until it received the minimum offering proceeds from its Initial Offering on June 1, 1995, and has not yet acquired all of its Properties, revenues for the year ended December 31, 1996, represent only a portion of revenues which the Company is expected to earn in future years as the Company acquires additional Properties and the construction Properties acquired during 1996 become operational.

         During 1996, the Company entered into three Mortgage Loans in the principal sum of $12,847,000, collateralized by mortgages on the buildings relating to 35 Pizza Hut Properties. The Mortgage Loans bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $130,427. In connection therewith, the Company earned $1,069,349 in interest income relating to such Mortgage Loans during 1996.

         During 1996, two of the Company's lessees and borrowers, or groups of affiliated lessees and borrowers, Castle Hill Holdings V, L.L.C., Castle Hill Holdings VI, L.L.C. and Castle Hill Holdings VII, L.L.C. (hereinafter referred to as Castle Hill), and Golden Corral Corporation, each contributed more than ten percent of the Company's total rental and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to the land portion of 35 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties. Golden Corral Corporation is the lessee under leases relating to seven restaurants. In addition, three Restaurant Chains, Pizza Hut, Golden Corral Family Steakhouse and Boston Market, each accounted for more than ten percent of the Company's total rental and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases in 1996. Because the Company has not yet completed its investment in Properties and Mortgage Loans, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental and interest income during 1997 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's total rental and interest income in future years, any failure of such lessees, borrowers or Restaurants Chains could materially affect the Company's income.

         During the years ended December 31, 1996 and 1995, the Company also earned $780,037 and $119,355, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income from investing in money market accounts or other short-term, highly liquid investments is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $1,430,795 and $290,276 for the years ended December 31, 1996 and 1995, respectively. Operating expenses increased during the year ended December 31, 1996, as compared to the year ended December 31, 1995, primarily as a result of the fact that the Company did not commence operations until June 1, 1995. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in Mortgage Loans, and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a real estate investment trust ("REIT") under the Code beginning with its taxable year ended December 31, 1995. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's income. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1996 and 1995. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         All of the Company's leases as of December 31, 1996, are triple-net leases and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from this offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of tenants and borrowers to make payments under their respective leases or Mortgage Loans.


                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent

Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:




         Name               Age    Position with the Company
         ----               ---    -------------------------
James M. Seneff, Jr.        50     Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne            50     Director and President
G. Richard Hostetter        57     Independent Director
J. Joseph Kruse             64     Independent Director
Richard C. Huseman          58     Independent Director
John T. Walker              38     Chief Operating Officer and Executive Vice President
Jeanne A. Wall              38     Executive Vice President
Steven D. Shackelford       33     Chief Financial Officer
Lynn E. Rose                48     Secretary and Treasurer



         JAMES M. SENEFF, JR. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Seneff also has served as Chairman of the Board, Chief Executive Officer and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Mr. Seneff has been Chief Executive Officer, a director and registered principal of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer and Chairman of the Board of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, has served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. since its inception in 1991, and has held the position of Chief Executive Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $40 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         ROBERT A. BOURNE. Director and President. Mr. Bourne currently holds the position of President and director of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Bourne also has served as President and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and President, Chief Investment Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne also has served as President and a director from July 1992 to February 1996, and has served as Vice Chairman of the Board of Directors, Secretary and Treasurer since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and has served as a director of CNL Realty Advisors, Inc. since 1991, and as Treasurer and Vice Chairman since February 1996. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of those of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.


         G. RICHARD HOSTETTER, ESQ. Independent Director. Mr. Hostetter also serves as a director of CNL American Realty Fund, Inc. Mr. Hostetter was associated with the law firm of Miller and Martin from 1966 through 1989, the last ten years of such association as a senior partner. As a lawyer, he served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, including The Krystal Company, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter graduated from the University of Georgia and received his J.D. from Emory Law School in 1966. He is licensed to practice law in Tennessee and Georgia. From 1989 to date, Mr. Hostetter has served as President and General Counsel of Mills, Ragland & Hostetter, Inc., the corporate general partner of MRH, L.P., a holding company involved in corporate acquisitions, in which he also is a general and limited partner.

         J. JOSEPH KRUSE. Independent Director. Mr. Kruse also serves as a director of CNL American Realty Fund, Inc. From 1993 to the present, Mr. Kruse has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by the former Chairman of the Federal Reserve Board and the Treasury Secretary. Mr. Kruse was responsible for evaluations of commercial real estate and retail shopping mall projects and continues to serve of counsel to the firm. Mr. Kruse received a Bachelors of Science in Education degree from the University of Florida in 1957 and a Masters of Science in Administration in 1958 from Florida State University. He also graduated from the Advanced Management Program of the Harvard Graduate School of Business.

         RICHARD C. HUSEMAN. Independent Director. Mr. Huseman also serves as a director of CNL American Realty Fund, Inc. Mr. Huseman is presently a professor in the College of Business Administration, and from 1990 through 1995, served as the Dean of the College of Business Administration of the University of Central Florida. He has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice, and the Internal Revenue Service. Mr. Huseman received a B.A. from Greenville College in 1961 and an M.A. and a Ph.D. from the University of Illinois in 1963 and 1965, respectively.

         JOHN T. WALKER. Chief Operating Officer and Executive Vice President. Mr. Walker joined CNL Group, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Walker is also Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a certified public accountant.

         JEANNE A. WALL. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. Ms. Wall is also Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and previously served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. as its Partnership Administrator. In 1985, Ms. Wall became Vice President of CNL Securities Corp. and, in 1987, she became a Senior Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991; and as Vice President of Commercial Net Lease Realty, Inc. since 1992. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.


         STEVEN D. SHACKELFORD. Chief Financial Officer. Mr. Shackelford joined CNL Group, Inc. in September 1996. He currently serves as the Chief Financial Officer of CNL Fund Advisors, Inc., the advisor to the Company. From March 1995 to July 1996, he was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital and a public listing in the United States. From August 1992 to March 1995, he served as a manager in the Price Waterhouse, Paris, France office serving several multinational clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr. Shackelford received a B.A. in Accounting, with honors, and a Masters of Business Administration from Florida State University and is a certified public accountant.

         LYNN E. ROSE. Secretary and Treasurer. Ms. Rose is also Secretary and Treasurer of CNL American Realty Fund, Inc. Ms. Rose serves as Secretary, Treasurer and a director of CNL Fund Advisors, Inc., the advisor to the Company, and CNL Real Estate Advisors, Inc. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc. since its inception in 1991, and as a Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. Ms Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies amongst the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, if any, as the Shares are listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR


         CNL Fund Advisors, Inc. is a Florida corporation organized in March, 1994 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective April 19, 1995. CNL Fund Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.



         The directors and officers of the Advisor are as follows:
James M. Seneff, Jr. .............................   Chairman of the Board, Chief Executive Officer, and Director
Robert A. Bourne .................................   President and Director
John T. Walker ...................................   Chief Operating Officer and Executive Vice President
Steven D. Shackelford.............................   Chief Financial Officer
Lynn E. Rose .....................................   Secretary, Treasurer and Director
Jeanne A. Wall ...................................   Executive Vice President

         The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing restaurant properties similar to the Properties.

         The Advisor currently owns 20,000 Shares. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such Shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of, or any transaction between the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees, (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee), (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location, and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. In the event the Independent Directors do not determine that such Excess Amount was justified, the Advisor shall reimburse the Company at the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the limitations herein provided.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management -- Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan, and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.


         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on April 17, 1998. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.


         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the Properties and Secured Equipment Leases on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by Properties and Secured Equipment Leases, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Properties shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Properties during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.


                              CERTAIN TRANSACTIONS


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the years ended December 31, 1996 and 1995, in connection with its Initial Offering, the Company incurred $7,559,474 and $2,884,062, respectively, of such fees, of which approximately $7,059,000 and $2,682,000, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1997 through February 6, 1997, the Company incurred $850,846 in such fees in connection with its Initial Offering, and during the period February 7, 1997 through April 2, 1997, the Company incurred $2,065,176 in such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1996 and 1995, in connection with its Initial Offering, the Company incurred $503,965 and $192,271, respectively, of such fees, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1997 through February 6, 1997, the Company incurred $56,723 in such fees in connection with its Initial Offering, and during the period February 7, 1997 through April 2, 1997, the Company incurred $137,678 in such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the years ended December 31, 1996 and 1995, in connection with amounts received from the Initial Offering, the Company incurred $4,535,685 and $1,730,437, respectively, of such fees. For the period January 1, 1997 through February 6, 1997, the Company incurred an additional $510,508 in such fees in connection with the Initial Offering, and for the period February 7, 1997 through April 2, 1997, the Company incurred $1,239,106 in such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. For the year ended December 31, 1996, the Company incurred $70,070 in such fees. In addition, during the period January 1, 1997 through April 2, 1997, the Company incurred $41,281 in such fees.


         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the years ended December 31, 1996 and 1995, the Company incurred $278,902 and $27,950, respectively, of such fees, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1996 and 1995, the Company incurred a total of $1,103,828 and $782,690, respectively, for these services, $769,225 and $714,674, respectively, of such costs representing stock issuance costs and $334,603 and $68,016, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.


         During 1996, the Company acquired four Properties from Affiliates for an aggregate purchase price of approximately $2,609,800 and, in 1995, the Company acquired nine Properties from Affiliates for an aggregate purchase price of approximately $6,621,000. In addition, during the period January 1, 1997 through April 2, 1997, the Company acquired two Properties from an Affiliate for an aggregate purchase price of approximately $1,768,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the acquisition of three Properties in 1996 and three Properties during the period January 1, 1997 through April 2, 1997, that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $159,350 and $229,379, respectively. Such fees were included in the purchase price of Properties. No such amounts were incurred in 1995.

         The Advisor, the Managing Dealer and the Affiliates from which the Company acquired Properties are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.


                         PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 84 and 85 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.


         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two funds, casual dining restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. As of December 31, 1996, these 18 partnerships had raised a total of $588,421,815 from a total of 47,854 investors, and had invested in 668 fast-food or family-style restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.






                                                                                                       DATE 90% OF NET
                                                                                NUMBER OF              PROCEEDS FULLY
                            MAXIMUM                                             LIMITED                INVESTED OR
NAME OF                     OFFERING                                            PARTNERSHIP            COMMITTED TO
PARTNERSHIP                 AMOUNT (1)            DATE CLOSED                   UNITS SOLD             INVESTMENT (2)
-----------                 ----------            -----------                   ----------             --------------
CNL Income                  $15,000,000           December 31, 1986                30,000               December 1986
Fund, Ltd.                  (30,000 Units)

CNL Income                  $25,000,000           August 21, 1987                  50,000               November 1987
Fund II, Ltd.               (50,000 Units)

CNL Income                  $25,000,000           April 29, 1988                   50,000               June 1988
Fund III, Ltd.              (50,000 Units)

CNL Income                  $30,000,000           December 6, 1988                 60,000               February 1989
Fund IV, Ltd.               (60,000 Units)

CNL Income                  $25,000,000           June 7, 1989                     50,000               December 1989
Fund V, Ltd.                (50,000 Units)

CNL Income                  $35,000,000           January 19, 1990                 70,000               May 1990
Fund VI, Ltd.               (70,000 Units)


                                                                                                       DATE 90% OF NET
                                                                                NUMBER OF              PROCEEDS FULLY
                            MAXIMUM                                             LIMITED                INVESTED OR
NAME OF                     OFFERING                                            PARTNERSHIP            COMMITTED TO
PARTNERSHIP                 AMOUNT (1)            DATE CLOSED                   UNITS SOLD             INVESTMENT (2)
-----------                 ----------            -----------                   ----------             --------------
CNL Income                  $30,000,000           August 1, 1990               30,000,000               January 1991
Fund VII, Ltd.              (30,000,000 Units)

CNL Income                  $35,000,000           March 7, 1991                35,000,000               September 1991
Fund VIII, Ltd.             (35,000,000 Units)

CNL Income                  $35,000,000           September 6, 1991             3,500,000               November 1991
Fund IX, Ltd.               (3,500,000 Units)

CNL                         $40,000,000           March 18, 1992                4,000,000               June 1992
Income                      (4,000,000 Units)
Fund X, Ltd.

CNL Income                  $40,000,000           September 28, 1992            4,000,000               September 1992
Fund XI, Ltd.               (4,000,000 Units)

CNL                         $45,000,000           March 15, 1993                4,500,000               July 1993
Income                      (4,500,000 Units)
Fund XII, Ltd.

CNL Income                  $40,000,000           August 26, 1993               4,000,000               August 1993
Fund XIII, Ltd.             (4,000,000 Units)

CNL Income                  $45,000,000           February 22, 1994             4,500,000               May 1994
Fund XIV, Ltd.              (4,500,000 Units)

CNL Income                  $40,000,000           September 1, 1994             4,000,000               December 1994
Fund XV, Ltd.               (4,000,000 Units)

CNL                         $45,000,000           June 12, 1995                 4,500,000               August 1995
Income Fund XVI, Ltd.       (4,500,000 Units)

CNL Income                  $30,000,000           September 19, 1996            3,000,000                      (3)
Fund XVII, Ltd.             (3,000,000 Units)

CNL Income                  $35,000,000                  (4)                     (4)                           (4)
Fund XVIII, Ltd.            (3,500,000 Units)

------------------------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these limited partnerships during the last ten years, see the table set forth on the following page.

(3) As of December 31, 1996, CNL Income Fund XVII, Ltd. had purchased 24 properties for approximately $23,753,600, representing an investment of 90% of net proceeds received.

(4) As of December 31, 1996, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totalling $8,421,815 (842,182 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased two properties.


         As of December 31, 1996, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 65 nonpublic real estate limited partnerships. The offerings of 63 of these 65 nonpublic limited partnerships had terminated as of December 31, 1996. These 63 partnerships raised a total of $164,419,266 from approximately 4,111 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 200 projects as of December 31, 1996. These 200 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 63 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 63 partnerships), 154 fast-food or family-style restaurant property and business investments (comprising 69% of the total amount raised by all 63 partnerships), one condominium development (comprising .5% of the total amount raised by all 63 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 63 partnerships), seven commercial/retail properties (comprising 9% of the total amount raised by all 63 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 63 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,550,000) had raised $4,675,000 from 95 investors (approximately 58.6% of the total offering amount) as of December 31, 1996.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 83 real estate limited partnerships whose offerings had closed as of December 31, 1996 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 83 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1996 regarding property acquisitions during the ten preceding years by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.


  NAME OF                Type of                                                Method of                 Type of
PARTNERSHIP              Property                  Location                     Financing                 Program
-----------              --------                  --------                     ---------                 -------
CNL Income               20 fast-food or family-   AL, AZ, CA, FL,              All cash                  Public
Fund, Ltd.               style restaurants         GA, LA, MD, OK, TX,
                                                   VA

CNL Income               43 fast-food or family-   AL,AZ,CO,FL,GA,              All cash                  Public
Fund II, Ltd.            style restaurants         IL, IN, LA, MI, MN,
                                                   MO, NC, NM, OH,
                                                   TX, WY

CNL Income               32 fast-food or family-   AZ, CA, FL, GA, IA           All cash                  Public
Fund III, Ltd.           style restaurants         IL, IN, KS, KY, MD,
                                                   MI, MN, MO, NE,
                                                   OK, TX


CNL Income               44 fast-food or family-   AL, DC, FL, GA, IL,          All cash                  Public
Fund IV, Ltd.            style restaurants         IN, KS, MA, MD, MI,
                                                   MS, NC, OH, PA,
                                                   TN, TX, VA

CNL Income               30 fast-food or family-   FL, GA, IL, IN, MI,          All cash                  Public
Fund V, Ltd.             style restaurants         NH, NY, OH, SC,
                                                   TN, TX, UT, WA

CNL Income               46 fast-food or family-   AR, AZ, FL, IN, MA,          All cash                  Public
Fund VI, Ltd.            style restaurants         MI, MN, NC, NE,
                                                   NE, NY, OH, OK,
                                                   PA, TN, TX, VA,
                                                   WY


  NAME OF                Type of                                                Method of                 Type of
PARTNERSHIP              Property                  Location                     Financing                 Program
-----------              --------                  --------                     ---------                 -------
CNL Income               46 fast-food or family-   AZ, CO, FL, GA, IN,          All cash                  Public
Fund VII, Ltd.           style restaurants         LA, MI, MN, OH,
                                                   SC, TN, TX, UT, WA

CNL Income               40 fast-food or family-   AZ, FL, IN, LA, MI,          All cash                  Public
Fund VIII, Ltd.          style restaurants         MN, NC, NY, OH,
                                                   TN, TX, VA

CNL Income               41 fast-food or family-   AL, FL, GA, IL, IN,          All cash                  Public
Fund IX, Ltd.            style restaurants         LA, MI, MN, MS,
                                                   NC, NH, NY, OH,
                                                   SC, TN, TX

CNL Income               49 fast-food or family-   AL, CA, CO, FL, ID           All cash                  Public
Fund X, Ltd.             style restaurants         IL, LA, MI, MO, MT,
                                                   NC, NH, NM, NY,
                                                   OH, PA, SC, TN, TX


CNL Income               39 fast-food or family-   AL, AZ, CA, CO, CT,          All cash                  Public
Fund XI, Ltd.            style restaurants         FL, KS, LA, MA, MI,
                                                   MS, NC, NH, NM,
                                                   OH, OK, PA, SC, TX,
                                                   VA, WA

CNL Income               49 fast-food or family-   AL, AZ, CA, FL, GA,          All cash                  Public
Fund XII, Ltd.           style restaurants         LA, MO, MS, NC,
                                                   NM, OH, SC, TN,
                                                   TX, WA

CNL Income               48 fast-food or family-   AL, AR, AZ, CA, CO,          All cash                  Public
Fund XIII, Ltd.          style restaurants         FL, GA, IN, KS, LA,
                                                   MD, NC, OH, PA,
                                                   SC, TN, TX, VA

CNL Income               61 fast-food or family-   AL, AZ, CO, FL, GA,          All cash                  Public
Fund XIV, Ltd.           style restaurants         KS, LA, MN, MO,
                                                   MS, NC, NJ, NV,
                                                   OH, SC, TN, TX, VA

CNL Income               53 fast-food or family-   CA, FL, GA, KS, KY           All cash                  Public
Fund XV, Ltd.            style restaurants         MN, MO, MS, NC,
                                                   NJ, NM, OH, OK,
                                                   PA, SC, TN, TX, VA


CNL Income               44 fast-food or family-   AZ, CA, CO, DC, FL,          All cash                  Public
Fund XVI, Ltd.           style restaurants         GA, ID, IN, KS, MN,
                                                   MO, NC, NM, NV,
                                                   OH, TN, TX, UT, WI

CNL Income               24 fast-food,             CA, FL, GA, IL, IN,          All cash                  Public
Fund XVII, Ltd.          family-style or casual    MI, NC, NV, OH, SC,
                         dining restaurants        TN, TX

CNL Income               2 fast-food,              NC, TX                       All cash                  Public
Fund XVIII, Ltd.         family-style or casual
                         dining restaurants

         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.


         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1992 and December 1996, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.



                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within three to eight years after commencement of this offering, through (a) the Listing of the Shares of the Company, or, (b) if Listing does not occur by December 31, 2005, the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Restaurant Chains under leases requiring the tenant to pay both base annual rental (including automatic increases in base rent) and percentage rent based on gross restaurant sales, and (ii) offering Mortgage Loans and Secured Equipment Leases to operators of Restaurant Chains.

         In accordance with its investment policies, the Company intends to invest its assets in Properties whose tenants are franchisors or franchisees of one of the Restaurant Chains to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of restaurants of a particular Restaurant Chain which the Company may acquire, the Company currently does not expect to invest more than 25% of the Gross Proceeds in Properties of any one Restaurant Chain or to invest more than 30% of the Gross Proceeds in Properties located in any one state. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees will similarly be operators of Restaurant Chains selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans, and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering. See "Estimated Use of Proceeds" and "Risk Factors -- Investment Risks -- Possible Lack of Diversification." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

         6. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engage in activities prohibited by the Company's Articles of Incorporation.

         7. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"; (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to

Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         8. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         9. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         10. The Company will not invest in any foreign currency or bullion or engage in short sales.

         11. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         12. The Company will not make loans to the Advisor, Directors or their Affiliates.

         13. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         14. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.


                              DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.
                              Total              Distributions
Month                     Distributions            Per Share
-----                     -------------          -------------
June 1995                  $   15,148              $0.030000
July 1995                      30,682               0.030000
August 1995                    57,739               0.035000
September 1995                 84,467               0.050000
October 1995                  104,733               0.050000
November 1995                 155,665               0.058300
December 1995                 190,184               0.058300
January 1996                  225,354               0.058300
February 1996                 255,649               0.058300

March 1996                    287,805               0.058300
April 1996                    323,721               0.058300
May 1996                      368,155               0.058300
June 1996                     407,803               0.058300
July 1996                     458,586               0.059375
August 1996                   517,960               0.059375
September 1996                559,599               0.059375
October 1996                  615,914               0.059375
November 1996                 683,907               0.059375
December 1996                 731,569               0.059375
January 1997                  827,967               0.059375
February 1997                 884,794               0.059375
March 1997                    980,571               0.060416

April 1997                  1,091,133               0.061458


         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1996 and 1995, the Company declared and made Distributions totalling $5,436,072 and $638,618, respectively, of which 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. However, no amounts distributed to stockholders as of April 2, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1996 and 1995, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of the offering.

DESCRIPTION OF CAPITAL STOCK


         The Company has authorized a total of 46,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 23,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share. Of the 23,000,000 Excess Shares, 20,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." As of April 2, 1997, the Company had 17,832,745 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of this offering and 86,116 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

         At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 Common Shares, 3,000,000 Preferred Shares and 78,000,000 Excess Shares). The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following the termination of this offering.


         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock outstanding and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the shares of Common Stock shall constitute a quorum, and the vote of the holders of a majority of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2005, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any

Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Fund Advisors, Inc., during the period ending on December 31, 1995, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Fund Advisors, Inc. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The Company may require the stockholder requesting the stockholder list to represent that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction which has not been approved by at least two-thirds of the stockholders, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)  one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Description of Capital Stock" and "Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.4 and 8.5 of the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                       FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw, Pittman, Potts & Trowbridge, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         GENERAL. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1995. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of
(i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         OPINION OF COUNSEL. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 1996, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction). Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, has in the aggregate represented and will represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant has represented and will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         INCOME TESTS. A REIT also must meet three separate tests with respect to its sources of gross income for each taxable year.

         (a) THE 75 PERCENT AND 95 PERCENT TESTS. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property.

         The Company has represented that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company anticipates this will always be the case.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) THE 30 PERCENT TEST. In addition to the 75% and 95% tests for each taxable year, a REIT must derive less than 30% of its gross income from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property or property involuntarily or compulsorily converted through destruction, condemnation or similar events); (ii) stock or securities held for less than one year; and (iii) property sold or otherwise disposed of in a prohibited transaction. The Company has represented that it does not expect that it will recognize gross income of a type, in an amount or at a time which would cause it to fail the 30% test. As noted above, the Company plans, if Listing does not occur within ten years after the commencement of this offering, to commence with the orderly Sale of its Properties and distribute the proceeds thereof. In the event of such a Sale of Properties, it is possible that income derived from the Sale could be treated as income from prohibited transactions and taken into account in applying the 30% gross income test. The Company believes that at the time any of the Properties are sold none of the Properties will be primarily held for sale to customers and that any sale of the Properties will not be in the ordinary course of business. However, whether property is held primarily for sale to customers in the ordinary course of business depends on the facts and circumstances in effect from time to time, including those related to a particular property. In addition, no assurance can be given that the Company can (a) comply with certain safe-harbor provisions of the Code which provide that certain sales do not constitute prohibited transactions or (b) avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

         (c) THE IMPACT OF DEFAULT UNDER THE SECURED EQUIPMENT LEASES. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose to either lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests, and any income from a sale of such assets would count as gain from the sale of assets for purposes of the 30% gross income test. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for dividends paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if its results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         TAX-EXEMPT STOCKHOLDERS. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their tax adviser regarding such questions.

         FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Dividends that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the Non-U.S. Stockholder has filed the required IRS Form 1001 with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the dividend is effectively connected income. Dividends in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such dividends paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that dividends in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such dividends will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a dividend is paid whether or not such dividend will be in excess of current and accumulated earnings and profits, the dividends will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such dividend was, in fact, in excess of the Company's current and accumulated earnings and profits.

         For any year in which the Company qualifies as a REIT, dividends that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, dividends attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholders' FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and either the individual has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States, in which case the nonresident alien individual will be subject to a 30% tax on capital gains from sales of Shares. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Distribution Requirements," above. Furthermore, in the event that the Company were determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of the Properties for which the Company does not own the underlying land, Counsel cannot opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment

Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Asset Tests" and "Income Tests," above.


                            REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principals which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. The statement will report an estimated value of each Share, prior to the termination of the offering, of $10 per Share and, after the termination of the offering, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING


         Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of April 2, 1997, the Company had received aggregate subscription proceeds of $27,535,682 (2,753,568 Shares), including $269,388 (26,939 Shares) issued pursuant to the Reinvestment Plan, from 1,253 stockholders. Net proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $24,900,000. As of April 2, 1997, $1,239,106 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of April 2, 1997, the Company had invested or committed for investment approximately $127,900,000 of net proceeds from the Initial Offering in 129 Properties, in providing mortgage financing to the tenants of the 43 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $6,200,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to purchase additional Properties, to fund construction costs relating to the Properties under construction, and to make Mortgage Loans.

GENERAL


         A maximum of 27,500,000 Shares ($275,000,000) are being offered at a purchase price of $10.00 per Share. Of the 27,500,000 Shares offered hereby, 2,500,000 Shares ($25,000,000) will be available only to stockholders who elect to participate in the Reinvestment Plan and who purchase Shares in this offering and receive a copy of this Prospectus, or who purchased Shares in the Initial Offering of the Company and received a copy of this Prospectus. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan."


         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina investors must make a minimum investment of 500 Shares ($5,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who are members of the National Association of Securities Dealers, Inc. (the "NASD") or investment advisers exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the offering, and BONA FIDE due diligence expenses incurred. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in the offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers, and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting Selling Commissions, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:



        Dollar Amount                            Reallowed Commissions on Sales Per Share
          of Shares              Purchase Price  ----------------------------------------
         Purchased                  Per Share    Percent                    Dollar Amount
        -------------            --------------  -------                    -------------
        $10  --      $249,990       $10.00        7.0%                         $0.70
   $250,000  --      $499,990        $9.90        6.0%                         $0.60
   $500,000  --      $999,990        $9.70        4.0%                         $0.40
 $1,000,000  --    $1,499,990        $9.60        3.0%                         $0.30
 $1,500,000   or more                $9.50        2.0%                         $0.20

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10.5% of Gross Proceeds.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards," In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Exhibit D, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Shares may do so by completing, in addition to the Subscription Agreement, the special IRA account form attached hereto as a part of Exhibit D appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRA custodian. The custodian will not have the authority to vote any of the Shares held in an IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Shares on behalf of the beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Shares or in other securities issued by Affiliates of the Advisor. The custodian will not have authority at any time to make investments through any such IRA on behalf of the beneficiary if the investments do not constitute Shares or other securities issued by Affiliates of the Advisor. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the Advisor initially and annually up to an aggregate amount of $5,000, and by the Company above such amount.

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A. (the "Bank").

         The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         THE FOLLOWING IS A SUMMARY OF MATERIAL CONSIDERATIONS ARISING UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO PROSPECTIVE INVESTORS. THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF ERISA OR THE CODE THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         PLAN ASSETS. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                          SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL American Properties Fund, Inc.; (ii) a fact sheet describing the general features of the Company;
(iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates; (vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation (x) a cd-rom presentation; (xi) a script for telephonic marketing;
(xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers which are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw, Pittman, Potts & Trowbridge. Statements made under "Risk Factors -- Federal Income Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw, Pittman, Potts & Trowbridge, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw, Pittman, Potts & Trowbridge serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Shaw, Pittman, Potts & Trowbridge will not review any sticker supplement to the Prospectus or amendment to the registration statement. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.

                                    EXPERTS

         The audited consolidated financial statements (including the financial statement schedule) of the Company, as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, and for the period May 2, 1994 (date of inception) through December 31, 1994, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained form the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) on Form S-11 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained form the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


                                  DEFINITIONS

         "ACQUISITION EXPENSES" shall mean any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "ACQUISITION FEES" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in mortgage loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADVISOR" shall mean CNL Fund Advisors, Inc., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Fund Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

         "ADVISORY AGREEMENT" shall mean the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "AFFILIATE" shall mean (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

        "ARTICLES OF INCORPORATION" shall mean the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "ASSET MANAGEMENT FEE" shall mean the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its Properties pursuant to the Advisory Agreement.

         "AVERAGE INVESTED ASSETS" shall mean, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "BANK" shall mean SouthTrust Asset Management Company of Florida, N.A., escrow agent for the offering.

         "BOARD OF DIRECTORS" shall mean the Directors of the Company.

         "BYLAWS" shall mean the bylaws of the Company.

         "CNL" shall mean CNL Group, Inc., the parent company of the Advisor and the Managing Dealer.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

         "COMPETITIVE REAL ESTATE COMMISSION" shall mean a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "COUNSEL" shall mean tax counsel to the Company.

         "DIRECTOR" shall mean a member of the Board of Directors of the Company.

         "DISTRIBUTIONS" shall mean any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "EQUIPMENT" shall mean the furniture, fixtures and equipment used at Restaurant Chains.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA PLAN" shall mean a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "EXCESS SHARES" shall mean the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "FRONT-END FEES" shall mean fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and the acquisition of Properties, including Selling

Commissions, marketing support and due diligence expense reimbursement fees, Offering Expenses, Acquisition Expenses, Acquisition Fees, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "GROSS PROCEEDS" shall mean the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

         "INITIAL OFFERING" means the initial public offering of the Company which commenced in April 1995 and terminated on February 6, 1997, at which time this offering commenced.

         "INDEPENDENT DIRECTOR" shall mean a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Company's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "INDEPENDENT EXPERT" shall mean a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "INVESTED CAPITAL" shall mean the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price, reduced by the portion of any Dividend that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "INVESTMENT IN PROPERTIES" shall mean the amount of the Net Offering Proceeds actually paid or allocated by the Company, either directly or through joint venture arrangements or other partnerships, to the purchase, development, construction, or improvement (including working capital reserves of up to five percent of the Net Offering Proceeds) of Properties, and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "IRA" shall mean an Individual Retirement Account.

         "IRS" shall mean the Internal Revenue Service.

         "JOINT VENTURES" shall mean the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "LEVERAGE" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "LINE OF CREDIT" shall mean the short-term financing in an amount up to $20,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and which will be repaid using the proceeds of this Offering.

         "LISTING" shall mean the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "LOAN" shall mean a line of credit, the maximum principal amount of which is $15,000,000 and the proceeds of which are used to fund Secured Equipment Leases.

         "MANAGING DEALER" shall mean CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "MORTGAGE LOANS" shall mean notes or other evidences of indebtedness or obligations which are secured or collateralized by building or other improvements in real property.

         "MORTGAGE MANAGEMENT FEE" shall mean the fee payable to the Advisor for the day-to-day professional management services in connection with the Company and its Mortgage Loans.

         "NET ASSETS" shall mean the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "NET INCOME" shall mean for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

         "NET OFFERING PROCEEDS" shall mean Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "NET SALES PROCEEDS" shall mean, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only or any Secured Equipment Lease, any amounts from tenants or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

         "OPERATING EXPENSES" shall include all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "OFFERING EXPENSES" shall mean any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with all Selling Commissions, the 0.5% marketing support and due diligence reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed fifteen percent (15%) of the proceeds raised in connection with this offering.

         "OWNERSHIP LIMIT" shall mean, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of

Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "PARTICIPANTS" shall mean those stockholders who elect to participate in the Reinvestment Plan.

         "PERFORMANCE FEE" shall mean the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "PLAN" shall mean ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "PREFERRED STOCK" shall mean any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "PROPERTIES" shall mean (i) the real properties, including the buildings located thereon (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "PROSPECTUS" shall mean the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "QUALIFIED PLANS" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "REAL ESTATE ASSET VALUE" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "REINVESTMENT AGENT" or "AGENT" shall mean the independent agent, which currently is MMS Escrow and Transfer Agency, Inc., for Participants in the Reinvestment Plan.

         "REINVESTMENT PLAN" shall mean the Amended Reinvestment Plan, in the form attached hereto as Exhibit A.

         "REINVESTMENT PROCEEDS" shall mean net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to purchase additional Properties.

         "REIT" shall mean real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "RELATED PARTY TENANT" shall mean a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "RESTAURANT CHAINS" shall mean the national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains, to be selected by the Advisor who themselves or their franchisees will either (i) lease the Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees of Secured Equipment Leases.

         "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "ROLL-UP TRANSACTION" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "SALE" (i) shall mean any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the

Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), (i)(C) or (i)(D) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Mortgage Loans, or Secured Equipment Leases within 180 days thereafter.

         "SECURED EQUIPMENT LEASES" shall mean the Equipment financing made available by the Company to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases, the Equipment.

         "SECURED EQUIPMENT LEASE SERVICING FEE" shall mean the fee payable to the Advisor by the Company out of the proceeds of the Loan for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease.

         "SELLING COMMISSIONS" shall mean any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "SHARES" shall mean the shares of Common Stock of the Company, including the up to 27,500,000 shares to be sold in the offering.

         "SOLICITING DEALER SERVICING FEE" shall mean an annual fee of .20% of Invested Capital on December 31 of each year following the year in which the related offering terminates, payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.

         "SOLICITING DEALERS" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

         "STOCKHOLDERS' 8% RETURN," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement, in one of the forms attached hereto as Exhibit D.

         "SUBORDINATED INCENTIVE FEE" shall mean the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "TERMINATION DATE" shall mean the date of termination of the Advisory Agreement.

         "UNIMPROVED REAL PROPERTY" shall mean Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   EXHIBIT A

                                FORM OF AMENDED
                               REINVESTMENT PLAN

                                FORM OF AMENDED
                               REINVESTMENT PLAN



         CNL AMERICAN PROPERTIES FUND, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. MMS Escrow and Transfer Agency, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

               (a) For any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares will be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

               (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent.

               (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

               (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in Franklin Bank, N.A., Southfield, Michigan, or in another commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

               (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

               (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

               (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.    Suitability.

               (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

               (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

               (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

               (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

               (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative changes and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in

Mortgage Loans, will pay to CNL Fund Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.   Termination.

               (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

               (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

               (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Suite 500, Orlando, Florida 32801, if to the Company, or to 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

                                   EXHIBIT B

                             FINANCIAL INFORMATION

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     INDEX TO UPDATED FINANCIAL STATEMENTS




                                                                                                        Page
                                                                                                        ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 1996                                         B-2

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996                    B-3

   Notes to Pro Forma Consolidated Financial Statements for the year ended
      December 31, 1996                                                                                 B-4

Audited Consolidated Financial Statements:

   Report of Independent Accountants                                                                    B-7

   Consolidated Balance Sheets as of December 31, 1996 and 1995                                         B-8

   Consolidated Statements of Earnings for the years ended December 31, 1996 and
      1995 and the period May 2, 1994 (date of inception) through December 31, 1994                     B-9

   Consolidated Statements of Stockholders' Equity for the years ended December
      31, 1996 and 1995 and the period May 2, 1994 (date of inception)
      through December 31, 1994                                                                         B-10

   Consolidated Statements of Cash Flows for the years ended December 31, 1996
      and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994                 B-11

   Notes to Consolidated Financial Statements for the years ended December 31,
      1996 and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994            B-13

Financial Statement Schedules:

   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996                      B-31

   Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996             B-39

   Schedule IV - Mortgage Loans on Real Estate as of December 31, 1996                                  B-41

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1996, including the receipt of $139,247,149 in gross offering proceeds from the sale of 13,924,715 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 94 properties (including 51 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, seven properties which consist of building only and 35 properties consisting of land only), nine of which were under construction at December 31, 1996, to provide mortgage financing to the lessees of the 35 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses,
(ii) the receipt of $38,880,298 in gross offering proceeds from the sale of 3,888,030 additional shares of common stock during the period January 1, 1997 through April 2, 1997, and (iii) the application of such funds and $10,084,063 of cash and cash equivalents at December 31, 1996, to purchase 35 additional properties acquired during the period January 1, 1997 through April 2, 1997 (20 of which are under construction and consist of land and building, three properties which consist of land and building, eight properties which consist of land only and four properties which consist of building only), to provide mortgage financing to the lessee of the eight properties consisting of land only, to pay additional costs for the nine properties under construction at December 31, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1996.

         The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the four of the properties that were acquired by the Company during the period January 1, 1996 through April 2, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through April 2, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996


                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                          ----------            -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $ 60,243,146          $ 27,446,275 (a)      $ 87,689,421
Net investment in direct
  financing leases (d)                                     15,186,686             7,264,427 (a)        22,451,113
Cash and cash equivalents                                  42,450,088           (10,084,063)(a)        32,366,025
Receivables                                                   160,675                                     160,675
Mortgage notes receivable                                  13,389,607             4,200,000 (a)
                                                                                    (19,400)(a)
                                                                                    226,800 (c)        17,797,007
Organization costs, less
  accumulated amortization                                     13,682                                      13,682
Loan costs, less accumulated
  amortization                                                 32,499                                      32,499
Accrued rental income                                         422,076                                     422,076
Other assets                                                2,926,589               (15,338)(a)
                                                                                   (466,405)(b)
                                                                                   (226,800)(c)         2,218,046
                                                         ------------          ------------          ------------

                                                         $134,825,048          $ 28,325,496          $163,150,544
                                                         ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                                           $  3,521,816                                $  3,521,816
  Accrued interest payable                                     13,164                                      13,164
  Accrued construction costs payable                        6,587,573          $ (6,587,573)(a)                 -
  Accounts payable and other accrued
    expenses                                                   79,817                                      79,817
  Due to related parties                                      997,084                                     997,084
  Rents paid in advance                                       118,900                                     118,900
  Deferred rental income                                      335,849                 7,018 (a)           342,867
  Other payables                                               15,117                                      15,117
                                                         ------------          ------------           -----------
      Total liabilities                                    11,669,320            (6,580,555)            5,088,765
                                                         ------------          ------------           -----------

Minority interest                                             288,301                                     288,301
                                                         ------------          ------------           -----------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                            -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                                              -                                            -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    13,944,715 shares; issued and
    outstanding, as adjusted,
    17,832,745 shares                                         139,447                38,880 (a)           178,327
  Capital in excess of par value                          123,687,929            35,333,576 (a)
                                                                                   (466,405)(b)       158,555,100
  Accumulated distributions in
    excess of net earnings                                   (959,949)                                   (959,949)
                                                         ------------          ------------          ------------
                                                          122,867,427            34,906,051           157,773,478
                                                         ------------          ------------          ------------

                                                         $134,825,048          $ 28,325,496          $163,150,544
                                                         ============          ============          ============



See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996


                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                         $3,717,886           $  60,938 (1)        $3,778,824
  Earned income from
    direct financing leases (2)                                 625,492              34,282 (1)           659,774
  Contingent rental income                                       13,920                                    13,920
  Interest income from
    mortgage notes receivable                                 1,069,349                                 1,069,349
  Other interest and income                                     780,037             (24,348)(3)           755,689
                                                             ----------           ----------           ----------
                                                              6,206,684              70,872             6,277,556
                                                             ----------           ----------           ----------

Expenses:
  General operating and
    administrative                                              542,564                                   542,564
  Professional services                                          58,976                                    58,976
  Asset and mortgage management
    fees to related party                                       251,200               5,444 (4)           256,644
  State and other taxes                                          56,184               1,218 (5)            57,402
  Depreciation and amortization                                 521,871               6,537 (6)           528,408
                                                             ----------           ----------           ----------
                                                              1,430,795              13,199             1,443,994
                                                             ----------          ----------            ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889              57,673             4,833,562

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)                                  (29,927)
                                                             ----------          ----------            ----------

Net Earnings                                                 $4,745,962          $   57,673            $4,803,635
                                                             ==========          ==========            ==========


Earnings Per Share of
  Common Stock (7)                                           $      .59                                $     0.60
                                                             ==========                                ==========


Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                             8,071,670                                 8,071,670
                                                             ==========                                ==========



See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $38,880,298 from the issuance of 3,888,030 shares of common stock during the period January 1, 1997 through April 2, 1997, the receipt of $7,018 of rental income during construction (capitalized as deferred rental income), the receipt of $19,400 of deferred financing income (loan origination and commitment fees, net of legal fees) from the $4,200,000 mortgage financing described below, and $10,084,063 of cash and cash equivalents used (i) to acquire 35 properties for $28,966,712, of which four properties consist of building only, eight properties consist of land only and 23 properties consist of land and building, (ii) to fund estimated construction costs of $10,566,612 ($6,587,573 of which was accrued as construction costs payable at December 31, 1996) relating to nine wholly-owned properties under construction at December 31, 1996, (iii) to pay acquisition fees of $1,749,613 and reclassify from other assets $15,338 of acquisition fees previously incurred relating to the acquired properties, (iv) to pay selling commissions and offering expenses (stock issuance costs) of $3,507,842, which have been netted against capital in excess of par value and (v) to provide mortgage financing in the amount of $4,200,000 to the lessee of the eight properties consisting of land only.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                                                  Estimated
                                                                 purchase price
                                                                (including con-
                                                                 struction and        Acquisition
                                                                 closing costs)          fees
                                                                 and additional        allocated
                                                               construction costs     to property        Total
                                                               ------------------     -----------     -----------
         Jack in the Box in Las Vegas, NV                          $ 1,247,333        $    66,822     $ 1,314,155
         Jack in the Box in Los Angeles, CA                          1,396,771             74,827       1,471,598
         Jack in the Box in Moscow, ID                                 909,814             48,740         958,554
         Jack in the Box in Kent, WA                                 1,258,871             67,439       1,326,310
         Jack in the Box in Hollister, CA                            1,060,819             56,830       1,117,649
         Jack in the Box in Kingsburg, CA                            1,000,073             53,575       1,053,648
         Shoney's in Indian Harbour Beach, FL                          642,870             34,440         677,310
         Jack in the Box in Murietta, CA                               951,485             50,973       1,002,458
         Jack in the Box in Humble, TX                                 882,362             47,270         929,632
         Golden Corral in Winchester, KY                             1,150,645             61,640       1,212,285
         Burger King in Kent, OH                                       872,861             46,761         919,622
         Burger King in Chattanooga, TN                              1,110,330             59,482       1,169,812
         Denny's in Tampa, FL                                        1,033,787             55,381       1,089,168
         Jack in the Box in Palmdale, CA                             1,124,244             60,228       1,184,472
         Jack in the Box in Houston, TX                                860,735             46,110         906,845
         Golden Corral in Hopkinsville, KY                           1,252,931             67,121       1,320,052
         Jack in the Box in Houston, TX                                904,945             48,479         953,424
         Black-eyed Pea in Bedford, TX                                 619,336             33,179         652,515
         Black-eyed Pea in Dallas, TX                                  619,320             33,178         652,498
         Black-eyed Pea in Ft. Worth, TX                               619,323             33,178         652,501
         Black-eyed Pea in Oklahoma City, OK                           616,022             33,001         649,023
         Eight Pizza Huts (land only) in Ohio
           and West Virginia                                         1,575,622             84,408       1,660,030
         Jack in the Box in Oxnard, CA                               1,244,340             66,661       1,311,001
         Bennigan's in Arvada, CO                                    1,907,025            102,162       2,009,187
         Boston Market in Cedar Park, TX                               820,389             43,949         864,338
         Boston Market in Collinsville, IL                             786,924             42,157         829,081
         Boston Market in Taylorsville, UT                           1,296,749             69,469       1,366,218
         Burger King in Ooltewah, TN                                 1,200,786             64,328       1,265,114
         Nine wholly owned properties under
           construction at December 31, 1996                         3,979,039            213,163       4,192,202
                                                                   -----------        -----------     -----------

                                                                   $32,945,751        $ 1,764,951     $34,710,702
                                                                   ===========        ===========     ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                   $27,446,275
             Net investment in direct financing leases                                                  7,264,427
                                                                                                      -----------
                                                                                                      $34,710,702
                                                                                                      ===========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

(b) Represents reclassification of deferred stock issuance costs totalling $466,405 at December 31, 1996, to stock issuance costs which have been netted against capital in excess of par value.

(c) Represents reclassification of acquisition fees totalling $226,800 from other assets to mortgage notes receivable relating to the $4,200,000 mortgage financing transaction described in (a) above.

(d) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for four of the properties acquired during the period January 1, 1996 through April 2, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the four Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.


                                                                   Date Pro Forma
                                                   Date Placed     Property Became
                                                   in Service      Operational as
                                                 By the Company    Rental Property
                                                 --------------    ---------------
                  Denny's in Grand Rapids, MI       March 1996       January 1996

                  Denny's in McKinney, TX            June 1996       January 1996

                  Boston Market in Merced, CA     October 1996          July 1996

                  Boston Market in
                    St. Joseph, MO               December 1996          June 1996

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Statement of Earnings - Continued:

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1996.

(2) See Note (d) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,723,000 for the Pro Forma Properties for the year ended December 31,
         1996), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1996.

                       Report of Independent Accountants



To the Board of Directors
CNL American Properties Fund, Inc.


We have audited the accompanying consolidated balance sheets of CNL American Properties Fund, Inc. (a Maryland corporation) and its subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996 and for the period May 2, 1994 (date of inception) through December 31, 1994 and the related financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CNL American Properties Fund, Inc. and its subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and for the period May 2, 1994 (date of inception) through December 31, 1994, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole present fairly, in all material respects, the information required to be included therein.



                                                  /s/ COOPERS & LYBRAND L.L.P.


Orlando, Florida
January 22, 1997

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                                                         December 31,
               ASSETS                                1996            1995
                                                 ------------    ------------

Land and buildings on operating leases,
  less accumulated depreciation                  $ 60,243,146    $ 19,723,726
Net investment in direct financing leases          15,186,686       1,373,882
Cash and cash equivalents                          42,450,088      11,508,445
Receivables                                           160,675         113,613
Mortgage notes receivable                          13,389,607              -
Organization costs, less accumulated
  amortization of $6,318 and $2,318                    13,682          17,682
Loan costs, less accumulated amortization
  of $22,034 at December 31, 1996                      32,499              -
Accrued rental income                                 422,076          39,142
Other assets                                        2,926,589         826,594
                                                 ------------    ------------

                                                 $134,825,048    $ 33,603,084
                                                 ============    ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                     $  3,521,816    $         -
Accrued interest payable                               13,164              -
Accrued construction costs payable                  6,587,573       1,058,825
Accounts payable and other accrued expenses            79,817          79,904
Due to related parties                                997,084         248,584
Rents paid in advance                                 118,900          25,351
Deferred rental income                                335,849              -
Other payables                                         15,117           9,696
                                                 ------------    ------------
      Total liabilities                            11,669,320       1,422,360
                                                 ------------    ------------

Minority interest                                     288,301         200,076
                                                 ------------    ------------

Commitments (Note 12)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                 -               -
  Excess shares, $.01 par value per share.
    Authorized and unissued 23,000,000
    shares                                                 -               -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares, issued
    and outstanding 13,944,715 and 3,865,416,
    respectively                                      139,447          38,654
  Capital in excess of par value                  123,687,929      32,211,833
  Accumulated distributions in excess of
    net earnings                                     (959,949)       (269,839)
                                                 ------------    ------------
      Total stockholders' equity                  122,867,427      31,980,648
                                                 ------------    ------------

                                                 $134,825,048    $ 33,603,084
                                                 ============    ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                                                     May 2, 1994
                                                                                                      (Date of
                                                                                                     Inception)
                                                                          Year Ended                   through
                                                                         December 31,                December 31,
                                                                1996               1995                  1994
                                                             ----------         ----------           -------------
Revenues:
  Rental income from operating
    leases                                                   $3,717,886         $  498,817             $       -
  Earned income from direct
    financing leases                                            625,492             28,935                     -
  Contingent rental income                                       13,920             12,024                     -
  Interest income from
    mortgage notes receivable                                 1,069,349                 -                      -
  Other interest and income                                     780,037            119,355                     -
                                                             ----------         ----------             -----------
                                                              6,206,684            659,131                     -
                                                             ----------         ----------             -----------

Expenses:
  General operating and
    administrative                                              542,564            134,759                     -
  Professional services                                          58,976              8,119                     -
  Asset and mortgage manage-
    ment fees to related party                                  251,200             23,078                     -
  State taxes                                                    56,184             20,189                     -
  Depreciation and amorti-
    zation                                                      521,871            104,131                     -
                                                             ----------         ----------             -----------
                                                              1,430,795            290,276                     -
                                                             ----------         ----------             -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889            368,855                     -

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)               (76)                    -
                                                             ----------         ----------             -----------

Net Earnings                                                 $4,745,962         $  368,779             $       -
                                                             ==========         ==========             ===========

Earnings Per Share of Common
  Stock                                                      $      .59         $      .19             $       -
                                                             ==========         ==========             ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                                 8,071,670          1,898,350                     -
                                                             ==========         ==========             ===========






          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended December 31, 1996 and 1995 and the
                 Period May 2, 1994 (Date of Inception) through
                               December 31, 1994


                                                    Common stock                                   Accumulated
                                               ------------------------        Capital in          distributions
                                                 Number          Par           excess of           in excess of
                                               of shares        value          par value           net earnings          Total
                                               ---------       --------       ------------        -------------       ------------
Balance at May 2, 1994                                 -       $     -        $         -         $        -          $         -

Sale of common stock to
  CNL Fund Advisors, Inc.                          20,000           200            199,800                 -               200,000
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1994                                             20,000           200            199,800                 -               200,000

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                             3,845,416        38,454         38,415,704                 -            38,454,158

Stock issuance costs                                   -             -          (6,403,671)                -            (6,403,671)

Net earnings                                           -             -                  -             368,779              368,779

Distributions declared
  ($.31 per share)                                     -             -                  -            (638,618)            (638,618)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1995                                          3,865,416        38,654         32,211,833           (269,839)          31,980,648

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            10,079,299       100,793        100,692,198                 -           100,792,991

Stock issuance costs                                   -             -          (9,216,102)                -            (9,216,102)

Net earnings                                           -             -                  -           4,745,962            4,745,962

Distributions declared
  ($.71 per share)                                     -             -                  -          (5,436,072)          (5,436,072)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1996                                         13,944,715      $139,447       $123,687,929        $  (959,949)        $122,867,427
                                               ==========      ========       ============        ===========         ============






          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                      May 2, 1994
                                                                                                                       (Date of
                                                                                                                      Inception)
                                                                                          Year Ended                    through
                                                                                         December 31,                 December 31,
                                                                                    1996               1995               1994
                                                                                ------------       ------------       ------------
Increase (Decrease) in Cash and Cash Equivalents:

  Cash Flows From Operating Activities:
    Cash received from tenants                                                  $  4,543,506       $    492,488       $         -
    Cash paid for expenses                                                          (928,001)          (113,384)                -
    Interest received                                                              1,867,035            119,355                 -
                                                                                ------------       ------------       -----------
        Net cash provided by operating activities                                  5,482,540            498,459                 -
                                                                                ------------       ------------       -----------

  Cash Flows From Investing Activities:
    Additions to land and buildings on operating
      leases                                                                     (36,104,148)       (18,835,969)                -
    Increase in net investment in direct financing
      leases                                                                     (13,372,621)        (1,364,960)                -
    Investment in mortgage notes receivable                                      (13,547,264)                -                  -
    Collections on mortgage notes receivable                                         133,850                 -                  -
    Increase in other assets                                                      (1,103,896)          (628,142)                -
                                                                                ------------       ------------       -----------
        Net cash used in investing activities                                    (63,994,079)       (20,829,071)                -
                                                                                ------------       ------------       -----------

  Cash Flows From Financing Activities:
    Reimbursement of acquisition, organization,
      deferred offering and stock issuance costs
      paid by related parties on behalf of the
      Company                                                                       (939,798)        (2,500,056)          (199,036)
    Proceeds of borrowing on line of credit                                        3,666,896                 -                  -
    Payment on line of credit                                                       (145,080)                -                  -
    Payment of loan costs                                                            (54,533)                -                  -
    Contribution from minority interest of
      consolidated joint venture                                                      97,419            200,000                 -
    Sale of common stock to CNL Fund Advisors, Inc.                                       -                  -             200,000
    Subscriptions received from stockholders                                     100,792,991         38,454,158                 -
    Distributions to minority interest                                               (39,121)                -                  -
    Distributions to stockholders                                                 (5,439,404)          (635,286)                -
    Payment of stock issuance costs                                               (8,486,188)        (3,680,704)               (19)
                                                                                ------------       ------------       ------------
        Net cash provided by financing activities                                 89,453,182         31,838,112                945
                                                                                ------------       ------------       ------------

Net Increase in Cash and Cash Equivalents                                         30,941,643         11,507,500                945

Cash and Cash Equivalents at Beginning of Period                                  11,508,445                945                 -
                                                                                ------------       ------------       -----------

Cash and Cash Equivalents at End of Period                                      $ 42,450,088       $ 11,508,445       $        945
                                                                                ============       ============       ============


          See accompanying notes to consolidated financial statements.

                                      B-11




                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                                                      May 2, 1994
                                                                                                                       (Date of
                                                                                                                      Inception)
                                                                                           Year Ended                   through
                                                                                           December 31,               December 31,
                                                                                    1996               1995               1994
                                                                                ------------       ------------       ------------
Reconciliation of Net Earnings to Net Cash Provided
  by Operating Activities:

    Net earnings                                                                $  4,745,962       $    368,779       $         -
                                                                                ------------       ------------       -----------
    Adjustments to reconcile net earnings to net
      cash provided by operating activities:
        Depreciation                                                                 511,078            100,318                 -
        Amortization                                                                  69,886              3,813                 -
        Increase in receivables                                                     (160,984)           (44,749)                -
        Decrease in net investment in direct
          financing leases                                                           259,740              1,078                 -
        Increase in accrued rental income                                           (382,934)           (39,142)                -
        Increase in other assets                                                      (4,293)            (8,090)                -
        Increase in accrued interest payable                                          13,164                 -                  -
        Increase (decrease) in accounts payable and
          other accrued expenses                                                      (2,896)            38,461                 -
        Increase (decrease) in due to related parties,
          excluding reimbursement of acquisition,
          organization, deferred offering and stock
          issuance costs paid on behalf of the Company                               (30,929)            42,868                 -
        Increase in rents paid in advance                                             93,549             25,351                 -
        Increase in deferred rental income                                           335,849                 -                  -
        Increase in other payables                                                     5,421              9,696                 -
        Increase in minority interest                                                 29,927                 76                 -
                                                                                ------------       ------------       -----------
            Total adjustments                                                        736,578            129,680                 -
                                                                                ------------       ------------       -----------

Net Cash Provided by Operating Activities                                       $  5,482,540       $    498,459       $         -
                                                                                ============       ============       ===========

Supplemental Schedule of Non-Cash Investing and
  Financing Activities:

    Related parties paid certain acquisition, organization, deferred offering and stock issuance costs on behalf of the Company as follows:
        Acquisition costs                                                       $    206,103       $    131,629       $         -
        Organization costs                                                                -              20,000                 -
        Deferred offering costs                                                      466,405                 -             461,866
        Stock issuance costs                                                         338,212          2,084,145                 -
                                                                                ------------       ------------       ------------

                                                                                $  1,010,720       $  2,235,774       $    461,866
                                                                                ============       ============       ============






          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Income Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994. Effective December 6, 1994, the Company changed its name to CNL Investment Fund, Inc. and effective February 1, 1995, the Company changed its name to CNL American Properties Fund, Inc. The Company was organized primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties ("Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company may provide financing ("Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company may offer furniture, fixtures and equipment financing ("Secured Equipment Leases") to operators of restaurant chains.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         Principles of Consolidation - The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. In addition, interest costs incurred during construction are capitalized in accordance with accounting standards. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. In addition, the Company leases equipment subject to Secured Equipment Leases. The

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         leases are accounted for using either the direct financing or the operating method. Such methods are described below:

                  DIRECT FINANCING METHOD - The leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset) (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the leases.

                  OPERATING METHOD - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a Property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service.

                  Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the Property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the Property is placed in service.

         When the Properties or equipment are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income or deferred rental income, will be removed from the accounts and gains or losses from sales will be reflected in income. Management reviews its Properties for impairment

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the assets exceeds its fair market value.

         Mortgage Loans - The Company accounts for loan origination fees and costs incurred in connection with Mortgage Loans in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." This statement requires the deferral of loan origination fees and the capitalization of direct loan costs. The costs capitalized, net of the fees deferred, are amortized to interest income as an adjustment of yield over the life of the loans. The unpaid principal and accrued interest on the Mortgage Loans, plus the unamortized balance of such fees and costs are included in mortgage notes receivable (see Note 6).

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, money market funds (some of which are backed by government securities) and certificates of deposit. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         Loan Costs - Loan costs incurred in connection with the Company's $15,000,000 line of credit for equipment financing have been capitalized and are being amortized over the term of the loan commitment using the straight-line method.

         Income or expense associated with interest rate swap agreements related to equipment financing is recognized on the accrual basis as earned or incurred through an adjustment to interest expense.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 15,000,000 shares ($150,000,000) of common stock. In addition, the Company has registered an additional 1,500,000 shares ($15,000,000) which is available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1996, the Company had received subscription proceeds of $139,247,149 (13,924,715 shares), including $591,765 (59,177 shares) through the reinvestment plan.

         In addition, on November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 additional shares ($275,000,000) of common stock in a public offering (the "Subsequent Offering") expected to commence immediately following the termination of the Company's current $150,000,000 offering. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of common stock of the Company, the Subsequent Offering will be limited to 4,800,000 shares ($48,000,000). The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in April 1997, a resolution to increase the number of authorized shares of common stock of the Company from 20,000,000 to 75,000,000.

3.       Leases:

         The Company leases its land, buildings and equipment subject to Secured Equipment Leases to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 82 of the Company's

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


3.       Leases - Continued:

         Properties have been classified as operating leases (including the leases relating to nine Properties under construction as of December 31, 1996) and the leases relating to 12 Properties and six Secured Equipment Leases have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portions of four of these leases are accounted for as operating leases. Substantially all Property leases have initial terms of 15 to 20 years (expiring between 2007 and 2016) and provide for minimum rentals. In addition, all of the Property leases provide for contingent rentals and/or scheduled rent increases over the terms of the leases. Each tenant also pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options for the Property leases generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the Property at the greater of the Company's purchase price plus a specified percentage of such purchase price or fair market value after a specified portion of the lease has elapsed.

         The Secured Equipment Leases placed in service as of December 31, 1996, provide for minimum rentals payable monthly and have lease terms ranging from five to seven years. The Secured Equipment Leases generally include an option for the lessee to acquire the equipment at the end of the lease term for a nominal fee.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:

                                                                           1996                   1995
                                                                        -----------            -----------
                  Land                                                  $33,850,436            $ 8,890,471
                  Buildings                                              24,152,610             10,049,032
                                                                        -----------            -----------
                                                                         58,003,046             18,939,503
                  Less accumulated depreci-
                    ation                                                  (611,396)              (100,318)
                                                                        -----------            -----------
                                                                         57,391,650             18,839,185
                  Construction in progress                                2,851,496                884,541
                                                                        -----------            -----------

                                                                        $60,243,146            $19,723,726
                                                                        ===========            ===========

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1996 and 1995, the Company recognized $517,067 and $39,142, respectively, of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1996:

                  1997                                         $  5,359,617
                  1998                                            5,368,667
                  1999                                            5,383,078
                  2000                                            5,406,750
                  2001                                            5,591,865
                  Thereafter                                     73,053,334
                                                               ------------

                                                               $100,163,311
                                                               ============

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rentals which may be received on the leases based on a percentage of the tenant's gross sales. These amounts also do not include minimum lease payments that will become due when Properties under development are completed (see Note 12).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


5.       Net Investment in Direct Financing Leases:

         The following lists the components of net investment in direct financing leases at December 31:

                                                                           1996                   1995
                                                                       ------------           ------------
                  Minimum lease payments
                    receivable                                         $ 30,162,465           $  2,498,881
                  Estimated residual values                               1,346,332                343,740
                  Less unearned income                                  (16,322,111)            (1,468,739)
                                                                       ------------           ------------

                  Net investment in direct
                    financing leases                                   $ 15,186,686           $  1,373,882
                                                                       ============           ============

         The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 1996:

                  1997                                   $ 2,329,762
                  1998                                     2,329,762
                  1999                                     2,329,762
                  2000                                     2,333,080
                  2001                                     2,276,690
                  Thereafter                              18,563,409
                                                         -----------
                                                         $30,162,465
                                                         ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

6.       Mortgage Notes Receivable:

         During 1996, in connection with the acquisition of land for 35 Pizza Hut restaurants, the Company accepted three promissory notes in the aggregate principal sum of $12,847,000, collateralized by mortgages on the buildings on the 35 Pizza Hut Properties. The promissory notes bear interest at a rate of 10.75% per annum and are being collected in 240 equal

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


6.       Mortgage Notes Receivable - Continued:

         monthly installments totalling $130,426. Mortgage notes receivable consisted of the following at December 31, 1996:

                  Outstanding principal                        $12,713,151
                  Accrued interest income                           35,285
                  Deferred financing income                        (46,268)
                  Unamortized loan costs                           687,439
                                                               -----------
                                                               $13,389,607
                                                               ===========

         Management believes that the estimated fair value of mortgage notes receivable at December 31, 1996, approximates the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

7.       Note Payable:

         On March 5, 1996, the Company entered into a line of credit (the "Loan") and security agreement with a bank. The Loan is to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In addition, in connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $54,533.

         As of December 31, 1996, the Company had obtained advances totalling $3,666,896 relating to the Loan. In general, the advances are fully amortizing term loans repayable over six years and bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (ranging from 7.71% to 7.82% as of December 31, 1996). As of December 31,

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


7.       Note Payable - Continued:

         1996, $3,521,816 of principal was outstanding relating to the Loan, plus $13,164 of accrued interest. The Company believes, based on current terms, that the carrying value of its note payable at December 31, 1996 approximates fair value.

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. The agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty.

         Interest costs (including amortization of loan costs) incurred for the year ended December 31, 1996, were $127,012, all of which were capitalized as part of the cost of buildings under construction.

8.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Fund Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


8.       Stock Issuance Costs - Continued:

         During the years ended December 31, 1996 and 1995, the Company had incurred $9,216,102 and $6,423,671, respectively, in organizational and offering costs, including $8,063,439 and $3,076,333, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 10). Of these amounts, as of December 31, 1996 and 1995, $15,619,773 and $6,403,671, respectively, have been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

9.       Distributions:

         For the years ended December 31, 1996 and 1995, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1996 and 1995, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stock- holders' return on their invested capital.

10.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's common stock offerings, CNL Securities Corp. In addition, as of December 31, 1994, the Advisor was the sole stockholder of the Company.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the formation of the Company and the offering of shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the years ended December 31, 1996 and 1995, the Company incurred $7,559,474 and $2,884,062, respectively, of such fees, of which approximately $7,059,000 and $2,682,000, respectively, were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1996 and 1995, the Company incurred $503,965 and $192,271, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering terminates in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients held shares on such date. As of December 31, 1996, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the years ended December 31, 1996 and 1995, the Company incurred $4,535,685 and $1,730,437, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees of generally five to ten percent of the cost of constructing or renovating a Property, payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the year ended December 31, 1996, the Company incurred $159,350 of such amounts relating to three Properties. No such amounts were incurred for the year ended December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. During the year ended December 31, 1996, the Company incurred $70,070 in secured equipment lease servicing fees. No secured equipment lease servicing fees were incurred for the year ended December 31, 1995.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value (generally, the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses), plus one-twelfth of 0.60% of the Company's total principal amount of the Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 1996 and 1995, the Company incurred $278,902 and $27,950, respectively, of such fees, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of buildings for Properties that have been or are being constructed.

         Prior to such time, if any, as shares of the Company's common stock are listed on a national securities exchange or over-the-counter market, the Advisor is entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the stockholders receive distributions equal to the sum of an annual, aggregate, cumulative, noncompounded eight percent return on their invested capital ("Stockholders' 8% Return")

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         plus their aggregate invested capital. No deferred, subordinated real estate disposition fees have been incurred to date.

         A subordinated share of net sales proceeds will be paid to the Advisor upon the sale of Company assets in an amount equal to ten percent of net sales proceeds. This amount will be paid only after the stockholders receive distributions equal to the sum of the stockholders' aggregate invested capital and the Stockholders' 8% Return. As of December 31, 1996, no such payments have been made to the Advisor.

         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the years ended December 31, 1996 and 1995, expenses incurred for these services were classified as follows:

                                                    1996            1995
                                                 ----------      ----------

                  Stock issuance costs           $  769,225      $  714,674
                  General operating and
                    administrative expenses         334,603          68,016
                                                 ----------      ----------
                                                 $1,103,828      $  782,690
                                                 ==========      ==========

         During 1996, the Company acquired four Properties for an aggregate purchase price of approximately $2,609,800 from affiliates of the Company and during 1995, the Company acquired nine Properties for an aggregate purchase price of approximately $6,621,000 from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the affiliate (including carrying costs) or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                      1996               1995
                                                    --------           --------

                  Due to the Advisor:
                    Expenditures incurred on
                      behalf of the Company and
                      accounting and administra-
                      tive services                 $199,068           $108,316
                    Acquisition fees                 383,210             45,118
                    Asset and mortgage manage-
                      ment fees                           -               9,108
                    Distributions                         -               3,332
                                                    --------           --------
                                                     582,278            165,874
                                                    --------           --------

                  Due to CNL Securities Corp:
                    Commissions                      372,227             75,197
                    Marketing support and due
                      diligence expense reim-
                      bursement fees                  42,579              5,013
                                                    --------           --------
                                                     414,806             80,210
                                                    --------           --------

                  Other                                   -               2,500
                                                    --------           --------
                                                    $997,084           $248,584
                                                    ========           ========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


11.      Concentration of Credit Risk:

         The following schedule presents rental, earned and interest income from individual lessees or borrowers, or affiliated groups of lessees or borrowers, each representing more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:

                                                     1996            1995
                                                  ----------      ----------

                  Castle Hill Holdings V,
                    L.L.C., Castle Hill
                    Holdings VI, L.L.C. and
                    Castle Hill Holdings VII,
                    L.L.C. ("Castle Hill")        $1,699,986      $       -
                  Golden Corral Corporation          577,003         212,406
                  DenAmerica Corp.                   420,810          66,595
                  Foodmaker, Inc.                    346,179          66,813
                  Northstar Restaurants, Inc.        329,117          73,219
                  Roasters Corp.                     187,609          82,136

         In addition, the following schedule presents total rental, earned and interest income from individual restaurant chains, each representing more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:

                                                   1996                 1995
                                                ----------           ----------

                  Pizza Hut                     $1,699,986           $       -
                  Golden Corral Family
                    Steakhouse Restaurants       1,459,349              212,406
                  Boston Market                    547,590               73,219
                  Denny's                          420,810               66,595
                  Jack in the Box                  346,179               66,813
                  Kenny Rogers' Roasters           187,609               82,136

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


11.      Concentration of Credit Risk - Continued:

         Although the Company's Properties are geographically diverse throughout the United States and the lessees and borrowers operate a variety of restaurant concepts, default by any lessee or borrower that contributes more than ten percent of the Company's rental, earned and interest income could significantly impact the results of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

12.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $11,749,700, of which approximately $7,495,200 in land and other costs had been incurred as of December 31, 1996. The buildings currently under construction are expected to be operational by August 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The general terms of the lease agreements are substantially the same as those described in Note 3.

         During 1996, the Company entered into three temporary Secured Equipment Leases, as lessor, with operators of family-style restaurants. In connection therewith, the Company provided initial funding in the aggregate amount of $455,637 for the equipment which is included in other assets at December 31, 1996. The Company has agreed to fund the remaining balance of the equipment purchase prices of approximately $732,400. Upon funding the balance, which is expected to occur in January 1997, the Company will enter into final Secured Equipment Leases which are expected to have substantially the same terms as those described in Note 3. Until final Secured Equipment Leases are entered into, the tenants will pay monthly rent in accordance with the temporary leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


13.      Subsequent Events:

         During the period January 1, 1997 through January 22, 1997, the Company received subscription proceeds for an additional 616,330 shares ($6,163,297) of common stock.

         On January 1, 1997, the Company declared distributions of $827,967 or $.0594 per share of common stock, payable on March 21, 1997, to stockholders of record on January 1, 1997.

         During the period January 1, 1997 through January 22, 1997, the Company acquired six Properties for cash at a total cost of approximately $6,879,700, excluding closing costs. The buildings under construction are expected to be operational by July 1997. In connection with the purchase of each Property, the Company, as lessor, has entered into a long-term, triple- net lease agreement.

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1996



                                                                                          Costs Capitalized
                                                                                            Subsequent
                                                         Initial Cost                      To Acquisition
                                                -------------------------------      ------------------------
                                                                    Buildings
                                   Encum-                              and             Improve-      Carrying
                                  brances           Land           Improvements         ments         Costs
                                  -------       ------------       ------------      -----------     --------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California            -         $   874,315        $        -       $        -      $     -
      Salinas, California              -             779,928                 -           562,070           -

    Arby's Restaurants:
      Kendallville, Indiana            -             276,567            505,359               -            -
      Avon, Indiana                    -             338,486            497,282               -            -

    Black-eyed Pea Restaurant:
      Hillsboro, Texas                 -             368,942                 -            20,193           -

    Boston Market Restaurants:
      Franklin, Tennessee (k)          -             566,562            442,992               -            -
      Grand Island, Nebraska           -             234,685            644,615               -            -
      Dubuque, Iowa                    -             353,608            663,969               -            -
      Chanhassen, Minnesota            -             376,929            639,875               -            -
      Ellisville, Missouri             -             397,036                 -           639,422           -
      Golden Valley, Minnesota         -             665,555                 -           475,994           -
      Corvallis, Oregon                -             365,934                 -           595,687           -
      Rockwall, Texas                  -             528,118                 -           340,297           -
      Upland, California               -             787,182                 -           238,273           -
      Florissant, Missouri             -             705,522                 -           626,845           -
      La Quinta, California            -             681,964                 -           287,597           -
      Merced, California               -             573,163                 -           402,636           -
      Atlanta, Georgia                 -             538,580                 -            33,151           -
      St. Joseph, Missouri             -             378,786            388,489               -            -

    Burger King Restaurants:
      Burbank, Illinois                -             543,095                 -           620,617           -
      Oaklawn, Illinois                -           1,211,336                 -           824,061           -
      Highland, Indiana                -             672,815                 -           621,133           -
      Indian Head Park, Illinois       -             599,949                 -           170,723           -
      Chicago, Illinois                -             907,636                 -           460,692           -
      Chattanooga, Tennessee           -             516,447                 -           152,178           -

    Denny's Restaurants:
      Pasadena, Texas                  -             466,555            240,925          265,169           -
      Shawnee, Oklahoma                -             528,090            373,427          252,225           -
      Grand Rapids, Michigan           -             320,594            559,433               -            -
      McKinney, Texas                  -             439,961                 -                -            -




                                                                                                                      Life
                                          Gross Amount at Which Carried                                             on Which
                                              at Close of Period (c)                                              Depreciation
                                     ---------------------------------------                                       in Latest
                                                  Buildings                                     Date                 Income
                                                    and                        Accumulated    of Con-     Date    Statement is
                                     Land       Improvements       Total       Depreciation   struction  Acquired   Computed
                                   ----------   ------------     -----------   ------------   ---------  -------- ------------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California       $   874,315              (g)   $   874,315         (h)         1996      08/96       (h)
      Salinas, California             779,928       $ 562,070      1,341,998         (c)          (d)      09/96       (c)

    Arby's Restaurants:
      Kendallville, Indiana           276,567         505,359        781,926   $  8,077         1995       07/96       (e)
      Avon, Indiana                   338,486         497,282        835,768      4,769         1996       09/96       (e)

    Black-eyed Pea Restaurant:
      Hillsboro, Texas                368,942          20,193        389,135         (c)          (d)      06/96       (c)

    Boston Market Restaurants:
      Franklin, Tennessee (k)         566,562         442,992      1,009,554     20,238         1995       08/95       (e)
      Grand Island, Nebraska          234,685         644,615        879,300     27,566         1995       09/95       (e)
      Dubuque, Iowa                   353,608         663,969      1,017,577     27,529         1995       10/95       (e)
      Chanhassen, Minnesota           376,929         639,875      1,016,804     24,543         1995       11/95       (e)
      Ellisville, Missouri            397,036         639,422      1,036,458      7,007         1996       06/96       (e)
      Golden Valley, Minnesota        665,555         475,994      1,141,549      4,043         1996       06/96       (e)
      Corvallis, Oregon               365,934         595,687        961,621      4,733         1996       07/96       (e)
      Rockwall, Texas                 528,118         340,297        868,415      2,051         1996       07/96       (e)
      Upland, California              787,182         238,273      1,025,455      3,503         1996       07/96       (e)
      Florissant, Missouri            705,522         626,845      1,332,367        172         1996       09/96       (e)
      La Quinta, California           681,964         287,597        969,561        420         1996       09/96       (e)
      Merced, California              573,163         402,636        975,799      3,199         1996       09/96       (e)
      Atlanta, Georgia                538,580          33,151        571,731         (c)          (d)      12/96       (c)
      St. Joseph, Missouri            378,786         388,489        767,275        532         1996       12/96       (e)

    Burger King Restaurants:
      Burbank, Illinois               543,095         620,617      1,163,712      8,275         1996       03/96       (e)
      Oaklawn, Illinois             1,211,336         824,061      2,035,397      7,902         1996       03/96       (e)
      Highland, Indiana               672,815         621,133      1,293,948      7,771         1996       04/96       (e)
      Indian Head Park, Illinois      599,949         170,723        770,672         (c)          (d)      04/96       (c)
      Chicago, Illinois               907,636         460,692      1,368,328         (c)          (d)      10/96       (c)
      Chattanooga, Tennessee          516,447         152,178        668,625         (c)          (d)      12/96       (c)

    Denny's Restaurants:
      Pasadena, Texas                 466,555         506,094        972,649     22,261         1981       09/95       (e)
      Shawnee, Oklahoma               528,090         625,652      1,153,742     27,515         1987       09/95       (e)
      Grand Rapids, Michigan          320,594         559,433        880,027     14,714         1967       03/96       (e)
      McKinney, Texas                 439,961              (g)       439,961         (h)        1996       06/96       (h)

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                               December 31, 1996



                                                                                            Costs Capitalized
                                                                                               Subsequent
                                                             Initial Cost                     To Acquisition
                                                     ----------------------------        ----------------------
                                                                      Buildings
                                     Encum-                              and             Improve-      Carrying
                                     brances            Land          Improvements         ments         Costs
                                     ------          ---------       ------------        --------      --------
    Golden Corral Family
      Steakhouse Restaurants:
        Carlsbad, New Mexico             -             384,221                 -           643,854           -
        Cleburne, Texas                  -             359,455                 -           653,853           -
        Corsicana, Texas                 -             349,227            699,756               -            -
        Dover, Delaware                  -           1,043,108                 -           977,508           -
        Ft. Worth, Texas                 -             640,320            898,171               -            -
        Tampa, Florida                   -             825,065                 -         1,222,843           -
        Universal City, Texas            -             357,429                 -           650,249           -
        Columbus, Ohio                   -           1,031,098                 -         1,092,939           -
        Port Richey, Florida             -             627,739                 -         1,025,611           -
        Lufkin, Texas                    -             462,689                 -         1,006,558           -
        Columbia, Tennessee              -             442,218                 -                -            -
        Moberly, Missouri                -             373,214                 -             9,317           -

    Jack in the Box Restaurants:
      Los Angeles, California            -             603,354            602,630               -            -
      Houston, Texas                     -             545,485                 -           527,020           -
      Humble, Texas                      -             437,667                 -           591,877           -
      Houston, Texas                     -             376,267                 -           574,359           -
      Houston, Texas                     -             403,350                 -           565,866           -
      Dallas, Texas                      -             368,932                 -           509,758           -

    Kenny Rogers' Roasters
      Restaurant:
        Grand Rapids, Michigan           -             282,806            599,309               -            -

    Pizza Hut Restaurants:
      Adrian, Michigan                   -             242,239                 -                -            -
      Bedford, Ohio                      -             174,721                 -                -            -
      Bowling Green, Ohio                -             200,442                 -                -            -
      Cleveland, Ohio                    -             116,849                 -                -            -
      Cleveland, Ohio                    -             226,163                 -                -            -
      Cleveland, Ohio                    -             126,494                 -                -            -
      Defiance, Ohio                     -             242,239                 -                -            -
      East Cleveland, Ohio               -             194,012                 -                -            -
      Euclid, Ohio                       -             202,050                 -                -            -
      Fairview Park, Ohio                -             142,570                 -                -            -
      Lambertville, Michigan             -              99,166                 -                -            -
      Middleburg Heights, Ohio           -             216,518                 -                -            -
      Monroe, Michigan                   -             152,215                 -                -            -
      Norwalk, Ohio                      -             261,529                 -                -            -
      North Olmstead, Ohio               -             259,922                 -                -            -
      Sandusky, Ohio                     -             259,922                 -                -            -
      Seven Hills, Ohio                  -             239,023                 -                -            -
      Toledo, Ohio                       -             197,227                 -                -            -
      Toledo, Ohio                       -             176,170                 -                -            -
      Toledo, Ohio                       -             208,480                 -                -            -
      Mayfield Heights, Ohio             -             202,552                 -                -            -
      Strongsville, Ohio                 -             186,476                 -                -            -


                                                                                                                      Life
                                          Gross Amount at Which Carried                                             on Which
                                              at Close of Period (c)                                              Depreciation
                                     ---------------------------------------                                       in Latest
                                                  Buildings                                     Date                 Income
                                                    and                        Accumulated    of Con-     Date    Statement is
                                     Land       Improvements       Total       Depreciation   struction  Acquired   Computed
                                   ----------   ------------     -----------   ------------   ---------  -------- ------------
    Golden Corral Family
      Steakhouse Restaurants:
        Carlsbad, New Mexico         384,221        643,854        1,028,075      28,953         1995        08/95       (e)
        Cleburne, Texas              359,455        653,853        1,013,308      26,600         1995        08/95       (e)
        Corsicana, Texas             349,227        699,756        1,048,983      32,558         1995        08/95       (e)
        Dover, Delaware            1,043,108        977,508        2,020,616      41,454         1995        08/95       (e)
        Ft. Worth, Texas             640,320        898,171        1,538,491      41,033         1995        08/95       (e)
        Tampa, Florida               825,065      1,222,843        2,047,908      36,734         1996        08/95       (e)
        Universal City, Texas        357,429        650,249        1,007,678      28,578         1995        08/95       (e)
        Columbus, Ohio             1,031,098      1,092,939        2,124,037      39,990         1995        11/95       (e)
        Port Richey, Florida         627,739      1,025,611        1,653,350       9,647         1996        05/96       (e)
        Lufkin, Texas                462,689      1,006,558        1,469,247         460         1996        11/96       (e)
        Columbia, Tennessee          442,218             (g)         442,218          (h)        1996        12/96       (h)
        Moberly, Missouri            373,214          9,317          382,531          (c)          (d)       12/96       (c)

    Jack in the Box Restaurants:
      Los Angeles, California        603,354        602,630        1,205,984      30,184         1986        06/95       (e)
      Houston, Texas                 545,485        527,020        1,072,505      14,631         1996        11/95       (e)
      Humble, Texas                  437,667        591,877        1,029,544       6,000         1996        06/96       (e)
      Houston, Texas                 376,267        574,359          950,626       5,140         1996        07/96       (e)
      Houston, Texas                 403,350        565,866          969,216       4,806         1996        08/96       (e)
      Dallas, Texas                  368,932        509,758          878,690          (c)          (d)       12/96       (c)

    Kenny Rogers' Roasters
      Restaurant:
        Grand Rapids, Michigan       282,806        599,309          882,115      28,146         1995        08/95       (e)

    Pizza Hut Restaurants:
      Adrian, Michigan               242,239             -           242,239          (f)        1989        01/96       (f)
      Bedford, Ohio                  174,721             -           174,721          (f)        1975        01/96       (f)
      Bowling Green, Ohio            200,442             -           200,442          (f)        1985        01/96       (f)
      Cleveland, Ohio                116,849             -           116,849          (f)        1978        01/96       (f)
      Cleveland, Ohio                226,163             -           226,163          (f)        1987        01/96       (f)
      Cleveland, Ohio                126,494             -           126,494          (f)        1986        01/96       (f)
      Defiance, Ohio                 242,239             -           242,239          (f)        1977        01/96       (f)
      East Cleveland, Ohio           194,012             -           194,012          (f)        1986        01/96       (f)
      Euclid, Ohio                   202,050             -           202,050          (f)        1983        01/96       (f)
      Fairview Park, Ohio            142,570             -           142,570          (f)        1977        01/96       (f)
      Lambertville, Michigan          99,166             -            99,166          (f)        1994        01/96       (f)
      Middleburg Heights, Ohio       216,518             -           216,518          (f)        1975        01/96       (f)
      Monroe, Michigan               152,215             -           152,215          (f)        1994        01/96       (f)
      Norwalk, Ohio                  261,529             -           261,529          (f)        1993        01/96       (f)
      North Olmstead, Ohio           259,922             -           259,922          (f)        1976        01/96       (f)
      Sandusky, Ohio                 259,922             -           259,922          (f)        1978        01/96       (f)
      Seven Hills, Ohio              239,023             -           239,023          (f)        1983        01/96       (f)
      Toledo, Ohio                   197,227             -           197,227          (f)        1978        01/96       (f)
      Toledo, Ohio                   176,170             -           176,170          (f)        1985        01/96       (f)
      Toledo, Ohio                   208,480             -           208,480          (f)        1975        01/96       (f)
      Mayfield Heights, Ohio         202,552             -           202,552          (f)        1980        04/96       (f)
      Strongsville, Ohio             186,476             -           186,476          (f)        1976        04/96       (f)

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                               December 31, 1996



                                                                                         Costs Capitalized
                                                                                           Subsequent
                                                          Initial Cost                   To Acquisition
                                                   ---------------------------   --------------------------
                                                                   Buildings
                                     Encum-                          and           Improve-        Carrying
                                    brances           Land      Improvements         ments           Costs
                                    -------        -----------  ------------     ------------      --------
      Toledo, Ohio                       -             128,604           -                -            -
      Beaver, West Virginia              -             212,053           -                -            -
      Beckley, West Virginia             -             209,432           -                -            -
      Belle, West Virginia               -              46,737           -                -            -
      Bluefield, West Virginia           -             120,449           -                -            -
      Cross Lanes, West Virginia         -             215,881           -                -            -
      Huntington, West Virginia          -             212,093           -                -            -
      Hurricane, West Virginia           -             180,803           -                -            -
      Marietta, Ohio                     -             169,454           -                -            -
      Milton, West Virginia              -              99,815           -                -            -
      Ronceverte, West Virginia          -              99,733           -                -            -
      Bowling Green, Ohio                -             135,831           -                -            -
      Toledo, Ohio                       -             194,097           -                -            -

    Ryan's Family Steak House
      Restaurant:
        Spring Hill, Florida             -             588,586           -           933,414           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Knoxville, Tennessee             -             357,760           -                -            -
        Camarillo, California            -             640,145           -           673,885           -
                                                   -----------  -----------      -----------     -------
                                                   $33,850,436  $ 7,756,232      $19,247,874     $     -
                                                   ===========  ===========      ===========     =======


                                                                                                                        Life
                                            Gross Amount at Which Carried                                             on Which
                                                at Close of Period (c)                                              Depreciation
                                     -----------------------------------------                                       in Latest
                                                    Buildings                                     Date                 Income
                                                      and                        Accumulated    of Con-     Date    Statement is
                                       Land       Improvements       Total       Depreciation   struction  Acquired   Computed
                                     ----------   ------------     -----------   ------------   ---------  -------- ------------
      Toledo, Ohio                     128,604             -        128,604          (f)          1988       04/96      (f)
      Beaver, West Virginia            212,053             -        212,053          (f)          1986       05/96      (f)
      Beckley, West Virginia           209,432             -        209,432          (f)          1978       05/96      (f)
      Belle, West Virginia              46,737             -         46,737          (f)          1980       05/96      (f)
      Bluefield, West Virginia         120,449             -        120,449          (f)          1986       05/96      (f)
      Cross Lanes, West Virginia       215,881             -        215,881          (f)          1990       05/96      (f)
      Huntington, West Virginia        212,093             -        212,093          (f)          1978       05/96      (f)
      Hurricane, West Virginia         180,803             -        180,803          (f)          1978       05/96      (f)
      Marietta, Ohio                   169,454             -        169,454          (f)          1986       05/96      (f)
      Milton, West Virginia             99,815             -         99,815          (f)          1986       05/96      (f)
      Ronceverte, West Virginia         99,733             -         99,733          (f)          1991       05/96      (f)
      Bowling Green, Ohio              135,831             -        135,831          (f)          1992       12/96      (f)
      Toledo, Ohio                     194,097             -        194,097          (f)          1993       12/96      (f)

    Ryan's Family Steak House
      Restaurant:
        Spring Hill, Florida           588,586        933,414     1,522,000          (c)            (d)      09/96      (c)

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Knoxville, Tennessee           357,760             (g)      357,760          (h)          1996       05/96      (h)
        Camarillo, California          640,145        673,885     1,314,030       9,662           1996       06/96      (e)
                                   -----------    -----------   -----------    --------
                                   $33,850,436    $27,004,106   $60,854,542    $611,396
                                   ===========    ===========   ===========    ========

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                               December 31, 1996



                                                                                       Costs Capitalized
                                                                                          Subsequent
                                                       Initial Cost                      To Acquisition
                                               ------------------------------      ------------------------
                                                                  Buildings
                                 Encum-                              and             Improve-      Carrying
                                brances           Land           Improvements         ments         Costs
                                -------        ----------        ------------      -----------     --------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurant:
      Montclair, California          -         $        -         $        -       $   823,193     $     -

    Denny's Restaurant:
      McKinney, Texas                -                  -             655,052               -            -

    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio               -                  -           1,044,311               -            -
        Columbia, Tennessee          -                  -             939,713               -            -
        Eastlake, Ohio               -             256,332          1,473,306               -            -

    TGI Friday's Restaurants:
      Orange, Connecticut            -                  -                  -         1,379,330           -
      Marlboro, New Jersey           -                  -                  -         1,409,354           -
      Hazlet, New Jersey             -                  -                  -         1,370,519           -
      Hamden, Connecticut            -                  -                  -         1,272,835           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Knoxville, Tennessee         -                  -                  -           482,105           -
        Sevierville, Tennessee       -                  -                  -           529,941           -
        San Diego, California        -                  -                  -           653,753           -
                                               -----------        -----------      -----------     -------
                                               $   256,332        $ 4,112,382      $ 7,921,030     $     -
                                               ===========        ===========      ===========     =======


                                                                                                                   Life
                                       Gross Amount at Which Carried                                             on Which
                                           at Close of Period (c)                                              Depreciation
                                -----------------------------------------                                       in Latest
                                               Buildings                                     Date                 Income
                                                 and                        Accumulated    of Con-     Date    Statement is
                                  Land       Improvements       Total       Depreciation   struction  Acquired   Computed
                                ----------   ------------     -----------   ------------   ---------  -------- ------------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurant:
      Montclair, California        (g)           (g)             (g)             (h)         1996        08/96      (h)

    Denny's Restaurant:
      McKinney, Texas              (g)           (g)             (g)             (h)         1996        06/96      (h)

    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio             (j)           (g)             (g)             (h)         1996        07/96      (h)
        Columbia, Tennessee        (g)           (g)             (g)             (h)         1996        12/96      (h)
        Eastlake, Ohio             (g)           (g)             (g)             (i)         1996        12/96      (i)

    TGI Friday's Restaurants:
      Orange, Connecticut          (j)           (g)             (g)             (h)         1995        07/95      (h)
      Marlboro, New Jersey         (j)           (g)             (g)             (h)         1996        02/96      (h)
      Hazlet, New Jersey           (j)           (g)             (g)             (h)         1996        03/96      (h)
      Hamden, Connecticut          (j)           (g)             (g)             (h)         1996        04/96      (h)

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Knoxville, Tennessee       (g)           (g)             (g)             (h)         1996        05/96      (h)
        Sevierville, Tennessee     (j)           (g)             (g)             (h)         1996        06/96      (h)
        San Diego, California      (j)           (g)             (g)             (h)         1996        10/96      (h)


               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1996



(a) Transactions in real estate and accumulated depreciation during 1996 and 1995 are summarized as follows:

                                                                 Accumulated
                                                        Cost (b) Depreciation
                                                        -------- ------------

                    Properties the Partnership
                      has Invested in Under
                      Operating Leases:

                        Balance, December 31, 1994  $        -    $        -
                        Acquisitions (l)             19,824,044            -
                        Depreciation expense (e)             -        100,318
                                                    -----------   -----------

                        Balance, December 31, 1995   19,824,044       100,318
                        Acquisitions (l)             41,030,498            -
                        Depreciation expense                 -        511,078
                                                    -----------   -----------

                        Balance, December 31, 1996  $60,854,542   $   611,396
                                                    ===========   ===========


(b) As of December 31, 1996 and 1995, the aggregate cost of the Properties owned by the Company and its subsidiary for federal income tax purposes was $73,144,286 and $21,199,004, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c)        Property was not placed in service as of December 31, 1996;
           therefore, no depreciation was taken.

(d)        Scheduled for completion in 1997.

(e) Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(f)        The building portion of this property is owned by the tenant;
           therefore, depreciation is not applicable.

(g) For financial reporting purposes, certain components of the lease relating to land and building have been recorded as direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(h) For financial reporting purposes, the portion of this lease relating to the building has been recorded as direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(i) For financial reporting purposes, the lease for the land and building has been recorded as direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

              NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
                            DEPRECIATION - CONTINUED

                               December 31, 1996


(j) The Company owns the building only relating to this Property. This property is subject to a ground lease between the tenant and an unaffiliated third party. In connection therewith, the Company entered into either a tri-party agreement with the tenant and the owner of the land or an assignment of interest in the ground lease with the landlord of the land. The tri-party agreement or assignment of interest each provide that the tenant is responsible for all obligations under the ground lease and provide certain rights to the Company to help protect its interest in the building in the event of a default by the tenant under the terms of the ground lease.

(k) The restaurant on the property in Franklin, Tennessee, was converted from a Kenny Rogers' Roasters restaurant to a Boston Market restaurant in 1996.

(l) During the years ended December 31, 1996 and 1995, the Company (i) incurred acquisition fees totalling $4,535,685 and $1,730,437, respectively, paid to the Advisor, (ii) purchased land and buildings from affiliates of the Company for an aggregate cost of approximately $2,609,800 and $6,621,000, respectively, and (iii) paid development/construction management fees to affiliates of the Company totalling $159,350 during the year ended December 31, 1996. Such amounts are included in land and buildings on operating leases, net investment in direct financing leases and other assets at December 31, 1996 and 1995.

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                  SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

                               December 31, 1996




                                                                                                                        Principal
                                                                                                                         Amount
                                                                                                                        of Loans
                                                                                                                       Subject to
                                                         Final       Periodic              Face        Carrying        Delinquent
                                         Interest      Maturity      Payment    Prior    Amount of     Amount of        Principal
         Description                       Rate          Date         Terms     Liens    Mortgages     Mortgages       or Interest
------------------------------           --------   -------------    --------   -----   -----------   -----------      -----------
Castle Hill Holdings V, L.L.C.
First Mortgages                           10.75%    January, 2016       (1)     $  -    $ 8,475,000   $ 8,812,787      $        -
  Pizza Hut Restaurants:
    Bedford, OH
    Middleburg Heights, OH
    Fairview Park, OH
    Strongsville, OH
    Cleveland, OH
    East Cleveland, OH
    North Olmstead, OH
    Norwalk, OH
    Sandusky, OH
    Mayfield Heights, OH
    Euclid, OH
    Seven Hills, OH
    Cleveland, OH
    Cleveland, OH
    Toledo, OH
    Toledo, OH
    Defiance, OH
    Toledo, OH
    Bowling Green, OH
    Monroe, MI
    Lambertville, MI
    Adrian, MI
    Toledo, OH

Castle Hill Holdings VI, L.L.C.
First Mortgages                           10.75%       June, 2016       (1)        -      3,888,000     4,071,755               -
  Pizza Hut Restaurants:
    Hurricane, WV
    Marietta, OH
    Bluefield, WV
    Huntington, WV
    Ronceverte, WV
    Milton, WV
    Beckley, WV
    Belle, WV
    Cross Lanes, WV
    Beaver, WV

Castle Hill Holdings VII, L.L.C.
First Mortgages                           10.75%    January, 2017       (1)        -        484,000       505,065               -
  Pizza Hut Restaurants:
    Bowling Green, OH
    Toledo, OH
                                                                                -----   -----------   -----------      ----------
    Total                                                                       $  -    $12,847,000   $13,389,607 (3)  $        -
                                                                                =====   ===========   ===========      ==========

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

              SCHEDULE IV - NOTES TO MORTGAGE LOANS ON REAL ESTATE

                               December 31, 1996


(1) Equal monthly payments of principal and interest at an annual rate of 10.75%.

(2)      The tax carrying value of the notes is $13,389,607.

(3)      The changes in the carrying amounts are summarized as follows:


                                        1996            1995            1994
                                     -----------     -----------     ----------

     Balance at beginning of period  $        -      $        -      $        -

     New mortgage loans               12,847,000              -               -

     Accrued interest                     35,286              -               -

     Collection of principal            (133,850)             -               -

     Deferred financing income           (46,268)             -               -

     Unamortized loan costs              687,439              -               -
                                     -----------     -----------     ----------
     Balance at end of period        $13,389,607     $        -      $        -
                                     ===========     ===========     ==========

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains.

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Partnerships included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1996. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which became fully subscribed between January 1992 and December 1996.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Partnerships, the offerings of which became fully subscribed between January 1992 and December 1996. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending December 31, 1996.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 1996, of the Prior Public Partnerships, the offerings of which became fully subscribed between January 1992 and December 1996.

         The Table includes a summary of income or loss of the Prior Public Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed public programs which made investments similar to those of the Company.

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between January 1992 and December 1996.

         This Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS



                                      CNL Income      CNL Income      CNL Income     CNL Income      CNL Income
                                        Fund X,        Fund XI,        Fund XII,     Fund XIII,       Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.            Ltd.
                                       ---------      ----------     -----------    -----------    -------------

Dollar amount offered                $40,000,000     $40,000,000     $45,000,000    $40,000,000     $45,000,000
                                     ===========     ===========     ===========    ===========     ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%          100.0%
                                     -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)           (0.5)
                                     -----------     -----------     -----------    -----------     -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)          (12.0)
                                     -----------     -----------     -----------    -----------     -----------
Reserve for operations                       --              --              --             --              --
                                     -----------     -----------     -----------    -----------     ----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%           88.0%
                                     ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment                         83.0%           83.0%           83.0%          82.5%           82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.0            5.5             5.5
  Loan costs                                 --              --              --             --              --
                                     -----------     -----------     -----------    -----------     ----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%           88.0%
                                     ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --              --              --             --              --

Date offering began                      9/09/91         3/18/92         9/29/92        3/31/93         8/27/93

Length of offering (in
  months)                                      6               6               6              5               6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        7               6              11             10              11

                                      C-3



                                     CNL Income      CNL Income      CNL Income     CNL Income
                                      Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                        Ltd.            Ltd.            Ltd.            Ltd.
                                    -----------     -----------     -----------     ------------
                                                                                     (Note 1)
Dollar amount offered               $40,000,000     $45,000,000     $30,000,000
                                    ===========     ===========     ===========

Dollar amount raised                      100.0%          100.0%          100.0%
                                    -----------     -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                          (8.5)           (8.5)           (8.5)
  Organizational expenses                  (3.0)           (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                              (0.5)           (0.5)           (0.5)
                                    -----------     -----------     -----------
                                          (12.0)          (12.0)          (12.0)
                                    -----------     -----------     -----------
Reserve for operations                      --              --              --
                                    -----------     -----------     ----------

Percent available for
  investment                               88.0%           88.0%           88.0%
                                    ===========     ===========     ===========

Acquisition costs:

  Cash down payment                        82.5%           82.5%           83.5%
  Acquisition fees paid
    to affiliates                           5.5             5.5             4.5
  Loan costs                                --              --              --
                                    -----------     -----------     ----------

Total acquisition costs                    88.0%           88.0%           88.0%
                                    ===========     ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                        --              --              --

Date offering began                     2/23/94         9/02/94         9/02/95

Length of offering (in
  months)                                     6               9              12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                      10              11              15

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR


                                             CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                               Fund X,      Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.          Ltd.
                                            -----------   -----------   -----------   -----------   -----------
Date offering commenced                         9/09/91       3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -             -
    Acquisition fees                          2,000,000     2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996                                      3,790,298     3,734,852     4,089,655     3,494,528     3,841,163
    1995                                      3,603,470     3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,828,234     3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,499,905     3,434,512     3,320,549     1,148,550       329,957
    1992                                      3,141,123     1,525,462        63,401             -             -
    1991                                        204,240             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Amount paid to sponsor from
 operations (administrative,
 accounting and management
 fees):
    1996                                         94,496       133,138       137,966       126,947       134,867
    1995                                         76,108       106,086       109,111       103,083       114,095
    1994                                         42,741        76,533        84,524        83,046        84,801
    1993                                         38,999        78,926        73,789        27,003         8,220
    1992                                         39,505        30,237         2,031             -             -
    1991                                          2,834             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Dollar amount of property
 sales and refinancing
 before deducting payments
 to sponsor:
    Cash                                      1,057,386     1,044,750     1,640,000       836,411     3,196,603
    Notes                                             -             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -             -
   Incentive fees                                     -             -             -             -             -
   Other                                              -             -             -             -             -


                                      C-5









                                        CNL Income     CNL Income   CNL Income    CNL Income
                                         Fund XV,       Fund XVI,    Fund XVII,   Fund XVIII,
                                            Ltd.           Ltd.         Ltd.          Ltd.
                                        -----------   -----------   -----------   -----------
                                                                                    (Note 2)
Date offering commenced                     2/23/94       9/02/94       9/02/95
Dollar amount raised                    $40,000,000   $45,000,000   $30,000,000
                                        ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                           3,400,000     3,825,000     2,550,000
    Real estate commissions                       -             -             -
    Acquisition fees                      2,200,000     2,475,000     1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                200,000       225,000       150,000
                                        -----------   -----------   -----------
Total amount paid to sponsor              5,800,000     6,525,000     4,050,000
                                        ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996                                  3,557,073     3,911,609     1,340,159
    1995                                  3,361,477     2,619,840        11,671
    1994                                  1,154,454       212,171             -
    1993                                          -             -             -
    1992                                          -             -             -
    1991                                          -             -             -
    1990                                          -             -             -
    1989                                          -             -             -
    1988                                          -             -             -
    1987                                          -             -             -
    1986                                          -             -             -
    1985                                          -             -             -
    1984                                          -             -             -
    1983                                          -             -             -
    1982                                          -             -             -
    1981                                          -             -             -
    1980                                          -             -             -
    1979                                          -             -             -
    1978                                          -             -             -
Amount paid to sponsor from
 operations (administrative,
 accounting and management
 fees):
    1996                                    122,391       157,883       107,211
    1995                                    122,107       138,445         2,659
    1994                                     37,620         7,023             -
    1993                                          -             -             -
    1992                                          -             -             -
    1991                                          -             -             -
    1990                                          -             -             -
    1989                                          -             -             -
    1988                                          -             -             -
    1987                                          -             -             -
    1986                                          -             -             -
    1985                                          -             -             -
    1984                                          -             -             -
    1983                                          -             -             -
    1982                                          -             -             -
    1981                                          -             -             -
    1980                                          -             -             -
    1979                                          -             -             -
    1978                                          -             -             -
Dollar amount of property
 sales and refinancing
 before deducting payments
 to sponsor:
    Cash                                  3,312,297       775,000             -
    Notes                                         -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                       -             -             -
   Incentive fees                                 -             -             -
   Other                                          -             -             -


Note 1: During the year ended December 31, 1995, CNL Income Fund X, Ltd. received proceeds of $7,200 for a small parcel of land as a result of an easement relating to a certain property.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1996, CNL Income Fund XVIII, Ltd. had sold 842,182 Units, representing $8,421,815 of capital contributed by limited partners, and two properties had been acquired. From commencement of the offering through December 31, 1996, total selling commissions and discounts were $715,854, due diligence expense reimbursement fees were $42,109, and acquisition fees were $378,982, for a total amount paid to sponsor of $1,136,945. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through December 31, 1996, of $24,769. CNL Income Fund XVIII, Ltd. made payments of $2,980 to the sponsor from operations for this period.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND X, LTD.


                                                          1990
                                                        (Note 1)         1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $     80,723    $  2,985,620    $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                                 0               0         184,425         273,564
Profit from sale of properties                                  0               0               0               0
Interest income                                                 0          77,424         149,051          35,072
Less: Operating expenses                                        0          (7,078)       (147,094)       (178,294)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (5,603)       (261,058)       (215,143)
      Minority interest in income of
        consolidated joint venture                              0               0          (4,902)         (8,159)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         145,466       2,906,042       3,636,573
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         187,164       2,652,037       2,936,325
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0         201,406       3,101,618       3,460,906
Cash generated from sales (Note 4)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         201,406       3,101,618       3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (163,012)     (2,760,446)     (2,659,655)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          38,394         341,172         801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      19,972,663      20,027,337               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (1,942,339)     (1,880,824)              0
    Acquisition of land and buildings                           0      (7,317,942)    (12,095,378)           (316)
    Investment in direct financing
      leases                                                    0      (3,024,796)     (8,018,153)        (46,364)
    Investment in joint ventures                                0               0      (3,687,069)              0
    Return of capital from joint
      ventures                                                  0               0               0               0
    Deposit received for sale of land
      and building                                              0               0               0               0
    Increase in other assets                                  (78)       (482,466)              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                           0        (815,938)       (313,196)           (544)
    Distributions to holder of minority
      interest                                                  0               0          (5,729)         (5,543)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             922       6,417,576      (5,631,840)        748,484
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              70              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-7










                                                   1994            1995           1996
                                               ------------    ------------   ------------
Gross revenue                                  $  3,710,792    $  3,544,446   $  3,541,053
Equity in earnings of unconsolidated
  joint venture                                     271,512         267,799        278,371
Profit from sale of properties                            0          67,214              0
Interest income                                      46,456          72,600         61,108
Less: Operating expenses                           (138,507)       (189,230)      (202,098)
      Interest expense                                    0               0              0
      Depreciation and amortization                (208,941)       (201,696)      (207,959)
      Minority interest in income of
        consolidated joint venture                   (8,471)         (9,066)        (8,663)
                                               ------------    ------------   ------------
Net income - GAAP basis                           3,672,841       3,552,067      3,461,812
                                               ============    ============   ============
Taxable income
  - from operations                               3,212,304       2,956,800      3,059,004
                                               ============    ============   ============
  - from gain on sale                                     0          50,819              0
                                               ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                 3,785,493       3,527,362      3,695,802
Cash generated from sales (Note 4)                        0       1,057,386              0
Cash generated from refinancing                           0               0              0
                                               ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                 3,785,493       4,584,748      3,695,802
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                   (3,500,017)     (3,527,362)    (3,640,003)
    - from sale of properties                             0               0              0
    - from cash flow from prior period                    0        (172,641)             0
                                               ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                     285,476         884,745         55,799
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                       0               0              0
    General partners' capital
      contributions                                       0               0              0
    Organization costs                                    0               0              0
    Syndication costs                                     0               0              0
    Acquisition of land and buildings                     0        (359,506)          (978)
    Investment in direct financing
      leases                                              0        (566,097)        (1,542)
    Investment in joint ventures                          0               0       (108,952)
    Return of capital from joint
      ventures                                            0               0              0
    Deposit received for sale of land
      and building                                        0          69,000              0
    Increase in other assets                              0               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                     0               0              0
    Distributions to holder of minority
      interest                                       (7,909)         (7,998)        (7,697)
                                               ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                   277,567          20,144        (63,370)
                                               ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                      80              73             76
                                               ============    ============   ============
  - from recapture                                        0               0              0
                                               ============    ============   ============
Capital gain (loss)                                       0               1              0
                                               ============    ============   ============

                                      C-8




TABLE III - CNL INCOME FUND X, LTD. (continued)




                                                         1990
                                                       (Note 1)          1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              13              73              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               2               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              15              73              66
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           5.75%           7.38%           8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              15              88             154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%            100%




                                      C-9










                                                        1994            1995           1996
                                                    ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    88              87             86
  - from capital gain                                          0               2              0
  - from investment income from
      prior period                                             0               4              5
  - from return of capital (Note 3)                            0               0              0
                                                    ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                    88              93             91
                                                    ============    ============   ============
    Source (on cash basis)
    - from sales                                               0               0              0
    - from refinancing                                         0               0              0
    - from operations                                         88              88             91
    - from cash flow from prior
        period                                                 0               5              0
                                                    ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                    88              93             91
                                                    ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                9.06%           9.10%          9.10%
Total cumulative cash distributions
  per $1,000 investment from inception                       242             335            426
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                      100%             99%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units.
         Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: On December 31, 1994, 1995 and 1996, CNL Income Fund X, Ltd. declared a special distribution of cumulative excess operating reserves equal to .25%, .10% and .10%, respectively, of the total invested capital. Accordingly, the total yield for 1994, 1995 and 1996 was 9.06%, 9.10% and 9.10%, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.


                                                            1991
                                                          (Note 1)             1992               1993            1994
                                                        ------------       ------------       ------------    ------------
Gross revenue                                        $          0          $  1,269,086       $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0                33,367            121,059         119,370
Profit from sale of properties                                  0                     0                  0               0
Interest income                                                 0               150,535             24,258          30,894
Less: Operating expenses                                        0               (63,390)          (206,987)       (179,717)
      Interest expense                                          0                     0                  0               0
      Depreciation and amortization                             0              (180,631)          (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0               (23,529)           (68,399)        (68,936)
                                                     ------------          ------------       ------------    ------------
Net income - GAAP basis                                         0             1,185,438          3,232,452       3,272,492
                                                     ============          ============       ============    ============
Taxable income
  - from operations                                             0             1,295,104          2,855,026       2,947,445
                                                     ============          ============       ============    ============
  - from gain on sale                                           0                     0                  0               0
                                                     ============          ============       ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0             1,495,225          3,355,586       3,497,941
Cash generated from sales (Note 5)                              0                     0                  0               0
Cash generated from refinancing                                 0                     0                  0               0
                                                     ------------          ------------       ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0             1,495,225          3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0            (1,205,030)        (2,495,002)     (3,400,001)
    - from sale of properties                                   0                     0                  0               0
    - from cash flow from prior period                          0                     0                  0               0
                                                     ------------          ------------       ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0               290,195            860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0            40,000,000                  0               0
    General partners' capital
      contributions                                         1,000                     0                  0               0
    Minority interests' capital
      contributions                                             0               426,367                  0               0
    Organization costs                                          0               (10,000)                 0               0
    Syndication costs                                           0            (3,922,875)                 0               0
    Acquisition of land and buildings                           0           (26,428,556)          (276,157)              0
    Investment in direct financing
      leases                                                    0            (6,716,561)          (276,206)              0
    Increase in restricted cash                                 0                     0                  0               0
    Investment in joint ventures                                0            (1,658,925)              (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0            (1,011,487)              (900)              0
    Increase in other assets                                    0              (122,024)                 0               0
    Distributions to holders of minority
      interests                                                 0               (17,467)           (51,562)        (57,641)
                                                     ------------          ------------       ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000               828,667            254,987          40,299
                                                     ============          ============       ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0                    45                 71              73
                                                     ============          ============       ============    ============
  - from recapture                                              0                     0                  0               0
                                                     ============          ============       ============    ============
Capital gain (loss)                                             0                     0                  0               0
                                                     ============          ============       ============    ============

                                      C-11










                                                    1995            1996
                                                ------------    ------------
Gross revenue                                   $  3,820,990    $  3,877,311
Equity in earnings of unconsolidated
  joint ventures                                     118,384         118,211
Profit from sale of properties                             0         213,685
Interest income                                       51,192          51,381
Less: Operating expenses                            (237,126)       (247,569)
      Interest expense                                     0               0
      Depreciation and amortization                 (481,226)       (478,198)
      Minority interests in income of
        consolidated joint ventures                  (70,038)        (70,116)
                                                 -----------     -----------
Net income - GAAP basis                            3,202,176       3,464,705
                                                 ===========     ===========
Taxable income
  - from operations                                2,985,221       2,965,514
                                                 ===========     ===========
  - from gain on sale                                      0               0
                                                 ===========     ===========
Cash generated from operations
  (Notes 2 and 4)                                  3,652,185       3,601,714
Cash generated from sales (Note 5)                         0       1,044,750
Cash generated from refinancing                            0               0
                                                 -----------     -----------
Cash generated from operations, sales
  and refinancing                                  3,652,185       4,646,464
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                    (3,500,023)     (3,540,024)
    - from sale of properties                              0               0
    - from cash flow from prior period                     0               0
                                                 -----------     -----------
Cash generated (deficiency) after cash
  distributions                                      152,162       1,106,440
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                        0               0
    General partners' capital
      contributions                                        0               0
    Minority interests' capital
      contributions                                        0               0
    Organization costs                                     0               0
    Syndication costs                                      0               0
    Acquisition of land and buildings                      0               0
    Investment in direct financing
      leases                                               0               0
    Increase in restricted cash                            0      (1,044,750)
    Investment in joint ventures                           0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                      0               0
    Increase in other assets                               0               0
    Distributions to holders of minority
      interests                                      (54,227)        (58,718)
                                                ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     97,935           2,972
                                                ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                       74              73
                                                ============    ============
  - from recapture                                         0               0
                                                ============    ============
Capital gain (loss)                                        0               0
                                                ============    ============

                                      C-12


TABLE III - CNL INCOME FUND XI, LTD. (continued)

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%            100%




                                      C-13










                                                      1995            1996
                                                  ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  79              81
  - from capital gain                                        0               5
  - from investment income from
      prior period                                           9               3
  - from return of capital (Note 3)                          0               0
                                                  ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                  88              89
                                                  ============    ============
    Source (on cash basis)
    - from sales                                             0               0
    - from refinancing                                       0               0
    - from operations                                       88              89
    - from cash flow from prior
        period                                               0               0
                                                  ------------    ------------
Total distributions on cash basis
  (Note 6)                                                  88              89
                                                  ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                              8.85%           8.85%
Total cumulative cash distributions
  per $1,000 investment from inception                     277             366
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                    100%             97%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.


                                                            1991
                                                          (Note 1)                   1992            1993            1994
                                                        ------------             ------------    ------------    ------------
Gross revenue                                           $          0             $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                               0                       46          49,604          85,252
Profit (Loss) from sale of properties                              0                        0               0               0
Interest income (Note 7)                                           0                   45,228         190,082          65,447
Less: Operating expenses                                           0                   (7,211)       (193,804)       (192,951)
      Interest expense                                             0                        0               0               0
      Depreciation and amortization                                0                   (3,997)       (286,293)       (327,795)
                                                        ------------             ------------    ------------    ------------
Net income - GAAP basis                                            0                   59,199       3,134,229       4,027,834
                                                        ============             ============    ============    ============
Taxable income
  - from operations                                                0                   58,543       2,749,072       3,301,005
                                                        ============             ============    ============    ============
  - from gain (loss) on sale                                       0                        0               0               0
                                                        ============             ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                                  0                   61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                                 0                        0               0               0
Cash generated from refinancing                                    0                        0               0               0
                                                        ------------             ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                                  0                   61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                     0                  (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                      0                        0               0               0
    - from return of capital (Note 4)                              0                  (60,867)              0               0
    - from cash flow from prior period                             0                        0               0               0
                                                        ------------             ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                    0                  (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                                0               21,543,270      23,456,730               0
    General partners' capital
      contributions                                            1,000                        0               0               0
    Organization costs                                             0                  (10,000)              0               0
    Syndication costs                                              0               (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                              0               (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                       0               (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                            0                        0        (207,189)          6,400
    Investment in joint ventures                                   0                 (372,045)       (468,771)         (4,400)
    Increase in restricted cash                                    0                        0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                              0                 (704,923)       (432,749)              0
    Increase in other assets                                       0                 (654,497)              0               0
    Other                                                          0                        0               0             973
                                                        ------------             ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                              1,000                7,634,942      (6,003,462)         82,360
                                                        ============             ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                                0                        5              64              73
                                                        ============             ============    ============    ============
  - from recapture                                                 0                        0               0               0
                                                        ============             ============    ============    ============
Capital gain (loss)                                                0                        0               0               0
                                                        ============             ============    ============    ============

                                      C-15










                                                   1995            1996
                                               ------------    ------------
Gross revenue                                  $  4,404,792    $  4,264,273
Equity in earnings of joint ventures                 81,582         200,499
Profit (Loss) from sale of properties                     0         (15,355)
Interest income (Note 7)                             84,197          88,286
Less: Operating expenses                           (228,404)       (279,341)
      Interest expense                                    0               0
      Depreciation and amortization                (327,795)       (315,319)
                                               ------------     -----------
Net income - GAAP basis                           4,014,372       3,943,043
                                               ============     ===========
Taxable income
  - from operations                               3,262,046       3,275,495
                                               ============     ===========
  - from gain (loss) on sale                              0         (41,506)
                                               ============     ===========
Cash generated from operations
  (Notes 2 and 5)                                 3,819,362       3,951,689
Cash generated from sales (Note 7)                        0       1,640,000
Cash generated from refinancing                           0               0
                                               ------------     -----------
Cash generated from operations, sales
  and refinancing                                 3,819,362       5,591,689
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                   (3,819,362)     (3,870,008)
    - from sale of properties                             0               0
    - from return of capital (Note 4)                     0               0
    - from cash flow from prior period               (5,645)              0
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      (5,645)      1,721,681
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                       0               0
    General partners' capital
      contributions                                       0               0
    Organization costs                                    0               0
    Syndication costs                                     0               0
    Acquisition of land and buildings                     0               0
    Investment in direct financing
      leases                                              0               0
    Loan to tenant of joint venture,
      net of repayments                               7,008           7,741
    Investment in joint ventures                          0      (1,645,024)
    Increase in restricted cash                           0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                     0               0
    Increase in other assets                              0               0
    Other                                                 0               0
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     1,363         (84,398)
                                               ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                      72              72
                                               ============    ============
  - from recapture                                        0               0
                                               ============    ============
Capital gain (loss)                                       0              (1)
                                               ============    ============

                                      C-16




TABLE III - CNL INCOME FUND XII, LTD. (continued)




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 4)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A             100%            100%            100%





                                                        1995            1996
                                                    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                85              86
  - from capital gain                                      0               0
  - from investment income from
      prior period                                         0               0
  - from return of capital (Note 3)                        0               0
                                                ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                85              86
                                                ============    ============
    Source (on cash basis)
    - from sales                                           0               0
    - from refinancing                                     0               0
    - from operations                                     85              86
    - from return of capital (Note 4)                      0               0
    - from cash flow from prior period                     0               0
                                                ------------    ------------
Total distributions on cash basis
  (Note 6)                                                85              86
                                                ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                            8.60%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                   227             313
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                   100%            100%




Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.
Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.
Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)
Note 10: Certain data for columns representing less than 12 months have been annualized.


                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                            INCOME FUND XIII, LTD.



                                                           1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------  ------------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                               0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4 and 5)                       0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============

                                                         1996
                                                    ------------
Gross revenue                                        $ 3,685,280
Equity in earnings of joint ventures                      60,654
Profit (Loss) from sale of properties                          0
  (Notes 4 and 5)                                         82,855
Interest income                                           49,820
Less: Operating expenses                                (253,360)
      Interest expense
      Depreciation and amortization                     (393,434)
                                                     ------------
Net income - GAAP basis                                3,231,815
                                                     ============
Taxable income
  - from operations                                    2,972,159
                                                     ============
  - from gain (loss) on sale                                   0
                                                     ============
Cash generated from operations
  (Notes 2 and 3)                                      3,367,581
Cash generated from sales (Notes 4 and 5)                550,000
Cash generated from refinancing                                0
                                                     ------------
Cash generated from operations, sales
  and refinancing                                      3,917,581
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                        (3,367,581)
    - from sale of properties                                  0
    - from cash flow from prior period                   (32,427)
                                                     ------------
Cash generated (deficiency) after
  cash distributions                                     517,573
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                            0
    General partners' capital
      contributions                                            0
    Syndication costs                                          0
    Acquisition of land and buildings                          0
    Investment in direct financing leases                      0
    Investment in joint ventures                               0
    Increase in restricted cash                         (550,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                            0
    Increase in other assets                                   0
    Other                                                      0
                                                     ------------
Cash generated (deficiency) after cash
  distributions and special items                        (32,427)
                                                     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           74
                                                     ============
  - from recapture                                             0
                                                     ============
Capital gain (loss) (Notes 4 and 5)                            0
                                                     ============



                                                         1992
                                                       (Note 1)          1993            1994            1995         1996
                                                    ------------    ------------    ------------    ------------     -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82         78
  - from capital gain                                           0               0               0               0          2
  - from investment income from prior
      period                                                    0               0               0               2          5
                                                     ------------    ------------    ------------    ------------  ---------
Total distributions on GAAP basis (Note 6)                      0              18              70              84         85
                                                     ============    ============    ============    ============  =========
  Source (on cash basis)
  - from sales                                                  0               0               0               0          0
  - from refinancing                                            0               0               0               0          0
  - from operations                                             0              18              70              84         84
  - from cash flow from prior period                            0               0               0               0          1
                                                     ------------    ------------    ------------    ------------  ---------
Total distributions on cash basis (Note 6)                      0              18              70              84         85
                                                     ============    ============    ============    ============  =========
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           5.33%           7.56%           8.44%      8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172        257
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A            100%            100%            100%         99%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.
Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, are not included in the 1994, 1995 and 1996 totals, respectively.
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                             INCOME FUND XIV, LTD.


                                                           1992
                                                          (Note 1)        1993            1994            1995             1996
                                                        ----------    ------------    ------------    -----------     ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266     $  3,999,813
Equity in earnings of joint ventures                            0           1,305          35,480         338,717          459,137
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)               0
Interest income                                                 0          27,874         200,499          50,724           44,089
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)        (246,621)
      Interest expense                                          0               0               0               0                0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)        (340,089)
                                                     ------------       ------------    ------------    ------------     ----------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237        3,916,329
                                                     ============       ============   ============    ============     -----------
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165        3,236,329
                                                     ============       ============    ============    ============    ===========
  - from gain on sale                                           0               0               0               0                0
                                                     ============       ============    ============    ============    ===========
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844        3,706,296
Cash generated from sales (Note 4)                              0               0               0         696,012                0
Cash generated from refinancing                                 0               0               0               0                0
                                                     ------------       ------------    ------------    ------------     ----------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856        3,706,296
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)      (3,706,296)
    - from sale of properties                                   0               0               0               0                0
    - from cash flow from prior period                          0               0               0               0           (6,226)
                                                     ------------       ------------    ------------    ------------    -----------
Cash generated (deficiency) after cash                                                                                      (6,226)
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0                0
    General partners' capital
      contributions                                         1,000               0               0               0                0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0                0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)               0
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)               0
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)          (7,500)
    Return of capital from joint venture                        0               0               0               0                0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)               0
    Increase in other assets                                    0        (444,267)              0               0                0
    Other                                                       0               0               0           5,530                0
                                                     ------------       ------------    ------------    ------------       --------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)         (13,726)
                                                     ============       ============    ============    ============       ========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70               71
                                                     ============       ============    ============    ============        =======
  - from recapture                                              0               0               0               0                0
                                                     ============       ============    ============    ============        =======
Capital gain (loss) (Note 4)                                    0               0               0               0                0
                                                     ============       ============    ============    ============        =======


                                      C-22




TABLE III - CNL INCOME FUND XIV, LTD. (continued)





                                                         1992
                                                       (Note 1)          1993            1994           1995          1996
                                                     ------------    ------------    ------------     --------      -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79       83
  - from capital gain                                           0               0               0               0        0
  - from return of capital                                      0               0               0               0        0
                                                     ------------    ------------    ------------    ------------  ---------
Total distributions on GAAP basis (Note 5)                      0               1              51              79       83
                                                     ============    ============    ============    ============  =========
  Source (on cash basis)
  - from sales                                                  0               0               0               0        0
  - from refinancing                                            0               0               0               0        0
  - from operations                                             0               1              51              79       83
  - from cash flow from prior period                            0               0               0               0        0
                                                     ------------    ------------    ------------    ------------   --------
Total distributions on cash basis (Note 5)                      0               1              51              79       83
                                                     ============    ============    ============    ============   ========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%    8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131      214
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%    100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.
Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                             INCOME FUND XV, LTD.


                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint venture                             0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============




                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66             80
  - from capital gain                                           0               0               0              0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66             80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0              0
  - from refinancing                                            0               0               0              0
  - from operations                                             0              21              66             80
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66             80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7)                                                     0.00%           5.00%           7.25%          8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87            167
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of properties
  retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.
Note 3:  Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.
Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                             INCOME FUND XVI, LTD.


                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Note 5)                         0               0               0         124,305
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Note 5)                                  0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Note 5)                              0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint venture                                 0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 5)                                    0               0               0               0
                                                     ============    ============    ============    ============




                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45          76
  - from capital gain                                           0               0               0           0
  - from investment income from
      prior period                                              0               0               0           0
                                                     ------------    ------------    ------------    ---------
Total distributions on GAAP basis (Note 4)                      0               1              45          76
                                                     ============    ============    ============    ==========
  Source (on cash basis)
  - from sales                                                  0               0               0           0
  - from refinancing                                            0               0               0           0
  - from operations                                             0               1              45          76
                                                     ------------    ------------    ------------    ----------
Total distributions on cash basis (Note 4)                      0               1              45          76
                                                     ============    ============    ============    ==========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.00%       7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46         122
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A            100%            100%         100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.
Note 4: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 5: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                            INCOME FUND XVII, LTD.



                                                   1995
                                                 (Note 1)        1996
                                               ------------    -----------

Gross revenue                                  $          0    $  1,195,263
Equity in earnings from joint venture                     0           4,834
Interest income                                      12,153         244,406
Less: Operating expenses                             (3,493)       (169,536)
      Interest expense                                    0               0
      Depreciation and amortization                    (309)       (179,208)
                                               ------------    ------------
Net income - GAAP basis                               8,351       1,095,759
                                               ============    ============
Taxable income
  - from operations                                  12,153       1,114,964
                                               ============    ============
  - from gain on sale                                     0               0
                                               ============    ============
Cash generated from operations
  (Notes 2 and 3)                                     9,012       1,232,948
Cash generated from sales                                 0               0
Cash generated from refinancing                           0               0
                                               ------------    ------------
Cash generated from operations, sales
  and refinancing                                     9,012       1,232,948
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                       (1,199)       (703,681)
    - from sale of properties                             0               0
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions                                       7,813         529,267
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                     5,696,921      24,303,079
    General partners' capital contri-
      butions                                         1,000               0
    Contributions from minority interest                  0         140,676
    Syndication costs                              (604,348)     (2,407,317)
    Acquisition of land and buildings              (332,928)    (19,735,346)
    Investment in direct financing
      leases                                              0      (1,784,925)
    Investment in joint venture                           0        (201,501)
    Increase in restricted cash                           0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                (347,907)       (326,483)
    Increase in other assets                       (221,282)              0
    Other                                              (410)            410
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 4,198,859         517,860
                                               ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                      36              37
                                               ============    ============
  - from recapture                                        0               0
                                               ============    ============
Capital gain (loss)                                       0               0
                                               ============    ============

                                                    1995
                                                  (Note 1)          1996
                                                ------------    -----------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                 4              23
  - from capital gain                                      0               0
  - from investment income from
      prior period                                         0               0
                                                ------------    ------------
Total distributions on GAAP basis (Note 4)                 0              23
                                                ============    ============
  Source (on cash basis)
  - from sales                                             0               0
  - from refinancing                                       0               0
  - from operations                                        4              23
                                                ------------    ------------
Total distributions on cash basis (Note 4)                 4              23
                                                ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                5.00%           5.50%
Total cumulative cash distributions per
  $1,000 investment from inception                         4              27
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                            N/A             100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through September 30, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.
Note 4: Distributions declared for the quarter ended December 31, 1995 are reflected in the 1996 column due to the payment of such distributions in January 1996. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 are not included in the 1996 totals.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: Certain data for columns representing less than 12 months have been annualized.


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

====================================================================================================

                                                                Selling Price, Net of
                                                         Closing Costs and GAAP Adjustments
                                                 --------------------------------------------------

                                                                  Purchase
                                                Cash               money    Adjustments
                                              received   Mortgage mortgage   resulting
                                               net of    balance   taken       from
                            Date     Date of  closing    at time  back by   application
       Property           Acquired    Sale     costs     of sale  program     of GAAP     Total
====================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA         02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021
  Wendy's -
    Fairfield, CA         07/01/87  10/03/94  1,018,490         0        0            0  1,018,490

CNL Income Fund II, Ltd.
  Golden Corral -
    Salisbury, NC         05/29/87  07/21/93    746,800         0        0            0    746,800
  Pizza Hut -
    Graham, TX            08/24/87  07/28/94    261,628         0        0            0    261,628
  Golden Corral -
    Medina, OH            11/18/87  11/30/94    626,582         0        0            0    626,582

CNL Income Fund IV, Ltd.
  Taco Bell -
    York, PA              03/22/89  04/27/94    712,000         0        0            0    712,000
  Burger King -
    Hastings, MI          08/12/88  12/15/95    518,650         0        0            0    518,650
  Wendy's -
    Tampa, FL             12/30/88  09/20/96  1,049,550         0        0            0  1,049,550

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)  02/28/90  08/25/95          0         0 1,040,000           0  1,040,000
  Ponderosa -
    St. Cloud, FL (6)     06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR        11/02/89  05/24/94    791,211         0        0            0    791,211
  Hardee's -
    Heber Springs, AR     02/13/90  05/24/94    638,270         0        0            0    638,270
  Hardee's -
    Little Canada, MN     11/28/89  06/29/95    899,503         0        0            0    899,503
  Jack in the Box -
    Dallas, TX            06/28/94  12/09/96    982,980         0        0            0    982,980




                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

============================================================================
                                 Cost of Properties
                               Including Closing and
                                     Soft Costs
                          --------------------------------------------------
                                                                  Excess
                                         Total                  (deficiency)
                                     acquisition              of property
                                     cost, capital            operating cash
                           Original  improvements             receipts over
                           mortgage  closing and                  cash
       Property            financing soft costs (1)   Total   expenditures
============================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                  0      $955,000  $955,000       $214,021
  Wendy's -
    Fairfield, CA                  0       861,500   861,500        156,990

CNL Income Fund II, Ltd.
  Golden Corral -
    Salisbury, NC                  0       642,800   642,800        104,000
  Pizza Hut -
    Graham, TX                     0       205,500   205,500         56,128
  Golden Corral -
    Medina, OH                     0       743,000   743,000       (116,418)

CNL Income Fund IV, Ltd.
  Taco Bell -
    York, PA                       0       616,501   616,501         95,499
  Burger King -
    Hastings, MI                   0       419,936   419,936         98,714
  Wendy's -
    Tampa, FL                      0       828,350   828,350        221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)           0       986,418   986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)              0       996,769   996,769        134,243

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                 0       605,500   605,500        185,711
  Hardee's -
    Heber Springs, AR              0       532,893   532,893        105,377
  Hardee's -
    Little Canada, MN              0       821,692   821,692         77,811
  Jack in the Box -
    Dallas, TX                     0       964,437   964,437         18,543

                                      C-31


                                               TABLE V
                                  SALES OR DISPOSALS OF PROPERTIES

=========================================================================================================

                                                                       Selling Price, Net of
                                                                Closing Costs and GAAP Adjustments
                                                           --------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0  1,160,000          0  1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0    240,000          0    240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0        0            0  1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0        0            0    617,035

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0    240,000          0    240,000
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0    220,000          0    220,000
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0  1,353,775          0  1,353,775

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411
  Checkers -
    Richmond, VA                 03/31/94  11/22/96    550,000         0        0            0    550,000

                                      C-32

==================================================================================
                                 Cost of Properties
                               Including Closing and
                                     Soft Costs
                              ---------------------------
                                                                      Excess
                                             Total                  (deficiency)
                                         acquisition              of property
                                         cost, capital            operating cash
                               Original  improvements             receipts over
                               mortgage  closing and                  cash
       Property                financing soft costs (1)   Total   expenditures
==================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         0       560,202   560,202        139,798
  Hardee's -
    St. Paul, MN                       0       742,333   742,333        126,703
  Perkins -
    Florence, SC (3)                   0     1,084,905 1,084,905         75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)               0       233,728   233,728          6,272
  Shoney's -
    Colorado Springs, CO               0       893,739   893,739        151,170
  Hardee's -
    Hartland, MI                       0       841,642   841,642       (224,607)

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                          0       949,199   949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)               0       238,153   238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)               0       215,845   215,845          4,155
  Ponderosa -
    Orlando, FL (6)                    0     1,179,210 1,179,210        174,565

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         0       987,679   987,679         62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                   0       818,850   818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                        0     1,636,643 1,636,643          3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        0       286,411   286,411              0
  Checkers -
    Richmond, VA                       0       413,288   413,288        136,712


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==========================================================================================================

                                                                      Selling Price, Net of
                                                                 Closing Costs and GAAP Adjustments
                                                         ---------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000


==========================================================================================================
                                        Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                   ------------------------------
                                                                        Excess
                                                Total                (deficiency)
                                            acquisition              of property
                                            cost, capital            operating cash
                                  Original  improvements             receipts over
                                  mortgage  closing and                  cash
       Property                   financing soft costs (1)   Total   expenditures
===================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                         0       339,031   339,031              0
  Checkers -
    Dallas, TX                            0       356,981   356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                     0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                     0       672,746   672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                         0       263,221   263,221              0
  Checkers -
    Leavenworth, KS                       0       259,600   259,600              0
  Checkers -
    Knoxville, TN                         0       288,885   288,885              0
  TGI Friday's -
    Woodridge, NJ (7)                     0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                     0       672,746   672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                          0       613,838   613,838        161,162

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.
(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

                                   EXHIBIT D

                             SUBSCRIPTION AGREEMENT

                       CNL AMERICAN PROPERTIES FUND, INC.
-------------------------------------------------------------------------------




                  UP TO 27,500,000 SHARES -- $10.00 PER SHARE
                    MINIMUM PURCHASE -- 250 SHARES ($2,500)
            100 SHARES ($1,000) FOR IRAS, KEOGH, AND QUALIFIED PLANS
               (MINIMUM PURCHASE MAY BE HIGHER IN CERTAIN STATES)





===============================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Financial Advisor. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

  ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR
                         SUBSCRIPTION TO BE PROCESSED.
===============================================================================








     OVERNIGHT PACKAGES:                              REGULAR MAIL PACKAGES:
   Attn:  Investor Services                          Attn:  Investor Services
400 E. South Street, Suite 500                         Post Office Box 1033
   Orlando, Florida  32801                         Orlando, Florida  32802-1033








                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 422-1574 OR (800) 522-3863

     CNL AMERICAN PROPERTIES FUND, INC.
-------------------------------------------------------------------------------

1. --------------- INVESTMENT -------------------------------------------------

This subscription is in the amount of $         for the purchase of
Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
         |_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (SEE PROSPECTUS FOR DETAILS.)

2. --------------- SUBSCRIBER INFORMATION -------------------------------------

Name (1st)
          ----------------------------------Date of Birth (MM/DD/YY)-----------
Name (2nd)
           ---------------------------------Date of Birth (MM/DD/YY)-----------
Address                                   City
        ----------------------------------------------State-------Zip Code ----

Custodian Account No.--------------------------Daytime Phone # (---)-----------

| | U.S. Citizen | | Resident Alien | | Foreign Resident Country ------------- | | Check if Subscriber is a U.S. citizen residing outside the U.S.
                                     Income Tax Filing State ------------------
ALL SUBSCRIBERS: State of Residence of Subscriber/Plan Beneficiary (required)

-------------------------------------------------------------------------------

TAXPAYER IDENTIFICATION NUMBER: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter BOTH the Social Security number and the taxpayer identification number.

  TAXPAYER ID# ------ - ----------        SOCIAL SECURITY # ---- - ---- - -----

3.----------- INVESTOR MAILING ADDRESS ----------------------------------------


For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name --------------------------------------------------------------------------
Address -----------------------------------------------------------------------
City ----------------------------------- State --------- Zip Code -------------
Daytime Phone #(----)-------------------

4.----------- DIRECT DEPOSIT ADDRESS ------------------------------------------

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company -----------------------------------------------------------------------
Address -----------------------------------------------------------------------
City ----------------------------------  State --------- Zip Code -------------
Account No. ---------------------------  Daytime Phone # (----) ---------------

5.---------- FORM OF OWNERSHIP ------------------------------------------------


(Select only one)                                         |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP-all parties must sign (8)
|_| INDIVIDUAL-one signature required (1)                 |_| A MARRIED PERSON/SEPARATE PROPERTY-one signature required (34)
|_| HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two          |_| KEOGH (H.R.10)-trustee signature required (24)
    signatures required (15)                              |_| CUSTODIAN-custodian signature required (33)
|_| TENANTS IN COMMON-two signatures required (9)         |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY-two                           |_| NON-PROFIT ORGANIZATION (12)
    signatures required (31)                              |_| PENSION PLAN-trustee signature(s) required (19)
|_| S-Corporation (22)                                    |_| PROFIT SHARING PLAN-trustee signature(s) required (27)
|_| C-Corporation (5)                                     |_| CUSTODIAN UGMA-STATE of -------- -custodian signature required (16)
|_| IRA-custodian signature required (23)                 |_| CUSTODIAN UTMA-STATE of -------- -custodian signature required (42)
|_| SEP-custodian signature required (38)                 |_| ESTATE-Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                     |_| REVOCABLE GRANTOR TRUST-grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                 |_| IRREVOCABLE TRUST-trustee signature required (21)

|_| SUBSCRIBER elects to have the Shares covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents. There is no annual fee involved for CNL American Properties
      Fund, Inc. investments.


6. ---------- SUBSCRIBER SIGNATURES -------------------------------------------

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X ----------------------------  -------  X ---------------------------  -------
  Signature of 1st Subscriber   Date       Signature of 2nd Subscriber  Date


7. ----------BROKER/DEALER INFORMATION ----------------------------------------

Broker/Dealer NASD Firm Name --------------------------------------------------
Financial Advisor -------------------------------------------------------------
Branch Mail Address -----------------------------------------------------------
City ------------ State ------ Zip Code ------- | | Please check if new address Phone # (----) ----------Fax # (-----) -------- | | Sold CNL before
Shipping Address ---------------- City ---------- State ------- Zip Code ------

| | Telephonic Subscriptions (check here): If the Registered Representative and
    Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

| | Registered Investment Advisor (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X -----------------------------------  -----------  ----------------------------
  Principal, Branch Manager or Other   Date         Print or Type Name of Person
  Authorized Signature                              Signing


X -----------------------------------  -----------  ----------------------------
  Registered Representative/           Date         Print or Type Name of Person
  Investment Advisor Signature                      Signing

Make check payable to: SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.,
                       ESCROW AGENT

Please remit check and     For overnight delivery,
subscription               please send to:
document to:
                                                            For Office Use Only


CNL SECURITIES CORP.       CNL SECURITIES CORP.
Attn: Investor Services    Attn: Investor Services           Sub.# ------------
P.O. Box 1033              400 E. South Street, Suite 500    Admit Date -------
Orlando, FL 32802-1033     Orlando, FL 32801                 Amount -----------
(800) 522-3863             (407) 422-1574                    Region -----------
                           (800) 522-3863

NOTICE TO ALL INVESTORS:

      (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

      (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

      (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.




NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Rules of Fair Practice, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Exhibit C, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

FRANKLIN BANK, N.A.
-------------------------------------------------------------------------------


         FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION: NAME -----------------------------------------------

DISCLAIMER:

           Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

           It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore, your final account balance will depend upon many factors - the amount of your contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments. We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES          IMPORTANT:  Please read before signing.
                    I understand the eligibility requirements for the type of IRA deposit I am making and I state that I do qualify to make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application).
                    I agree to be bound by those terms and conditions. I understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a CNL entity. Within seven (7) days from the date I establish the Individual Retirement Account I may revoke it without penalty by mailing or delivering a written notice to the Custodian.

                    I assume complete responsibility for:

                    1. Determining that I am eligible for an IRA each year I make a contribution.
                    2. Insuring that all contributions I make are within the limits set forth by the tax laws.
                    3. The tax consequences of any contribution (including rollover contributions) and distributions.

           Signature    _______________________________________________
                        Accountholder


                        -------------------------------- ----------------------
                        Authorized Signature Trustee                    Date
DESIGNATION OF
BENEFICIARY(IES):            I designate the individual(s) named below as my
                             primary and contingent Beneficiary(ies) of the IRA.
                             I revoke all prior IRA Beneficiary designations, if any, made by me. I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian. (If you wish to name more than one Beneficiary, attach a list of each Beneficiary's name, social security number, relationship to you and percentage share in this IRA.) If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.

Primary             The following individual(s) shall be my Primary
Beneficiary(ies)    Beneficiary(ies):

                    Name__________________________Social Security #____________
                    Address_______________________Date of Birth________Share___
                    ______________________________Relationship_________________

Contingent         If none of the Primary Beneficiaries survive me, the
Beneficiary(ies)   following individual(s) shall be my Beneficiary(ies):


                   Name___________________________Social Security #____________
                   Address_______________________ Date of Birth_______  Share__
                   _______________________________Relationship_________________

Spousal Consent
                    I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation. I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).



                    -----------------------------    --------------------------
                    Spouse's Signature                Date

-------------------------------------------------------------------------------
              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667

                              INVESTMENT OPTIONS:

|_| I would like to receive information regarding mutual fund investments. |_| I would like to receive information regarding money market accounts.

Note: Franklin Bank, N.A. may consider other investment options for your IRA.
      Please provide the following information on your options.

Fund Name ___________________________________________________________________

Sponsor Name ________________________________________________________________

Address _____________________________________________________________________

Account No._____________________ Telephone # ________________________________


Registered Representative information:

Registered Representative's Name ____________________________________________

Company _____________________________________________________________________

Address _____________________________________________________________________

Telephone # _________________________________________________________________

                                   EXHIBIT E

                      PRO FORMA ESTIMATE OF TAXABLE INCOME
                        BEFORE DIVIDENDS PAID DEDUCTION

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                       CNL AMERICAN PROPERTIES FUND, INC.
   GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JANUARY 1, 1997
                             THROUGH APRIL 2, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


         The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from January 1, 1997 through April 2, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                     Jack in the Box           Jack in the Box         Jack in the Box         Jack in the Box
                                 Los Angeles, CA (7)(8)     Las Vegas, NV (7)(8)      Moscow, ID (7)(8)       Kent #1, WA (7)(8)
                                 ----------------------     --------------------      -----------------       ------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $  143,272                 $  127,954               $   93,358              $  129,137
Interest Income (2)                            -                          -                        -                       -
                                       ----------                 ----------               ----------              ----------
    Total Revenues                        143,272                    127,954                   93,358                 129,137
                                       ----------                 ----------               ----------              ----------

Asset Management Fees (3)                  (8,381)                    (7,484)                  (5,459)                 (7,553)
Mortgage Management Fee (4)                    -                          -                        -                       -
General and Administrative
  Expenses (5)                             (8,883)                    (7,933)                  (5,788)                 (8,006)
                                       ----------                 ----------               ----------              ----------
    Total Operating Expenses              (17,264)                   (15,417)                 (11,247)                (15,559)
                                       ----------                 ----------               ----------              ----------

Estimated Cash Available from
  Operations                              126,008                    112,537                   82,111                 113,578

Depreciation and Amortization
  Expense (6)                             (14,548)                   (15,187)                 (19,077)                (15,280)
                                       ----------                 ----------                ----------             ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $  111,460                 $   97,350               $   63,034              $   98,298
                                       ==========                 ==========               ==========              ==========

                                 SEE FOOTNOTES

                                         Jack in the Box          Jack in the Box                 Shoney's
                                       Hollister, CA (7)(8)     Kingsburg, CA (7)(8)    Indian Harbour Beach, FL (7)
                                       --------------------     --------------------    ----------------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                              $  108,836              $  102,610                $   71,504
Interest Income (2)                                -                       -                         -
                                           ----------              ----------                ----------
    Total Revenues                            108,836                 102,610                    71,504
                                           ----------              ----------                ----------

Asset Management Fees (3)                      (6,365)                 (6,000)                   (3,857)
Mortgage Management Fee (4)                        -                       -                         -
General and Administrative
  Expenses (5)                                 (6,748)                 (6,362)                   (4,433)
                                           ----------              ----------                ----------
    Total Operating Expenses                  (13,113)                (12,362)                   (8,290)
                                           ----------              ----------                ----------

Estimated Cash Available from
  Operations                                   95,723                  90,248                    63,214

Depreciation and Amortization
  Expense (6)                                 (15,019)                (16,464)                  (12,156)
                                           ----------              ----------                ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $   80,704              $   73,784                $   51,058
                                           ==========              ==========                ==========

                                 SEE FOOTNOTES

                                      Jack in the Box        Jack in the Box      Golden Corral       Burger King
                                     Murrieta, CA (7)(8)    Humble, TX (7)(8)   Winchester, KY (7)    Kent #2, OH
                                     -------------------    -----------------   ------------------    -----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                            $   97,630              $   94,696        $  126,063          $   89,688
Interest Income (2)                              -                       -                 -                   -
                                         ----------              ----------        ----------          ----------
    Total Revenues                           97,630                  94,696           126,063              89,688
                                         ----------              ----------        ----------          ----------

Asset Management Fees (3)                    (5,709)                 (5,294)           (6,904)             (5,237)
Mortgage Management Fee (4)                      -                       -                 -                   -
General and Administrative
  Expenses (5)                               (6,053)                 (5,871)           (7,816)             (5,561)
                                         ----------              ----------        ----------          ----------
    Total Operating Expenses                (11,762)                (11,165)          (14,720)            (10,798)
                                         ----------              ----------        ----------          ----------

Estimated Cash Available from
  Operations                                 85,868                  83,531           111,343              78,890

Depreciation and Amortization
  Expense (6)                               (15,822)                (16,083)          (23,332)            (17,602)
                                         ----------              ----------        ----------          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company               $   70,046              $   67,448        $   88,011          $   61,288
                                         ==========              ==========        ==========          ==========

                                 SEE FOOTNOTES


                                           Burger King             Denny's          Jack in the Box           Jack in the Box
                                      Chattanooga, TN (7)(9)    Tampa, FL (7)     Palmdale, CA (7)(8)      Houston #3, TX (7)(8)
                                      ----------------------    -------------     -------------------      ---------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                              $  127,158            $  110,291           $  115,338                $   88,328
Interest Income (2)                                -                     -                    -                         -
                                           ----------            ----------           ----------                ----------
    Total Revenues                            127,158               110,291              115,338                    88,328
                                           ----------            ----------           ----------                ----------

Asset Management Fees (3)                      (6,662)               (6,203)              (6,745)                   (5,164)
Mortgage Management Fee (4)                        -                     -                    -                         -
General and Administrative
  Expenses (5)                                 (7,884)               (6,838)              (7,151)                   (5,476)
                                           ----------            ----------           ----------                ----------
                                              (14,546)              (13,041)             (13,896)                  (10,640)
                                           ----------            ----------           ----------                ----------

Estimated Cash Available from
  Operations                                  112,612                97,250              101,442                    77,688

Depreciation and Amortization
  Expense (6)                                 (12,122)              (17,818)             (14,329)                  (13,923)
                                           ----------            ----------           ----------                ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $  100,490            $   79,432           $   87,113                $   63,765
                                           ==========            ==========           ==========                ==========


                                 SEE FOOTNOTES

                                         Golden Corral         Jack in the Box        Black-eyed Pea     Black-eyed Pea
                                       Hopkinsville, KY     Houston #4, TX (7)(8)    Bedford, TX (10)    Dallas, TX (10)
                                       ----------------     ---------------------    ----------------    ---------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $  141,912            $   92,859              $   79,560         $   75,182
Interest Income (2)                               -                     -                       -                  -
                                          ----------            ----------              ----------         ----------
  Total Revenues                             141,912                92,859                  79,560             75,182
                                          ----------            ----------              ----------         ----------

Asset Management Fees (3)                     (7,518)               (5,430)                 (3,716)            (3,716)
Mortgage Management Fee (4)                       -                     -                       -                  -
General and Administrative
  Expenses (5)                                (8,799)               (5,757)                 (4,933)            (4,661)
                                          ----------            ----------              ----------         ----------
    Total Operating Expenses                 (16,317)              (11,187)                 (8,649)            (8,377)
                                          ----------            ----------              ----------         ----------

Estimated Cash Available from
  Operations                                 125,595                81,672                  70,911             66,805

Depreciation and Amortization
  Expense (6)                                (22,573)              (13,833)                (16,731)           (16,731)
                                          ----------            ----------              ----------         ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $  103,022            $   67,839              $   54,180         $   50,074
                                          ==========            ==========              ==========         ==========

                                 SEE FOOTNOTES

                                         Black-eyed Pea        Black-eyed Pea       Eight Pizza Hut     Jack in the Box
                                       Fort Worth, TX (10)    Oklahoma City, OK        Properties      Oxnard, CA (7)(8)
                                       -------------------    -----------------     ---------------    -----------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                            $   84,305             $   81,660            $  165,440           $  127,647
Interest Income (2)                              -                      -                437,918                   -
                                         ----------             ----------            ----------           ----------
  Total Revenues                             84,305                 81,660               603,358              127,647
                                         ----------             ----------            ----------           ----------

Asset Management Fees (3)                    (3,716)                (3,696)               (9,454)              (7,466)
Mortgage Management Fee (4)                      -                      -                (25,200)                  -
General and Administrative
  Expenses (5)                               (5,227)                (5,063)              (37,408)              (7,914)
                                         ----------             ----------            ----------           ----------
    Total Operating Expenses                 (8,943)                (8,759)              (72,062)             (15,380)
                                         ----------             ----------            ----------           ----------

Estimated Cash Available from
  Operations                                 75,362                 72,901               531,296              112,267

Depreciation and Amortization
  Expense (6)                               (16,731)               (16,642)              (11,340)             (16,227)
                                         ----------             ----------            ----------           ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company               $   58,631             $   56,259            $  519,956           $   96,040
                                         ==========             ==========            ==========           ==========


                                 SEE FOOTNOTES

                                              Bennigan's         Boston Market          Boston Market          Boston Market
                                            Arvada #1, CO      Cedar Park, TX(7)    Collinsville, IL (7)   Taylorsville, UT (7)
                                            -------------      -----------------    --------------------   --------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $  198,076            $   86,068            $   82,570             $  135,934
Interest Income (2)                                  -                     -                     -                      -
                                             ----------            ----------            ----------             ----------
  Total Revenues                                198,076                86,068                82,570                135,934
                                             ----------            ----------            ----------             ----------

Asset Management Fees (3)                       (11,442)               (4,922)               (4,722)                (7,780)
Mortgage Management Fee (4)                          -                     -                     -                      -
General and Administrative
  Expenses (5)                                  (12,281)               (5,336)               (5,119)                (8,428)
                                             ----------            ----------            ----------             ----------
    Total Operating Expenses                    (23,723)              (10,258)               (9,841)               (16,208)
                                             ----------            ----------            ----------             ----------

Estimated Cash Available from
  Operations                                    174,353                75,810                72,729                119,726

Depreciation and Amortization
  Expense (6)                                   (33,275)               (8,277)               (9,537)               (13,026)
                                             ----------            ----------            ----------             ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $  141,078            $   67,533            $   63,192             $  106,700
                                             ==========            ==========            ==========             ==========

                                 SEE FOOTNOTES

                                            Burger King
                                        Ooltewah, TN (7)(9)      Total
                                        -------------------    ---------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                              $  132,541          $3,109,617
Interest Income (2)                                -              437,918
                                           ----------          ----------
  Total Revenues                              132,541           3,547,535
                                           ----------          ----------

Asset Management Fees (3)                      (7,205)           (173,800)
Mortgage Management Fee (4)                        -              (25,200)
General and Administrative
  Expenses (5)                                 (8,218)           (219,947)
                                           ----------          ----------
    Total Operating Expenses                  (15,423)           (418,947)
                                           ----------          ----------

Estimated Cash Available from
  Operations                                  117,118           3,128,588

Depreciation and Amortization
  Expense (6)                                 (18,642)           (452,327)
                                           ----------          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $   98,476          $2,676,261
                                           ==========          ==========

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $4,200,000, collateralized by building improvements located on the Eight Pizza Hut Properties and three additional Pizza Hut properties. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997. Amount does not include $21,000 of loan commitment fees and $21,000 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. Acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

         Property                            Estimated Final Completion Date
         --------                            -------------------------------
         Los Angeles Property                July 6, 1997
         Las Vegas Property                  July 6, 1997
         Moscow Property                     July 21, 1997
         Kent #1 Property                    July 21, 1997
         Hollister Property                  July 21, 1997
         Kingsburg Property                  July 21, 1997
         Indian Harbour Beach Property       July 23, 1997
         Murrieta Property                   July 30, 1997
         Humble Property                     August 2, 1997
         Winchester Property                 August 2, 1997
         Chattanooga Property                June 24, 1997
         Tampa Property                      August 10, 1997
         Palmdale Property                   August 10, 1997
         Houston #3 Property                 August 10, 1997
         Houston #4 Property                 September 14, 1997
         Oxnard Property                     September 28, 1997
         Cedar Park Property                 September 29, 1997
         Collinsville Property               September 29, 1997
         Taylorsville Property               September 29, 1997
         Ooltewah Property                   July 31, 1997

(8) The lessee of the Los Angeles, Las Vegas, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale, Houston #3, Houston #4 and Oxnard Properties is the same unaffiliated lessee.

(9) The lessee of the Chattanooga and Ooltewah Properties is the same unaffiliated lessee.

(10) The lessee of the Bedford, Dallas, and Forth Worth Properties is the same unaffiliated lessee.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 35. Financial Statements and Exhibits.

                  (a)      Financial Statements:

                  The following financial statements are included in the Prospectus.

                  (1)      Pro Forma Consolidated Balance Sheet as of
                           December 31, 1996

                  (2) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996

                  (3) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 1996

                  (4) Report of Independent Accountants for CNL American Properties Fund, Inc.

                  (5)      Consolidated Balance Sheets at December 31,
                           1996 and 1995

                  (6) Consolidated Statements of Earnings for the years ended December 31, 1996 and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994

                  (7) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996 and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994

                  (8) Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994

                  (9) Notes to Consolidated Financial Statements for the years ended December 31, 1996 and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994

                  (10) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996

                  (11) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996

                  (12) Schedule IV - Mortgage Loans on Real Estate as of December 31, 1996

                  (13) Notes to Schedule IV - Mortgage Loans on Real Estate as of December 31, 1996


                  (14) Pro Forma Consolidated Balance Sheet as of September 30, 1997

                  (15) Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 1997


                  (16) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996


                  (17) Notes to Pro Forma Consolidated Financial Statements for the nine months ended
                           September 30, 1997 and the year ended
                           December 31, 1996

                  (18) Condensed Consolidated Balance Sheets as of September 30, 1997 and December 31, 1996


                  (19) Condensed Consolidated Statements of Earnings for the nine months ended September 30, 1997 and 1996

                  (20)     Condensed Consolidated Statements of
                           Stockholders' Equity for the nine months ended September 30, 1997 and the year ended December 31, 1996

                  (21) Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996

                  (22) Notes to Condensed Consolidated Financial Statements for the nine months ended
                           September 30, 1997 and 1996

                  All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

                  (b)      Exhibits:

                *1.1       Form of Managing Dealer Agreement

                *1.2       Form of Participating Broker Agreement

                 3.1 CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Included as
                           Exhibit 3.4 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

                 3.2 CNL American Properties Fund, Inc. Bylaws (Included as Exhibit 3.5 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

                *3.3 CNL American Properties Fund, Inc. Articles of Amendment dated May 8, 1997

                 3.4 CNL American Properties Fund, Inc. Amended and Restated Bylaws (Included as Exhibit 3.2 to Registration Statement No. 333-37657 on Form S-11 and incorporated herein by reference.)

                 4.1 CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Included as
                           Exhibit 3.4 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

                 4.2 CNL American Properties Fund, Inc. Bylaws (Included as Exhibit 3.5 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

                 4.3 Form of Amended Reinvestment Plan (Included as Exhibit A in the Prospectus and incorporated herein by reference.)

                 4.4 Form of Stock Certificate (Included as Exhibit 4.5 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

                 4.5 CNL American Properties Fund, Inc. Articles of Amendment dated May 8, 1997 (Previously filed as
                           Exhibit 3.3 and incorporated herein by reference.)

                 4.6 CNL American Properties Fund, Inc. Amended and Restated Bylaws (Included as Exhibit 3.2 to Registration Statement No. 333-37657 on Form S-11 and incorporated herein by reference.)

                *5.1 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by CNL American Properties Fund, Inc.

                *8.1 Opinion of Shaw, Pittman, Potts & Trowbridge regarding certain material tax issues relating to CNL American Properties Fund, Inc.


               *10.1 Form of Escrow Agreement between CNL American Properties Fund, Inc. and South Trust Asset Management Company of Florida, N.A.

                10.2 Advisory Agreement (Included as Exhibit 10.15 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)


 *Previously filed.

               *10.3       Form of Joint Venture Agreement

               *10.4       Form of Indemnification and Put Agreement

               *10.5       Form of Unconditional Guarantee of Payment and
                           Performance

               *10.6       Form of Purchase Agreement

               *10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease

                10.8 Form of Amended Reinvestment Plan (Included in the prospectus as Exhibit A and incorporated herein by reference.)

               *10.9 Form of Indemnification Agreement dated as of April 18, 1995 between CNL American Properties Fund, Inc. and each of James M. Seneff, Jr., Robert A. Bourne,
                           G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, John T. Walker, Jeanne A. Wall, Lynn E. Rose and Edgar J. McDougall and dated as of January 27, 1997 between CNL American Properties Fund, Inc. and Steven D. Shackelford

               *10.10      Advisory Agreement dated April 18, 1997

                23.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated January 20, 1998 (Filed herewith.)

                23.2 Consent of Shaw, Pittman, Potts & Trowbridge (Previously included in its opinion filed as Exhibit 5.1.)



*Previously filed.

                                    TABLE VI
                     ACQUISITION OF PROPERTIES BY PROGRAMS

              Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships sponsored by Affiliates of the Company through June 30, 1997. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund,               Fund II,             Fund III,            Fund IV,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                      (Note 2)             (Note 3)             (Note 4)             (Note 5)

                                                                              AZ,CA,FL,GA,         AL,DC,FL,GA,
                                                         AL,AZ,CO,FL,         IA,IL,IN,KS,         IL,IN,KS,MA,
                                    AL,AZ,CA,FL,         GA,IL,IN,LA,         KY,MD,MI,MN,         MD,MI,MS,NC,
                                    GA,LA,MD,OK,         MI,MN,MO,NC,         MO,NC,NE,OK,         OH,PA,TN,TX,
Locations                           TX,VA                NM,OH,TX,WY          TX                   VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          20 units             44 units             33 units             45 units
  total square feet
  of units                            67,645 s/f          157,461 s/f          138,102 s/f          159,196 s/f


Dates of purchase                      6/17/86 -             2/11/87-            10/04/87-             6/24/88-
                                        12/17/87              6/11/97              6/11/97             12/31/96


Cash down payment (Note 1)           $12,296,264          $23,683,368          $20,909,969          $27,611,441


Contract purchase price
  plus acquisition fee               $12,222,062          $23,524,561          $20,788,872          $27,506,106


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                             74,202              158,807              121,097              105,335
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $12,296,264          $23,683,368          $20,909,969          $27,611,441
                                     ===========          ===========          ===========          ===========


Note 1: This amount was derived from capital contributions from partners and net sales proceeds reinvested in other properties.

Note 2: The partnership owns a 50% interest in three separate joint ventures which each own a restaurant property.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 4: The partnership owns a 73.4% and 69.07% interest in two separate joint ventures. Each joint venture owns one restaurant property.

Note 5: The partnership owns a 51%, 26.6%, 57%, 96.1% and 68.87% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53.68% interest in one restaurant property held as tenants-in-common with affiliates.




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund V,             Fund VI,             Fund VII,           Fund VIII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           -----------
                                      (Note 6)             (Note 7)             (Note 8)             (Note 9)

                                                         AR,AZ,FL,GA,
                                    FL,GA,IL,IN,         IN,MA,MI,MN,         AZ,CO,FL,GA,
                                    MI,NH,NY,OH,         NC,NE,NM,NY,         IN,LA,MI,MN,         AZ,FL,IN,LA,
                                    SC,TN,TX,UT,         OH,OK,PA,TN,         OH,SC,TN,TX,         MI,MN,NC,NY,
Locations                           WA                   TX,VA,WY             UT,WA                OH,TN,TX,VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          30 units             48 units             47 units             42 units
  total square feet
  of units                           117,652 s/f          186,888 s/f          166,648 s/f          179,885 s/f


Dates of purchase                       2/06/89-             7/13/89-             3/30/90-             9/13/90-
                                         1/05/90              6/11/97               2/5/97              5/31/96


Cash down payment (Note 1)           $22,113,522          $34,073,497          $28,968,733          $31,985,071


Contract purchase price
  plus acquisition fee               $21,706,859          $33,528,770          $28,296,750          $31,450,507


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            406,663              544,727              671,983              534,564
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $22,113,522          $34,073,497          $28,968,733          $31,985,071
                                     ===========          ===========          ===========          ===========


Note 6: The partnership owns a 43%, 49% and 66.5% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 7: The partnership owns a 3.9%, 14.5%, 36% and a 66.14% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67% and a 17.93% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns a 51%, 83.3%, 4.79%, 18%, and 79% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns a 85.5%, 87.68%, 36.8% and a 12% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                      Fund IX,              Fund X,             Fund XI,             Fund XII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                     (Note 10)            (Note 11)            (Note 12)            (Note 13)
                                                                              AL,AZ,CA,CO,
                                                         AL,CA,CO,FL,         CT,FL,KS,LA,
                                    AL,FL,GA,IL,         ID,IL,LA,MI,         MA,MI,MS,NC,         AL,AZ,CA,FL,
                                    IN,LA,MI,MN,         MO,MT,NC,NH,         NH,NM,OH,OK,         GA,LA,MO,MS,
                                    MS,NC,NH,NY,         NM,NY,OH,PA,         PA,SC,TX,VA,         NC,NM,OH,SC,
Locations                           OH,SC,TN,TX          SC,TN,TX             WA                   TN,TX,WA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          42 units             49 units             40 units             49 units
  total square feet
  of units                           180,843 s/f          203,466 s/f          176,062 s/f          206,865 s/f


Dates of purchase                       5/31/91-            10/01/91-             5/18/92-            11/20/92-
                                        12/12/96              1/24/96              1/28/97              5/31/96


Cash down payment (Note 1)           $31,763,146          $36,036,814          $36,245,591          $40,840,795


Contract purchase price
  plus acquisition fee               $31,016,376          $35,320,865          $35,644,633          $40,339,796


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            746,770              715,949              600,958              500,999
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $31,763,146          $36,036,814          $36,245,591          $40,840,795
                                     ===========          ===========          ===========          ===========


Note 10: The partnership owns a 50%, 45.2% and 27.3% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each.

Note 11: The partnership owns a 50%, 88.3%, 40.95% and 10.5% interest in four separate joint ventures. Three of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13.37% interest in one restaurant property held as tenants-in-common with affiliates.

Note 12: The partnership owns a 62.2%, 77.33%, 85% and 76.6% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.5% interest in one restaurant property held as a tenants-in-common with an affiliate.

Note 13: The partnership owns a 31.13%, 59.05%, 18.61% and 88% interest in four separate joint ventures. Each joint venture owns one restaurant property.



                                     CNL Income           CNL Income           CNL Income           CNL Income
                                     Fund XIII,            Fund XIV,            Fund XV,             Fund XVI,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                     (Note 14)            (Note 15)            (Note 16)            (Note 17)

                                    AL,AR,AZ,CA,         AL,AZ,CO,FL,         AL,CA,FL,GA,         AZ,CA,CO,DC,
                                    CO,FL,GA,IN,         GA,KS,LA,MN,         KS,KY,MN,MO,         FL,GA,ID,IN,
                                    KS,LA,MD,NC,         MO,MS,NC,NJ,         MS,NC,NJ,NM,         KS,MN,MO,NC,
                                    OH,PA,SC,TN,         NV,OH,SC,TN,         OH,OK,PA,SC,         NM,NV,OH,TN,
Locations                           TX,VA                TX,VA                TN,TX,VA             TX,UT,WI

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          49 units             62 units             54 units             44 units
  total square feet
  of units                           159,378 s/f          184,689 s/f          166,249 s/f          169,867 s/f


Dates of purchase                       5/18/93-             9/27/93-             4/28/94-            10/21/94-
                                         1/28/97              1/10/97              1/10/97             10/04/96


Cash down payment (Note 1)           $35,455,235          $42,392,436          $38,227,474          $40,197,565


Contract purchase price
  plus acquisition fee               $35,087,109          $41,961,701          $37,834,633          $39,805,020


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            368,126              430,735              392,841              392,545
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $35,455,235          $42,392,436          $38,227,474          $40,197,565
                                     ===========          ===========          ===========          ===========


Note 14: The partnership owns a 50% and 28% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13% and a 63.03% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in two separate joint ventures and a 72% interest in one joint venture. Two of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns six restaurant properties. In addition, the partnership owns a 15.02% interest in one restaurant property held as tenants-in-common with affiliates.

Note 17: The partnership owns a 80.27% interest in one restaurant property held as tenants-in-common with an affiliate.

                                     CNL Income           CNL Income
                                     Fund XVII,           Fund XVIII,
                                        Ltd.                 Ltd.
                                     ----------           -----------
                                     (Note 18)


                                    CA,FL,GA,IL,         CA,GA,KY,MD,
                                    IN,MI,NC,NV,         MN,NC,NV,OH,
Locations                           OH,SC,TN,TX          TN,TX

Type of property                     Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          27 units             17 units
  total square feet
  of units                           113,774 s/f           84,401 s/f


Dates of purchase                     12/20/95 -           12/27/96 -
                                          2/5/97              5/21/97


Cash down payment (Note 1)           $24,443,059          $18,411,910


Contract purchase price
  plus acquisition fee               $24,406,400          $18,359,382


Other cash expenditures
  expensed                                   -                    -


Other cash expenditures
  capitalized                             36,659               52,528
                                     -----------          -----------

Total acquisition cost
  (Note 1)                           $24,443,059          $18,411,910
                                     ===========          ===========



Note 18: The partnership owns an 80% and 21% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.73%, 27.5% and 36.97% interest in three restaurant properties held separately as tenants-in-common with affiliates.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this PostEffective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 20th day of January, 1998.



                                      CNL AMERICAN PROPERTIES FUND, INC.
                                      (Registrant)


                                      By: /s/JAMES M. SENEFF, JR.
                                        ---------------------------------
                                          JAMES M. SENEFF, JR.,
                                          Chairman of the Board and
                                          Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




     Signature                         Title                   Date



/s/ James M. Seneff, Jr.    Chairman of the Board and        January 20, 1998
-----------------------     Chief Executive Officer
JAMES M. SENEFF, JR.        (Principal Executive Officer)


/s/ Robert A. Bourne        Director and President           January 20, 1998
--------------------
ROBERT A. BOURNE


/s/ Steven D. Shackelford   Chief Financial Officer          January 20, 1998
------------------------    (Principal Financial Officer)
STEVEN D. SHACKELFORD


/s/ G. Richard Hostetter    Independent Director             January 20, 1998
----------------------
G. RICHARD HOSTETTER


/s/ J. Joseph Kruse         Independent Director             January 20, 1998
------------------
J. JOSEPH KRUSE


/s/ Richard C. Huseman      Independent Director             January 20, 1998
---------------------
RICHARD C. HUSEMAN

                                 EXHIBIT INDEX

Exhibit Number                                                                 Page
       *1.1                Form of Managing Dealer Agreement

       *1.2                Form of Participating Broker Agreement

        3.1                CNL American Properties Fund, Inc. Amended and
                           Restated Articles of Incorporation (Included as
                           Exhibit 3.4 to Registration Statement No. 33-78790 on
                           Form S-11 and incorporated herein by reference.)

        3.2 CNL American Properties Fund, Inc. Bylaws (Included as Exhibit 3.5 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

        3.3                CNL American Properties Fund, Inc. Articles of
                           Amendment dated May 8, 1997

        3.4                CNL American Properties Fund, Inc. Amended and
                           Restated Bylaws (Included as Exhibit 3.2 to
                           Registration Statement No. 333-37657 on Form S-11 and incorporated herein by reference.)

        4.1                CNL American Properties Fund, Inc. Amended and
                           Restated Articles of Incorporation (Included as
                           Exhibit 3.4 to Registration Statement No. 33-78790 on
                           Form S-11 and incorporated herein by reference.)

        4.2 CNL American Properties Fund, Inc. Bylaws (Included as Exhibit 3.5 to Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

        4.3                Form of Amended Reinvestment Plan (Included as
                           Exhibit A in the Prospectus and incorporated herein by reference.)

        4.4                Form of Stock Certificate (Included as Exhibit 4.5 to
                           Registration Statement No. 33-78790 on Form S-11 and incorporated herein by reference.)

        4.5                CNL American Properties Fund, Inc. Articles of
                           Amendment dated May 8, 1997 (Previously filed as
                           Exhibit 3.3 and incorporated herein by reference.)

        4.6                CNL American Properties Fund, Inc. Amended and
                           Restated Bylaws (Included as Exhibit 3.2 to
                           Registration Statement No. 333-37657 on Form S-11 and incorporated herein by reference.)

       *5.1 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by CNL American Properties Fund, Inc.

       *8.1 Opinion of Shaw, Pittman, Potts & Trowbridge regarding certain material tax issues relating to CNL
                           American Properties Fund, Inc.

      *10.1                Form of Escrow Agreement between CNL American
                           Properties Fund, Inc. and South Trust Asset
                           Management Company of Florida, N.A.



*Previously filed.

                                 EXHIBIT INDEX

Exhibit Number                                                             Page
       10.2                Advisory Agreement (Included as Exhibit 10.15 to
                           Registration Statement No. 33-78790 on Form S-11 and
                           incorporated herein by reference.)

      *10.3                Form of Joint Venture Agreement

      *10.4                Form of Indemnification and Put Agreement

      *10.5                Form of Unconditional Guarantee of Payment and Performance

      *10.6                Form of Purchase Agreement

      *10.7                Form of Lease Agreement including Rent Addendum,
                           Construction Addendum and Memorandum of Lease

       10.8 Form of Amended Reinvestment Plan (Included in the prospectus as Exhibit A and incorporated herein by reference.)

      *10.9                Form of Indemnification Agreement dated as of April
                           18, 1995 between CNL American Properties Fund, Inc.
                           and each of James M. Seneff, Jr., Robert A. Bourne,
                           G. Richard Hostetter, J. Joseph Kruse, Richard C.
                           Huseman, John T. Walker, Jeanne A. Wall, Lynn E. Rose and Edgar J. McDougall and dated as of January 27, 1997 between CNL American Properties Fund, Inc. and
                           Steven D. Shackelford

      *10.10               Advisory Agreement dated April 18, 1997

       23.1                Consent of Coopers & Lybrand L.L.P., Certified Public
                           Accountants, dated  January 20, 1998 (Filed herewith.)

       23.2                Consent of Shaw, Pittman, Potts & Trowbridge
                           (Previously included in its opinion filed as Exhibit
                           5.1.)




*Previously filed.

                                       ii